PROSPECTUS SUPPLEMENT                                          [GRAPHIC OMITTED]
(To Prospectus dated December 18, 2003)

                           $497,253,110 (Approximate)

                 Chase Mortgage Finance Trust, Series 2003-S15
                                     Issuer

                       Chase Mortgage Finance Corporation
                                     Seller

                      Chase Manhattan Mortgage Corporation
                                    Servicer

        Multi-Class Mortgage Pass-Through Certificates, Series 2003-S15


|------------------------------------------|      Chase Mortgage Finance Trust, Series 2003-S15 will
|    Investing in these certificates       |      issue thirty-two classes of certificates, of which
|    involves risks.  You should not       |      twenty-nine classes are offered by this prospectus
|    purchase these certificates unless    |      supplement and the accompanying prospectus. The table
|    you fully understand their risks      |      on page S-3 identifies the various classes and
|    and structure.  See "Risk Factors"    |      specifies certain characteristics of each class,
|    beginning on page S-9 of this         |      including each class's initial principal balance (or
|    prospectus supplement and page 4 of   |      notional amount), interest rate and rating.
|    the prospectus.                       |
|                                          |      The trust fund will consist primarily of a pool of
|    Neither these certificates nor the    |      fixed rate one- to four-family first lien residential
|    underlying mortgage loans are         |      mortgage loans. We will divide the mortgage pool into
|    obligations of Chase Mortgage         |      two groups: one group will consist of mortgage loans
|    Finance Corporation, Chase            |      which had net mortgage rates ranging from 5.974% to
|    Manhattan Mortgage Corporation or     |      6.724% and the other group will consist of mortgage
|    any of their affiliates.  These       |      loans which have net mortgage rates ranging from
|    certificates are not insured or       |      4.849% to 5.974%. Each group will consist of mortgage
|    guaranteed by any governmental        |      loans which had original terms to stated maturity of
|    agency or other entity other than     |      up to approximately 30 years.
|    by MBIA Insurance Corporation with    |
|    respect to the Class IIA-1            |      The underwriter, UBS Securities LLC, will purchase
|    Certificates only.                    |      the offered certificates from Chase Mortgage Finance
|------------------------------------------|      Corporation and will offer them to the public at
                                                  negotiated prices determined at the time of sale.
                                                  Edward D. Jones & Co., L.P., as dealer, will assist
                                                  the underwriter in offering the Class IIA-1
                                                  Certificates to purchasers. Chase Mortgage Finance
                                                  Corporation will receive proceeds of approximately
                                                  $501,412,815, plus accrued interest, before deducting
                                                  expenses, which are estimated at $520,000. The
                                                  underwriter expects to deliver the offered
                                                  certificates to investors on or about December 22,
                                                  2003.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.


UBS Investment Bank                                 Edward D. Jones & Co., L.P.


          The date of this Prospectus Supplement is December 19, 2003.

                 Important Notice about the Information in this
                    Prospectus Supplement and the Prospectus


   Information about the offered certificates is contained in (a) the prospectus, which provides general information, some of which may not apply to the offered certificates, and (b) this prospectus supplement, which describes the specific terms of the offered certificates.

   This prospectus supplement and the prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where those sections are located. In addition, an index of defined terms can be found beginning on page S-95 of this prospectus supplement and on page 75 of the prospectus.

   In this prospectus supplement, the terms "Seller," "we," "us" and "our" refer to Chase Mortgage Finance Corporation.

                               TABLE OF CONTENTS

THE SERIES 2003-S15 CERTIFICATES ........................................    S-3
SUMMARY INFORMATION .....................................................    S-4
 The Trust Fund .........................................................    S-4
 Principal Parties ......................................................    S-4
 Cut-off Date ...........................................................    S-4
 Closing Date ...........................................................    S-4
 Forms of Certificates; Denominations ...................................    S-4
 Description of the Certificates ........................................    S-4
 The Mortgage Pool ......................................................    S-5
 Distributions on the Certificates ......................................    S-6
 Credit Enhancement .....................................................    S-6
 Optional Termination ...................................................    S-7
 Legal Investment .......................................................    S-7
 Federal Income Tax Consequences ........................................    S-7
 ERISA Considerations ...................................................    S-8
 Ratings ................................................................    S-8
RISK FACTORS ............................................................    S-9
 Forward-Looking Statements .............................................    S-9
 Prepayments May Adversely Affect Yield .................................    S-9
 Attempted Recharacterization of the Transfer from Chase Manhattan
   Mortgage Corporation to Chase Mortgage Finance Corporation and from
   Chase Mortgage Finance Corporation to the Trust Fund Could Delay or
   Reduce Payments to You ...............................................   S-10
 Failure of the Servicer to Perform or the Insolvency of the Servicer
   May Adversely Affect Distributions on Certificates ...................   S-10
 Subordination of Subordinated Certificates and the Class IIA-16
   Certificates Increases Risk of Loss to Such Classes ..................   S-11
 Subordinated Certificates Provide Subordination for Both Mortgage
   Groups ...............................................................   S-11
 Geographic Concentration of the Mortgaged Properties May Increase Risk
   of Loss ..............................................................   S-11
 Recent Developments May Increase Risk of Loss on the Mortgage Loans ....   S-11
 The Class A-R Certificate Has Tax Implications that are Different than
   the Other Certificates ...............................................   S-12
 Certificates May Not Be Appropriate for Individual Investors ...........   S-13
 Distributions of Principal on the Class IIA-1 Certificates Will be Made
   to Different Holders at Different Times ..............................   S-13
THE MORTGAGE POOL .......................................................   S-15
 General ................................................................   S-15
 Representations and Warranties .........................................   S-15
 Mortgage Loans .........................................................   S-15
PREPAYMENT AND YIELD CONSIDERATIONS .....................................   S-35
 Yield Considerations with Respect to the Class IIA-11 Certificates .....   S-49
 Yield Considerations with Respect to the Class IIA-14 Certificates .....   S-50
 Yield Considerations with Respect to the Class IA-X Certificates .......   S-51

 Yield Considerations with Respect to the Class IIA-X Certificates ......   S-52
 Yield Considerations with Respect to the Class A-P Certificates ........   S-53
CHASE MANHATTAN MORTGAGE CORPORATION ....................................   S-55
 Loan Delinquency, Foreclosure and Loss Experience ......................   S-55
 Underwriting Policies ..................................................   S-56
 Servicing Activities ...................................................   S-57
THE POOLING AND SERVICING AGREEMENT .....................................   S-58
 Assignment of Mortgage Loans ...........................................   S-58
 Servicing ..............................................................   S-58
 Servicing Compensation and Payment of Expenses .........................   S-59
 Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans ..   S-59
 Payments on Mortgage Loans; Collection Account; Certificate Account ....   S-59
 Advances ...............................................................   S-60
 The Trustee ............................................................   S-60
 Optional Termination ...................................................   S-60
 Special Servicing Agreements ...........................................   S-60
 Voting Rights ..........................................................   S-61
DESCRIPTION OF THE CERTIFICATES .........................................   S-62
 General ................................................................   S-62
 Book-Entry Registration ................................................   S-63
 Definitive Certificates ................................................   S-66
 Restrictions on Transfer of the Class A-R Certificate ..................   S-66
 Distributions to Certificateholders ....................................   S-67
 Interest ...............................................................   S-72
 Principal (Including Prepayments) ......................................   S-74
 Distributions in Reduction of the Class IIA-1 Certificates .............   S-80
 Additional Rights of the Class A-R Certificateholder ...................   S-83
 Subordinated Certificates and Shifting Interests .......................   S-84
DESCRIPTION OF THE INSURANCE POLICY .....................................   S-86
DESCRIPTION OF THE INSURER ..............................................   S-88
 The Insurer ............................................................   S-88
 Financial Information About the Insurer ................................   S-88
 Financial Strength Ratings of the Insurer ..............................   S-89
FEDERAL INCOME TAX CONSIDERATIONS .......................................   S-90
 Class A-R Certificate ..................................................   S-90
 Tax Return Disclosure Requirements .....................................   S-91
ERISA CONSIDERATIONS ....................................................   S-92
LEGAL INVESTMENT MATTERS ................................................   S-93
USE OF PROCEEDS .........................................................   S-93
UNDERWRITING ............................................................   S-94
EXPERT SECTION ..........................................................   S-94
LEGAL MATTERS ...........................................................   S-94
RATINGS .................................................................   S-94
INDEX OF DEFINED TERM ...................................................   S-96
ANNEX A: GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES ..    A-1
 Initial Settlement .....................................................    A-1
 Secondary Market Trading ...............................................    A-1
 Certain U.S. Federal Income Tax Documentation Requirements .............    A-3

                        THE SERIES 2003-S15 CERTIFICATES


                   Original                                                                                              Expected
                 Certificate                                                                                            Ratings(3)
                  Principal     Certificate                                                                           -------------
                  Balance(1)        Rate           Principal Type(2)                     Interest Type(2)             Moody's   S&P
                 -----------    -----------        -----------------         ------------------------------------     -------   ---
Offered Certificates
Class IA-1 ..   $ 30,000,000       6.00%      Senior, Accretion Directed,                                                Aaa    AAA
                                              Sequential Pay                 Fixed Rate
Class IA-2 ..   $  1,865,000       6.00%      Senior, Sequential Pay         Fixed Rate, Accrual                         Aaa    AAA
Class IA-3 ..   $182,732,000       6.00%      Senior                         Fixed Rate                                  Aaa    AAA
Class IA-4 ..   $  3,650,000       6.00%      Senior, Lockout                Fixed Rate                                  Aaa    AAA
Class IA-X ..             (5)      6.00%      Senior, Notional Amount        Interest-Only, Fixed Rate                   Aaa    AAA
Class IIA-1 .   $ 15,000,000       5.50%      Senior, Sequential Pay         Fixed Rate                                  Aaa    AAA
Class IIA-2 .   $  4,000,000       5.75%      Senior, Sequential Pay         Fixed Rate                                  Aaa    AAA
Class IIA-3 .   $  4,000,000       5.75%      Senior, Sequential Pay         Fixed Rate                                  Aaa    AAA
Class IIA-4 .   $  1,875,000       5.50%      Senior, Sequential Pay         Fixed Rate                                  Aaa    AAA
Class IIA-5 .   $  1,875,000       6.00%      Senior, Sequential Pay         Fixed Rate                                  Aaa    AAA
Class IIA-6 .   $  1,625,000       5.50%      Senior, Sequential Pay         Fixed Rate                                  Aaa    AAA
Class IIA-7 .   $  1,625,000       6.00%      Senior, Sequential Pay         Fixed Rate                                  Aaa    AAA
Class IIA-8 .   $ 25,000,000       5.25%      Senior, Sequential Pay         Fixed Rate                                  Aaa    AAA
Class IIA-9 .   $122,598,728       5.25%      Senior, Sequential Pay         Fixed Rate                                  Aaa    AAA
Class IIA-10    $ 34,410,772         (4)      Senior, Sequential Pay         Floating Rate                               Aaa    AAA
Class IIA-11              (5)        (4)      Senior, Notional Amount        Interest-Only, Inverse Floating Rate        Aaa    AAA
Class IIA-12    $ 10,000,000       5.50%      Senior, Sequential Pay         Fixed Rate                                  Aaa    AAA
Class IIA-13    $ 13,733,500       5.75%      Senior, Sequential Pay         Fixed Rate                                  Aaa    AAA
Class IIA-14              (5)      5.75%      Senior, Notional Amount        Interest-Only, Fixed Rate                   Aaa    AAA
Class IIA-15    $ 20,043,000       5.75%      Super Senior, Lockout          Fixed Rate                                  Aaa    AAA
Class IIA-16    $  2,227,000       5.75%      Senior Support, Lockout        Fixed Rate                                  Aaa    AAA
Class IIA-17    $  5,000,000       5.75%      Senior, Lockout                Fixed Rate                                  Aaa    AAA
Class IIA-18    $  1,500,000       5.00%      Senior, Sequential Pay         Fixed Rate                                  Aaa    AAA
Class A-P ...   $3,492,010(6)        (7)      Senior                         Principal-Only                              Aaa    AAA
Class IIA-X .             (5)      5.75%      Senior, Notional Amount        Interest-Only                               Aaa    AAA
Class A-R ...   $        100       6.00%      Senior, Residual               Fixed Rate                                  Aaa    AAA
Class M .....   $  5,751,000         (8)      Mezzanine                      Variable Rate                               Aa2     AA
Class B-1 ...   $  3,500,000         (8)      Subordinated                   Variable Rate                                A2     A-
Class B-2 ...   $  1,750,000         (8)      Subordinated                   Variable Rate                              Baa2   BBB-

Non-Offered Certificates(9)
Class B-3 ...   $  1,000,000         (8)      Subordinated                   Variable Rate                               N/A    N/A
Class B-4 ...   $  1,000,000         (8)      Subordinated                   Variable Rate                               N/A    N/A
Class B-5 ...   $    750,084         (8)      Subordinated                   Variable Rate                               N/A    N/A

---------------
(1) These amounts are approximate. We may adjust the original certificate principal balances upward or downward by up to 5%.

(2) See "Description of the Certificates--Categories of Classes of Certificates" in the prospectus for a description of the principal types and interest types.

(3) See "Ratings." The ratings on the Class IIA-1 Certificates are without regard to the insurance policy.

(4) The Class IIA-10 and Class IIA-11 Certificates will bear interest at rates that vary with one-month LIBOR as follows (subject to the applicable maximum or minimum):

   Class      Initial Rate       Formula       Minimum Rate   Maximum Rate
   -----      ------------       -------       ------------   ------------
   IIA-10         1.57%       LIBOR + 0.45%        0.45%          8.00%
   IIA-11         6.43%       7.55% - LIBOR        0.00%          7.55%


(5) The Class IIA-11, Class IIA-14, Class IA-X and Class IIA-X Certificates are interest-only certificates, have no principal balance, are not entitled to payments of principal and will bear interest on their notional amounts. The initial notional amounts of the Class IIA-11, Class IIA-14, Class IA-X and Class IIA-X Certificates will be approximately $34,410,772, $417,391, $7,315,194 and $5,492,433, respectively. See
     "Description of the Certificates."

(6) The Class A-P Certificates will consist of two components, which we refer to as "Class A-P Component One" and "Class A-P Component Two." The original principal balances of Class A-P Component One and Class A-P Component Two will be $76,916.47 and $3,415,093.53, respectively. See "Description of the Certificates."

(7) The Class A-P Certificates are principal-only certificates and are not entitled to payments of interest. See "Description of the Certificates."

(8) The certificate rate on the Class M and Class B Certificates will be approximately 5.920% per annum for the distribution date in January 2004 and may vary for each distribution date thereafter. See "Description of the Certificates--Interest--Certificate Rate with Respect to the Subordinated Certificates."

(9) The information presented for the non-offered certificates is provided solely to assist your understanding of the offered certificates.

                              SUMMARY INFORMATION


This section briefly summarizes certain major characteristics of the certificates and the mortgage loans. It does not contain all of the information that you need to consider in making your investment decision. To fully understand the terms of the certificates, you should read both this prospectus supplement and the prospectus in their entirety.


The Trust Fund

The name of the trust fund is Chase Mortgage Finance Trust, Series 2003-S15. We are forming a trust to own a pool of fixed rate one- to four-family first lien residential mortgage loans. The certificates represent beneficial ownership interests in the underlying trust fund assets. All payments to you will come only from the amounts received in connection with those assets. The certificates will have the original certificate principal balance (or notional amount), certificate rate and other features set forth in the table on page S-3. The trust fund will issue the certificates under a Pooling and Servicing Agreement dated as of December 1, 2003 among Chase Mortgage Finance Corporation, as depositor, Chase Manhattan Mortgage Corporation, as servicer and Wachovia Bank, N.A., as trustee. See "The Pooling and Servicing Agreement" and "Description of the Certificates."

Principal Parties

   Issuer: Chase Mortgage Finance Trust, Series 2003-S15.

   Seller: Chase Mortgage Finance Corporation, a Delaware corporation whose address is 343 Thornall Street, Edison, New Jersey 08837 and whose telephone number is (732) 205-0600.

   Servicer: Chase Manhattan Mortgage Corporation, a New Jersey corporation whose address is 343 Thornall Street, Edison, New Jersey 08837 and whose telephone number is (732) 205-0600. See "Chase Manhattan Mortgage Corporation" and "The Pooling and Servicing Agreement--Servicing."

   Trustee: Wachovia Bank, N.A., a national banking association whose Agency & Trust Office is 401 South Tryon Street, 12th Floor, Charlotte, North Carolina 28288-1179 and whose telephone number is (800) 665-9359. See "The Pooling and Servicing Agreement--The Trustee."


Cut-off Date

The cut-off date will be December 1, 2003.

Closing Date

The closing date will be on or about December 22, 2003.

Forms of Certificates; Denominations

Your certificates will be issued either in book-entry form or in fully registered, certificated form. The table under the heading "Description of the Certificates--General" in this prospectus supplement sets forth the original certificate form, the minimum denomination and the incremental denomination of the offered certificates.

Description of the Certificates

The certificates will have an approximate aggregate initial principal balance of $500,003,194, subject to a permitted variance of plus or minus five percent.

The certificates will consist of:

   o Twenty-six classes of Class A Certificates, which initially will have an approximate aggregate principal balance of $486,252,110 and evidence an approximate undivided beneficial interest of 97.25% of the trust fund assets;

   o One class of Class M Certificates, which initially will have an approximate principal balance of $5,751,000 and evidence an approximate undivided beneficial interest of 1.15% of the trust fund assets; and

   o Five classes of Class B Certificates, which initially will have an approximate aggregate principal balance of $8,000,084 and evidence an approximate undivided beneficial interest of 1.60% of the trust fund assets.

Only the Class A, Class M, Class B-1 and Class B-2 Certificates are being offered by this prospectus supplement and the prospectus. We will sell or otherwise transfer the Class B-3, Class B-4 and Class B-5 Certificates to a limited number of accredited investors (which may include one or more of our affiliates) in a privately placed offering.

The Mortgage Pool

The mortgage pool will consist of fixed rate one- to four-family first lien residential mortgage loans which have original terms to stated maturity of up to approximately 30 years. We will divide the mortgage pool into two groups: one group will consist of the mortgage loans which have net mortgage rates ranging from 5.974% to 6.724%; the other group will consist of mortgage loans which have net mortgage rates ranging from 4.849% to 5.974%.

We expect the mortgage loans to have the following approximate characteristics as of December 1, 2003:

Mortgage Pool

Number of Mortgage Loans                                                     982
Aggregate Unpaid Principal Balance                                  $500,003,195
Range of Unpaid Principal Balances                         $43,960 to $1,996,102
Average Unpaid Principal Balance                                        $509,168
Range of Mortgage Rates                                         5.125% to 7.000%
Weighted Average Mortgage Rate                                            6.251%
Range of Remaining Terms to Stated                                 294 months to
     Maturity                                                         360 months
Weighted Average Remaining Term to
     Stated Maturity                                                  358 months
Range of Remaining Terms to Expected                               291 months to
     Maturity(1)                                                      360 months
Weighted Average Remaining Term to
     Expected Maturity(1)                                             357 months
Weighted Average Loan Age(2)                                            2 months
Range of Original Loan-to-Value Ratios                          11.11% to 95.00%
Weighted Average Original Loan-to-Value
     Ratio                                                                66.11%
Weighted Average Credit Score(3)                                             725

-------------------
(1) Based on payments actually received (or scheduled to be received) on each mortgage loan as of the cut-off date.

(2) Based on the number of months from and including the first monthly payment to and including the cut-off date.

(3) Based on the portion of the mortgage loans (approximately 100.0%) that were scored. Credit scores are described on page S-34.


Mortgage Group One

Number of Mortgage Loans                                                     461
Aggregate Unpaid Principal Balance                                  $227,694,856
Range of Unpaid Principal Balances                         $43,960 to $1,348,780
Average Unpaid Principal Balance                                        $493,915
Range of Mortgage Rates                                         6.250% to 7.000%
Weighted Average Mortgage Rate                                            6.467%
Range of Remaining Terms to Stated                                 297 months to
     Maturity                                                         360 months
Weighted Average Remaining Term to
     Stated Maturity                                                  358 months
Range of Remaining Terms to Expected                               297 months to
     Maturity(1)                                                      360 months
Weighted Average Remaining Term to
     Expected Maturity(1)                                             358 months
Weighted Average Loan Age(2)                                            2 months
Range of Original Loan-to-Value Ratios                          12.35% to 90.00%
Weighted Average Original Loan-to-Value
     Ratio                                                                69.23%
Weighted Average Credit Score(3)                                             720

-------------------
(1) Based on payments actually received (or scheduled to be received) on each mortgage loan in mortgage group one as of the cut-off date.

(2) Based on the number of months from and including the first monthly payment to and including the cut-off date.

(3) Based on the portion of the mortgage loans in mortgage group one (approximately 100.0%) that were scored.

Mortgage Group Two

Number of Mortgage Loans                                                     521
Aggregate Unpaid Principal Balance                                  $272,308,339
Range of Unpaid Principal Balances                         $47,989 to $1,996,102
Average Unpaid Principal Balance                                        $522,665
Range of Mortgage Rates                                         5.125% to 6.250%
Weighted Average Mortgage Rate                                            6.070%
Range of Remaining Terms to Stated                                 294 months to
     Maturity                                                         360 months
Weighted Average Remaining Term to
     Stated Maturity                                                  357 months
Range of Remaining Terms to Expected                              291 months to
     Maturity(1)                                                      360 months
Weighted Average Remaining Term to
     Expected Maturity(1)                                             357 months
Weighted Average Loan Age(2)                                            2 months
Range of Original Loan-to-Value Ratios                          11.11% to 95.00%
Weighted Average Original Loan-to-Value Ratio                             63.50%
Weighted Average Credit Score(3)                                             730

-------------------
(1) Based on payments actually received (or scheduled to be received) on each mortgage loan in mortgage group two as of the cut-off date.

(2) Based on the number of months from and including the first monthly payment to and including the cut-off date.

(3) Based on the portion of the mortgage loans in mortgage group two (approximately 100%) that were scored.

Before we issue the certificates, we may remove some mortgage loans from the mortgage pool. We also may substitute other mortgage loans for some mortgage loans. This may result in changes in the mortgage pool characteristics shown above and could affect the weighted average lives and yields of the certificates. See "The Mortgage Pool."

Distributions on the Certificates

The first distribution date will be January 26, 2004. Thereafter, distributions will be made on the 25th day of each month, or on the next business day if the 25th day is not a business day. In general, amounts available for distribution each month will be distributed by the servicer in the following order of priority:

   First, concurrently, the holders of the Class A Certificates will receive, on a pro rata basis, the interest payments to which they are entitled on that distribution date, and MBIA Insurance Corporation will receive the premium due in connection with the insurance policy;

   Second, the holders of the Class A Certificates will receive the payments of principal to which they are entitled on that distribution date; however, not every class of Class A Certificates will receive a principal distribution on each distribution date; instead, principal payments will be allocated among the various classes of Class A Certificates as described under "Description of the Certificates--Distributions to Certificateholders--Principal (Including Prepayments)";

   Third, MBIA Insurance Corporation will receive certain reimbursement amounts;

   Fourth, the holders of the Class M Certificates will receive the payments of interest and then principal to which they are entitled on that distribution date; and

   Fifth, the holders of the Class B Certificates will receive, in numerical order (that is, first to the Class B-1 Certificates, then to the Class B-2 Certificates, etc.) the payments of interest and then principal to which they are entitled on that distribution date.

Credit Enhancement

Credit enhancement reduces the harm caused to holders of the certificates as a result of shortfalls in payments received and losses realized on the mortgage loans. The credit enhancement for the offered certificates will consist of subordination utilizing a shifting interest structure.

   Subordination. The rights of the holders of each class of Class B Certificates to receive distributions will be subordinated to the rights of the holders of the Class A and Class M Certificates, MBIA Insurance Corporation and the holders of the classes of Class B Certificates, if any, with lower numerical designations to receive distributions. The rights of the holders of the Class M Certificates to receive distributions will be subordinated to the rights of the holders of the Class A Certificates and MBIA Insurance Corporation to receive distributions.

In general, the protection afforded the holders of more senior classes of certificates by means of this subordination will be effected in two ways:

     Priority of Distributions. By the preferential right of the holders of such classes to receive, prior to any distribution being made on any distribution date to the holders of the more junior classes of certificates, the amount of interest and principal due on the more senior classes of certificates and, if necessary, by the right of such more senior holders to receive future distributions on the mortgage loans that would otherwise have been allocated to the holders of the more junior classes of certificates; and

     Allocation of Losses. By the allocation to the more junior classes of certificates (in inverse order of seniority), until their respective certificate principal balances have been reduced to zero, of losses resulting from the liquidation of defaulted mortgage loans or the bankruptcy of mortgagors prior to the allocation of such losses to the more senior classes of certificates (other than certain excess losses arising from special hazards, mortgagor fraud or mortgagor bankruptcy). In addition, on any distribution date after the aggregate principal balance of the Class M and Class B Certificates has been reduced to zero, so long as the Class IIA-16 Certificates have a principal balance greater than zero, any losses that would otherwise be allocated to the Class IIA-15 Certificates will be allocated to the Class IIA-16 Certificates.

The chart below summarizes the relative seniority of the various classes of certificates and indicates the initial level of credit enhancement provided to the various classes of offered certificates:


                                                Initial Credit
                              Credit              Enhancement
Class                      Enhancement            Percentage
-----                ------------------------   --------------
A                    Class M and Class B             2.75%
M                    Class B                         1.60%
B-1                  Class B-2, Class B-3,
                     Class B-4 and Class B-5         0.90%
B-2                  Class B-3, Class B-4 and
                     Class B-5                       0.55%


   Shifting of Interests. In order to increase the period during which the Class M and Class B Certificates remain available as credit enhancement to the Class A Certificates, the Class A Certificates in the aggregate will receive 100% of principal prepayments and certain unscheduled recoveries with respect to the mortgage loans in the related mortgage group until the fifth anniversary of the first distribution date. During the four years following that anniversary and assuming certain loss and delinquency tests are met, the Class A Certificates in the aggregate will receive a disproportionately large, but decreasing, share of principal prepayments and such other unscheduled recoveries. This will result in an accelerated amortization of principal to the Class A Certificates and, in the absence of realized losses on the mortgage loans, an increase in the percentage interest in the principal balance of the mortgage loans evidenced by the Class M and Class B Certificates, thereby increasing the likelihood that holders of the Class A Certificates will be paid the full amount of principal to which they are entitled.

   Class IIA-1 Certificates. Additional credit enhancement for the Class IIA-1 Certificates will exist in the form of (i) an irrevocable financial guaranty insurance policy issued by MBIA Insurance Corporation, which will cover current payments of interest on the Class IIA-1 Certificates (other than interest shortfalls arising from the timing of principal prepayments on the mortgage loans in mortgage group two or the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or comparable state legislation) and certain principal losses which would otherwise be allocated to the Class IIA-1 Certificates and (ii) a reserve fund which will cover interest shortfalls arising from the timing of principal prepayments on the mortgage loans described under "Description of the Offered Certificates--Interest." No other class of certificates will be entitled to payments from the reserve fund or under the insurance policy.

Optional Termination

Subject to certain restrictions, the servicer will have the option (but not the obligation) to purchase all of the mortgage loans in the mortgage pool after the aggregate unpaid principal balance of such mortgage loans is reduced to less than 10% of the aggregate unpaid principal balance of such mortgage loans as of the cut-off date. See "The Pooling and Servicing Agreement--Optional Termination."

Legal Investment

The Class A and Class M Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, commonly known as SMMEA, so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class B-1 and Class B-2 Certificates will not constitute "mortgage related securities" for purposes of SMMEA. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult with your own counsel as to whether and to what extent the offered certificates constitute legal investments for you. See "Legal Investment Matters" in this prospectus supplement and in the prospectus.

Federal Income Tax Consequences

For federal income tax purposes, the trust fund will elect to be treated as one or more real estate mortgage investment conduits. The reserve fund will not be an asset of any of the real estate mortgage investment conduits included in the trust fund. The certificates (other than the Class A-R Certificate) will represent ownership of regular interests in a real estate mortgage investment conduit and will generally be treated as debt instruments for federal income tax purposes. You will be required to include in income all interest and original issue discount, if any, on your certificates in accordance with the accrual method of accounting regardless of your usual method of accounting for tax purposes. The Class A-R Certificate will represent ownership of the residual interest in each of the real estate mortgage investment conduits. See "Federal Income Tax Considerations" in this prospectus supplement and "Federal Income Tax Consequences" in the prospectus.

ERISA Considerations

In general, subject to important considerations described under "ERISA Considerations" in this prospectus supplement and the prospectus, the offered certificates (other than the Class A-R Certificate) will be eligible for purchase by retirement or other employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended. You should consult with your own counsel with respect to the legal consequences of an ERISA plan's acquisition and ownership of the certificates. See "ERISA Considerations" in this prospectus supplement and in the prospectus.


Ratings

The offered certificates are required to receive the ratings from Moody's and S&P indicated under the heading "Expected Ratings" in the chart shown on page S-3 of this prospectus supplement. The ratings on the Class IIA-1 Certificates are without regard to the insurance policy. The ratings on the offered certificates address the likelihood of the receipt by holders of offered certificates of all distributions on the underlying mortgage loans to which they are entitled. They do not address the likely actual rate of prepayments. Such rate of prepayments, if different than you originally anticipated, could adversely affect your yield. See "Ratings."

                                  RISK FACTORS


Forward-Looking Statements

   In this prospectus supplement and the prospectus, we use certain forward-looking statements. Such forward-looking statements are found in the material, including each of the tables, set forth under "Risk Factors" and "Prepayment and Yield Considerations." Forward-looking statements are also found elsewhere in this prospectus supplement and the prospectus and include words like "expects," "intends," "anticipates," "estimates" and other similar words. Such statements are inherently subject to a variety of risks and uncertainties. Actual results may differ materially from those we anticipate due to changes in, among other things:

   o economic conditions and industry competition;

   o political, social and economic conditions;

   o the law and government regulatory initiatives; and

   o interest rate fluctuations.

   We will not update or revise any forward-looking statements to reflect changes in our expectations or changes in the conditions or circumstances on which such statements were originally based.

Prepayments May Adversely Affect Yield

   The rate of distributions in reduction of the principal balance of any class of offered certificates, the aggregate amount of distributions of principal and interest on any class of offered certificates and the yield to maturity of any class of offered certificates will be directly related to the rate of payments of principal on the mortgage loans and to the amount and timing of mortgagor defaults resulting in realized losses. The rate of principal payments on the mortgage loans will in turn be affected by, among other things:

   o the amortization schedules of the mortgage loans;

   o the rate of principal prepayments (including partial prepayments and prepayments resulting from refinancing) thereon by mortgagors;

   o liquidations of defaulted mortgage loans;

   o repurchases of mortgage loans by us as a result of defective documentation or breaches of representations and warranties; and

   o optional purchase by the servicer of all of the mortgage loans in connection with the termination of the trust fund.

See "Prepayment and Yield Considerations" and "The Pooling and Servicing Agreement--Optional Termination" in this prospectus supplement and "The Pooling and Servicing Agreement--Assignment of Mortgage Loans; Warranties," "--Repurchase or Substitution" and "--Termination; Purchase of Mortgage Loans" in the prospectus. Mortgagors are permitted to prepay the mortgage loans, in whole or in part, at any time without penalty.

   The rate of payments (including prepayments, liquidations and defaults) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors.

   o If prevailing rates for similar mortgage loans fall below the mortgage interest rates on the mortgage loans, the rate of prepayments generally would be expected to increase.

   o Conversely, if interest rates on similar mortgage loans rise above the mortgage interest rates on the mortgage loans, the rate of prepayments generally would be expected to decrease.

   If you purchase any offered certificates at a discount, particularly the Class A-P Certificates, you should consider the risk that a slower than anticipated rate of principal payments (including prepayments, liquidations, repurchases and defaults) on the mortgage loans in the related loan group will result in an actual yield that is lower than your expected yield. See "Prepayment and Yield Considerations." In particular, the yield to maturity of the Class A-P Certificates will be extremely sensitive to the rate and timing of principal prepayments on the mortgage loans in group one with net mortgage rates less than 6.00% per annum and mortgage loans in group two with net mortgage rates less than 5.75% per annum. See "Prepayment and Yield Considerations--Yield Considerations with Respect to the Class A-P Certificates."

   If you purchase any offered certificates at a premium, particularly the Class IIA-11, Class IIA-14 and Class A-X Certificates, you should consider the risk that a faster than anticipated rate of principal payments (including prepayments, liquidations, repurchases and defaults) on the mortgage loans in the related loan group will result in an actual yield that is lower than your expected yield. See "Prepayment and Yield Considerations." In particular, the Class IIA-11, Class IIA-14 and Class A-X Certificates will be highly sensitive to the rate and timing of principal payments. If you purchase Class IIA-11, Class IIA-14 or Class A-X Certificates, you should fully consider the risk that a rapid rate of principal payments on the mortgage loans will have a negative effect on your expected yield and, under certain circumstances, you might not recoup your initial investment. The yield to maturity of the Class IA-X Certificates will be extremely sensitive to the rate and timing of principal prepayments on the group one mortgage loans with net mortgage rates higher than 6.00% per annum and the yield to maturity of the Class IIA-X Certificates will be extremely sensitive to the rate and timing of principal prepayments on the group two mortgage loans with net mortgage rates higher than 5.75% per annum. See "Prepayment and Yield Considerations--Yield Considerations with Respect to the Class IIA-11 Certificates," "--Yield Considerations with Respect to the Class IIA-14 Certificates," "--Yield Considerations with Respect to the Class IA-X Certificates" and "--Yield Considerations with Respect to the Class IIA-X Certificates."

Attempted Recharacterization of the Transfer from Chase Manhattan Mortgage Corporation to Chase Mortgage Finance Corporation and from Chase Mortgage Finance Corporation to the Trust Fund Could Delay or Reduce Payments to You

   We expect that the transfer of the mortgage loans from Chase Manhattan Mortgage Corporation to Chase Mortgage Finance Corporation and from Chase Mortgage Finance Corporation to the trust fund will each be characterized as a sale. Each of Chase Manhattan Mortgage Corporation and Chase Mortgage Finance Corporation has documented its respective transfer as a sale. However, a bankruptcy trustee or creditor of Chase Manhattan Mortgage Corporation may take the position that the transfer of the mortgage loans to Chase Mortgage Finance Corporation should be recharacterized as a pledge of the mortgage loans to secure a loan. If so, Chase Mortgage Finance Corporation would be required to go through court proceedings to establish its rights to collections on the mortgage loans. Similarly, a bankruptcy trustee or creditor of Chase Mortgage Finance Corporation may take the position that the transfer of the mortgage loans to the trust fund should be recharacterized as a pledge of the mortgage loans to secure a loan. If so, the trustee would be required to go through court proceedings to establish its rights to collections on the mortgage loans. If either or both of these events occur, payments on your certificates could be delayed or reduced.

Failure of the Servicer to Perform or the Insolvency of the Servicer May Adversely Affect Distributions on Certificates

   The amount and timing of distributions on the certificates generally will be dependent on the servicer performing its servicing obligations in an adequate and timely manner. See "The Pooling and Servicing Agreement." If the servicer fails to perform its servicing obligations, this failure may result in the termination of the servicer. That termination, with its corresponding transfer of daily collection activities, will likely increase the rates of delinquencies, defaults and losses on the mortgage loans. As a result, shortfalls in the distributions due on the certificates could occur.

   If the servicer becomes the subject of bankruptcy or similar proceedings, the trustee's claim to collections in the servicer's possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on the certificates may be delayed or reduced.

Subordination of Subordinated Certificates and the Class IIA-16 Certificates Increases Risk of Loss to Such Classes

   The rights of the holders of the Class M Certificates to receive distributions with respect to the mortgage loans will be subordinated to such rights of the holders of the Class A Certificates and the rights of the holders of a Class of Class B Certificates to receive distributions with respect to the mortgage loans will be subordinated to such rights of the holders of the Class A Certificates, the Class M Certificates and the Classes of Class B Certificates with lower numerical designations, all to the extent described in this prospectus supplement under "Description of the Certificates--Subordinated Certificates and Shifting Interests."

   If you purchase the Class IIA-16 Certificates, you should consider the risk that after the date on which the aggregate principal balance of the Class M and Class B Certificates has been reduced to zero, the principal portion of realized losses allocated to the Class IIA-15 Certificates will be borne by the Class IIA-16 Certificates (in addition to other realized losses allocated to the Class IIA-16 Certificates) and not by the Class IIA-15 Certificates so long as the principal balance of the Class IIA-16 Certificates is greater than zero.

Subordinated Certificates Provide Subordination for Both Mortgage Groups

   Because the Class M and Class B Certificates represent interests in both mortgage groups, the principal balances of the Class B Certificates and then the Class M Certificates could be reduced to zero as a result of a disproportionate amount of realized losses on the mortgage loans in one mortgage group. Therefore, realized losses on the mortgage loans in one mortgage group will reduce the subordination provided by the Class M and Class B Certificates to the Class A Certificates and increase the likelihood that realized losses may be allocated to the other group of Class A Certificates. See "Description of the Certificates--Subordinated Certificates and Shifting Interest."

Geographic Concentration of the Mortgaged Properties May Increase Risk of Loss

   We expect approximately 30.3%, 24.5%, 5.8%, 6.4% and 5.4% of the mortgage loans (by aggregate principal balance as of the cut-off date) to be secured by mortgaged properties located in the states of California, New York, Florida, New Jersey and Virginia, respectively. Consequently, losses and prepayments on the mortgage loans and resultant payments on the offered certificates may, both generally and particularly, be affected significantly by changes in the housing markets and regional economies of, and the occurrence of natural disasters (such as earthquakes, fires, floods or hurricanes) in, such states. In particular, large areas in southern California have experienced severe wildfires which have damaged or destroyed hundreds of residences in those areas. Certain of the mortgage loans in the mortgage pool are secured by properties located in four counties which have been declared federal disaster areas. Such properties may have been damaged or destroyed, or may be in danger of being damaged or destroyed, by these wildfires, which could result in increased losses or in insurance payments or repurchases which will constitute prepayments on any affected mortgage loan. In addition, properties located in these four counties which have not been damaged or destroyed may decrease in value as a result of the wildfires and any such decrease in value could result in increased losses or prepayments on the related mortgage loans.

Recent Developments May Increase Risk of Loss on the Mortgage Loans

   On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City and Washington, D.C. Although the damaged and destroyed properties consisted primarily of commercial and government buildings, these tragic events may nevertheless have an adverse effect on the value of residential real estate in the United States, particularly in the New York City and Washington, D.C. metropolitan areas. In addition, it is possible (although we cannot predict the likelihood) that these events, or any consequential or subsequent events involving the United States, may have a temporary or sustained adverse effect on the financial markets (including the market for mortgage-backed securities) or the U.S. economy generally or economic conditions in the New York City or Washington, D.C. metropolitan areas or other areas of the United States.

   As a result of the terrorist attacks, President Bush has authorized the placement of over 150,000 military reservists and members of the National Guard on active duty status. In addition, in connection with the military action against Iraq commenced in March 2003, President Bush ordered the activation of several thousand members of the armed forces reserves. To the extent that any such person on active duty status is a mortgagor under a mortgage loan, the interest rate limitations and other provisions of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, would apply to the mortgage loan during the period of active duty. Although the military action has wound down, reservists could be called to active duty to secure Iraq so that reconstruction can take place. There is no way of knowing whether any additional reservists will be called up and, if so, how many. During the continuation of military conflict, particularly if it is prolonged, additional military reservists and members of the National Guard may be called to active duty. In addition, other mortgagors who enter military service after the origination of their mortgage loans (including mortgagors who are members of the National Guard at the time of the origination of their mortgage loans and are later called to active duty) would be covered by the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended. The interest paid to the holders of the certificates will be reduced by any reductions in the amount of interest collectible as a result of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended. With respect to the Class IIA-1 Certificates, such shortfalls will not be covered by the insurance policy. See "Description of the Certificates--Subordinated Certificates and Shifting Interests" in this prospectus supplement and "Material Legal Aspects of the Mortgage Loans--Soldiers' and Sailors' Civil Relief Act" in the prospectus.

   The California Military and Veterans Code was amended on June 20, 2002, to provide protection equivalent to that provided by the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, to California National Guard members called up to active service by the Governor, California National Guard members called up to active service by the President and reservists called to active duty. Those eligible under the California Military and Veterans Code must obtain a certificate signed by an authorized officer of the military department, branch or unit in which the service member is serving to qualify for the relief afforded by the California Military and Veterans Code.

   The recent amendment of the California Military and Veterans Code could result in shortfalls in interest and could affect the ability of the servicer to foreclose on the affected mortgage loan in a timely fashion. In addition, the California Military and Veterans Code, like the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, provides broad discretion for a court to modify a mortgage loan upon application by the mortgagor. The California Military and Veterans Code could have an effect on the timing of payments on the mortgage loans and therefore on the cash flow available for distribution on the certificates. None of Chase Mortgage Finance Corporation, Chase Manhattan Mortgage Corporation or UBS Securities LLC has undertaken a determination as to which mortgage loans, if any, may be affected by the California Military and Veterans Code or the Soldiers' and Sailors' Civil Relief Act of 1940, as amended. With respect to the Class IIA-1 Certificates, the insurance policy will not cover any interest shortfalls resulting from application of such legislation or other similar state legislation. See "Material Legal Aspects of the Mortgage Loans--Soldiers' and Sailors' Civil Relief Act" in the prospectus.

The Class A-R Certificate Has Tax Implications that are Different than the Other Certificates

   The Class A-R Certificateholder will be required to report on its federal income tax returns as ordinary income the taxable income of each of the real estate mortgage investment conduits included in the trust fund, regardless of the amount or timing of its receipt of cash payments. Accordingly, the Class A-R Certificateholder may have tax liabilities that exceed the distributions received on its Class A-R Certificate. The requirement that the Class A-R Certificateholder report the taxable income and net loss of each of the real estate mortgage investment conduits will continue until the class principal balances of all classes of certificates have been reduced to zero, even though the Class A-R Certificateholder has received full payment of its stated interest and principal. It is expected that all or a substantial portion of each real estate mortgage investment conduit's taxable income will be treated as "excess inclusion" income to the Class A-R Certificateholder which:

   o will not be subject to offset by losses from other activities;

   o for a tax-exempt holder, will be treated as unrelated business taxable income; and

   o for a foreign holder, will not qualify for tax treaty rate reduction or statutory exemption for withholding tax.

   An individual Class A-R Certificateholder may be limited in its ability to deduct servicing fees and other non-interest expenses of each real estate mortgage investment conduit. Because of the special tax treatment of real estate mortgage investment conduit residual interests, the taxable income arising in a given year on a real estate mortgage investment conduit residual interest will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield.

   Therefore, the after-tax yield on the Class A-R Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. See "Federal Income Tax Considerations--Class A-R Certificate" in this prospectus supplement and "Federal Income Tax Consequences--Income from Residual Certificates" in the prospectus.

Certificates May Not Be Appropriate for Individual Investors

   The offered certificates may not be an appropriate investment for individual investors who do not have sufficient resources or expertise to evaluate the particular characteristics of the applicable class of offered certificates. This may be the case because, among other things:

   o The yield to maturity of offered certificates purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans;

   o The rate of principal distributions on, and the weighted average life of, the offered certificates will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans and the priority of principal distributions among the classes of certificates, and as such the offered certificates may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

   o You may not be able to reinvest amounts distributed in respect of principal on an offered certificate (which, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the certificate rate on the offered certificates; or

   o It is possible that a secondary market for the offered certificates will not develop or that your investment may not be liquid. Lack of liquidity could result in a substantial decrease in the market value of your certificates.

   You should also carefully consider the further risks and other special considerations discussed above and under the headings "Prepayment and Yield Considerations" in this prospectus supplement and "Risk Factors" in the prospectus.

Distributions of Principal on the Class IIA-1 Certificates Will be Made to Different Holders at Different Times

   Although, as described herein, there can be no assurance as to the rate at which principal distributions will be made on any class of offered certificates, the Class IIA-1 Certificates, in particular, may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions. If you own Class IIA-1 Certificates, there is no assurance that funds available for distributions of principal will be sufficient to permit the distributions you request within any specific period of time after you make such request. During periods in which prevailing interest rates are generally higher than the pass-through rates for the Class IIA-1 Certificates, greater numbers of beneficial owners may be expected to request distributions of principal in respect of their Class IIA-1 Certificates in order to take advantage of such prevailing interest rates. During such periods there may, however, be a concurrent reduction in the rate of prepayments of the mortgage loans, thus limiting the funds available for such distributions.

   In addition, because of the random lot procedure for distributing principal, you may receive a principal distribution on your Class IIA-1 Certificates on a distribution date on which the amount available for distribution in respect of principal to the Class IIA-1 Certificates exceeds the aggregate amounts requested for distribution of principal on the Class IIA-1 Certificates, even if you have not requested that a distribution be made. It is more likely that amounts will be distributed by random lot during the periods of relatively low interest rates and, correspondingly, higher prepayment rates. Under such circumstances, you may have difficulty reinvesting these principal distributions at rates as high as the pass-through rates of your certificates or your expected yield.

   See "Risk Factors" in the prospectus for a description of certain other risks and special considerations applicable to the offered certificates.

                               THE MORTGAGE POOL


General

   The mortgage pool with respect to the Certificates (the "Mortgage Pool") will consist of approximately 982 conventional mortgage loans (the "Mortgage Loans") evidenced by fixed interest rate promissory notes (each, a "Mortgage Note") having an aggregate principal balance on December 1, 2003 (the "Cut-off Date") of approximately $500,003,195. References herein to percentages of Mortgage Loans refer in each case to the percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, based on the outstanding principal balances of the Mortgage Loans as of the Cut-off Date, after giving effect to Monthly Payments (defined herein) due on or prior to the Cut-off Date, whether or not received. References to percentages of Mortgaged Properties (defined herein) refer, in each case, to the percentages of aggregate principal balances of the related Mortgage Loans (determined as described in the preceding sentence). The Mortgage Notes are secured by mortgages or deeds of trust or other similar security instruments creating first liens on one- to four-family residential properties (the "Mortgaged Properties"). The Mortgaged Properties consist of individual dwelling units, individual cooperative apartment dwelling units, individual condominium units, two-family dwelling units, attached planned unit developments and detached planned unit developments. The trust fund created by the Agreement (the "Trust Fund") includes, in addition to the Mortgage Pool, (i) the amounts held from time to time in one or more accounts (collectively, the "Accounts") maintained in the name of the Trustee pursuant to the Pooling and Servicing Agreement (the "Agreement") to be dated as of December 1, 2003 by and among Chase Mortgage Finance Corporation (the "Seller"), Chase Manhattan Mortgage Corporation ("Chase Manhattan Mortgage"), as servicer (in such capacity, the "Servicer") and Wachovia Bank, N.A., as trustee (the "Trustee"), (ii) any property which initially secured a Mortgage Loan and which is acquired by foreclosure or deed-in-lieu of foreclosure, (iii) all insurance policies and the proceeds thereof described below, (iv) certain rights to require repurchase of the Mortgage Loans by the Seller for breach of representation or warranty and (v) with respect to the Class IIA-1 Certificates only, the insurance policy.

   The Seller will cause the Mortgage Loans to be assigned to the Trustee. The Servicer will service the Mortgage Loans either by itself or through other mortgage servicing institutions (the "Subservicers"), pursuant to the Agreement. With respect to those Mortgage Loans serviced by the Servicer through a Subservicer, the Servicer will remain liable for its servicing obligations under the Agreement as if the Servicer alone were servicing such Mortgage Loans.

Representations and Warranties

   The Seller will make certain representations and warranties for the benefit of the Trustee with respect to the Mortgage Loans as described in the Prospectus under "The Mortgage Pools" and "The Pooling and Servicing Agreement--Assignment of Mortgage Loans; Warranties" and "--Repurchase or Substitution" and will be obligated to repurchase any Mortgage Loan as to which there is a material breach of any such representation or warranty. Such repurchase will constitute the sole remedy available to Certificateholders for a breach of such representations or warranties. The Trustee will enforce the repurchase obligations of the Seller. In lieu of such repurchase obligation, the Seller may, within two years after the date of initial delivery of the Certificates, substitute for the affected Mortgage Loans substitute mortgage loans, as described under "The Pooling and Servicing Agreement--Assignment of Mortgage Loans; Warranties" and "--Repurchase or Substitution" in the Prospectus.

Mortgage Loans

   Statistical data with respect to the Mortgage Loans are set forth below.

   The Mortgage Loans will be divided into two groups: "Mortgage Group One" and "Mortgage Group Two" (each, a "Mortgage Group"). Mortgage Group One, constituting approximately 45.5% of the Mortgage Loans, will consist of Mortgage Loans which had net mortgage rates ranging from 5.974% to 6.724%. Mortgage Group Two, constituting approximately 54.5% of the Mortgage Loans, will consist of Mortgage Loans which had Net Mortgage Rates ranging from 4.849% to 5.974%. Each Mortgage Group will consist of mortgage loans which had original terms to stated maturity of up to approximately 30 years.

   The weighted average number of months from and including the first Monthly Payment on the Mortgage Loans in Mortgage Group One (the "Group One Mortgage Loans") and on the Mortgage Loans in Mortgage Group Two (the "Group Two Mortgage Loans"), to and including the Cut-off Date, was approximately
2 months. The Group One Mortgage Loans were originated between October 2002 and November 2003 and the Group Two Mortgage Loans were originated between September 2002 and November 2003.

   Monthly payments of principal and interest on the Mortgage Loans ("Monthly Payments") will be due on the first day of each month (each, a "Due Date").

   All of the Mortgage Loans having original loan-to-value ratios of greater than 80% are insured under Primary Mortgage Insurance Policies (as defined in the Prospectus). Not more than approximately 0.3% of the Mortgage Loans are insured by any one Primary Mortgage Insurance Policy insurer. At the time of origination of the Mortgage Loans, each of the Primary Mortgage Insurance Policy insurers was approved by Fannie Mae or Freddie Mac. See "Servicing of the Mortgage Loans--Private Mortgage Insurance" in the Prospectus.

   Additional data with respect to the Mortgage Loans are set forth in the following tables (totals may not sum due to rounding):

                                 MORTGAGE POOL

                                 Mortgage Pool
                               Mortgage Rates(1)

                                                                                                                  Percentage of
                                                                                                                 Mortgage Pool by
                                                                                         Aggregate Principal   Aggregate Principal
                                                                          Number of         Balance as of       Balance as of the
Range of Mortgage Rates                                                Mortgage Loans     the Cut-off Date         Cut-off Date
-----------------------                                                --------------    -------------------   -------------------
5.000%-5.499%.......................................................           13            $  7,093,171                1.4%
5.500%-5.999%.......................................................           65              34,709,239                6.9
6.000%-6.499%.......................................................          679             347,589,893               69.5
6.500%-6.999%.......................................................          224             109,861,506               22.0
7.000%-7.499%.......................................................            1                 749,385                0.1
                                                                              ---            ------------              -----
    Totals..........................................................          982            $500,003,195              100.0%
                                                                              ===            ============              =====

---------------
(1) The Mortgage Rates (defined herein) as of the Cut-off Date ranged from 5.125% per annum to 7.000% per annum, and the weighted average Mortgage Rate on the Mortgage Loans as of the Cut-off Date was approximately 6.251% per annum.

                                 Mortgage Pool
               Geographical Distribution of Mortgaged Properties


                                                                                                                 Percentage of
                                                                                                                Mortgage Pool by
                                                                                        Aggregate Principal   Aggregate Principal
                                                                         Number of         Balance as of       Balance as of the
State                                                                 Mortgage Loans     the Cut-off Date         Cut-off Date
-----                                                                 --------------    -------------------   -------------------
Alabama.............................................................            5            $  2,427,259                0.5%
Arizona.............................................................            4               1,659,026                0.3
Arkansas............................................................            1                 349,046                0.1
California..........................................................          292             151,594,289               30.3
Colorado............................................................           17               7,767,154                1.6
Connecticut.........................................................           30              16,452,335                3.3
Delaware............................................................            3               1,213,821                0.2
District of Columbia................................................            7               3,602,971                0.7
Florida.............................................................           58              28,754,466                5.8
Georgia.............................................................           15               9,135,664                1.8
Idaho...............................................................            1                 379,311                0.1
Illinois............................................................            8               3,639,720                0.7
Iowa................................................................            1                 542,267                0.1
Louisiana...........................................................            5               2,474,549                0.5
Maine...............................................................            4               2,173,669                0.4
Maryland............................................................           22              10,010,526                2.0
Massachusetts.......................................................           10               4,908,127                1.0
Michigan............................................................            5               2,206,275                0.4
Minnesota...........................................................            1                 339,369                0.1
Nevada..............................................................            4               2,420,655                0.5
New Jersey..........................................................           63              31,843,071                6.4
New Mexico..........................................................            2                 802,933                0.2
New York............................................................          236             122,740,505               24.5
North Carolina......................................................           10               5,121,689                1.0
Ohio................................................................            2                 974,170                0.2
Oregon..............................................................           19               8,482,687                1.7
Pennsylvania........................................................           24              11,659,527                2.3
Rhode Island........................................................            3               1,155,886                0.2
South Carolina......................................................            5               3,006,595                0.6
Tennessee...........................................................            4               2,131,261                0.4
Texas...............................................................           38              21,512,704                4.3
Utah................................................................            5               3,217,785                0.6
Virginia............................................................           60              27,053,333                5.4
Washington..........................................................           17               7,402,372                1.5
Wisconsin...........................................................            1                 848,178                0.2
                                                                              ---            ------------              -----
    Totals..........................................................          982            $500,003,195              100.0%
                                                                              ===            ============              =====

                                 Mortgage Pool
                         Original Principal Balance(2)


                                                                                                                 Percentage of
                                                                                                                Mortgage Pool by
                                                                                        Aggregate Principal   Aggregate Principal
                                                                         Number of         Balance as of       Balance as of the
Range of Original Principal Balances                                  Mortgage Loans     the Cut-off Date         Cut-off Date
------------------------------------                                  --------------    -------------------   -------------------
Up to $100,000......................................................            5            $    376,041                0.1%
$100,001-$150,000...................................................            4                 513,288                0.1
$150,001-$200,000...................................................            8               1,392,916                0.3
$200,001-$250,000...................................................            4                 909,207                0.2
$250,001-$300,000...................................................            7               1,962,614                0.4
$300,001-$350,000...................................................           48              16,361,969                3.3
$350,001-$400,000...................................................          215              81,339,304               16.3
$400,001-$450,000...................................................          169              72,234,032               14.4
$450,001-$500,000...................................................          174              83,594,144               16.7
$500,001-$550,000...................................................           78              41,223,968                8.2
$550,001-$600,000...................................................           70              40,627,624                8.1
$600,001-$650,000...................................................           68              43,338,147                8.7
$650,001-$700,000...................................................           11               7,525,682                1.5
$700,001-$750,000...................................................           18              13,128,663                2.6
$750,001-$800,000...................................................           25              19,625,551                3.9
$800,001-$850,000...................................................           15              12,359,818                2.5
$850,001-$900,000...................................................           10               8,770,305                1.8
$900,001-$950,000...................................................            4               3,744,955                0.7
$950,001-$1,000,000.................................................           40              39,673,300                7.9
$1,000,001-$1,050,000...............................................            1               1,043,944                0.2
$1,050,001-$1,100,000...............................................            3               3,228,564                0.6
$1,100,001-$1,150,000...............................................            1               1,104,202                0.2
$1,200,001-$1,250,000...............................................            1               1,248,756                0.2
$1,300,001-$1,350,000...............................................            2               2,680,099                0.5
$1,950,001-$2,000,000...............................................            1               1,996,102                0.4
                                                                              ---            ------------              -----
    Totals..........................................................          982            $500,003,195              100.0%
                                                                              ===            ============              =====

---------------
(2) The average outstanding principal balance of the Mortgage Loans as of the Cut-off Date was approximately $509,168. The original principal balances of the Mortgage Loans ranged from $44,000 to $2,000,000.

                                 Mortgage Pool
                              Mortgage Loan Age(3)


                                                                                                                  Percentage of
                                                                                                                 Mortgage Pool by
                                                                                         Aggregate Principal   Aggregate Principal
                                                                          Number of         Balance as of       Balance as of the
Mortgage Loan Age (Months)                                             Mortgage Loans     the Cut-off Date         Cut-off Date
--------------------------                                             --------------    -------------------   -------------------
0...................................................................            6            $  3,391,300                0.7%
1...................................................................          277             148,318,043               29.7
2...................................................................          478             237,865,167               47.6
3...................................................................          154              75,721,784               15.1
4...................................................................           13               7,168,748                1.4
5...................................................................           12               7,884,539                1.6
6...................................................................           21              10,569,591                2.1
7...................................................................            6               2,581,136                0.5
8...................................................................            6               2,430,073                0.5
9...................................................................            1                 319,192                0.1
10..................................................................            1                 965,072                0.2
11..................................................................            2                 749,780                0.1
12..................................................................            2                 948,379                0.2
13..................................................................            2                 755,174                0.2
14..................................................................            1                 335,217                0.1
                                                                              ---            ------------              -----
    Totals..........................................................          982            $500,003,195              100.0%
                                                                              ===            ============              =====

---------------
(3) The weighted average age of the Mortgage Loans as of the Cut-off Date was approximately 2 months.

                                 Mortgage Pool
                        Original Loan-to-Value Ratio(4)

                                                                                                                 Percentage of
                                                                                                                Mortgage Pool by
                                                                                        Aggregate Principal   Aggregate Principal
                                                                         Number of         Balance as of       Balance as of the
Range of Original Loan-to-Value Ratios                                Mortgage Loans     the Cut-off Date         Cut-off Date
--------------------------------------                                --------------    -------------------   -------------------
50.00% or less......................................................          139            $ 76,071,261               15.2%
50.01%-55.00%.......................................................           54              28,711,932                5.7
55.01%-60.00%.......................................................           72              38,907,352                7.8
60.01%-65.00%.......................................................           88              49,485,559                9.9
65.01%-70.00%.......................................................          104              53,024,997               10.6
70.01%-75.00%.......................................................          176              96,419,045               19.3
75.01%-80.00%.......................................................          334             151,790,956               30.4
80.01%-85.00%.......................................................            5               2,049,517                0.4
85.01%-90.00%.......................................................            9               3,204,696                0.6
90.01%-95.00%.......................................................            1                 337,879                0.1
                                                                              ---            ------------              -----
    Totals..........................................................          982            $500,003,195              100.0%
                                                                              ===            ============              =====

---------------
(4) The weighted average original loan-to-value ratio of the Mortgage Loans as of the Cut-off Date was approximately 66.11%.

                                 Mortgage Pool
                                  Loan Purpose


                                                                                                                 Percentage of
                                                                                                                Mortgage Pool by
                                                                                        Aggregate Principal   Aggregate Principal
                                                                         Number of         Balance as of       Balance as of the
Loan Purpose                                                          Mortgage Loans     the Cut-off Date         Cut-off Date
------------                                                          --------------    -------------------   -------------------
Purchase............................................................          492            $255,905,026               51.2%
Refinance--Cashout..................................................          227             111,477,280               22.3
Refinance--Rate/Term................................................          263             132,620,889               26.5
                                                                              ---            ------------              -----
    Totals..........................................................          982            $500,003,195              100.0%
                                                                              ===            ============              =====


                                 Mortgage Pool
                     Remaining Terms to Stated Maturity(5)

                                                                                                                 Percentage of
                                                                                                                Mortgage Pool by
                                                                                        Aggregate Principal   Aggregate Principal
Range of Remaining Terms                                                 Number of         Balance as of       Balance as of the
to Stated Maturity (Months)                                           Mortgage Loans     the Cut-off Date         Cut-off Date
---------------------------                                           --------------    -------------------   -------------------
289 to 300..........................................................            4            $  2,003,387                0.4%
337 to 348..........................................................            5               2,038,770                0.4
349 to 360..........................................................          973             495,961,038               99.2
                                                                              ---            ------------              -----
    Totals..........................................................          982            $500,003,195              100.0%
                                                                              ===            ============              =====

---------------
(5) The weighted average remaining term to stated maturity of the Mortgage Loans as of the Cut-off Date was approximately 358 months.

                                 Mortgage Pool
                    Remaining Terms to Expected Maturity(6)


                                                                                                                   Percentage of
                                                                                                                  Mortgage Pool by
                                                                                          Aggregate Principal   Aggregate Principal
Range of Remaining Terms                                                   Number of       Balance as of the     Balance as of the
to Expected Maturity (Months)                                           Mortgage Loans       Cut-off Date           Cut-off Date
-----------------------------                                           --------------       ------------           ------------
289 to 300..........................................................            5            $  2,189,191                0.4%
313 to 324..........................................................            1                 381,596                0.1
325 to 336..........................................................            1                 473,057                0.1
337 to 348..........................................................           10               3,901,322                0.8
349 to 360..........................................................          965             493,058,030               98.6
                                                                              ---            ------------              -----
    Totals..........................................................          982            $500,003,195              100.0%
                                                                              ===            ============              =====

---------------
(6) Based on payments actually received (or scheduled to be received) on each Mortgage Loan on or prior to the Cut-off Date. The weighted average remaining term to expected maturity of the Mortgage Loans as of the Cut-off Date was approximately 357 months.

                                 Mortgage Pool
                         Types of Mortgaged Properties


                                                                                                                   Percentage of
                                                                                                Aggregate         Mortgage Pool by
                                                                                            Principal Balance   Aggregate Principal
                                                                             Number of          as of the        Balance as of the
Property Type                                                             Mortgage Loans      Cut-off Date          Cut-off Date
-------------                                                             --------------      ------------          ------------
Single-Family Detached................................................          709           $359,921,135              72.0%
Cooperative Unit(7)...................................................           40             18,798,382               3.8
Attached Planned Unit Development.....................................           23             10,939,981               2.2
Detached Planned Unit Development.....................................          135             71,415,728              14.3
Condominium...........................................................           59             30,017,890               6.0
Two-Family Dwelling Unit..............................................           16              8,910,077               1.8
                                                                                ---           ------------             -----
    Totals............................................................          982           $500,003,195             100.0%
                                                                                ===           ============             =====

---------------
(7) Mortgage Loans secured by "Cooperative Units" were made to finance or refinance the purchase of stock allocated to units in residential cooperative housing corporations (each, a "Co-op Loan").

                                 Mortgage Pool
                               Occupancy Types(8)

                                                                                                                   Percentage of
                                                                                                Aggregate         Mortgage Pool by
                                                                                            Principal Balance   Aggregate Principal
                                                                             Number of          as of the        Balance as of the
Occupancy                                                                 Mortgage Loans      Cut-off Date          Cut-off Date
---------                                                                 --------------      ------------          ------------
Owner-occupied........................................................          934           $474,152,591              94.8%
Second Home...........................................................           48             25,850,604               5.2
                                                                                ---           ------------              ----
    Totals............................................................          982           $500,003,195             100.0%
                                                                                ===           ============              ====

---------------
(8) Based on representations by the obligors on the Mortgage Notes (the "Mortgagors") at the time of origination of the related Mortgage Loans.

                                 Mortgage Pool
                               Loan Documentation


                                                                                                                   Percentage of
                                                                                                                  Mortgage Pool by
                                                                                          Aggregate Principal   Aggregate Principal
                                                                           Number of       Balance as of the     Balance as of the
Loan Documentation                                                      Mortgage Loans       Cut-off Date           Cut-off Date
------------------                                                      --------------       ------------           ------------
Full Documentation..................................................          904            $466,820,308               93.4%
Reduced Documentation...............................................           72              30,364,330                6.1
Streamlined Refinance...............................................            6               2,818,556                0.6
                                                                              ---            ------------              -----
    Totals..........................................................          982            $500,003,195              100.0%
                                                                              ===            ============              =====

                                 Mortgage Pool
                                Credit Scores(9)


                                                                                                                   Percentage of
                                                                                                                  Mortgage Pool by
                                                                                          Aggregate Principal   Aggregate Principal
                                                                           Number of       Balance as of the     Balance as of the
Range of Credit Scores                                                  Mortgage Loans       Cut-off Date           Cut-off Date
----------------------                                                  --------------       ------------           ------------
567 to 619..........................................................           13            $  7,576,016                1.5%
620 to 700..........................................................          294             147,187,099               29.4
701 to 800..........................................................          662             339,524,826               67.9
801 to 816..........................................................           13               5,715,254                1.1
                                                                              ---            ------------              -----
    Totals..........................................................          982            $500,003,195              100.0%
                                                                              ===            ============              =====

---------------
(9) The Credit Scores of the Mortgage Loans that were scored as of the Cut-off Date ranged from 567 to 816 and the weighted average Credit Score of the Mortgage Loans that were scored as of the Cut-off Date was approximately 725.

                               Mortgage Group One
                               Mortgage Rates(10)

                                                                                                                   Percentage of
                                                                                                                      Mortgage
                                                                                                                    Group One by
                                                                                          Aggregate Principal   Aggregate Principal
                                                                           Number of       Balance as of the     Balance as of the
Range of Mortgage Rates                                                 Mortgage Loans       Cut-off Date           Cut-off Date
-----------------------                                                 --------------       ------------           ------------
6.000%-6.499%.......................................................          236            $117,083,964               51.4%
6.500%-6.999%.......................................................          224             109,861,506               48.2
7.000%-7.499%.......................................................            1                 749,385                0.3
                                                                              ---            ------------              -----
    Totals..........................................................          461            $227,694,856              100.0%
                                                                              ===            ============              =====

---------------
(10) The Mortgage Rates on the Group One Mortgage Loans (defined herein) as of the Cut-off Date ranged from 6.250% per annum to 7.000% per annum, and the weighted average Mortgage Rate on the Group One Mortgage Loans as of the Cut-off Date was approximately 6.467% per annum.

                               Mortgage Group One
               Geographical Distribution of Mortgaged Properties



                                                                                                                   Percentage of
                                                                                                                      Mortgage
                                                                                                                    Group One by
                                                                                          Aggregate Principal   Aggregate Principal
                                                                           Number of       Balance as of the     Balance as of the
State                                                                   Mortgage Loans       Cut-off Date           Cut-off Date
-----                                                                   --------------       ------------           ------------
Alabama.............................................................            3            $  1,611,983                0.7%
Arizona.............................................................            1                 483,583                0.2
Arkansas............................................................            1                 349,046                0.2
California..........................................................          165              83,528,203               36.7
Colorado............................................................           13               5,994,670                2.6
Connecticut.........................................................           12               7,492,660                3.3
Delaware............................................................            1                 419,168                0.2
District of Columbia................................................            5               2,504,673                1.1
Florida.............................................................           28              13,495,007                5.9
Georgia.............................................................            5               3,651,137                1.6
Idaho...............................................................            1                 379,311                0.2
Illinois............................................................            4               2,162,298                0.9
Iowa................................................................            1                 542,267                0.2
Louisiana...........................................................            3               1,640,509                0.7
Maine...............................................................            3               1,675,120                0.7
Maryland............................................................           12               5,506,549                2.4
Massachusetts.......................................................            4               2,291,411                1.0
Michigan............................................................            5               2,206,275                1.0
Minnesota...........................................................            1                 339,369                0.1
Nevada..............................................................            3               1,901,668                0.8
New Jersey..........................................................           28              12,718,160                5.6
New Mexico..........................................................            2                 802,933                0.4
New York............................................................           62              28,506,441               12.5
North Carolina......................................................            2               1,443,576                0.6
Ohio................................................................            1                 594,893                0.3
Oregon..............................................................            7               2,738,323                1.2
Pennsylvania........................................................           13               6,475,871                2.8
Rhode Island........................................................            3               1,155,886                0.5
South Carolina......................................................            2               1,224,083                0.5
Tennessee...........................................................            3               1,365,007                0.6
Texas...............................................................           22              12,607,874                5.5
Utah................................................................            3               1,981,459                0.9
Virginia............................................................           30              12,662,355                5.6
Washington..........................................................           12               5,243,089                2.3
                                                                              ---            ------------              -----
    Totals..........................................................          461            $227,694,856              100.0%
                                                                              ===            ============              =====

                               Mortgage Group One
                         Original Principal Balance(11)



                                                                                                                   Percentage of
                                                                                                                      Mortgage
                                                                                                                    Group One by
                                                                                          Aggregate Principal   Aggregate Principal
                                                                           Number of       Balance as of the     Balance as of the
Range of Original Principal Balances                                    Mortgage Loans       Cut-off Date           Cut-off Date
------------------------------------                                    --------------       ------------           ------------
Up to $100,000......................................................            4            $    328,052                0.1%
$100,001-$150,000...................................................            2                 254,783                0.1
$150,001-$200,000...................................................            4                 662,739                0.3
$200,001-$250,000...................................................            2                 444,403                0.2
$250,001-$300,000...................................................            2                 538,256                0.2
$300,001-$350,000...................................................           22               7,571,645                3.3
$350,001-$400,000...................................................          106              39,949,830               17.5
$400,001-$450,000...................................................           96              41,072,179               18.0
$450,001-$500,000...................................................           76              36,485,925               16.0
$500,001-$550,000...................................................           39              20,516,490                9.0
$550,001-$600,000...................................................           31              17,892,978                7.9
$600,001-$650,000...................................................           22              13,993,510                6.1
$650,001-$700,000...................................................            4               2,718,671                1.2
$700,001-$750,000...................................................            8               5,859,900                2.6
$750,001-$800,000...................................................           12               9,436,057                4.1
$800,001-$850,000...................................................            7               5,718,843                2.5
$850,001-$900,000...................................................            2               1,744,254                0.8
$900,001-$950,000...................................................            2               1,870,671                0.8
$950,001-$1,000,000.................................................           17              16,872,542                7.4
$1,050,001-$1,100,000...............................................            1               1,083,029                0.5
$1,300,001-$1,350,000...............................................            2               2,680,099                1.2
                                                                              ---            ------------              -----
    Totals..........................................................          461            $227,694,856              100.0%
                                                                              ===            ============              =====

---------------
(11) The average outstanding principal balance of the Group One Mortgage Loans as of the Cut-off Date was approximately $493,915. The original principal balances of the Group One Mortgage Loans ranged from $44,000 to $1,350,000.

                               Mortgage Group One
                             Mortgage Loan Age(12)


                                                                                                                 Percentage of
                                                                                                                    Mortgage
                                                                                                                  Group One by
                                                                                        Aggregate Principal   Aggregate Principal
                                                                         Number of         Balance as of       Balance as of the
Mortgage Loan Age (Months)                                            Mortgage Loans     the Cut-off Date         Cut-off Date
--------------------------                                            --------------    -------------------   -------------------
0...................................................................            1            $    500,000                0.2%
1...................................................................          112              58,608,483               25.7
2...................................................................          256             124,268,658               54.6
3...................................................................           80              38,223,676               16.8
5...................................................................            4               2,649,110                1.2
6...................................................................            1                 517,072                0.2
7...................................................................            2                 928,046                0.4
8...................................................................            3               1,051,433                0.5
12..................................................................            2                 948,379                0.4
                                                                              ---            ------------              -----
    Totals..........................................................          461            $227,694,856              100.0%
                                                                              ===            ============              =====

---------------
(12) The weighted average age of the Group One Mortgage Loans as of the Cut-off Date was approximately 2 months.

                               Mortgage Group One
                        Original Loan-to-Value Ratio(13)

                                                                                                                 Percentage of
                                                                                                                    Mortgage
                                                                                                                  Group One by
                                                                                        Aggregate Principal   Aggregate Principal
                                                                         Number of       Balance as of the     Balance as of the
Range of Original Loan-to-Value Ratios                                Mortgage Loans       Cut-off Date           Cut-off Date
--------------------------------------                                --------------    -------------------   -------------------
50.00% or less......................................................           43            $ 22,101,422                9.7%
50.01%-55.00%.......................................................           20               9,902,463                4.3
55.01%-60.00%.......................................................           30              15,103,787                6.6
60.01%-65.00%.......................................................           37              22,176,923                9.7
65.01%-70.00%.......................................................           45              21,546,385                9.5
70.01%-75.00%.......................................................           81              45,089,785               19.8
75.01%-80.00%.......................................................          195              88,042,258               38.7
80.01%-85.00%.......................................................            3               1,116,099                0.5
85.01%-90.00%.......................................................            7               2,615,734                1.1
                                                                              ---            ------------              -----
    Totals..........................................................          461            $227,694,856              100.0%
                                                                              ===            ============              =====

---------------
(13) The weighted average original loan-to-value ratio of the Group One Mortgage Loans as of the Cut-off Date was approximately 69.23%.

                               Mortgage Group One
                                  Loan Purpose


                                                                                                              Percentage of Mortgage
                                                                                                                   Group One by
                                                                                        Aggregate Principal     Aggregate Principal
                                                                         Number of       Balance as of the       Balance as of the
Loan Purpose                                                          Mortgage Loans       Cut-off Date            Cut-off Date
------------                                                          --------------    -------------------   ----------------------
Purchase.........................................................          254            $129,407,841                 56.8%
Refinance--Cashout...............................................          109              50,113,950                 22.0
Refinance--Rate/Term.............................................           98              48,173,065                 21.2
                                                                           ---            ------------                -----
    Totals.......................................................          461            $227,694,856                100.0%
                                                                           ===            ============                =====


                               Mortgage Group One
                     Remaining Terms to Stated Maturity(14)

                                                                                                                   Percentage of
                                                                                                                      Mortgage
                                                                                                                    Group One by
                                                                                          Aggregate Principal   Aggregate Principal
Range of Remaining Terms                                                   Number of       Balance as of the     Balance as of the
to Stated Maturity (Months)                                             Mortgage Loans       Cut-off Date           Cut-off Date
--------------------------------------------------                      --------------    -------------------   -------------------
289 to 300..........................................................            1            $    497,947                0.2%
337 to 348..........................................................            2                 948,379                0.4
349 to 360..........................................................          458             226,248,530               99.4
                                                                              ---            ------------              -----
    Totals..........................................................          461            $227,694,856              100.0%
                                                                              ===            ============              =====

---------------
(14) The weighted average remaining term to stated maturity of the Group One Mortgage Loans as of the Cut-off Date was approximately 358 months.

                               Mortgage Group One
                    Remaining Terms to Expected Maturity(15)


                                                                                                                   Percentage of
                                                                                                                      Mortgage
                                                                                                                    Group One by
                                                                                          Aggregate Principal   Aggregate Principal
Range of Remaining Terms                                                   Number of       Balance as of the     Balance as of the
to Expected Maturity (Months)                                           Mortgage Loans       Cut-off Date           Cut-off Date
---------------------------------------------------                     --------------    -------------------   -------------------
289 to 300..........................................................            2            $    683,750                0.3%
337 to 348..........................................................            5               1,819,683                0.8
349 to 360..........................................................          454             225,191,423               98.9
                                                                              ---            ------------              -----
    Totals..........................................................          461            $227,694,856              100.0%
                                                                              ===            ============              =====

---------------
(15) Based on payments actually received (or scheduled to be received) on each Group One Mortgage Loan on or prior to the Cut-off Date. The weighted average remaining term to expected maturity of the Group One Mortgage Loans as of the Cut-off Date was approximately 358 months.

                               Mortgage Group One
                         Types of Mortgaged Properties


                                                                                                                    Percentage of
                                                                                                                       Mortgage
                                                                                                 Aggregate           Group One by
                                                                                             Principal Balance   Aggregate Principal
                                                                              Number of          as of the        Balance as of the
Property Type                                                              Mortgage Loans      Cut-off Date          Cut-off Date
-------------                                                              --------------    -----------------   -------------------
Single-Family Detached................................................          336           $166,133,129              73.0%
Cooperative Unit......................................................           17              7,007,858               3.1
Attached Planned Unit Development.....................................            8              3,515,773               1.5
Detached Planned Unit Development.....................................           77             39,520,304              17.4
Condominium...........................................................           16              8,154,266               3.6
Two-Family Dwelling Unit..............................................            7              3,363,526               1.5
                                                                                ---           ------------             -----
    Totals............................................................          461           $227,694,856             100.0%
                                                                                ===           ============             =====


                               Mortgage Group One
                              Occupancy Types(16)

                                                                                                                    Percentage of
                                                                                                                       Mortgage
                                                                                                                     Group One by
                                                                                           Aggregate Principal   Aggregate Principal
                                                                            Number of       Balance as of the     Balance as of the
Occupancy                                                                Mortgage Loans       Cut-off Date           Cut-off Date
---------                                                                --------------    -------------------   -------------------
Owner-occupied......................................................          439            $217,215,262               95.4%
Second Home.........................................................           22              10,479,594                4.6
                                                                              ---            ------------              -----
    Totals..........................................................          461            $227,694,856              100.0%
                                                                              ===            ============              =====

---------------
(16) Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

                               Mortgage Group One
                               Loan Documentation


                                                                                                                   Percentage of
                                                                                                                      Mortgage
                                                                                                                    Group One by
                                                                                          Aggregate Principal   Aggregate Principal
                                                                           Number of       Balance as of the     Balance as of the
Loan Documentation                                                      Mortgage Loans       Cut-off Date           Cut-off Date
------------------                                                      --------------    -------------------   -------------------
Full Documentation..................................................          426            $213,358,522               93.7%
Reduced Documentation...............................................           32              13,004,217                5.7
Streamlined Refinance...............................................            3               1,332,117                0.6
                                                                              ---            ------------              -----
    Totals..........................................................          461            $227,694,856              100.0%
                                                                              ===            ============              =====

                               Mortgage Group One
                               Credit Scores(17)


                                                                                                                   Percentage of
                                                                                                                      Mortgage
                                                                                                                    Group One by
                                                                                          Aggregate Principal   Aggregate Principal
                                                                           Number of       Balance as of the     Balance as of the
Range of Credit Scores                                                  Mortgage Loans       Cut-off Date           Cut-off Date
----------------------                                                  --------------    -------------------   -------------------
592 to 619..........................................................            5            $  2,689,318                1.2%
620 to 700..........................................................          156              76,380,513               33.5
701 to 800..........................................................          293             145,499,046               63.9
801 to 809..........................................................            7               3,125,980                1.4
                                                                              ---            ------------              -----
    Totals..........................................................          461            $227,694,856              100.0%
                                                                              ===            ============              =====

---------------
(17) The Credit Scores of the Group One Mortgage Loans that were scored as of the Cut-off Date ranged from 592 to 809 and the weighted average Credit Score of the Group One Mortgage Loans that were scored as of the Cut-off Date was approximately 720.

                               Mortgage Group Two
                               Mortgage Rates(18)

                                                                                                                  Percentage of
                                                                                                              Mortgage Group Two by
                                                                                        Aggregate Principal    Aggregate Principal
                                                                         Number of         Balance as of        Balance as of the
Range of Mortgage Rates                                               Mortgage Loans     the Cut-off Date          Cut-off Date
-----------------------                                               --------------    -------------------   ---------------------
5.000%-5.499%.....................................................           13            $  7,093,171                 2.6%
5.500%-5.999%.....................................................           65              34,709,239                12.7
6.000%-6.499%.....................................................          443             230,505,929                84.6
                                                                            ---            ------------               -----
    Totals........................................................          521            $272,308,339               100.0%
                                                                            ===            ============               =====

---------------
(18) The Mortgage Rates on the Group Two Mortgage Loans (defined herein) as of the Cut-off Date ranged from 5.125% per annum to 6.250% per annum, and the weighted average Mortgage Rate on the Group Two Mortgage Loans as of the Cut-off Date was approximately 6.070% per annum.

                               Mortgage Group Two
               Geographical Distribution of Mortgaged Properties


                                                                                                                  Percentage of
                                                                                                              Mortgage Group Two by
                                                                                        Aggregate Principal    Aggregate Principal
                                                                         Number of         Balance as of        Balance as of the
State                                                                 Mortgage Loans     the Cut-off Date          Cut-off Date
-----                                                                 --------------    -------------------   ---------------------
Alabama...........................................................            2            $    815,276                 0.3%
Arizona...........................................................            3               1,175,443                 0.4
California........................................................          127              68,066,086                25.0
Colorado..........................................................            4               1,772,484                 0.7
Connecticut.......................................................           18               8,959,675                 3.3
Delaware..........................................................            2                 794,654                 0.3
District of Columbia..............................................            2               1,098,298                 0.4
Florida...........................................................           30              15,259,459                 5.6
Georgia...........................................................           10               5,484,527                 2.0
Illinois..........................................................            4               1,477,422                 0.5
Louisiana.........................................................            2                 834,040                 0.3
Maine.............................................................            1                 498,550                 0.2
Maryland..........................................................           10               4,503,977                 1.7
Massachusetts.....................................................            6               2,616,716                 1.0
Nevada............................................................            1                 518,987                 0.2
New Jersey........................................................           35              19,124,911                 7.0
New York..........................................................          174              94,234,064                34.6
North Carolina....................................................            8               3,678,113                 1.4
Ohio..............................................................            1                 379,277                 0.1
Oregon............................................................           12               5,744,364                 2.1
Pennsylvania......................................................           11               5,183,655                 1.9
South Carolina....................................................            3               1,782,511                 0.7
Tennessee.........................................................            1                 766,255                 0.3
Texas.............................................................           16               8,904,830                 3.3
Utah..............................................................            2               1,236,326                 0.5
Virginia..........................................................           30              14,390,979                 5.3
Washington........................................................            5               2,159,283                 0.8
Wisconsin.........................................................            1                 848,178                 0.3
                                                                            ---            ------------               -----
    Totals........................................................          521            $272,308,339               100.0%
                                                                            ===            ============               =====

                               Mortgage Group Two
                         Original Principal Balance(19)


                                                                                                                  Percentage of
                                                                                                              Mortgage Group Two by
                                                                                        Aggregate Principal    Aggregate Principal
                                                                         Number of         Balance as of        Balance as of the
Range of Original Principal Balances                                  Mortgage Loans     the Cut-off Date          Cut-off Date
------------------------------------                                  --------------    -------------------   ---------------------
Up to $100,000....................................................            1            $     47,989                 0.0%
$100,001-$150,000.................................................            2                 258,506                 0.1
$150,001-$200,000.................................................            4                 730,177                 0.3
$200,001-$250,000.................................................            2                 464,804                 0.2
$250,001-$300,000.................................................            5               1,424,358                 0.5
$300,001-$350,000.................................................           26               8,790,324                 3.2
$350,001-$400,000.................................................          109              41,389,473                15.2
$400,001-$450,000.................................................           73              31,161,853                11.4
$450,001-$500,000.................................................           98              47,108,219                17.3
$500,001-$550,000.................................................           39              20,707,479                 7.6
$550,001-$600,000.................................................           39              22,734,645                 8.3
$600,001-$650,000.................................................           46              29,344,637                10.8
$650,001-$700,000.................................................            7               4,807,011                 1.8
$700,001-$750,000.................................................           10               7,268,763                 2.7
$750,001-$800,000.................................................           13              10,189,494                 3.7
$800,001-$850,000.................................................            8               6,640,975                 2.4
$850,001-$900,000.................................................            8               7,026,051                 2.6
$900,001-$950,000.................................................            2               1,874,285                 0.7
$950,001-$1,000,000...............................................           23              22,800,758                 8.4
$1,000,001-$1,050,000.............................................            1               1,043,944                 0.4
$1,050,001-$1,100,000.............................................            2               2,145,535                 0.8
$1,100,001-$1,150,000.............................................            1               1,104,202                 0.4
$1,200,001-$1,250,000.............................................            1               1,248,756                 0.5
$1,950,001-$2,000,000.............................................            1               1,996,102                 0.7
                                                                            ---            ------------               -----
    Totals........................................................          521            $272,308,339               100.0%
                                                                            ===            ============               =====

---------------
(19) The average outstanding principal balance of the Group Two Mortgage Loans as of the Cut-off Date was approximately $522,665. The original principal balances of the Group Two Mortgage Loans ranged from $48,035 to $2,000,000.

                               Mortgage Group Two
                             Mortgage Loan Age(20)


                                                                                                                  Percentage of
                                                                                                                     Mortgage
                                                                                                                   Group Two by
                                                                                         Aggregate Principal   Aggregate Principal
                                                                          Number of         Balance as of       Balance as of the
Mortgage Loan Age (Months)                                             Mortgage Loans     the Cut-off Date         Cut-off Date
--------------------------                                             --------------    -------------------   -------------------
0...................................................................            5            $  2,891,300                1.1%
1...................................................................          165              89,709,560               32.9
2...................................................................          222             113,596,509               41.7
3...................................................................           74              37,498,108               13.8
4...................................................................           13               7,168,748                2.6
5...................................................................            8               5,235,429                1.9
6...................................................................           20              10,052,519                3.7
7...................................................................            4               1,653,090                0.6
8...................................................................            3               1,378,640                0.5
9...................................................................            1                 319,192                0.1
10..................................................................            1                 965,072                0.4
11..................................................................            2                 749,780                0.3
13..................................................................            2                 755,174                0.3
14..................................................................            1                 335,217                0.1
                                                                              ---            ------------              -----
    Totals..........................................................          521            $272,308,339              100.0%
                                                                              ===            ============              =====

---------------
(20) The weighted average age of the Group Two Mortgage Loans as of the Cut-off Date was approximately 2 months.

                               Mortgage Group Two
                        Original Loan-to-Value Ratio(21)

                                                                                                                  Percentage of
                                                                                                                     Mortgage
                                                                                                                   Group Two by
                                                                                         Aggregate Principal   Aggregate Principal
                                                                          Number of         Balance as of       Balance as of the
Range of Original Loan-to-Value Ratios                                 Mortgage Loans     the Cut-off Date         Cut-off Date
--------------------------------------                                 --------------    -------------------   -------------------
50.00% or less......................................................           96            $ 53,969,840               19.8%
50.01%-55.00%.......................................................           34              18,809,468                6.9
55.01%-60.00%.......................................................           42              23,803,565                8.7
60.01%-65.00%.......................................................           51              27,308,637               10.0
65.01%-70.00%.......................................................           59              31,478,612               11.6
70.01%-75.00%.......................................................           95              51,329,260               18.8
75.01%-80.00%.......................................................          139              63,748,698               23.4
80.01%-85.00%.......................................................            2                 933,418                0.3
85.01%-90.00%.......................................................            2                 588,962                0.2
90.01%-95.00%.......................................................            1                 337,879                0.1
                                                                              ---            ------------              -----
    Totals..........................................................          521            $272,308,339              100.0%
                                                                              ===            ============              =====

---------------
(21) The weighted average original loan-to-value ratio of the Group Two Mortgage Loans as of the Cut-off Date was approximately 63.50%.

                               Mortgage Group Two
                                  Loan Purpose


                                                                                                                 Percentage of
                                                                                                                    Mortgage
                                                                                                                  Group Two by
                                                                                        Aggregate Principal   Aggregate Principal
                                                                         Number of         Balance as of       Balance as of the
Loan Purpose                                                          Mortgage Loans     the Cut-off Date         Cut-off Date
------------                                                          --------------    -------------------   -------------------
Purchase............................................................          238            $126,497,185               46.5%
Refinance--Cashout..................................................          118              61,363,330               22.5
Refinance--Rate/Term................................................          165              84,447,824               31.0
                                                                              ---            ------------              -----
    Totals..........................................................          521            $272,308,339              100.0%
                                                                              ===            ============              =====


                               Mortgage Group Two
                     Remaining Terms to Stated Maturity(22)

                                                                                                                 Percentage of
                                                                                                                    Mortgage
                                                                                                                  Group Two by
                                                                                        Aggregate Principal   Aggregate Principal
Range of Remaining Terms                                                 Number of       Balance as of the     Balance as of the
to Stated Maturity (Months)                                           Mortgage Loans       Cut-off Date           Cut-off Date
---------------------------                                           --------------    -------------------   -------------------
289 to 300..........................................................            3            $  1,505,440                0.6%
337 to 348..........................................................            3               1,090,391                0.4
349 to 360..........................................................          515             269,712,508               99.0
                                                                              ---            ------------              -----
    Totals..........................................................          521            $272,308,339              100.0%
                                                                              ===            ============              =====

---------------
(22) The weighted average remaining term to stated maturity of the Group Two Mortgage Loans as of the Cut-off Date was approximately 357 months.

                               Mortgage Group Two
                    Remaining Terms to Expected Maturity(23)


                                                                                                                 Percentage of
                                                                                                                    Mortgage
                                                                                                                  Group Two by
                                                                                        Aggregate Principal   Aggregate Principal
Range of Remaining Terms                                                 Number of         Balance as of       Balance as of the
to Expected Maturity (Months)                                         Mortgage Loans     the Cut-off Date         Cut-off Date
-----------------------------                                         --------------    -------------------   -------------------
289 to 300..........................................................            3            $  1,505,440                0.6%
313 to 324..........................................................            1                 381,596                0.1
325 to 336..........................................................            1                 473,057                0.2
337 to 348..........................................................            5               2,081,639                0.8
349 to 360..........................................................          511             267,866,607               98.4
                                                                              ---            ------------              -----
    Totals..........................................................          521            $272,308,339              100.0%
                                                                              ===            ============              =====

---------------
(23) Based on payments actually received (or scheduled to be received) on each Group Two Mortgage Loan on or prior to the Cut-off Date. The weighted average remaining term to expected maturity of the Group Two Mortgage Loans as of the Cut-off Date was approximately 357 months.

                               Mortgage Group Two
                         Types of Mortgaged Properties


                                                                                                                 Percentage of
                                                                                                                    Mortgage
                                                                                                                  Group Two by
                                                                                        Aggregate Principal   Aggregate Principal
                                                                         Number of       Balance as of the     Balance as of the
Property Type                                                         Mortgage Loans       Cut-off Date           Cut-off Date
-------------                                                         --------------    -------------------   -------------------
Single-Family Detached..............................................          373            $193,788,007               71.2%
Cooperative Unit....................................................           23              11,790,525                4.3
Attached Planned Unit Development...................................           15               7,424,208                2.7
Detached Planned Unit Development...................................           58              31,895,424               11.7
Condominium.........................................................           43              21,863,624                8.0
Two-Family Dwelling Unit............................................            9               5,546,551                2.0
                                                                              ---            ------------              -----
    Totals..........................................................          521            $272,308,339              100.0%
                                                                              ===            ============              =====


                               Mortgage Group Two
                              Occupancy Types(24)

                                                                                                                 Percentage of
                                                                                                                    Mortgage
                                                                                                                  Group Two by
                                                                                        Aggregate Principal   Aggregate Principal
                                                                         Number of       Balance as of the     Balance as of the
Occupancy                                                             Mortgage Loans       Cut-off Date           Cut-off Date
---------                                                             --------------    -------------------   -------------------
Owner-occupied......................................................          495            $256,937,329               94.4%
Second Home.........................................................           26              15,371,010                5.6
                                                                              ---            ------------              -----
    Totals..........................................................          521            $272,308,339              100.0%
                                                                              ===            ============              =====

---------------
(24) Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

                               Mortgage Group Two
                               Loan Documentation


                                                                                                                 Percentage of
                                                                                                                    Mortgage
                                                                                                                  Group Two by
                                                                                        Aggregate Principal   Aggregate Principal
                                                                         Number of         Balance as of       Balance as of the
Loan Documentation                                                    Mortgage Loans     the Cut-off Date         Cut-off Date
------------------                                                    --------------    -------------------   -------------------
Full Documentation..................................................          478            $253,461,786               93.1%
Reduced Documentation...............................................           40              17,360,113                6.4
Streamlined Refinance...............................................            3               1,486,439                0.5
                                                                              ---            ------------              -----
    Totals..........................................................          521            $272,308,339              100.0%
                                                                              ===            ============              =====

                               Mortgage Group Two
                               Credit Scores(25)


                                                                                                                 Percentage of
                                                                                                                    Mortgage
                                                                                                                  Group Two by
                                                                                        Aggregate Principal   Aggregate Principal
                                                                         Number of         Balance as of       Balance as of the
Range of Credit Scores                                                Mortgage Loans     the Cut-off Date         Cut-off Date
----------------------                                                --------------    -------------------   -------------------
567 to 619..........................................................            8            $  4,886,698                1.8%
620 to 700..........................................................          138              70,806,586               26.0
701 to 800..........................................................          369             194,025,780               71.3
801 to 816..........................................................            6               2,589,274                1.0
                                                                              ---            ------------              -----
    Totals..........................................................          521            $272,308,339              100.0%
                                                                              ===            ============              =====

---------------
(25) The Credit Scores of the Group Two Mortgage Loans that were scored as of the Cut-off Date ranged from 567 to 816 and the weighted average Credit Score of the Group Two Mortgage Loans that were scored as of the Cut-off Date was approximately 730.

   "Credit Scores" are statistical scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower's creditworthiness. Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a Mortgage Loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. Neither the Seller nor Chase Manhattan Mortgage makes any representations or warranties as to the actual performance of any Mortgage Loan or that a particular Credit Score should be relied upon as a basis for an expectation that the borrower will repay the Mortgage Loan according to its terms.

   At the date of issuance of the Certificates, no Mortgage Loan will be delinquent more than 30 days or will have had more than one delinquency in excess of 30 days as to any Monthly Payment during the preceding twelve months.

   No zip code area contains greater than approximately 1.1% of the Mortgaged Properties.

   A standard hazard insurance policy is required to be maintained by the Mortgagor with respect to each Mortgage Loan in an amount equal to the maximum insurable value of the improvements securing such Mortgage Loan or the principal balance of such Mortgage Loan, whichever is less. See "Servicing of the Mortgage Loans--Hazard Insurance" in the Prospectus. No mortgage pool insurance policy, special hazard insurance policy or mortgagor bankruptcy insurance will be maintained with respect to the Mortgage Pool, nor will any Mortgage Loan be insured by the FHA or guaranteed by the VA.

   The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as presently constituted. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool if the Seller deems such removal necessary or appropriate. Other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The information set forth herein is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued. If any of the characteristics as of the Cut-off Date of the Mortgage Loans on the date of initial issuance of the Certificates vary materially from those described herein, revised information regarding such Mortgage Loans will be included in a Current Report on Form 8-K of the Seller that will be available to purchasers of the Certificates at, and filed with the Securities and Exchange Commission within 15 days of, the initial delivery of the Certificates. In any event, no more than 5% of the Mortgage Loans described herein will be removed from or added to the Mortgage Pool prior to the issuance of the Certificates unless a revised prospectus supplement is delivered to prospective investors in the Offered Certificates.

                      PREPAYMENT AND YIELD CONSIDERATIONS


   The rate of principal payments on the Offered Certificates (other than the Class IIA-11, Class IIA-14 and Class A-X Certificates), the aggregate amount of each interest payment on the Offered Certificates (other than the Class A-P Certificates) and the yield to maturity of the Offered Certificates are related to the rate and timing of payments of principal on the underlying Mortgage Loans (or, with respect to each Certificate Group, on the underlying Mortgage Loans in the related Mortgage Group). The principal payments on such Mortgage Loans may be in the form of scheduled principal payments or prepayments (for this purpose, the term "prepayment" includes prepayments in full, curtailments and liquidations due to default, casualty, condemnation and the like, as well as repurchases by a mortgage loan seller). Any such prepayments will result in distributions to holders of Certificates ("Certificateholders") of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. In addition, because, for at least nine years after the issuance of the Certificates, the Class A Certificateholders (other than the Class IIA-11, Class IIA-14, Class A-X and Class A-P Certificateholders) in the aggregate will be entitled to receive a percentage of certain amounts, including principal prepayments, which is greater than their proportionate interest in the Trust Fund, the rate of principal prepayments on the Mortgage Loans will have a greater effect on the rate of principal payments and the amount of interest payments on, and the yield to maturity of, such Certificates than if such Certificateholders were entitled only to their proportionate interest in such amounts. In general, the prepayment rate may be influenced by a number of factors, including general economic conditions and homeowner mobility.

   Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty. The rate of payment of principal on the Certificates may also be affected by any repurchase of the Mortgage Loans as to which there has been a material breach of a representation or warranty or defect in documentation, or by a purchase by the Servicer of certain Mortgage Loans modified at the request of a Mortgagor (including Mortgagors with respect to which the Servicer has solicited such a request). See "The Mortgage Pool--General" and "The Pooling and Servicing Agreement--Optional Termination." In such event, the repurchase price will be passed through to the Certificateholders as a prepayment of principal in the month following the month of such repurchase.

   The rate of prepayments with respect to mortgage loans on one- to four-family residences has fluctuated significantly in recent years. The Seller believes that in a fluctuating interest rate environment a predominant factor affecting the prepayment rate on a large pool of mortgage loans is the difference between the interest rates on the mortgage loans (giving consideration to the cost of any refinancing) and prevailing mortgage rates. In general, if mortgage interest rates were to fall below the interest rates on the Mortgage Loans, the rate of prepayment would be expected to increase. Conversely, in general, if mortgage interest rates were to rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. Additionally, in general, mortgage loans having relatively high principal balances and/or relatively low loan-to-value ratios may be more likely to prepay than mortgage loans having relatively low principal balances and/or relatively high loan-to-value ratios. Therefore, if a mortgage pool consists of mortgage loans which generally have relatively high principal balances and relatively low loan-to-value ratios, the rate of prepayments with respect to such mortgage pool could be higher than would otherwise be the case. In addition, prepayments generally will also result from home sales by mortgagors and from foreclosures due to defaults on mortgage loans. There is no historical prepayment data available for the Mortgage Pool, and comparable data is not available because the Mortgage Loans do not constitute a representative sample of mortgage loans generally. In addition, historical data available with respect to mortgage loans underlying mortgage pass-through certificates issued by Ginnie Mae, Fannie Mae or Freddie Mac may not be comparable to prepayments expected to be experienced by the Mortgage Pool, because the Mortgage Loans have characteristics which differ from mortgage loans underlying pass-through certificates issued by Ginnie Mae, Fannie Mae and Freddie Mac.

   The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect the total distributions received, the date of receipt of such distributions and the actual yield to maturity to an investor in the Offered Certificates, even if the average rate of principal payments is consistent with an investor's expectations. Because the rate of distribution of principal of the Certificates will be directly related to the actual amortization (including prepayments) of the Mortgage Loans, which may include Mortgage Loans that have remaining terms to maturity shorter or longer than those assumed and interest rates higher or lower than those assumed, the distributions on the Offered Certificates are likely to differ from those reflected in the following tables, even if all the Mortgage Loans prepay at the indicated percentages of PSA (as defined below), as applicable. In addition, it is not likely that the Mortgage Loans will prepay at a constant rate until maturity or that all of the Mortgage Loans will prepay at the same rate. In general, the earlier a payment of principal on the Mortgage Loans, the greater the effect on an investor's yield to maturity. As a result, if principal payments occur at a rate higher (or lower) than the rate anticipated by an investor in the Offered Certificates during the period immediately following the issuance of the Certificates, the effect on such investor's yield will not be equally offset by a subsequent like reduction (or increase) in the rate of principal payments. If an Offered Certificate, particularly a Class A-P Certificate, is offered at a discount from its original principal amount and if the purchaser of such Offered Certificate calculates its yield to maturity based on a faster assumed rate of payment of principal than that actually received on such Certificate, its actual yield to maturity will be lower than that so calculated. If the purchaser of an Offered Certificate, offered at a premium to its original principal amount or of a Class IIA-11, Class IIA-14, Class IA-X or Class IIA-X Certificate calculates its yield to maturity based on a slower assumed rate of payment of principal than that actually received on the Certificates, the yield to maturity will be lower than that so calculated and, under certain circumstances, such a purchaser may fail to recoup its initial investment. No assurances can be given as to the rate or timing of payments on the Mortgage Loans. The Class IA-X Certificates will be highly sensitive to the rate and timing of principal prepayments on the Mortgage Loans in Mortgage Group One with net mortgage rates higher than 6.00% per annum. The Class IIA-X Certificates will be highly sensitive to the rate and timing of principal prepayments on the Mortgage Loans in Mortgage Group Two with net mortgage rates higher than 5.75% per annum.

   Investors in the Class IA-4 Certificates should be aware that because the Class IA-4 Certificates are not expected to receive distributions of principal prior to the Distribution Date occurring in January 2009 (unless the aggregate outstanding principal balance of the Class IA Certificates (other than the Class IA-4 Certificates) has been reduced to zero), the weighted average life of the Class IA-4 Certificates will be longer than would otherwise be the case, and the effect on the market value of the Class IA-4 Certificates of changes in market interest rates or market yields for similar securities will be greater than for other Class IA Certificates entitled to such distributions.

   Investors in the Class IIA-15, Class IIA-16 and Class IIA-17 Certificates should be aware that because the Class IIA-15, Class IIA-16 and Class IIA-17 Certificates are not expected to receive distributions of principal prior to the Distribution Date occurring in January 2009 (unless the aggregate outstanding principal balance of the Class IIA Certificates (other than the Class IIA-15, Class IIA-16 and Class IIA-17 Certificates) has been reduced to zero), the weighted average life of the Class IIA-15, Class IIA-16 and Class IIA-17 Certificates will be longer than would otherwise be the case, and the effect on the market value of the Class IIA-15, Class IIA-16 and Class IIA-17 Certificates of changes in market interest rates or market yields for similar securities will be greater than for other Class IIA Certificates entitled to such distributions.

   The Class IA-1 Certificates will have rates of principal payments that may not directly depend on the rate of principal payments (including principal prepayments) on the Group One Mortgage Loans; instead, principal payments on such Class IA-1 Certificates will depend on distributions derived from the interest accrued on the Class IA-2 Certificates. Therefore, the Class IA-1 Certificates may have a final distribution date earlier than that of the other Classes of Certificates.

   If the aggregate principal balance of the Non-Offered Class B Certificates is reduced to zero, the yield to maturity on the Class B-2 Certificates will be extremely sensitive to losses on the Mortgage Loans (and the timing thereof), because the entire amount of any such losses (other than Excess Losses (defined herein)), which occur after the aggregate principal balance of the Non-Offered Class B Certificates has been reduced to zero, will be allocable to the Class B-2 Certificates, as described herein. If the aggregate principal balance of the Class B-2 Certificates and the Non-Offered Class B Certificates is reduced to zero, the yield to maturity on the Class B-1 Certificates will be extremely sensitive to losses on the Mortgage Loans and the timing thereof because the entire amount of any such losses (other than Excess Losses) which occur after the aggregate principal balance of the Class B-2 Certificates and the Non-Offered Class B Certificates has been reduced to zero will be allocable to the Class B-1 Certificates, as described herein. If the aggregate principal balance of the Class B Certificates is reduced to zero, the yield to maturity on the Class M Certificates will be extremely sensitive to losses on the Mortgage Loans and the timing thereof because the entire amount of any such losses (other than Excess Losses) which occur after the aggregate principal balance of the Class B Certificates has been reduced to zero will be allocable to the Class M Certificates, as described herein. In addition, as described herein, for at least nine years after the issuance of the Certificates or such lesser time as the Class A Certificates are outstanding, each Class of Subordinated Certificates (defined herein) will be entitled to receive a percentage of certain amounts, including principal prepayments, which is generally less than their proportionate interest in the Trust Fund. See "Description of the Certificates--Subordinated Certificates and Shifting Interests."

   No assurance can be given as to the rate or timing of principal payments or prepayments on the Mortgage Loans in either Mortgage Group. In addition, it is unlikely that prepayments on the Mortgage Loans in either Mortgage Group will occur at a constant rate even if the average prepayment experience equals the indicated levels of PSA.

   In the event of acceleration of Mortgage Loans as a result of enforcement of "due-on-sale" provisions in connection with transfers of the related Mortgaged Properties, the level of prepayments on the respective Mortgage Loans will be increased, thereby shortening the weighted average lives of the Offered Certificates. See "Yield, Maturity and Weighted Average Life Considerations" in the Prospectus.

   The yield to holders of the Offered Certificates will depend upon, among other things, the price at which such Offered Certificates are purchased and the amount of and rate at which principal, including both scheduled and unscheduled payments thereof, is paid to the respective Certificateholders.

   The yield to Certificateholders (other than the holders of the Class IIA-10, Class IIA-11 and Class A-P Certificates) will be lower than the yield otherwise produced by the applicable Certificate Rate and the applicable purchase price of the Certificates because monthly distributions will not be payable to the holders until the 25th day (or if that day is not a business day, the following business day) of the month following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings on them for the delay). In addition, the yield to Certificateholders (other than the Class A-P Certificateholders) may be reduced as a result of Prepayment Interest Shortfalls (defined herein) to the extent described herein. See "The Pooling and Servicing Agreement--Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans."

   Investors in the Class IIA-10 Certificates should understand that if LIBOR is greater than or equal to 7.55% per annum, the Class IIA-10 Certificates will accrue interest at their maximum Certificate Rate of 8.00% per annum. Investors in the Class IIA-10 Certificates should also consider the risk that if LIBOR is lower than anticipated, the actual yield to such investors could be significantly lower than the anticipated yield.

   The yield to investors in the Class IIA-11 Certificates will be highly sensitive to LIBOR and increases in LIBOR will have a negative effect on the yield to investors in the Class IIA-11 Certificates. Investors in the Class IIA-11 Certificates should understand that if LIBOR is greater than or equal to 7.55% per annum, the Class IIA-11 Certificates will accrue interest at its minimum Certificate Rate of 0.00% per annum. Investors in the Class IIA-11 Certificates should also consider the risk that if LIBOR is higher than anticipated, the actual yield to such investors could be significantly lower than the anticipated yield. Further, based on the Modeling Assumptions, high constant rates of LIBOR, especially when combined with certain high constant prepayment rates, could produce a negative yield to investors in the Class IIA-11 Certificates. See "--Yield Considerations with Respect to the Class IIA-11 Certificates" below.

   Investors in the Class IIA-10 and Class IIA-11 Certificates should understand that the timing of changes in LIBOR may affect the actual yields to such investors even if the average rate of LIBOR is consistent with such investors' expectations. Each investor must make an independent decision as to the appropriate LIBOR assumptions to be used in deciding whether to purchase a Class IIA-10 or Class IIA-11 Certificate.

   Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement ("PSA") represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. A prepayment assumption of 100% of PSA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% of PSA assumes a constant prepayment rate of 6.0% per annum.

   The tables set forth below are based on the assumption that the Mortgage Loans prepay at the indicated percentages of PSA. Neither the PSA nor any other prepayment model purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Pool.

   The tables set forth below have been prepared on the basis of the respective expected original principal balances (or initial notional amount, in the case of the Class IIA-11, Class IIA-14 and Class A-X Certificates) of the Offered Certificates. For purposes of preparation of the tables, it has been assumed that the Mortgage Loans included in the Mortgage Pool on the Closing Date consist of four Mortgage Loans having the characteristics described below and that (i) scheduled payments on all Mortgage Loans are received on the first day of each month beginning January 1, 2004, (ii) any principal prepayments on the Mortgage Loans are received on the last day of each month beginning in December 2003 and include 30 days of interest thereon, (iii) there are no defaults or delinquencies on the Mortgage Loans, (iv) optional termination of the Trust Fund does not occur, (v) there are no partial prepayments on the Mortgage Loans and prepayments are computed after giving effect to scheduled payments received on the following day, (vi) the Mortgage Loans prepay at the indicated constant percentages of PSA, (vii) the date of issuance for the Certificates is December 22, 2003, (viii) cash distributions are received by the Certificateholders on the 25th day of each month when due, and (ix) the scheduled monthly payments for each hypothetical mortgage loan are computed based upon the unpaid principal balance, mortgage rate and remaining term to expected maturity such that each hypothetical mortgage loan will fully amortize on its maturity date. The assumptions set forth in this paragraph are referred to herein as the "Modeling Assumptions."

                     Assumed Mortgage Loan Characteristics



                            Principal
                          Balance as of                                                   Remaining Term to
                           the Cut-off                      Net Mortgage     Loan Age     Expected Maturity
      Mortgage Group          Date         Mortgage Rate        Rate        (in Months)      (in Months)
      --------------     ---------------   -------------    ------------    -----------   -----------------
Group One............... $ 17,415,049.88    6.2500000000%   5.9735000000%        2               358
Group One............... $210,279,806.19    6.4852274549%   6.2087274549%        2               358
Group Two............... $ 89,315,082.77    5.8066402755%   5.5301402755%        2               357
Group Two............... $182,993,256.00    6.1990828149%   5.9225828149%        2               357


   There will be differences between the characteristics of the Mortgage Loans actually included in the Trust Fund and the characteristics assumed in preparing the following tables. Such differences may affect the percentages of the original principal balance outstanding set forth in the tables and the weighted average lives of the Offered Certificates, and could cause the outstanding principal balance of any Offered Certificate to be reduced to zero earlier or later than indicated by the tables.

   Variations in actual prepayment experience and the principal balances of Mortgage Loans that prepay may increase or decrease the percentages of the original principal balances outstanding and the weighted average lives shown in the following tables. Such variations may occur even if the average prepayment experience of all such Mortgage Loans equals the indicated levels of PSA. There is no assurance that the Mortgage Loans will prepay at any constant level of PSA.

   Based on the foregoing assumptions, the following tables indicate the weighted average life of each Class of Offered Certificates and set forth the percentages of the original principal balance of each Class of Offered Certificates that would be outstanding after each of the dates shown at various percentages of PSA.

   The weighted average lives of the Offered Certificates as set forth on the following tables are determined by (i) multiplying the amount of each assumed principal distribution by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results and
(iii) dividing the sum by the total principal distribution on such Certificates.

   No assurance can be given as to the rate or timing of principal payments or prepayments on any of the Mortgage Loans.

     Percentage of Initial Principal Balance Outstanding at the Respective
                       Percentages of PSA Set Forth Below


                                                                    Class IA-1                              Class IA-2
                                                       -----------------------------------    -------------------------------------
Distribution Date                                        0%     100%   350%    400%   500%     0%      100%     350%    400%   500%
-----------------                                      -----    ----   ----    ----   ----    -----   -----    -----    ----   ----
Initial ............................................     100     100    100     100    100      100     100      100     100    100
December 25, 2004 ..................................      98      96     91      90     88      106     106      106     106    106
December 25, 2005 ..................................      96      90     73      70     63      113     113      113     113    113
December 25, 2006 ..................................      94      81     51      46     36      120     120      120     120    120
December 25, 2007 ..................................      92      73     34      28     17      127     127      127     127    127
December 25, 2008 ..................................      90      65     21      14      4      135     135      135     135    135
December 25, 2009 ..................................      88      58     11       5      0      143     143      143     143     83
December 25, 2010 ..................................      86      52      5       0      0      152     152      152     142     21
December 25, 2011 ..................................      83      46      0       0      0      161     161      159      89      0
December 25, 2012 ..................................      81      41      0       0      0      171     171      116      60      0
December 25, 2013 ..................................      78      36      0       0      0      182     182       90      44      0
December 25, 2014 ..................................      75      31      0       0      0      193     193       69      33      0
December 25, 2015 ..................................      72      27      0       0      0      205     205       53      24      0
December 25, 2016 ..................................      68      23      0       0      0      218     218       41      18      0
December 25, 2017 ..................................      65      18      0       0      0      231     231       31      13      0
December 25, 2018 ..................................      61      14      0       0      0      245     245       24      10      0
December 25, 2019 ..................................      57      11      0       0      0      261     261       18       7      0
December 25, 2020 ..................................      52       7      0       0      0      277     277       13       5      0
December 25, 2021 ..................................      48       3      0       0      0      294     294       10       4      0
December 25, 2022 ..................................      43       0      0       0      0      312     304        7       3      0
December 25, 2023 ..................................      37       0      0       0      0      331     267        6       2      0
December 25, 2024 ..................................      32       0      0       0      0      351     232        4       1      0
December 25, 2025 ..................................      26       0      0       0      0      373     200        3       1      0
December 25, 2026 ..................................      19       0      0       0      0      396     169        2       1      0
December 25, 2027 ..................................      13       0      0       0      0      421     139        1       *      0
December 25, 2028 ..................................       5       0      0       0      0      446     112        1       *      0
December 25, 2029 ..................................       0       0      0       0      0      435      86        1       *      0
December 25, 2030 ..................................       0       0      0       0      0      331      62        *       *      0
December 25, 2031 ..................................       0       0      0       0      0      221      39        *       *      0
December 25, 2032 ..................................       0       0      0       0      0      104      17        *       *      0
December 25, 2033 ..................................       0       0      0       0      0        0       0        0       0      0
Weighted Average Life in Years .....................   16.12    8.28   3.41    3.09   2.63    27.91   23.82    11.58    9.58   6.35

---------------
(*)  Less than 0.5% but greater than 0.0%.

     Percentage of Initial Principal Balance Outstanding at the Respective
                       Percentages of PSA Set Forth Below



                                                                   Class IA-3                               Class IA-4
                                                      ------------------------------------    -------------------------------------
Distribution Date                                       0%     100%    350%    400%   500%     0%      100%     350%    400%   500%
-----------------                                     -----    -----   ----    ----   ----    -----   -----    -----    ----   ----
Initial ...........................................     100      100    100     100    100      100     100      100     100    100
December 25, 2004 .................................      99       97     93      92     90      100     100      100     100    100
December 25, 2005 .................................      98       92     78      75     70      100     100      100     100    100
December 25, 2006 .................................      96       85     60      56     47      100     100      100     100    100
December 25, 2007 .................................      95       79     46      41     31      100     100      100     100    100
December 25, 2008 .................................      93       72     35      29     20      100     100      100     100    100
December 25, 2009 .................................      92       67     27      21     13       98      96       91      90     87
December 25, 2010 .................................      90       61     20      15      9       97      92       81      78     72
December 25, 2011 .................................      88       57     15      11      6       95      87       68      64     54
December 25, 2012 .................................      87       52     12       8      4       93      81       55      50     36
December 25, 2013 .................................      85       48      9       6      3       90      74       42      37     24
December 25, 2014 .................................      82       44      7       5      2       88      68       33      27     17
December 25, 2015 .................................      80       40      5       3      1       86      62       25      20     11
December 25, 2016 .................................      78       36      4       2      1       83      57       19      15      8
December 25, 2017 .................................      75       33      3       2      1       80      51       15      11      5
December 25, 2018 .................................      72       30      2       1      *       77      47       11       8      4
December 25, 2019 .................................      69       27      2       1      *       74      42        8       6      2
December 25, 2020 .................................      66       24      1       1      *       71      38        6       4      2
December 25, 2021 .................................      63       22      1       1      *       67      34        5       3      1
December 25, 2022 .................................      59       19      1       *      *       63      30        4       2      1
December 25, 2023 .................................      55       17      1       *      *       59      26        3       2      *
December 25, 2024 .................................      51       15      *       *      *       54      23        2       1      *
December 25, 2025 .................................      46       12      *       *      *       50      19        1       1      *
December 25, 2026 .................................      42       11      *       *      *       45      16        1       1      *
December 25, 2027 .................................      37        9      *       *      *       39      14        1       *      *
December 25, 2028 .................................      31        7      *       *      *       34      11        *       *      *
December 25, 2029 .................................      26        5      *       *      *       27       8        *       *      *
December 25, 2030 .................................      20        4      *       *      *       21       6        *       *      *
December 25, 2031 .................................      13        2      *       *      *       14       4        *       *      *
December 25, 2032 .................................       6        1      *       *      *        7       2        *       *      *
December 25, 2033 .................................       0        0      0       0      0        0       0        0       0      0
Weighted Average Life in Years ....................   19.48    11.21   4.78    4.27   3.52    20.65   15.43    10.24    9.73   8.78

---------------
(*)  Less than 0.5% but greater than 0.0%.

     Percentage of Initial Principal Balance Outstanding at the Respective
                       Percentages of PSA Set Forth Below



                                                                   Class IIA-1                              Class IIA-2
                                                     --------------------------------------    ------------------------------------
Distribution Date                                      0%     100%     300%    400%    500%     0%      100%    300%    400%   500%
-----------------                                    -----    -----   -----    -----   ----    -----   -----    ----    ----   ----
Initial ..........................................     100      100     100      100    100      100     100     100     100    100
December 25, 2004 ................................     100      100     100      100    100      100     100     100     100    100
December 25, 2005 ................................     100      100     100      100    100      100     100     100     100    100
December 25, 2006 ................................     100      100     100      100    100      100     100     100     100    100
December 25, 2007 ................................      99       99      99       99     99      100     100     100     100    100
December 25, 2008 ................................      98       98      98       98     98      100     100     100     100     86
December 25, 2009 ................................      96       96      96       96     96      100     100     100     100      0
December 25, 2010 ................................      95       95      95       95     40      100     100     100       0      0
December 25, 2011 ................................      94       94      94       94     11      100     100     100       0      0
December 25, 2012 ................................      93       93      93       68      1      100     100      48       0      0
December 25, 2013 ................................      92       92      92       50      1      100     100       0       0      0
December 25, 2014 ................................      90       90      90       37      1      100     100       0       0      0
December 25, 2015 ................................      89       89      89       27      *      100     100       0       0      0
December 25, 2016 ................................      88       88      78       20      *      100     100       0       0      0
December 25, 2017 ................................      87       87      61       15      *      100     100       0       0      0
December 25, 2018 ................................      86       86      48       11      *      100     100       0       0      0
December 25, 2019 ................................      84       84      38        8      *      100     100       0       0      0
December 25, 2020 ................................      83       83      30        6      *      100     100       0       0      0
December 25, 2021 ................................      82       82      23        4      *      100     100       0       0      0
December 25, 2022 ................................      81       81      18        3      *      100     100       0       0      0
December 25, 2023 ................................      80       80      14        2      *      100     100       0       0      0
December 25, 2024 ................................      78       78      10        1      *      100     100       0       0      0
December 25, 2025 ................................      77       77       8        1      *      100      59       0       0      0
December 25, 2026 ................................      76       76       6        1      *      100       0       0       0      0
December 25, 2027 ................................      75       75       4        *      *      100       0       0       0      0
December 25, 2028 ................................      74       74       3        *      *      100       0       0       0      0
December 25, 2029 ................................      72       72       2        *      *      100       0       0       0      0
December 25, 2030 ................................      71       54       1        *      *      100       0       0       0      0
December 25, 2031 ................................      70       33       1        *      *      100       0       0       0      0
December 25, 2032 ................................      69       14       *        *      *        0       0       0       0      0
December 25, 2033 ................................       0        0       0        0      0        0       0       0       0      0
Weighted Average Life in Years ...................   25.30    24.25   15.45    10.91   7.01    28.23   22.16    9.05    6.50   5.14

---------------
(*)  Less than 0.5% but greater than 0.0%.

     Percentage of Initial Principal Balance Outstanding at the Respective
                       Percentages of PSA Set Forth Below



                                                                   Class IIA-3                     Class IIA-4 and Class IIA-5
                                                      ------------------------------------    -------------------------------------
Distribution Date                                       0%     100%    300%    400%   500%     0%      100%     300%    400%   500%
-----------------                                     -----    -----   ----    ----   ----    -----   -----    -----    ----   ----
Initial ...........................................     100      100    100     100    100      100     100      100     100    100
December 25, 2004 .................................     100      100    100     100    100      100     100      100     100    100
December 25, 2005 .................................     100      100    100     100    100      100     100      100     100    100
December 25, 2006 .................................     100      100    100     100    100      100     100      100     100    100
December 25, 2007 .................................     100      100    100     100    100      100     100      100     100    100
December 25, 2008 .................................     100      100    100     100    100      100     100      100     100    100
December 25, 2009 .................................     100      100    100     100      0      100     100      100     100      0
December 25, 2010 .................................     100      100    100      10      0      100     100      100     100      0
December 25, 2011 .................................     100      100    100       0      0      100     100      100       0      0
December 25, 2012 .................................     100      100    100       0      0      100     100      100       0      0
December 25, 2013 .................................     100      100     27       0      0      100     100      100       0      0
December 25, 2014 .................................     100      100      0       0      0      100     100       25       0      0
December 25, 2015 .................................     100      100      0       0      0      100     100        0       0      0
December 25, 2016 .................................     100      100      0       0      0      100     100        0       0      0
December 25, 2017 .................................     100      100      0       0      0      100     100        0       0      0
December 25, 2018 .................................     100      100      0       0      0      100     100        0       0      0
December 25, 2019 .................................     100      100      0       0      0      100     100        0       0      0
December 25, 2020 .................................     100      100      0       0      0      100     100        0       0      0
December 25, 2021 .................................     100      100      0       0      0      100     100        0       0      0
December 25, 2022 .................................     100      100      0       0      0      100     100        0       0      0
December 25, 2023 .................................     100      100      0       0      0      100     100        0       0      0
December 25, 2024 .................................     100      100      0       0      0      100     100        0       0      0
December 25, 2025 .................................     100      100      0       0      0      100     100        0       0      0
December 25, 2026 .................................     100       71      0       0      0      100     100        0       0      0
December 25, 2027 .................................     100        0      0       0      0      100      87        0       0      0
December 25, 2028 .................................     100        0      0       0      0      100       5        0       0      0
December 25, 2029 .................................     100        0      0       0      0      100       0        0       0      0
December 25, 2030 .................................     100        0      0       0      0      100       0        0       0      0
December 25, 2031 .................................     100        0      0       0      0      100       0        0       0      0
December 25, 2032 .................................       0        0      0       0      0        0       0        0       0      0
December 25, 2033 .................................       0        0      0       0      0        0       0        0       0      0
Weighted Average Life in Years ....................   28.53    23.30   9.85    6.88   5.40    28.81   24.50    10.80    7.35   5.69

     Percentage of Initial Principal Balance Outstanding at the Respective
                       Percentages of PSA Set Forth Below



                                                            Class IIA-6 and Class IIA-7                     Class IIA-8
                                                       -------------------------------------    -----------------------------------
Distribution Date                                        0%     100%     300%    400%   500%     0%     100%    300%    400%   500%
-----------------                                      -----    -----   -----    ----   ----    -----   ----    ----    ----   ----
Initial ............................................     100      100     100     100    100      100    100     100     100    100
December 25, 2004 ..................................     100      100     100     100    100       99     96      92      90     88
December 25, 2005 ..................................     100      100     100     100    100       97     90      77      71     65
December 25, 2006 ..................................     100      100     100     100    100       95     82      59      48     39
December 25, 2007 ..................................     100      100     100     100    100       94     75      43      31     20
December 25, 2008 ..................................     100      100     100     100    100       92     68      31      18      8
December 25, 2009 ..................................     100      100     100     100     26       90     61      22      10      *
December 25, 2010 ..................................     100      100     100     100      0       88     56      15       4      0
December 25, 2011 ..................................     100      100     100      19      0       86     50      10       *      0
December 25, 2012 ..................................     100      100     100       0      0       84     46       7       0      0
December 25, 2013 ..................................     100      100     100       0      0       82     42       4       0      0
December 25, 2014 ..................................     100      100     100       0      0       80     38       2       0      0
December 25, 2015 ..................................     100      100      34       0      0       77     34       1       0      0
December 25, 2016 ..................................     100      100       0       0      0       75     30       0       0      0
December 25, 2017 ..................................     100      100       0       0      0       72     27       0       0      0
December 25, 2018 ..................................     100      100       0       0      0       69     24       0       0      0
December 25, 2019 ..................................     100      100       0       0      0       66     21       0       0      0
December 25, 2020 ..................................     100      100       0       0      0       63     18       0       0      0
December 25, 2021 ..................................     100      100       0       0      0       59     16       0       0      0
December 25, 2022 ..................................     100      100       0       0      0       55     13       0       0      0
December 25, 2023 ..................................     100      100       0       0      0       51     11       0       0      0
December 25, 2024 ..................................     100      100       0       0      0       47      9       0       0      0
December 25, 2025 ..................................     100      100       0       0      0       42      7       0       0      0
December 25, 2026 ..................................     100      100       0       0      0       37      5       0       0      0
December 25, 2027 ..................................     100      100       0       0      0       32      3       0       0      0
December 25, 2028 ..................................     100      100       0       0      0       27      2       0       0      0
December 25, 2029 ..................................     100       16       0       0      0       21      *       0       0      0
December 25, 2030 ..................................     100        0       0       0      0       15      0       0       0      0
December 25, 2031 ..................................     100        0       0       0      0        8      0       0       0      0
December 25, 2032 ..................................      58        0       0       0      0        1      0       0       0      0
December 25, 2033 ..................................       0        0       0       0      0        0      0       0       0      0
Weighted Average Life in Years .....................   29.07    25.67   11.88    7.88   5.98    18.60   9.79    4.19    3.27   2.75

---------------
(*)  Less than 0.5% but greater than 0.0%.

     Percentage of Initial Principal Balance Outstanding at the Respective
                       Percentages of PSA Set Forth Below



                                                         Class IIA-9, Class IIA-12 and Class
                                                                        IIA-18                              Class IIA-10
                                                         -----------------------------------    -----------------------------------
Distribution Date                                          0%     100%   300%    400%   500%     0%     100%    300%    400%   500%
-----------------                                        -----    ----   ----    ----   ----    -----   ----    ----    ----   ----
Initial ..............................................     100     100    100     100    100      100    100     100     100    100
December 25, 2004 ....................................      98      96     91      89     86       98     96      91      89     87
December 25, 2005 ....................................      96      88     73      66     58       97     89      74      67     59
December 25, 2006 ....................................      94      79     51      39     28       95     80      53      41     30
December 25, 2007 ....................................      93      70     33      19      6       93     71      35      21      8
December 25, 2008 ....................................      90      62     19       3      0       91     63      21       6      1
December 25, 2009 ....................................      88      54      8       0      0       89     56      11       2      *
December 25, 2010 ....................................      86      48      *       0      0       87     49       3       1      0
December 25, 2011 ....................................      84      42      0       0      0       84     43       2       *      0
December 25, 2012 ....................................      82      36      0       0      0       82     38       1       0      0
December 25, 2013 ....................................      79      31      0       0      0       80     33       1       0      0
December 25, 2014 ....................................      76      26      0       0      0       77     28       *       0      0
December 25, 2015 ....................................      73      22      0       0      0       74     24       *       0      0
December 25, 2016 ....................................      70      18      0       0      0       71     20       0       0      0
December 25, 2017 ....................................      67      14      0       0      0       68     16       0       0      0
December 25, 2018 ....................................      64      10      0       0      0       65     13       0       0      0
December 25, 2019 ....................................      60       7      0       0      0       61      9       0       0      0
December 25, 2020 ....................................      56       4      0       0      0       57      6       0       0      0
December 25, 2021 ....................................      52       1      0       0      0       53      3       0       0      0
December 25, 2022 ....................................      47       0      0       0      0       49      2       0       0      0
December 25, 2023 ....................................      43       0      0       0      0       44      2       0       0      0
December 25, 2024 ....................................      37       0      0       0      0       39      1       0       0      0
December 25, 2025 ....................................      32       0      0       0      0       34      1       0       0      0
December 25, 2026 ....................................      26       0      0       0      0       28      1       0       0      0
December 25, 2027 ....................................      20       0      0       0      0       22      1       0       0      0
December 25, 2028 ....................................      14       0      0       0      0       16      *       0       0      0
December 25, 2029 ....................................       7       0      0       0      0        9      *       0       0      0
December 25, 2030 ....................................       0       0      0       0      0        2      0       0       0      0
December 25, 2031 ....................................       0       0      0       0      0        1      0       0       0      0
December 25, 2032 ....................................       0       0      0       0      0        *      0       0       0      0
December 25, 2033 ....................................       0       0      0       0      0        0      0       0       0      0
Weighted Average Life in Years .......................   16.93    7.64   3.32    2.70   2.33    17.20   7.99    3.46    2.79   2.39

---------------
(*)  Less than 0.5% but greater than 0.0%.

     Percentage of Initial Principal Balance Outstanding at the Respective
                       Percentages of PSA Set Forth Below



                                                                                               Class IIA-15, Class IIA-16 and Class
                                                                  Class IIA-13                                IIA-17
                                                      ------------------------------------    -------------------------------------
Distribution Date                                       0%     100%    300%    400%   500%     0%      100%     300%    400%   500%
-----------------                                     -----    -----   ----    ----   ----    -----   -----    -----    ----   ----
Initial ...........................................     100      100    100     100    100     100     100      100     100     100
December 25, 2004 .................................     100      100    100     100    100     100     100      100     100     100
December 25, 2005 .................................     100      100    100     100    100     100     100      100     100     100
December 25, 2006 .................................     100      100    100     100    100     100     100      100     100     100
December 25, 2007 .................................     100      100    100     100    100     100     100      100     100     100
December 25, 2008 .................................     100      100    100     100      0     100     100      100     100     100
December 25, 2009 .................................     100      100    100      24      0      98      96       93      91      88
December 25, 2010 .................................     100      100    100       0      0      96      92       84      80      75
December 25, 2011 .................................     100      100     35       0      0      94      87       73      66      60
December 25, 2012 .................................     100      100      0       0      0      92      81       61      52      44
December 25, 2013 .................................     100      100      0       0      0      90      74       49      38      30
December 25, 2014 .................................     100      100      0       0      0      87      68       39      28      20
December 25, 2015 .................................     100      100      0       0      0      85      62       31      21      14
December 25, 2016 .................................     100      100      0       0      0      82      56       24      15       9
December 25, 2017 .................................     100      100      0       0      0      79      51       19      11       6
December 25, 2018 .................................     100      100      0       0      0      76      46       15       8       4
December 25, 2019 .................................     100      100      0       0      0      73      41       12       6       3
December 25, 2020 .................................     100      100      0       0      0      69      37        9       4       2
December 25, 2021 .................................     100      100      0       0      0      66      33        7       3       1
December 25, 2022 .................................     100       76      0       0      0      62      29        6       2       1
December 25, 2023 .................................     100       45      0       0      0      57      26        4       2       1
December 25, 2024 .................................     100       16      0       0      0      53      22        3       1       *
December 25, 2025 .................................     100        0      0       0      0      48      19        2       1       *
December 25, 2026 .................................     100        0      0       0      0      43      16        2       1       *
December 25, 2027 .................................     100        0      0       0      0      38      13        1       *       *
December 25, 2028 .................................     100        0      0       0      0      32      11        1       *       *
December 25, 2029 .................................     100        0      0       0      0      26       8        1       *       *
December 25, 2030 .................................      95        0      0       0      0      20       6        *       *       *
December 25, 2031 .................................       3        0      0       0      0      13       4        *       *       *
December 25, 2032 .................................       0        0      0       0      0       6       1        *       *       *
December 25, 2033 .................................       0        0      0       0      0       0       0        0       0       0

Weighted Average Life in Years ....................   27.54    19.91   7.84    5.82   4.71    20.41   15.34    10.90    9.85   9.12

---------------
(*)  Less than 0.5% but greater than 0.0%.

     Percentage of Initial Principal Balance Outstanding at the Respective
                       Percentages of PSA Set Forth Below



                                                                       Class A-P                              Class A-R
                                                         ------------------------------------    ----------------------------------
Distribution Date                                          0%     100%    300%    400%   500%     0%    100%    350%    400%   500%
-----------------                                        -----    -----   ----    ----   ----    ----   ----    ----    ----   ----
Initial ..............................................     100      100    100     100    100    100     100     100    100     100
December 25, 2004 ....................................      99       97     94      92     90      0       0       0      0       0
December 25, 2005 ....................................      97       92     81      76     71      0       0       0      0       0
December 25, 2006 ....................................      96       85     66      57     49      0       0       0      0       0
December 25, 2007 ....................................      94       79     53      43     34      0       0       0      0       0
December 25, 2008 ....................................      93       73     43      32     23      0       0       0      0       0
December 25, 2009 ....................................      91       67     34      24     16      0       0       0      0       0
December 25, 2010 ....................................      89       62     28      18     11      0       0       0      0       0
December 25, 2011 ....................................      87       57     22      13      8      0       0       0      0       0
December 25, 2012 ....................................      85       52     18      10      5      0       0       0      0       0
December 25, 2013 ....................................      83       48     14       7      3      0       0       0      0       0
December 25, 2014 ....................................      81       44     11       5      2      0       0       0      0       0
December 25, 2015 ....................................      78       40      9       4      2      0       0       0      0       0
December 25, 2016 ....................................      76       36      7       3      1      0       0       0      0       0
December 25, 2017 ....................................      73       33      6       2      1      0       0       0      0       0
December 25, 2018 ....................................      70       30      4       2      *      0       0       0      0       0
December 25, 2019 ....................................      67       27      3       1      *      0       0       0      0       0
December 25, 2020 ....................................      64       24      3       1      *      0       0       0      0       0
December 25, 2021 ....................................      60       21      2       1      *      0       0       0      0       0
December 25, 2022 ....................................      56       19      2       *      *      0       0       0      0       0
December 25, 2023 ....................................      53       16      1       *      *      0       0       0      0       0
December 25, 2024 ....................................      48       14      1       *      *      0       0       0      0       0
December 25, 2025 ....................................      44       12      1       *      *      0       0       0      0       0
December 25, 2026 ....................................      39       10      1       *      *      0       0       0      0       0
December 25, 2027 ....................................      35        8      *       *      *      0       0       0      0       0
December 25, 2028 ....................................      29        7      *       *      *      0       0       0      0       0
December 25, 2029 ....................................      24        5      *       *      *      0       0       0      0       0
December 25, 2030 ....................................      18        4      *       *      *      0       0       0      0       0
December 25, 2031 ....................................      12        2      *       *      *      0       0       0      0       0
December 25, 2032 ....................................       5        1      *       *      *      0       0       0      0       0
December 25, 2033 ....................................       0        0      0       0      0      0       0       0      0       0

Weighted Average Life in Years .......................   19.01    11.17   5.58    4.45   3.72    0.09   0.09    0.09    0.09   0.09

---------------
(*)  Less than 0.5% but greater than 0.0%.

     Percentage of Initial Principal Balance Outstanding at the Respective
                       Percentages of PSA Set Forth Below



                                                                                                 Class M, Class B-1 and Class B-2
                                                                                              -------------------------------------
Distribution Date                                                                              0%      100%     300%    400%   500%
-----------------                                                                             -----   -----    -----    ----   ----
Initial...................................................................................      100     100      100     100    100
December 25, 2004.........................................................................       99      99       99      99     99
December 25, 2005.........................................................................       98      98       98      98     98
December 25, 2006.........................................................................       96      96       96      96     96
December 25, 2007.........................................................................       95      95       95      95     95
December 25, 2008.........................................................................       93      93       93      93     93
December 25, 2009.........................................................................       92      90       86      85     83
December 25, 2010.........................................................................       90      86       78      74     70
December 25, 2011.........................................................................       88      81       68      62     56
December 25, 2012.........................................................................       86      76       57      49     41
December 25, 2013.........................................................................       84      70       46      36     28
December 25, 2014.........................................................................       82      64       36      27     19
December 25, 2015.........................................................................       80      58       29      20     13
December 25, 2016.........................................................................       77      53       23      15      9
December 25, 2017.........................................................................       75      48       18      11      6
December 25, 2018.........................................................................       72      43       14       8      4
December 25, 2019.........................................................................       69      39       11       6      3
December 25, 2020.........................................................................       65      35        9       4      2
December 25, 2021.........................................................................       62      31        7       3      1
December 25, 2022.........................................................................       58      28        5       2      1
December 25, 2023.........................................................................       54      24        4       2      1
December 25, 2024.........................................................................       50      21        3       1      *
December 25, 2025.........................................................................       46      18        2       1      *
December 25, 2026.........................................................................       41      15        2       *      *
December 25, 2027.........................................................................       36      13        1       *      *
December 25, 2028.........................................................................       31      10        1       *      *
December 25, 2029.........................................................................       25       8        1       *      *
December 25, 2030.........................................................................       19       6        *       *      *
December 25, 2031.........................................................................       13       3        *       *      *
December 25, 2032.........................................................................        6       1        *       *      *
December 25, 2033.........................................................................        0       0        0       0      0
Weighted Average Life in Years............................................................    19.38   14.57    10.38    9.38   8.70

---------------
(*)  Less than 0.5% but greater than 0.0%.

Yield Considerations with Respect to the Class IIA-11 Certificates

   The yield to maturity of the Class IIA-11 Certificates will be extremely sensitive to fluctuations in the level of LIBOR. In addition, the Class IIA-11 Notional Amount on any date will be equal to the aggregate outstanding principal balance of the Class IIA-10 Certificates; therefore, the yield to maturity of the Class IIA-11 Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments, liquidations, repurchases and defaults) on the Group Two Mortgage Loans, which may fluctuate significantly from time to time, to the extent that such principal is distributed in reduction of the outstanding principal balance of the Class IIA-10 Certificates. A faster rate of principal payments on the Group Two Mortgage Loans than that anticipated by investors will have a material negative effect on the yield to maturity of the Class IIA-11 Certificates. In addition, any allocation of Realized Losses (including Excess Losses) to the Class IIA-10 Certificates will reduce the Class IIA-11 Notional Amount and will have a material negative effect on the yield to maturity of the Class IIA-11 Certificates. An investor should fully consider the associated risks, including the risk that a relatively fast rate of principal payments (including prepayments, liquidations, repurchases and defaults) on the Group Two Mortgage Loans will have a material negative effect on the yield to investors in the Class IIA-11 Certificates and could result in the failure of investors in the Class IIA-11 Certificates to recoup their initial investments.

   Since there can be no assurance that LIBOR will correlate with the levels of prevailing mortgage interest rates, it is possible that lower prevailing mortgage rates, which might be expected to result in faster prepayments, could occur concurrently with an increase in LIBOR. However, if, as generally expected, higher mortgage rates and, accordingly, lower prepayment rates, were to occur concurrently with an increase in LIBOR, the Certificate Rate of the Class IIA-11 Certificates would be reduced at the same time that the rate of distributions in reduction of the Class IIA-11 Notional Amount may be reduced. In such circumstances, investors in the Class IIA-11 Certificates could have significantly lower yielding instruments with longer weighted average lives than anticipated.

   The following table illustrates the significant effect that changes in LIBOR and principal prepayments on the Group Two Mortgage Loans have upon the yield to maturity of the Class IIA-11 Certificates. The actual prices to be paid for the Class IIA-11 Certificates have not been determined and will be dependent on the characteristics of the Group Two Mortgage Loans. The table shows the hypothetical pre-tax yields to maturity of the Class IIA-11 Certificates, stated on a corporate bond equivalent basis, under five different prepayment assumptions based on PSA described above and five different levels of LIBOR. The table is based on the Modeling Assumptions and assumes further that the purchase price of the Class IIA-11 Certificates is approximately $2,992,504 (including accrued interest). The table also assumes that LIBOR with respect to the first Interest Accrual Period is 1.12%.

                           Class IIA-11 Certificates
                                 Pre-Tax Yield
                                      PSA


            LIBOR(%)         0%     100%     300%     400%      500%
       -----------------   -----    -----   -----    ------    ------
             1.1200%       83.30%   77.12%  63.37%    55.94%    48.48%
             2.1200        69.11    62.69   48.00     40.04     32.13
             3.1200        55.25    48.50   32.54     23.87     15.41
             5.1200        28.36    20.59    0.13    (10.81)   (20.99)
         7.55 and above        *        *       *         *         *

*   The pre-tax yield to maturity will be less than (99.999)%.

   Based upon the above assumptions, at approximately 1235% of PSA, and a LIBOR level of 1.12%, the pre-tax yield to maturity of the Class IIA-11 Certificates will be approximately 0%. If the rate of prepayments on the Group Two Mortgage Loans was to exceed the applicable level for as little as one month, while equaling such level for all other months, assuming the corresponding level of LIBOR shown in the table above, the Class IIA-11 Certificateholders would not fully recoup their initial investments. Likewise, based on the above assumptions, if LIBOR were to exceed the applicable level for as little as one month, while equaling such level for all other months, assuming the corresponding level of LIBOR shown in the table above, the Class IIA-11 Certificateholders would not fully recoup their initial investments.

   Any change in the composition of the Group Two Mortgage Loans from that assumed could substantially alter the information set forth in the table above. No assurances can be given as to the rate or timing of principal payments or prepayments on the Group Two Mortgage Loans.

   The pre-tax yields set forth in the preceding table were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class IIA-11 Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed offering price of approximately $2,992,504 (which includes accrued interest) for the Class IIA-11 Certificates. In all cases monthly rates are then converted to the corporate bond equivalent yields shown above. Implicit in the use of any discounted present value or internal rate of return calculation such as these is the assumption that intermediate cash flows are reinvested at the discount rate or internal rate of return. Thus, these calculations do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributed on the Class IIA-11 Certificates. Consequently, these yields do not purport to reflect the return on any investment in the Class IIA-11 Certificates when such reinvestment rates are considered.

   There will be differences between the characteristics of the Group Two Mortgage Loans actually included in the Trust Fund and the characteristics assumed in preparing the table above. The pre-tax yield of the Class IIA-11 Certificates may therefore differ even if all the Group Two Mortgage Loans prepay monthly at the assumed prepayment rate. In addition, it is highly unlikely that any Group Two Mortgage Loan will prepay at a constant rate until maturity or that all the Group Two Mortgage Loans will prepay at the same rate. The timing of changes in the rate of prepayments on the Group Two Mortgage Loans may affect significantly the total distributions received, the date of receipt of such distributions and the actual yield received by a holder of a Class IIA-11 Certificate, even if the average rate of principal prepayments on the Group Two Mortgage Loans is consistent with an investor's expectations.

Yield Considerations with Respect to the Class IIA-14 Certificates

   The Class IIA-14 Notional Amount on any date will be determined by reference to the outstanding principal balance of the Class IIA-1 Certificates; therefore, the yield to maturity of the Class IIA-14 Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments, liquidations, repurchases and defaults) on the Group Two Mortgage Loans, which may fluctuate significantly from time to time, to the extent that such principal is distributed in reduction of the outstanding principal balance of the Class IIA-1 Certificates. A faster rate of principal payments on the Group Two Mortgage Loans than that anticipated by investors will have a material negative effect on the yield to maturity of the Class IIA-14 Certificates. In addition, any allocation of Realized Losses (including Excess Losses) to the Class IIA-1 Certificates will reduce the Class IIA-14 Notional Amount and will have a material negative effect on the yield to maturity of the Class IIA-14 Certificates. An investor should fully consider the associated risks, including the risk that a relatively fast rate of principal payments (including prepayments, liquidations, repurchases and defaults) on the Group Two Mortgage Loans will have a material negative effect on the yield to investors in the Class IIA-14 Certificates and could result in the failure of investors in the Class IIA-14 Certificates to recoup their initial investments.

   The following table illustrates the significant effect that changes in principal prepayments on the Group Two Mortgage Loans have upon the yield to maturity of the Class IIA-14 Certificates. The actual prices to be paid for the Class IIA-14 Certificates have not been determined and will be dependent on the characteristics of the Group Two Mortgage Loans. The table shows the hypothetical pre-tax yields to maturity of the Class IIA-14 Certificates, stated on a corporate bond equivalent basis, under six different prepayment assumptions based on PSA as described above. The table is based on the Modeling Assumptions and assumes further that the purchase price of the Class IIA-14 Certificates (including accrued interest) is approximately $84,878.

                           Class IIA-14 Certificates
                                 Pre-Tax Yield
                                      PSA

           0%      100%      300%     400%      500%      1000%
         ------   ------    ------   ------    ------    -------
         29.31%   29.31%    28.90%   27.38%    22.94%    (3.21)%

   Based upon the above assumptions, at approximately 940% of PSA, the pre-tax yield to maturity of the Class IIA-14 Certificates will be approximately 0%. If the rate of prepayments on the Group Two Mortgage Loans were to exceed such level for as little as one month, while equaling such level for all other months, the Class IIA-14 Certificateholders would not fully recoup their initial investments. Any change in the composition of the Group Two Mortgage Loans from that assumed could substantially alter the information set forth in the table above. No assurances can be given as to the rate or timing of principal payments or prepayments on the Group Two Mortgage Loans.

   The pre-tax yields set forth in the preceding table were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class IIA-14 Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed offering price of approximately $84,878 (which includes accrued interest) for the Class IIA-14 Certificates. In all cases, monthly rates are then converted to the corporate bond equivalent yields shown above. Implicit in the use of any discounted present value or internal rate of return calculation such as these is the assumption that intermediate cash flows are reinvested at the discount rate or internal rate of return. Thus, these calculations do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributed on the Class IIA-14 Certificates. Consequently, these yields do not purport to reflect the return on any investment in the Class IIA-14 Certificates when such reinvestment rates are considered.

   There will be differences between the characteristics of the Group Two Mortgage Loans actually included in the Trust Fund and the characteristics assumed in preparing the table above. The pre-tax yield of the Class IIA-14 Certificates may therefore differ even if all the Group Two Mortgage Loans prepay monthly at the assumed prepayment rate. In addition, it is highly unlikely that any Group Two Mortgage Loan will prepay at a constant rate until maturity or that all the Group Two Mortgage Loans will prepay at the same rate. The timing of changes in the rate of prepayments on the Group Two Mortgage Loans may affect significantly the total distributions received, the date of receipt of such distributions and the actual yield received by a holder of a Class IIA-14 Certificate, even if the average rate of principal prepayments on the Group Two Mortgage Loans is consistent with an investor's expectations.

Yield Considerations with Respect to the Class IA-X Certificates

   The yield to maturity of the Class IA-X Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments, liquidations, repurchases and defaults) on the Non-Discount Mortgage Loans (defined herein) in Mortgage Group One, which may fluctuate significantly from time to time. A rapid rate of principal payments on the Non-Discount Mortgage Loans in Mortgage Group One will have a material negative effect on the yield to maturity of the Class IA-X Certificates. In addition, holders of the Class IA-X Certificates generally have rights to relatively larger portions of interest payments on the Non-Discount Mortgage Loans in Mortgage Group One having higher Mortgage Rates. The Non-Discount Mortgage Loans in Mortgage Group One will have higher Net Mortgage Rates than the other Mortgage Loans. In general, mortgage loans having higher mortgage rates are likely to prepay at a faster rate than mortgage loans with lower mortgage rates in response to changes in market rates. As a result, the Non-Discount Mortgage Loans in Mortgage Group One may prepay at a faster rate of payment in respect of principal than the other Mortgage Loans. The yield on the Class IA-X Certificates may be lower than if the Non-Discount Mortgage Loans in Mortgage Group One prepaid at the same rate as the other Mortgage Loans. An investor should fully consider the associated risks, including the risk that a relatively rapid rate of principal payments (including prepayments, liquidations, repurchases and defaults) on the Non-Discount Mortgage Loans in Mortgage Group One will have a material negative effect on the yield to an investor in the Class IA-X Certificates and could result in any case in the failure of investors in the Class IA-X Certificates to recoup their initial investments.

   The following table illustrates the significant effect that principal prepayments on the Non-Discount Mortgage Loans in Mortgage Group One have upon the yield to maturity of the Class IA-X Certificates. The actual prices to be paid for the Class IA-X Certificates have not been determined and will be dependent on the characteristics of the Mortgage Loans. The table shows the hypothetical pre-tax yields to maturity of the Class IA-X Certificates, stated on a corporate bond equivalent basis, under six different prepayment assumptions based on PSA described above. The table is based on the Modeling Assumptions, and assumes further that the purchase price of the Class IA-X Certificates is approximately $1,177,746 (including accrued interest).

                            Class IA-X Certificates
                                 Pre-Tax Yield
                                      PSA

           0%      100%      300%     400%      500%      800%
         ------   ------    ------   ------    ------    -------
         38.53%   33.65%    23.66%   18.56%    13.38%    (2.60)%


   Based upon the above assumptions, at approximately 752% of PSA, the pre-tax yield to maturity of the Class IA-X Certificates will be approximately 0%. If the rate of prepayments on the Group One Mortgage Loans were to exceed such level for as little as one month, while equaling such level for all other months, the Class IA-X Certificateholders would not fully recoup their initial investments. Any change in the composition of the Mortgage Loans from that assumed could substantially alter the information set forth in the table above. No assurances can be given as to the rate or timing of principal payments or prepayments on the Non-Discount Mortgage Loans in Mortgage Group One.

   The pre-tax yields set forth in the preceding table were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class IA-X Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed offering price of approximately $1,177,746 (which includes accrued interest) for the Class IA-X Certificates. In all cases, monthly rates are then converted to the corporate bond equivalent yields shown above. Implicit in the use of any discounted present value or internal rate of return calculation such as these is the assumption that intermediate cash flows are reinvested at the discount rate or internal rate of return. Thus, these calculations do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributed on the Class IA-X Certificates. Consequently, these yields do not purport to reflect the return on any investment in the Class IA-X Certificates when such reinvestment rates are considered.

Yield Considerations with Respect to the Class IIA-X Certificates

   The yield to maturity of the Class IIA-X Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments, liquidations, repurchases and defaults) on the Non-Discount Mortgage Loans (defined herein) in Mortgage Group Two, which may fluctuate significantly from time to time. A rapid rate of principal payments on the Non-Discount Mortgage Loans in Mortgage Group Two will have a material negative effect on the yield to maturity of the Class IIA-X Certificates. In addition, holders of the Class IIA-X Certificates generally have rights to relatively larger portions of interest payments on the Non-Discount Mortgage Loans in Mortgage Group Two having higher Mortgage Rates. The Non-Discount Mortgage Loans in Mortgage Group Two will have higher Net Mortgage Rates than the other Mortgage Loans. In general, mortgage loans having higher mortgage rates are likely to prepay at a faster rate than mortgage loans with lower mortgage rates in response to changes in market rates. As a result, the Non-Discount Mortgage Loans in Mortgage Group Two may prepay at a faster rate of payment in respect of principal than the other Mortgage Loans. The yield on the Class IIA-X Certificates may be lower than if the Non-Discount Mortgage Loans in Mortgage Group Two prepaid at the same rate as the other Mortgage Loans. An investor should fully consider the associated risks, including the risk that a relatively rapid rate of principal payments (including prepayments, liquidations, repurchases and defaults) on the Non-Discount Mortgage Loans in Mortgage Group Two will have a material negative effect on the yield to an investor in the Class IIA-X Certificates and could result in any case in the failure of investors in the Class IIA-X Certificates to recoup their initial investments.

   The following table illustrates the significant effect that principal prepayments on the Non-Discount Mortgage Loans in Mortgage Group Two have upon the yield to maturity of the Class IIA-X Certificates. The actual prices to be paid for the Class IIA-X Certificates have not been determined and will be dependent on the characteristics of the Mortgage Loans. The table shows the hypothetical pre-tax yields to maturity of the Class IIA-X Certificates, stated on a corporate bond equivalent basis, under six different prepayment assumptions based on PSA described above. The table is based on the Modeling Assumptions, and assumes further that the purchase price of the Class IIA-X Certificates is approximately $965,867 (including accrued interest).

                            Class IIA-X Certificates
                                 Pre-Tax Yield
                                      PSA

           0%      100%      300%     400%      500%     800%
         ------   ------    ------   ------    ------   -------
         33.16%   28.18%    17.98%   12.75%    7.44%    (8.99)%


   Based upon the above assumptions, at approximately 638% of PSA, the pre-tax yield to maturity of the Class IIA-X Certificates will be approximately 0%. If the rate of prepayments on the Group Two Mortgage Loans were to exceed such level for as little as one month, while equaling such level for all other months, the Class IIA-X Certificateholders would not fully recoup their initial investments. Any change in the composition of the Mortgage Loans from that assumed could substantially alter the information set forth in the table above. No assurances can be given as to the rate or timing of principal payments or prepayments on the Non-Discount Mortgage Loans in Mortgage Group Two.

   The pre-tax yields set forth in the preceding table were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class IIA-X Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed offering price of approximately $965,867 (which includes accrued interest) for the Class IIA-X Certificates. In all cases, monthly rates are then converted to the corporate bond equivalent yields shown above. Implicit in the use of any discounted present value or internal rate of return calculation such as these is the assumption that intermediate cash flows are reinvested at the discount rate or internal rate of return. Thus, these calculations do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributed on the Class IIA-X Certificates. Consequently, these yields do not purport to reflect the return on any investment in the Class IIA-X Certificates when such reinvestment rates are considered.

Yield Considerations with Respect to the Class A-P Certificates

   The yield to maturity of the Class A-P Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments, liquidations, repurchases and defaults) on the Discount Mortgage Loans (defined herein), which may fluctuate significantly from time to time. A slower rate of principal payments on the Discount Mortgage Loans than that anticipated by investors will have a material negative effect on the yield to maturity of the Class A-P Certificates. An investor should fully consider the associated risks, including the risk that a relatively slow rate of principal payments (including prepayments, liquidations, repurchases and defaults) on the Discount Mortgage Loans will have a material negative effect on the yield to an investor in the Class A-P Certificates. The Discount Mortgage Loans will have lower Net Mortgage Rates than the other Mortgage Loans. In general, mortgage loans with lower mortgage interest rates may tend to prepay at a slower rate of payment in respect of principal than mortgage loans with relatively higher mortgage interest rates in response to changes in market interest rates. As a result, the Discount Mortgage Loans may prepay at a slower rate of payment in respect of principal than the other Mortgage Loans, resulting in a lower yield on the Class A-P Certificates than would be the case if the Discount Mortgage Loans prepaid at the same rate as the other Mortgage Loans. As of the Cut-off Date, there were approximately 196 Discount Mortgage Loans, with an aggregate outstanding principal balance of approximately $106,730,133.

   The following table illustrates the significant effect that principal prepayments on the Discount Mortgage Loans have upon the yield to maturity of the Class A-P Certificates. The actual prices to be paid for the Class A-P Certificates have not been determined and will be dependent on the characteristics of the Mortgage Pool. The table shows the hypothetical pre-tax yields to maturity of the Class A-P Certificates, stated on a corporate bond equivalent basis, under five different prepayment assumptions based on PSA described above. The table is based on the Modeling Assumptions and assumes further that the purchase price of the Class A-P Certificates is approximately $2,671,387.

                             Class A-P Certificates
                                 Pre-Tax Yield
                                      PSA

           0%      100%      300%     400%      500%
         ------   ------    ------   ------    ------
          1.45%    2.58%     5.29%    6.62%    7.89%


   Any change in the composition of the Mortgage Pool from that assumed could substantially alter the information set forth in the table above. No assurances can be given as to the rate or timing of principal payments or prepayments on the Discount Mortgage Loans.

   The pre-tax yields set forth in the preceding table were calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class A-P Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed offering price of approximately $2,671,387 for the Class A-P Certificates. In all cases, monthly rates are then converted to the corporate bond equivalent yields shown above. Implicit in the use of any discounted present value or internal rate of return calculation such as these is the assumption that intermediate cash flows are reinvested at the discount rate or internal rate of return. Thus, these calculations do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributed on the Class A-P Certificates. Consequently, these yields do not purport to reflect the return on any investment in the Class A-P Certificates when such reinvestment rates are considered.

   There will be differences between the characteristics of the Discount Mortgage Loans actually included in the Trust Fund and the characteristics assumed in preparing the table above. The pre-tax yield of the Class A-P Certificates may therefore differ even if all the Discount Mortgage Loans prepay monthly at the assumed prepayment rate. In addition, it is highly unlikely that any Discount Mortgage Loan will prepay at a constant rate until maturity or that all the Discount Mortgage Loans will prepay at the same rate. The timing of changes in the rate of prepayments on the Discount Mortgage Loans may affect significantly the total distributions received, the date of receipt of such distributions and the actual yield received by a holder of a Class A-P Certificate, even if the average rate of principal prepayments on the Discount Mortgage Loans is consistent with an investor's expectations.

   The Seller makes no representation that any of the Mortgage Loans will prepay in the manner or at any of the rates assumed in the tables set forth above. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the Offered Certificates. Since the rate of principal payments (including prepayments) and repurchases on the Mortgage Loans will significantly affect the yield to maturity on the Offered Certificates, prospective investors are urged to consult their investment advisors as to both the anticipated rate of future principal payments (including prepayments) on the Mortgage Loans and the suitability of the Offered Certificates to their investment objectives.

   The Seller intends to file certain additional yield tables and other computational materials with respect to one or more Classes of Offered Certificates with the Securities and Exchange Commission in a Current Report on Form 8-K. See "Incorporation of Certain Information by Reference" in the Prospectus. Such tables and materials were prepared by the Underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such investors. Such tables and assumptions may be based on assumptions that differ from the Modeling Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                      CHASE MANHATTAN MORTGAGE CORPORATION


   Chase Manhattan Mortgage is a New Jersey corporation formed in 1920. It is a wholly owned indirect subsidiary of J.P. Morgan Chase & Co. Chase Manhattan Mortgage is engaged in the mortgage origination and servicing businesses.
Chase Manhattan Mortgage is a HUD-approved mortgagee. Chase Manhattan Mortgage is subject to supervision, examination and regulation by the Board of Governors of the Federal Reserve System and various state regulatory bodies. The address of Chase Manhattan Mortgage is 343 Thornall Street, Edison, New Jersey 08837 and its telephone number is (732) 205-0600. Chase Manhattan Mortgage makes loans in all 50 states and the District of Columbia primarily for the purpose of enabling borrowers to purchase or refinance residential real property, secured by first liens on such property. Chase Manhattan Mortgage's real estate loans primarily are made to homeowners based on the security of one- to four-family residences.

Loan Delinquency, Foreclosure and Loss Experience

   The recent loan delinquency and loan foreclosure experience of Chase Manhattan Mortgage as servicer of "prime" mortgage loans secured by one- to four-family residential properties which were originated by or for Chase Manhattan Mortgage (exclusive of any such mortgage loans as to which master servicing or subservicing arrangements exist) (expressed as percentages of the total portfolio of such loans as of such date) was as follows (the sum of the columns below may not equal the total indicated due to rounding):


                                                     As of September 30,                        As of December 31,
                                                   ------------------------    ----------------------------------------------------
                                                             2003                        2002                        2001
                                                   ------------------------    ------------------------    ------------------------
                                                  By Number    By Principal   By Number    By Principal    By Number   By Principal
Period of Delinquency                              of Loans      Balance       of Loans       Balance      of Loans       Balance
                                                  ---------    ------------   ---------    ------------    ---------   ------------
30 to 59 days .................................      3.21%         2.60%         3.59%         3.17%         3.34%         2.99%
60 to 89 days .................................      0.73          0.56          0.87          0.74          0.90%         0.77%
90 days or more ...............................      0.48          0.37          0.53          0.46          0.57%         0.48%
                                                     ----          ----          ----          ----          ----          ----
 Total ........................................      4.42%         3.53%         4.99%         4.36%         4.81%         4.23%
                                                     ====          ====          ====          ====          ====          ====
Foreclosure ...................................      1.18%         0.93%         1.45%         1.25%         1.32%         1.12%


   The following table presents, for the portfolio of mortgage loans secured by one- to four-family residential properties which were originated by or for Chase Manhattan Mortgage and which are owned by JPMorgan Chase Bank or Chase Mortgage Holdings, Inc. and serviced by Chase Manhattan Mortgage, the net gains (losses) as a percentage of the average principal amount of such portfolio on the disposition of properties acquired in foreclosure or by deed-in-lieu of foreclosure during the periods indicated.


                                        Month Ended              Year Ended
                                    September 30, 2003       December 31, 2002
                                   ---------------------   ---------------------
                                   (Dollars in Millions)   (Dollars in Millions)
Average portfolio principal
  amount.......................           $24,691                 $19,820



                                          Nine Months Ended        Year Ended
                                          September 30, 2003   December 31, 2002
                                          ------------------   -----------------
Net gains (losses)(1) ................         (0.02%)              (0.11%)

---------------
(1) Losses are defined as unrealized losses on properties acquired in foreclosure or by deed-in-lieu of foreclosure and proceeds from sale less outstanding book balance (after recognition of such unrealized losses) less certain capitalized costs related to disposition of the related property (exclusive of accrued interest). If accrued interest were included in the calculation of losses, the level of losses could substantially increase.

   There can be no assurance that the delinquency, foreclosure and loss experience on the Mortgage Loans will correspond to the delinquency, foreclosure and loss experience set forth in the foregoing tables. In general, during periods in which the residential real estate market is experiencing an overall decline in property values such that the principal balances of the Mortgage Loans and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the related Mortgaged Properties, rates of delinquencies, foreclosures and losses could be significantly higher than might otherwise be the case. In addition, adverse economic conditions (which may affect real property values) may affect the timely payment by Mortgagors of Monthly Payments, and accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Mortgage Pool.

Underwriting Policies

   The following is a description of the underwriting policies customarily employed by Chase Manhattan Mortgage with respect to residential mortgage loans which it originated during the period of origination of the Mortgage Loans. Chase Manhattan Mortgage has represented to the Seller that the Mortgage Loans were originated generally in accordance with such policies.

   Chase Manhattan Mortgage's real estate lending process for one- to four-family residential mortgage loans follows procedures established to comply with applicable federal and state laws and regulations. Chase Manhattan Mortgage's underwriting standards are designed to evaluate a borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral.

   The Mortgage Loans were originated in a manner generally consistent, except as to loan amounts, with Fannie Mae or Freddie Mac published underwriting guidelines. Chase Manhattan Mortgage believes that each Mortgage Loan originated in such a manner generally meets the credit, appraisal and underwriting standards described in such published underwriting guidelines, except for the original principal balances of such Mortgage Loans. Initially, a prospective borrower is required to fill out an application designed to provide pertinent information about the borrower's assets, liabilities, income and credit, the property to be financed and the type of loan desired. Chase Manhattan Mortgage obtains a credit report which summarizes the prospective borrower's credit history with merchants, lenders and other creditors reporting such information as well as matters of public record. In addition, Chase Manhattan Mortgage verifies employment, income and assets. Self-employed prospective borrowers are generally required to submit their federal income tax returns for the last two years and in certain cases a separate statement of income and expenses independently verified by a third party.

   Pursuant to Chase Manhattan Mortgage's Reduced Documentation Program, written verification of the borrower's income is not required. In order to qualify for the program, the borrower must satisfy a 25% down-payment requirement from the borrower's own assets. These assets are verified through bank statements and may be supplemented by third-party verification. A residential mortgage credit report, or "in file" report, is obtained and reviewed to determine the borrower's repayment history. The maximum loan-to-value ratio of any mortgage loan originated under this program is approximately 75% (65% for "cash out" refinancings).

   Pursuant to Chase Manhattan Mortgage's Streamlined Refinance Program, verification and documentation of application information is reduced for borrowers who refinance fully amortizing fixed rate mortgage loans serviced by Chase Manhattan Mortgage. In order to qualify for this refinance program, the borrower must have demonstrated overall creditworthiness as defined in the program guides. In addition, a documented servicing record with respect to such borrower of at least 24 months must be available. If there are multiple lenders during such 24 month period, Chase Manhattan Mortgage must have been the servicer for at least the most recent 12 months.

   Once the necessary information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations on the proposed loan and other expenses related to the residence (such as property taxes and insurance) as well as to meet other financial obligations and monthly living expenses. For loans with a loan-to-value ratio of 80% or less, Chase Manhattan Mortgage's lending guidelines require that all current fixed obligations of the borrower (including mortgage payments based on Chase Manhattan Mortgage's mortgage rates at the time of the application and other expenses related to the residence) generally may not exceed 40% of the borrower's gross income in the case of a borrower with income of under $75,000, 42% of the borrower's gross income in the case of a borrower with income of between $75,000 and $150,000 and 44% of the borrower's gross income in the case of a borrower with income in excess of $150,000. For loans with a loan-to-value ratio between 80.01% and 90%, Chase Manhattan Mortgage's lending guidelines require that the mortgage payments (based on Chase Manhattan Mortgage's mortgage rates at the time of application) plus applicable real property taxes, any condominium common charges and hazard insurance, generally may not exceed 33% of the borrower's gross income and that all monthly payments, including those mentioned above and other fixed obligations, such as car payments, generally may not exceed

38% of the borrower's gross income. For loans with a loan-to-value ratio between 90.01% and 95%, Chase Manhattan Mortgage's lending guidelines require that the mortgage payments (based on Chase Manhattan Mortgage's mortgage rates at the time of application) plus applicable real property taxes, any condominium common charges and hazard insurance, generally may not exceed 28% of the borrower's gross income and that all monthly payments, including those mentioned above and other fixed obligations, such as car payments, generally may not exceed 36% of the borrower's gross income. Other credit considerations may cause Chase Manhattan Mortgage to depart from these guidelines in certain cases. Where there are two individuals signing the mortgage note, the income and debts of both are included in the computation.

   Chase Manhattan Mortgage requires an appraisal (which in certain circumstances may be a confirmation of an existing appraisal) to be made of each property to be financed. The appraisal is conducted by an independent fee appraiser who visits the property and estimates its market value. The independent appraisers do not receive any compensation dependent upon either the amount of the loan or its consummation. In normal practice, the lower of purchase price or appraised value determines the maximum amount which will be lent on the property.

   From time to time, exceptions and/or variances to Chase Manhattan Mortgage's underwriting policies may be made. Such exceptions and/or variances may be made only if specifically approved on a loan-by-loan basis by certain credit personnel of Chase Manhattan Mortgage who have the authority to make such exceptions and/or variances. Exceptions and/or variances may be made only after careful consideration of certain mitigating factors such as borrower capacity, liquidity, employment and residential stability and local economic conditions.

   Chase Manhattan Mortgage obtains a search of the liens of record to which the property being financed is subject at the time of origination. Title insurance is required in the case of all mortgage loans.

Servicing Activities

   As of September 30, 2003, Chase Manhattan Mortgage serviced approximately $455 billion of one- to four-family residential mortgage loans (including approximately $4.2 billion of mortgage loans related to manufactured housing).

                      THE POOLING AND SERVICING AGREEMENT


   The Certificates will be issued pursuant to the Agreement. The following summaries, together with the summaries set forth under "The Pooling and Servicing Agreement" in the Prospectus, describe the material provisions of the Agreement. The summaries below do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreement. Where particular provisions or terms used in the Agreement are referred to, such provisions or terms are as specified in the Agreement. See "The Pooling and Servicing Agreement" in the Prospectus.

Assignment of Mortgage Loans

   The Seller will cause the Mortgage Loans to be assigned to the Trustee, together with the rights to all principal and interest due on or with respect to the Mortgage Loans after the Cut-off Date other than interest accrued on the Mortgage Loans prior to the Cut-off Date. JPMorgan Chase Bank ("Chase"), as authenticating agent, will, concurrently with such assignment, authenticate and deliver the Certificates. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Agreement (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule will specify, among other things, with respect to each Mortgage Loan, the original principal balance and the unpaid principal balance as of the close of business on the Cut-off Date; the Monthly Payment; the months remaining to stated maturity of the Mortgage Note; and the Mortgage Rate.

   In addition, the Seller will, as to each Mortgage Loan (other than a Co-op
Loan), deliver or cause to be delivered to the Trustee the Mortgage Note (together with all amendments and modifications thereto) endorsed without recourse to the Trustee or its designee, the original or a certified copy of the mortgage (together with all amendments and modifications thereto) with evidence of recording indicated thereon and an original or certified copy of an assignment of the mortgage in recordable form. With the exception of assignments relating to Mortgaged Properties in certain states, the Seller does not expect to cause the assignments to be recorded. Alternatively, with respect to each Co-op Loan, the Seller will deliver or cause to be delivered to the Trustee the Mortgage Note (together with all amendments and modifications thereto) endorsed without recourse to the Trustee or its designee, the security agreement and the related financing statement creating a security interest in the stock pledged to secure such Co-op Loan, together with all amendments and modifications to the security agreement and financing statement, an assignment of the security agreement and financing statement, the related stock certificate and stock power in blank, the original proprietary lease and assignment of the lease, and the original stock recognition agreement executed by the related residential cooperative housing corporation.

Servicing

   The Mortgage Loans will be serviced by the Servicer generally in accordance with procedures described in the Prospectus under the headings "Servicing of the Mortgage Loans" and "Description of the Certificates."

   When any Mortgaged Property is conveyed by the Mortgagor, the Servicer generally will enforce any "due-on-sale" clause contained in the Mortgage Loan, to the extent permitted under applicable law and governmental regulations. Acceleration of Mortgage Loans as a result of enforcement of such "due-on-sale" provisions in connection with transfers of the related Mortgaged Properties will affect the level of prepayments on the Mortgage Loans, thereby affecting the weighted average lives and yields to maturity of the Offered Certificates. See "Prepayment and Yield Considerations" in this Prospectus Supplement and "Yield, Maturity and Weighted Average Life Considerations" in the Prospectus. The terms of the Mortgage Loans or applicable law, however, may provide that the Servicer is prohibited from exercising the "due-on-sale" clause if information is submitted so as to evaluate the intended buyer as if a new loan were being made to the buyer and it can reasonably be determined that the security under the related Mortgage Note will not be impaired by the assumption of the Mortgage Loan and that the risk of a breach of any covenant in the Mortgage Note is acceptable. Upon any such assumption, a fee equal to a specified percentage of the outstanding principal balance of the Mortgage Loan is typically required, which sum will be retained by the Servicer as additional servicing compensation.

Servicing Compensation and Payment of Expenses

   The Servicer will be paid a monthly fee (the "Servicing Fee") (including the Trustee's fee) with respect to each Mortgage Loan in an amount equal to 0.2765% (the "Servicing Fee Rate") per annum of the unpaid principal balance of each Mortgage Loan.

   The Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Pool and incurred by the Servicer in connection with its responsibilities under the Agreement. See "The Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in the Prospectus for information regarding other possible compensation to the Servicer and for information regarding expenses payable by the Servicer.

Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans

   When a Mortgagor makes a full or partial principal prepayment of a Mortgage Loan between Due Dates, the Mortgagor generally is required to pay interest on the principal balance thereof only to the date of prepayment. In order to minimize any resulting shortfall in interest (such shortfall, a "Prepayment Interest Shortfall"), the aggregate amount of the Servicing Fee will be reduced (the amount of any such reduction, the "Compensating Interest") to the extent necessary to include an amount in payments to the holders of the Offered Certificates equal to a full month's interest payment at the applicable Net Mortgage Rate (defined herein) with respect to such prepaid Mortgage Loan; provided, however, that such reductions in the Servicing Fee will be made only up to the product of (i) one-twelfth of 0.125% and (ii) the aggregate scheduled principal balance of the Mortgage Loans with respect to the related Distribution Date.

   Any Prepayment Interest Shortfalls (adjusted to the applicable Net Mortgage
Rate) in excess of the amount of any Compensating Interest payable by the Servicer (such excess, the "Non-Supported Interest Shortfall") will be allocated on such Distribution Date pro rata among the outstanding Classes of Certificates (including the Class A-X Certificates) based upon the amount of interest which each such Class would otherwise be paid on such Distribution Date and will consequently reduce the yield on the applicable Classes of Certificates. With respect to the Class IIA-1 Certificates, the insurance policy will not cover such shortfalls. Any principal prepayment, together with a full month's interest thereon at the applicable Net Mortgage Rate (to the extent described in the preceding paragraph), will be paid on the Distribution Date in the month following the month in which the last day of the related Principal Prepayment Period (defined herein) occurred. See "Yield, Maturity and Weighted Average Life Considerations" in the Prospectus.

Payments on Mortgage Loans; Collection Account; Certificate Account

   The Agreement provides that the Servicer for the benefit of the Certificateholders shall establish and maintain a collection account (the "Collection Account"), into which the Servicer is generally required to deposit or cause to be deposited on a daily basis the payments and collections described in "The Pooling and Servicing Agreement--Payments on Mortgage Loans; Collection Account" in the Prospectus, except that the Servicer may deduct its Servicing Fee and any expenses of liquidating defaulted Mortgage Loans or property acquired in respect thereof. The Agreement permits the Servicer to direct any depository institution maintaining the Collection Account to invest the funds in the Collection Account in one or more investments acceptable to Moody's and S&P (as provided in the Agreement) that mature, unless payable on demand, no later than two business days prior to the Distribution Date, or if such day is not a business day, the next business day (the "Servicer Remittance Date"). The Servicer will be entitled to all income and gain realized from any such investment, and such income and gain will be subject to withdrawal by the Servicer from time to time. The Servicer will be required to deposit the amount of any losses incurred in respect of any such investments out of its own funds as such losses are realized.

   The Trustee will be obligated to establish an account (the "Certificate Account"), into which the Servicer will deposit or cause to be deposited on the Servicer Remittance Date the Available Distribution Amount (including any Advances with respect to such Servicer Remittance Date) for the related Distribution Date, together with certain other amounts specified in the Agreement. Subject to the restrictions set forth in the Agreement, the Trustee is permitted to direct the investment of funds in the Certificate Account. Any such investments are required to mature, unless payable on demand, no later than the related Distribution Date. The

Trustee will be entitled to all income and gain realized from any such investment, and such income and gain will be subject to withdrawal by the Trustee from time to time. The Trustee will be required to deposit the amount of any losses incurred in respect of any such investments out of its own funds as such losses are realized.

Advances

   In the event that any Mortgagor fails to make any payment of principal or interest required under the terms of a Mortgage Loan, the Servicer will advance the entire amount of such payment, net of the applicable Servicing Fee, less the amount of any such payment that the Servicer reasonably believes will not be recoverable out of liquidation proceeds or otherwise (such amount, an "Advance"). The amount of any Monthly Payment required to be advanced by the Servicer will not be affected by any agreement between the Servicer and a Mortgagor providing for the postponement or modification of the Due Date or amount of such Mortgagor's Monthly Payment. The Servicer will be entitled to reimbursement for any such Advance from related late payments on the Mortgage Loan as to which such Advance was made. Furthermore, in the event that any Mortgage Loan as to which an Advance has been made is foreclosed while in the Trust Fund, the Servicer will be entitled to reimbursement for such Advance from related liquidation proceeds or insurance proceeds prior to payment to Certificateholders of the Scheduled Principal Balance of such Mortgage Loan.

   If the Servicer makes a good-faith judgment that all or any portion of any Advance made by it with respect to any Mortgage Loan may not ultimately be recoverable from related liquidation proceeds (a "Non-recoverable Advance"), the Servicer will so notify the Trustee and the Servicer will be entitled to reimbursement for such Non-recoverable Advance from recoveries on all other unrelated Mortgage Loans included in the Mortgage Pool. The Servicer's judgment that it has made a Non-recoverable Advance with respect to any Mortgage Loan will be based upon its assessment of the value of the related Mortgaged Property and such other facts and circumstances as it may deem appropriate in evaluating the likelihood of receiving liquidation proceeds, net of expenses, equal to or greater than the aggregate amount of unreimbursed Advances made with respect to such Mortgage Loan.

The Trustee

   The Trustee for the Certificates offered hereby will be Wachovia Bank, N.A., a national banking association. The Agency & Trust Office of the Trustee is located at 401 South Tryon Street, 12th Floor, Charlotte, North Carolina 28288-1179 (the "Agency & Trust Office"). The Servicer will pay to the Trustee and its agent(s), if any, a fee in consideration for services as trustee under the Agreement. The Trustee will appoint Chase as certificate registrar and authenticating agent. Chase's office for such purposes is JPMorgan Chase Bank, Global Debt, 2001 Bryan Street, 9th Floor, Dallas, Texas 75201.

Optional Termination

   The Servicer may, on any Distribution Date, purchase from the Trust Fund all Mortgage Loans remaining outstanding at such time as the aggregate unpaid principal balance of such Mortgage Loans is less than 10% of the aggregate unpaid scheduled principal balance of the Mortgage Pool on the Cut-off Date. The repurchase price will equal the sum of (i) the unpaid principal amount of such Mortgage Loans (other than any such Mortgage Loans as to which the related Mortgaged Properties have been acquired and whose fair market values are included in clause (ii) below), plus accrued interest thereon at the Net Mortgage Rate to the next Due Date and (ii) the fair market value of any such acquired properties (as determined by an appraisal to be conducted by an appraiser selected by the Trustee), in each case less any unreimbursed
Advances made with respect to such Mortgage Loans and (iii) the amount of any reimbursement amounts due to MBIA Insurance Corporation. Upon any such purchase, the Offered Certificateholders will receive the outstanding principal balance of the Offered Certificates plus accrued interest thereon at their respective Certificate Rates. Such amounts will be distributed to Certificateholders on the Distribution Date in the month following the month of purchase.

Special Servicing Agreements

   The Agreement may permit the Servicer to enter into a special servicing agreement with an unaffiliated holder of a Class of Class B Certificates or of a class of securities representing interests in the Class B Certificates and/ or other subordinated mortgage pass-through certificates. Pursuant to such agreement, such holder may

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
instruct the Servicer to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans. Such commencement or delay at such holder's direction will be taken by the Servicer only after such holder deposits a specified amount of cash with the Servicer. Such cash will be available for distribution to Certificateholders if liquidation proceeds are less than the outstanding principal balance of the related Mortgage Loan.

Voting Rights

   MBIA Insurance Corporation shall have the right to exercise all rights of the holders of the Class IIA-1 Certificates under the Agreement without any consent of such holders, and such holders may exercise such rights only with the prior written consent of MBIA Insurance Corporation.

                        DESCRIPTION OF THE CERTIFICATES


   The Certificates will be issued pursuant to the Agreement. A copy of the Agreement will be attached as an exhibit to the Current Report on Form 8-K of the Seller that will be available to purchasers of the Certificates at, and will be filed with the Securities and Exchange Commission within 15 days of, the initial delivery of the Certificates. Reference is made to the Prospectus for additional information regarding the terms and conditions of the Agreement. The approximate initial principal amount of the Offered Certificates will be $497,253,110, subject to a permitted variance of plus or minus 5%. Any difference between the aggregate principal balance of the Certificates as of the date of issuance of the Certificates and the approximate aggregate initial principal balance thereof as of the date of this Prospectus Supplement will be allocated among the various Classes of Certificates so as to retain materially the characteristics thereof described herein.

   The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreement. When particular provisions or terms used in the Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

General

   Initially, the Class A Certificates will evidence in the aggregate a beneficial interest of approximately 97.25% in the aggregate principal balance of the Mortgage Loans in the Trust Fund (the "Class A Percentage"), allocated between the Class IA Certificates, which initially will evidence a beneficial interest of approximately 95.88% (the "Non-PO Class IA Percentage") in the Non-PO Group One Allocated Amount (defined herein) and the Class IIA Certificates, which initially will evidence a beneficial interest of approximately 98.37% (the "Non-PO Class IIA Percentage") in the Non-PO Group Two Allocated Amount. Initially, the Class M Certificates will evidence a beneficial interest of approximately 1.15% in the aggregate principal balance of the Mortgage Loans in the Trust Fund (the "Class M Percentage"), the Class B-1 Certificates will evidence a beneficial interest of approximately 0.70% in the aggregate principal balance of the Mortgage Loans in the Trust Fund (the "Class B-1 Percentage"), the Class B-2 Certificates will evidence in the aggregate a beneficial interest of approximately 0.35% in the aggregate principal balance of the Mortgage Loans in the Trust Fund (the "Class B-2 Percentage") and the Non-Offered Class B Certificates will evidence the remaining beneficial interest (the "Non-Offered Class B Percentage") in the aggregate principal balance of the Mortgage Loans in the Trust Fund. Initially, the Non-Offered Class B Percentage will be approximately 0.55%. The Class A Percentage, the Non-PO Class IA Percentage, the Non-PO Class IIA Percentage, the Class M Percentage, the Class B-1 Percentage and the Class B-2 Percentage will vary from time to time to the extent that the respective Class A, Class M, Class B-1 or Class B-2 Certificateholders do not receive amounts due to them on any Distribution Date, losses are realized on the Mortgage Loans, or principal prepayments are made or certain other unscheduled amounts of principal are received in respect of the Mortgage Loans. See "--Subordinated Certificates and Shifting Interests". The Non-Offered Class B Certificates will be sold or otherwise transferred to a limited number of institutional investors (which may include one or more affiliates of the Seller) in a privately placed offering and are not offered hereby.

   The following table sets forth the original certificate form, the minimum denomination and the incremental denomination of the Offered Certificates. One Certificate of each of the Class IIA-9, Class IIA-10, Class IIA-11, Class IIA-13, Class IIA-14, Class A-P, Class IA-X, and Class IIA-X Certificates may be issued in a different denomination.


                                                                                        Original          Minimum       Incremental
                                     Classes                                        Certificate Form    Denomination   Denomination
                  --------------------------------------------                      ----------------    ------------   ------------
Classes IA-1, IA-2, IA-3, IA-4, IA-X, IIA-8, IIA-9, IIA-10, IIA-11, IIA-12,
  IIA-13, IIA-14, IIA-15, IIA-16, IIA-17, IIA-18, A-P, IIA-X, M, B-1 and B-2....       Book-Entry         $25,000         $1,000
Class IIA-1.....................................................................       Book-Entry         $ 1,000         $1,000
Classes IIA-2, IIA-3, IIA-4, IIA-5, IIA-6, IIA-7................................       Book-Entry         $ 1,000         $    1
Class A-R.......................................................................       Definitive         $   100           N/A

   The Class IIA-11, Class IIA-14, Class IA-X and Class IIA-X Certificates (which will initially be issued in book-entry form) will have no principal balance, but will be issuable in denominations of $25,000 based on the the Class IIA-11 Notional Amount, the Class IIA-14 Notional Amount, the Class IA-X Notional Amount or the Class IIA-X Notional Amount, as applicable (each as defined herein) (or integral multiples of $1,000 in excess thereof).

   The Class A-R Certificate as well as other Definitive Certificates (defined herein), if any, will be transferable and exchangeable at the Agency & Trust Office. No service charge will be made for any registration or transfer of Offered Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge in connection with such transfer. The Offered Certificates other than the Class A-R Certificate (the "Book-Entry Certificates"), will be represented initially by one or more physical certificates registered in the name of Cede & Co. ("Cede") as the nominee of The Depository Trust Company ("DTC"). No person acquiring an interest in the Book-Entry Certificates (a "Certificate Owner") will be entitled to receive a certificate representing such person's interest in the Trust Fund, except as set forth below under "--Definitive Certificates." Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions by the Book-Entry Certificateholders shall refer to actions taken by DTC upon instructions from its Participants (as defined below) and all references herein to distributions, notices, reports and statements to the Book-Entry Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Book-Entry Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. See "--Book-Entry Registration" below.

   The "Final Scheduled Distribution Date" of each Class of Offered Certificates is the Distribution Date in January 2034, which is the Distribution Date occurring in the month that is one month following the latest stated maturity date of any Mortgage Loan.

   The rate of principal payments of the Certificates will depend on the rate of principal payments of the Mortgage Loans (including prepayments, defaults, delinquencies and liquidations) which, in turn, will depend on the characteristics of the Mortgage Loans, the level of prevailing interest rates and other economic factors, and no assurance can be given as to the actual payment experience. The principal balance or notional amount, as applicable, of each Class of Certificates may be reduced to zero earlier or later than its Final Scheduled Distribution Date.

   The rate of principal payments on the the Class IA-1 Certificates may not depend directly on the rate of principal payments (including principal prepayments) on the Group I Mortgage Loans; instead, they may depend primarily on distributions from amounts that would otherwise have been distributed in respect of interest accrued on the Class IA-2 Certificates. Therefore, the Class IA-1 Certificates could have a final distribution date earlier than the other Class IA Certificates.

Book-Entry Registration

   Certificate Owners may elect to hold their Book-Entry Certificates through DTC in the United States, or Clearstream Banking, societe anonyme (formerly Cedelbank) ("Clearstream Luxembourg") or the Euroclear Bank S.A./N.V. ("Euroclear") in Europe if they are Participants in such systems, or indirectly through organizations which are Participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the Offered Certificates and will initially be registered in the name of Cede, as the nominee for DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositories which in turn will hold such positions in customers' securities accounts in the depositories' names on the books of DTC. Citibank, N.A. will act as depository for Clearstream Luxembourg and JPMorgan Chase Bank will act as depository for Euroclear (in such capacities, individually, the "Relevant Depository" and collectively, the "European Depositories"). Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a Definitive Certificate. Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede, as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. The Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

   The Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Certificate Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm (a "Participant") that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Certificate Owner's Financial Intermediary is not a DTC Participant, and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

   The Certificate Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the Trustee through DTC and DTC Participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and indirect Participants with whom the Certificate Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess certificates, the Rules provide a mechanism by which the Certificate Owners will receive distributions and will be able to transfer their interests.

   The Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, the Certificate Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and indirect Participants by instructing such Participants and indirect Participants to transfer Offered Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Offered Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

   Because of time zone differences, it is possible that credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Luxembourg Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time zone differences, may be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Federal Income Tax Consequences--Taxation of Certain Foreign Investors" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex A hereto.

   Transfers between Participants will occur in accordance with the Rules. Transfers between Clearstream Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

   Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the the Rules on behalf of the relevant European international clearing system by the Relevant Depository, each of which is a participating member of DTC. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the relevant depositories for Clearstream Luxembourg or Euroclear.

   DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

   Clearstream Luxembourg holds securities for its Clearstream Luxembourg Participants and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled through Clearstream Luxembourg in many currencies, including United States dollars. Clearstream Luxembourg provides to its Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. Clearstream Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant, either directly or indirectly.

   Euroclear was created to hold securities for its Euroclear Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./ N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "Euroclear Operator"). The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain other securities intermediaries through electronic book-entry changes in accounts of such Participants or other securities intermediaries. Non-Participants of Euroclear may hold and transfer book-entry interests in the Book-Entry Certificates through accounts with a direct Participant of Euroclear or any other securities intermediary that holds a book-entry interest in the Book-Entry Certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

   Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payment to the Certificate Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners of the Book-Entry Certificates that it represents.

   Under a book-entry format, the Certificate Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Certificates held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depository. Such distributions will be subject to tax reporting and may be subject to withholding in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences--Taxation of Certain Foreign Investors" in the Prospectus.

   Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

   Monthly and annual reports will be provided to Cede, as nominee of DTC, and may be made available by Cede to the Certificate Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Certificate Owners are credited.

   DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Trust Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Trust Agreement on behalf of a Clearstream Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depository to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Offered Certificates.

   Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among Participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

   None of the Seller, the Servicer, MBIA Insurance Corporation or the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Definitive Certificates

   The Class A-R Certificate will be issued in fully registered, certificated form. The Book-Entry Certificates will only be issued in fully registered, certificated form ("Definitive Certificates") to Certificate Owners or their nominees, rather than to DTC or its nominee, if (i) the Seller advises the Servicer in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Book-Entry Certificates and the Seller is unable to locate a qualified successor within 30 days or (ii) the Seller, at its option, elects to terminate the book-entry system through DTC.

   Upon the occurrence of either event described in the immediately preceding paragraph, the Trustee is required to notify DTC which in turn will notify all Certificate Owners, through Participants, of the availability of Definitive Certificates in exchange for Book-Entry Certificates. Upon surrender by Cede, as nominee of DTC, of the Definitive Certificates representing the Book-Entry Certificates and receipt of instructions for re-registration, the Trustee or its agent will reissue the Book-Entry Certificates as Definitive Certificates to Certificate Owners.

Restrictions on Transfer of the Class A-R Certificate

   The Class A-R Certificate will be subject to the following restrictions on transfer, and the Class A-R Certificate will contain a legend describing such restrictions.

   The REMIC provisions of the Internal Revenue Code of 1986, as amended (the "Code"), impose certain taxes on (i) transferors of residual interests to, or agents that acquire residual interests on behalf of, Disqualified Organizations (as defined in the Prospectus) and (ii) certain Pass-Through Entities (as defined in the Prospectus) that have Disqualified Organizations as beneficial owners. No tax will be imposed on a Pass-Through Entity (other than an "electing large partnership" as defined in the Code) with respect to the Class A-R Certificate to the extent it has received an affidavit from the owner thereof that such owner is not a Disqualified Organization or a nominee for a Disqualified Organization. The Agreement will provide that no legal or beneficial interest in the Class A-R Certificate may be transferred to or registered in the name of any person unless (i) the proposed purchaser provides to the Trustee an affidavit to the effect that, among other items, such transferee is not a Disqualified Organization and is not purchasing the Class A-R Certificate as an agent for a Disqualified Organization (i.e., as a broker, nominee, or other middleman thereof) and (ii) the transferor states in writing to the Trustee that it has no actual knowledge that such affidavit or letter is false. Further, such affidavit or letter requires the transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future,
(ii) understands that it may incur tax liabilities with respect to the Class A-R Certificate in excess of cash flows generated thereby, (iii) intends to pay taxes associated with holding the Class A-R Certificate as such taxes become due, (iv) will not cause income from the Class A-R Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer and (v) will not transfer the Class A-R Certificate to any person or entity that does not provide a similar affidavit or letter.

   In addition, the Class A-R Certificate may not be purchased by or transferred to any person that is not a U.S. Person (defined below), unless
(i) such person holds such Class A-R Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI (or any successor thereto), or (ii) the transferee delivers to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that such transfer of the Class A-R Certificate will not be disregarded for federal income tax purposes. The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

   The Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Any transferor or agent to whom the Trustee provides information as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information. See "Federal Income Tax Consequences--REMIC Certificates; --Income from Residual Certificates; --Taxation of Certain Foreign Investors; --Transfers of Residual Certificates; --Servicing Compensation and Other REMIC Pool Expenses" in the Prospectus.

   The Class A-R Certificate may not be purchased by or transferred to a Plan (defined herein) or a person acting on behalf of or investing the assets of a Plan. See "ERISA Considerations" in this Prospectus Supplement and in the Prospectus.

Distributions to Certificateholders

   Distributions of principal and interest on the Certificates and amounts due to MBIA Insurance Corporation will be made on the 25th day of each month or, if such day is not a business day, the next succeeding business day (each, a "Distribution Date"), beginning in January 2004, to the persons in whose names the Certificates are registered at the close of business on the last business day of the month preceding the month in which payment is made (each, a "Record Date"). Distributions will be made to each Class as described below and on a pro rata basis among the Certificates of each Class. Distributions of principal and interest on the Book-Entry Certificates will initially be made by the Trustee directly to Cede by wire transfer. Distributions with respect to the Class A-R Certificate and, upon the issuance of Definitive Certificates to persons other than Cede, distributions of principal and interest on such Definitive Certificates will be made by the Trustee directly to holders in whose names such Certificates were registered at the close of business on the related Record Date. Such distributions will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register, or, upon written request to the Trustee delivered at least ten business days prior to the first Distribution Date for which distribution by wire transfer is to be made, by a holder of an Offered Certificate having an original aggregate principal balance of at least $5,000,000 (or by a holder which holds all of the Certificates of a Class), by wire transfer to such Certificateholder, except that the final distribution in retirement of Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee specified in the final distribution notice to Certificateholders.

   Principal received or advanced as part of a regularly scheduled Monthly Payment on each Mortgage Loan will be passed through monthly on the Distribution Date occurring in the month in which the related Due Date occurs. The Class IA and Class IIA Certificateholders will be entitled to an amount equal to the Non-PO Class IA Percentage or Non-PO Class IIA Percentage, respectively (each as defined herein), of the applicable Non-PO Percentage of scheduled principal amounts due or advanced with respect to each Mortgage Loan in the related Mortgage Group. Principal Prepayments and certain other unscheduled amounts of principal received during the period from the first day of any month to the last day of such month (each, a "Principal Prepayment Period") will be passed through on the Distribution Date occurring in the month following the month of receipt. The Class IA and Class IIA Certificateholders will be entitled to an amount equal to the Non-PO Class IA Prepayment Percentage and Non-PO Class IIA Prepayment Percentage, respectively (each as defined herein) of the applicable Non-PO Percentage of Principal Prepayments and such unscheduled amounts of principal with respect to the related Mortgage Loans.

   The aggregate amount available for distribution to Certificateholders on each Distribution Date will be the Available Distribution Amount. The "Available Distribution Amount" means, generally, with respect to each Mortgage Group (the "Group One Available Distribution Amount" and the "Group Two Available Distribution Amount," respectively) or, as the context requires, both Mortgage Groups, as of any Distribution Date, an amount equal to the sum of the amounts on deposit in the Collection Account as of the close of business on the related Servicer Remittance Date with respect to the related Mortgage Group (including amounts to be advanced by the Servicer in respect of delinquent Monthly Payments), except: (a) amounts received as late payments or other recoveries of principal or interest (including liquidation proceeds and insurance proceeds) and applied to the reimbursement of unreimbursed Advances and amounts representing reimbursement for Advances determined to be non-recoverable and amounts representing reimbursement for certain losses and expenses incurred by the Servicer, as described in the Agreement; (b) the applicable Servicing Fee relating to Mortgage Loans in the related Mortgage Group, as adjusted as provided in the Agreement with respect to Principal Prepayments; (c) all amounts representing Monthly Payments with respect to Mortgage Loans in the related Mortgage Group due after the related Due Date;
(d) all Principal Prepayments received after the related Principal Prepayment Period with respect to Mortgage Loans in the related Mortgage Group; (e) all liquidation proceeds, insurance proceeds, condemnation proceeds and repurchase proceeds received after the calendar month preceding such Distribution Date relating to Mortgage Loans in the related Mortgage Group; and (f) all income from investments held in the Collection Account for the account of the Servicer.

   On each Distribution Date, amounts will be distributed (i) to the Class IA Certificates generally from the Group One Available Distribution Amount, (ii) to the Class IIA Certificates generally from the Group Two Available Distribution Amount, and (iii) to the Subordinated Certificates from the Available Distribution Amount for all Mortgage Loans.

   On each Distribution Date, the Group One Available Distribution Amount will be allocated among the applicable Classes of Certificates and distributed to the holders of record thereof as of the related Record Date as follows:

   first, to each Class of Class IA Certificates and Class IA-X Certificates, the sum of (i) the Interest Accrual Amount with respect to each such Class and
(ii) any Interest Shortfall with respect to each such Class except that the Interest Accrual Amount and Interest Shortfall with respect to the Class IA-2 Certificates before the Class IA-2 Accretion Termination Date (defined herein) will be added to the principal balance of the Class IA-2 Certificates and distributed as principal, as described herein under "--Principal (Including Prepayments)--Allocation of the Class IA-2 Accrual Amount";

   second, concurrently (i) to the Class IA Certificates, up to the Non-PO Class IA Optimal Principal Amount (allocated among such Classes as described below under "--Principal (Including Prepayments)--Allocation of the Non-PO Class IA Optimal Principal Amount") and (ii) to Class A-P Component One, the applicable PO Percentage (defined herein) of all principal received on or in respect of each Discount Mortgage Loan in Mortgage Group One;

   third, to Class A-P Component One, the Class A-P Shortfall Amount (defined herein) with respect to Mortgage Group One; provided, however, that any amounts distributed pursuant to this paragraph third will not cause a further reduction in the principal balance of Class A-P Component One;

   fourth, to the Subordinated Certificates, interest and then principal, as described herein; and

   fifth, to the Class A-R Certificate, the remaining portion, if any (which is expected to be zero), of the Group One Available Distribution Amount for such Distribution Date.

   On each Distribution Date, the Group Two Available Distribution Amount will be allocated among the applicable Classes of Certificates and distributed to the holders of record thereof as of the related Record Date as follows:

   first, concurrently (a) to MBIA Insurance Corporation, the premium relating to the insurance policy; and any unpaid premium from prior Distribution Dates; and (b) concurrently to the Class IIA Certificates and the Class IIA-X Certificates, the sum of (i) the Interest Accrual Amount with respect to each such Class and (ii) any Interest Shortfall with respect to each such Class;

   second, concurrently (i) to the Class IIA Certificates and the Class A-R Certificate, up to the Non-PO Class IIA Optimal Principal Amount, (allocated among such Classes as described below under "--Principal (Including Prepayments)--Allocation of the Non-PO Class IIA Optimal Principal Amount"), and (ii) to Class A-P Component Two, the applicable PO Percentage (defined herein) of all principal received on or in respect of each Discount Mortgage Loan in Mortgage Group Two;

   third, to Class A-P Component Two, the Class A-P Shortfall Amount (defined herein) with respect to Mortgage Group Two; provided, however, that any amounts distributed pursuant to this paragraph third will not cause a further reduction in the principal balance of Class A-P Component Two;

   fourth, to MBIA Insurance Corporation, all reimbursement amounts due to it;

   fifth, to the Subordinated Certificates, interest and then principal, as described herein; and

   sixth, to the Class A-R Certificate, the remaining portion, if any (which is expected to be zero), of the Group Two Available Distribution Amount for such Distribution Date.

   Cross-Collateralization Provisions. In addition to the foregoing distributions, the Class IA or Class IIA Certificates may receive additional principal distributions on any Distribution Date prior to the Credit Support Depletion Date (defined herein) under the circumstances specified in (A) and
(B) below:

     (A) On any Distribution Date on or after the date on which the aggregate principal balance of the Class IA Certificates or the aggregate principal balance of the Class IIA Certificates has been reduced to zero, all principal (in excess of that needed to reduce such aggregate principal balance to zero and other than, where the aggregate principal balance of the Class IIA Certificates has been reduced to zero, the amount needed to pay in full all amounts due to MBIA Insurance Corporation and other than the applicable PO Percentage of all principal received on or in respect of each Discount Mortgage Loan in the Mortgage Group relating to such Class A Certificates and, where the Class IIA Certificates have been reduced to zero, in excess of the excess, if any, of (i) the aggregate amounts distributed to the Class IIA-1 Certificates from the Rounding Account over (ii) the aggregate amounts replenished to the Rounding Account) on the Mortgage Loans in the Mortgage Loan Group relating to such Class A Certificates, as applicable, that have been paid in full, will be paid as principal to the remaining Class IA or Class IIA Certificates (other than Class A-P Certificates) in accordance with the order set forth above in reduction of the principal balances thereof and then to MBIA Insurance Corporation for any amounts paid with respect to principal, provided that on such Distribution Date either (a) the Aggregate Subordinated Percentage for such Distribution Date is less than 200% of the initial Aggregate

          Subordinated Percentage, or (b) the average outstanding principal balance of the Mortgage Loans in either Mortgage Group delinquent 60 days or more over the prior six months, as a percentage of the corresponding Group One Subordinated Amount or Group Two Subordinated Amount (each as defined herein), is greater than or equal to 50%. For purposes of the foregoing, the "Aggregate Subordinated Percentage" for any Distribution Date is equal to the aggregate principal balance of the Subordinated Certificates immediately prior to such Distribution Date divided by the aggregate Scheduled Principal Balance of all of the Mortgage Loans immediately prior to such Distribution Date.

     (B) If on any Distribution Date on which the aggregate principal balance of the Class IA Certificates or the aggregate principal balance of the Class IIA Certificates would be greater than the excess of the outstanding principal balance of the Mortgage Loans in the related Mortgage Group over the principal balance of the Class A-P Component corresponding to the related Mortgage Group as of such date (giving effect to any Advances but prior to giving effect to any principal prepayments corresponding to the related Mortgage Group received with respect to such Mortgage Loans that have not been passed through to the Certificateholders) (the "Undercollateralized Group"), after giving effect to distributions to be made on such Distribution Date, the portion of the Available Distribution Amount in respect of principal on the Mortgage Loans in the other Mortgage Group (the "Overcollateralized Group") otherwise allocable to the Subordinated Certificates will be distributed to the Classes of Non-PO Class A Certificates (other than the Class A-X Certificates) relating to the Undercollateralized Group, in accordance with the priorities set forth herein), in reduction of the principal balances thereof, until the aggregate principal balance of the Non-PO Class A Certificates included in the Undercollateralized Group is equal to the excess of the outstanding principal balance of each Mortgage Loan in the related Mortgage Group over the principal balance of the Class A-P Component corresponding to the related Mortgage Group as of such date (giving effect to any Advances but prior to giving effect to any principal prepayments received with respect to such Mortgage Loans that have not been passed through to the Certificateholders) and then to MBIA Insurance Corporation for any amounts paid with respect to principal. Moreover, the Available Distribution Amount with respect to the Overcollateralized Group will be further reduced (after distributions of interest to the Class A Certificates included in the Overcollateralized Group) in an amount equal to one month's interest on the amount by which the Undercollateralized Group is undercollateralized at 6.00% per annum (if Mortgage Group One is the Undercollateralized Group) or 5.75% per annum (if Mortgage Group Two is the Undercollateralized Group), plus any shortfall of such amounts from prior Distribution Dates; provided, however, that in no event will the Available Distribution Amount with respect to the Overcollateralized Group on any Distribution Date be reduced by more than the sum of (i) the overcollateralized amount with respect to the Overcollateralized Group and (ii) interest thereon at the applicable Remittance Rate. Such amounts will be distributed to the applicable Classes of Certificates and to MBIA Insurance Corporation in the priority of interest payable and premium on such Distribution Date.

   In the event that Mortgage Group One is the Undercollateralized Group, the reduction in the Available Distribution Amount of the Overcollateralized Group to pay interest to the Undercollateralized Group as described above may cause a shortfall in the amount of principal and interest otherwise distributable to the Subordinated Certificates and further to the amount of principal otherwise distributable to the Class IA Certificates because the Class IIA Certificates have a Remittance Rate which is less than that of the Class IA Certificates. Such shortfall shall be payable from amounts otherwise distributable first from the Subordinated Certificates in reverse order of their priority of payment and then from the Class IA Certificates in respect of principal.

   "Class A Certificates" means the Class IA-1, Class IA-2, Class IA-3, Class IA-4, Class IA-X, Class IIA-1, Class IIA-2, Class IIA-3, Class IIA-4, Class IIA-5, Class IIA-6, Class IIA-7, Class IIA-8, Class IIA-9, Class IIA-10, Class IIA-11, Class IIA-12, Class IIA-13, Class IIA-14, Class IIA-15, Class IIA-16, Class IIA-17, Class IIA-18, Class A-P, Class IIA-X, and Class A-R Certificates, referred to collectively.

   The Class A Certificates (exclusive of the Class A-P Certificates) are sometimes referred to herein as the "Non-PO Class A Certificates."

   The Class A Certificates, Class M Certificates, Class B-1 Certificates and Class B-2 Certificates are sometimes collectively referred to herein as the "Offered Certificates."

   The "Class IA Certificates" means the Class IA-1, Class IA-2, Class IA-3, Class IA-4 and Class A-R Certificates, referred to collectively.

   The "Class IIA Certificates" means the Class IIA-1, Class IIA-2, Class
IIA-3, Class IIA-4, Class IIA-5, Class IIA-6, Class IIA-7, Class IIA-8,
Class IIA-9, Class IIA-10, Class IIA-11, Class IIA-12, Class IIA-13, Class IIA-14, Class IIA-15, Class IIA-16, Class IIA-17, and Class IIA-18 Certificates, referred to collectively.

   The "Class A-X Certificates" means the Class IA-X and Class IIA-X Certificates, referred to collectively.

   "Class B Certificates" means the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, referred to collectively.

   "Non-Offered Class B Certificates" means the Class B-3, Class B-4 and Class B-5 Certificates, referred to collectively.

   "Certificates" means the Class A, Class M and Class B Certificates, referred to collectively.

   "Subordinated Certificates" means the Class M and Class B Certificates, referred to collectively.

   The Class A-P Certificates will each consist of two components (each, a "Component"). The Components of the Class A-P Certificates are referred to herein as "Class A-P Component One," related to the Group One Mortgage Loans, and "Class A-P Component Two," related to the Group Two Mortgage Loans. The Components are not separately transferable. The initial principal balance of each such Component is set forth on page S-3.

   The "Credit Support Depletion Date" is the first Distribution Date on which the aggregate outstanding principal balance of the Subordinated Certificates has been or will be reduced to zero.

   With respect to each Mortgage Loan, the "PO Percentage" will equal a fraction, expressed as a percentage (but not less than 0%), the numerator of which will equal the excess, if any, of the Remittance Rate (defined herein) applicable to the related Mortgage Group over the applicable Net Mortgage Rate (defined herein) and the denominator of which will equal the applicable Remittance Rate. The PO Percentage will be 0% with respect to Mortgage Loans for which the Net Mortgage Rate is greater than or equal to the applicable Remittance Rate. As of the Cut-off Date, the weighted average Net Mortgage Rate of the Discount Mortgage Loans (defined below) was approximately 5.602%. The weighted average Net Mortgage Rate of the Discount Mortgage Loans in Mortgage Group One was approximately 5.974% and the weighted average Net Mortgage Rate of the Discount Mortgage Loans in Mortgage Group Two was approximately 5.530%.

   With respect to each Mortgage Loan, the "Non-PO Percentage" will equal a fraction, expressed as a percentage (but not greater than 100%), the numerator of which will equal the applicable Net Mortgage Rate and the denominator of which will equal the applicable Remittance Rate. The Non-PO Percentage will be 100% with respect to Mortgage Loans for which the Net Mortgage Rate is greater than or equal to the applicable Remittance Rate.

   The "Discount Mortgage Loans" are those Mortgage Loans having Net Mortgage Rates less than the applicable Remittance Rate.

   The "Non-Discount Mortgage Loans" are those Mortgage Loans having Net Mortgage Rates greater than the applicable Remittance Rate.

   The "Group One Remittance Rate" is a per annum rate equal to 6.00%, and the "Group Two Remittance Rate" is a per annum rate equal to 5.75%. Each of the Group One Remittance Rate and the Group Two Remittance Rate is referred to herein as a "Remittance Rate."

   The Class A-P Certificates will not be entitled to receive interest. The Class A-P Certificates will be entitled to receive principal with respect to the Discount Mortgage Loans only. The Class IIA-11, Class IIA-14, Class IA-X and Class IIA-X Certificates will not be entitled to receive principal. The Class IA-X Certificates will be entitled to receive interest with respect to the Non-Discount Mortgage Loans in Mortgage Group One only and the Class IIA-X Certificates will be entitled to receive interest with respect to the Non-Discount Mortgage Loans in Mortgage Group Two only.

   With respect to each Mortgage Loan, the "Net Mortgage Rate" equals the applicable Mortgage Rate less the Servicing Fee Rate. With respect to each Mortgage Loan, the "Mortgage Rate" equals the per annum rate of interest borne by such Mortgage Loan, as specified in the related Mortgage Note.
Interest

   On each Distribution Date, interest will be payable (or, in the case of the Class IA-2 Certificates, prior to the Class IA-2 Accretion Termination Date added to the principal balance of such Class) to each Class (other than the Class A-P Certificates) in an amount equal to the sum of (i) the Interest Accrual Amount with respect to such Class and (ii) any Interest Shortfall with respect to such Class.

   As of any Distribution Date, the "Interest Accrual Amount" with respect to any Class of Certificates (other than the Class A-P Certificates), means generally one month's interest at the Certificate Rate on the outstanding principal balance thereof (or, in the case of the Class IIA-11, Class IIA-14, Class IA-X and Class IIA-X Certificates, on the Class IIA-11 Notional Amount, Class IIA-14 Notional Amount, Class IA-X Notional Amount and Class IIA-X Notional Amount, respectively (each as defined herein)), minus any Non-Supported Interest Shortfalls allocated to such Class on such Distribution Date (as described herein under "The Pooling and Servicing Agreement--Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans").

   As of any Distribution Date, the "Interest Shortfall" with respect to any Class of Certificates (other than the Class A-P Certificates) means generally any portion of the Interest Accrual Amount with respect to any previous Distribution Amount which remains unpaid (before giving effect to distributions made on such Distribution Date).

   Any Non-Supported Interest Shortfalls allocated to the Class IIA-1 Certificates will be offset, to the extent funds are available for that purpose from amounts on deposit in the Reserve Fund (defined below). Once the Reserve Fund has been reduced to zero, Non-Supported Interest Shortfalls allocated to the Class IIA-1 Certificates will not be covered by the Policy.

   A reserve fund will be established by the trustee on the closing date for the benefit of the Class IIA-1 Certificates (the "Reserve Fund") with an initial deposit of approximately $20,000. No additional amounts will be deposited into the Reserve Fund after the initial deposit. The Reserve Fund will be beneficially owned by the underwriter and will not be an asset of any REMIC.

   A withdrawal will be made on each Distribution Date from the amount on deposit in the Reserve Fund, to the extent available, to cover any Non-Supported Interest Shortfalls allocated to the Class IIA-1 Certificates. A withdrawal from the Reserve Fund may only be made, to the extent funds are available therein, to cover any Non-Supported Interest Shortfall allocated to such class and may not be made to cover any Non-Supported Interest Shortfall allocated to any other class. Once the Reserve Fund has been reduced to zero, the Policy will not cover any Non-Supported Interest Shortfalls allocated to the Class IIA-1 Certificates.

   The balance of any amount remaining in the Reserve Fund on the Distribution Date on which the Certificate Principal Balance of the Class IIA-1 Certificates is reduced to zero will be distributed to the underwriter.

   The premium payable to MBIA Insurance Corporation is equal to 0.09% per annum of the principal balance of the Class IIA-1 Certificates.

   For any Class of Certificates (other than the Class A-P Certificates), the "Certificate Rate" is the per annum rate of interest specified for such Class on the table on page S-3 hereof. Interest with respect to each Class of Certificates (other than the Class A-P Certificates) at the Certificate Rate for such Class, will be calculated on the basis of a 360-day year composed of twelve 30-day months.

   The "Class IIA-11 Notional Amount" with respect to any Distribution Date will equal the outstanding principal balance of the Class IIA-10 Certificates immediately prior to such Distribution Date. The initial Class IIA-11 Notional Amount will be approximately $34,410,772.

   The "Class IIA-14 Notional Amount" with respect to any Distribution Date will equal approximately 2.78260667% of the outstanding principal balance of the Class IIA-1 Certificates immediately prior to such Distribution Date. The initial Class IIA-14 Notional Amount will be approximately $417,391.

   The "Class IA-X Notional Amount" with respect to any Distribution Date will equal the product of the aggregate Scheduled Principal Balance of the Non-Discount Mortgage Loans in Mortgage Group One and a fraction the numerator of which is the weighted average of the Stripped Interest Rates of the Non-Discount Mortgage Loans in Mortgage Group One and the denominator of which is 6.00%.

   The "Class IIA-X Notional Amount" with respect to any Distribution Date will equal the product of the aggregate Scheduled Principal Balance of the Non-Discount Mortgage Loans in Mortgage Group Two and a fraction the numerator of which is the weighted average of the Stripped Interest Rates of the Non-Discount Mortgage Loans in Mortgage Group Two and the denominator of which is 5.75%.

   The "Stripped Interest Rate" means, (i) for each Group One Mortgage Loan, the excess, if any, of the Net Mortgage Rate for such Mortgage Loan over the Group One Remittance Rate and (ii) for each Group Two Mortgage Loan, the excess, if any, of the Net Mortgage Rate for such Mortgage Loan over the Group Two Remittance Rate.

   The "Scheduled Principal Balance" of a Mortgage Loan as of any Distribution Date is the unpaid principal balance of such Mortgage Loan as specified in the amortization schedule at the time relating thereto (before any adjustment to such schedule by reason of bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) as of the first day of the month preceding the month of such Distribution Date, after giving effect to any previously applied prepayments, the payment of principal due on such first day of the month and any reduction of the principal balance of such Mortgage Loan by a bankruptcy court, irrespective of any delinquency in payment by the related Mortgagor.

   Interest will accrue (i) on the Certificates (other than the Class IIA-10, Class IIA-11 and Class A-P Certificates) at their respective Certificate Rates during the calendar month immediately preceding the month in which the related Distribution Date occurs and (ii) on the Class IIA-10 and Class IIA-11 Certificates at their respective Certificate Rates with respect to each Distribution Date during the period from and including the 25th day of the month immediately preceding the month in which such Distribution Date occurs to but excluding the 25th day of the month in which such Distribution Date occurs (each such period, an "Interest Accrual Period"). The Certificate Rates on the Class IIA-10 and Class IIA-11 Certificates will be calculated as follows:

   (i) the Certificate Rate on the Class IIA-10 Certificates with respect to the first Distribution Date will be 1.57%, and as to any Distribution Date thereafter, the Certificate Rate on the Class IIA-10 Certificates will equal the lesser of (A) 0.45% plus LIBOR and (B) 8.00%; and

   (ii) the Certificate Rate on the Class IIA-11 Certificates with respect to the first Distribution Date will be 6.43%, and as to any Distribution Date thereafter, the Certificate Rate on the Class IIA-11 Certificates will equal 7.55% minus LIBOR, but not less than 0.00%.

   Determination of LIBOR

   LIBOR for any Interest Accrual Period (other than the first Interest Accrual Period) after the initial Interest Accrual Period will be determined as described below.

   On each Rate Adjustment Date, LIBOR shall be established by the Servicer and as to any Interest Accrual Period (other than the first Interest Accrual Period), LIBOR will equal the rate for United States dollar deposits for one month which appears on the Dow Jones Telerate Screen Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day (defined below) prior to the first day of such Interest Accrual Period (each such day, a "Rate Adjustment Date"). "Telerate Screen Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Servicer, the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Servicer) as of 11:00 A.M., London time, on the day that is two LIBOR Business Days prior to the immediately preceding
Distribution Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate outstanding principal balance or outstanding notional amount, as applicable, of the Class IIA-10 and Class IIA-11 Certificates. The Servicer will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Servicer, as of 11:00 A.M., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate outstanding principal balance or outstanding notional amount, as applicable, of the Class IIA-10 and Class IIA-11 Certificates. If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date, or in the case of the first Rate Adjustment Date, 1.12%. "LIBOR Business Day" means any day other than (i) a Saturday or a Sunday or
(ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

   The establishment of LIBOR by the Servicer and its subsequent calculation of the Certificate Rates applicable to the Class IIA-10 and Class IIA-11 Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

   Certificate Rate with Respect to the Subordinated Certificates

   On any Distribution Date, the Certificate Rate on each Class of Subordinated Certificates will equal the fraction, expressed as a percentage, the numerator of which will equal the sum of (i) the product of (x) 6.00% and (y) the excess of the aggregate Scheduled Principal Balance of the Group One Mortgage Loans over the sum of (I) the aggregate outstanding principal balance of the Class
IA Certificates (prior to giving effect to distributions to be made on such Distribution Date and allocation of losses to be made on such Distribution
Date) and (II) the outstanding principal balance of Class A-P Component One (prior to giving effect to distributions to be made on such Distribution Date and allocation of losses to be made on such Distribution Date) (such excess the "Group One Subordinated Amount") and (ii) the product of (x) 5.75% and (y) the excess of the aggregate Scheduled Principal Balance of the Group Two Mortgage Loans over the sum of (I) the aggregate outstanding principal balance of the Class IIA Certificates (prior to giving effect to distributions to be made on such Distribution Date and allocation of losses to be made on such Distribution Date), (II) the outstanding principal balance of Class A-P Component Two (prior to giving effect to distributions to be made on such Distribution Date and allocation of losses to be made on such Distribution
Date) and (III) any excess of the aggregate amounts distributed to the Class IIA-1 Certificates from the Rounding Account over the sum of (a) amounts replenished to the Rounding Account and (b) amounts distributed to the Class A-R Certificate under clause "first" under "Allocation of the Non-PO Class IIA Optimal Principal Amount" (such excess the "Group Two Subordinated Amount") and the denominator of which will equal the sum of the Group One Subordinated Amount and the Group Two Subordinated Amount. The initial Certificate Rate with respect to each Class of Subordinated Certificates will be approximately 5.920%.

Principal (Including Prepayments)

   Allocation of the Class IA-2 Accrual Amount

   The "Class IA-2 Accretion Termination Date" is the earlier to occur of (i) the Distribution Date following the Distribution Date on which the principal balance of the Class IA-1 Certificates is reduced to zero and (ii) the Distribution Date following the Credit Support Depletion Date. On each Distribution Date prior to the Class IA-2 Accretion Termination Date, an amount (the "Class IA-2 Accrual Amount") equal to the accrued interest that would otherwise be distributable in respect of the Class IA-2 Certificates on such Distribution Date will be added to the principal balance of the Class IA-2 Certificates (such amount to thereafter accrue interest at the applicable Certificate Rate).

   On each Distribution Date prior to the Class IA-2 Accretion Termination Date, the Class IA-2 Accrual Amount, if any, will be distributed as principal as follows:

   first, to the Class IA-1 Certificates until the principal balance of such Class has been reduced to zero; and

   second, to the Class IA-2 Certificates.

   Distributions to the Class A-P Certificates

   On each Distribution Date, the Class A-P Certificates will receive a portion of the Available Distribution Amount attributable to principal received on or with respect to any Discount Mortgage Loan equal to the amount of such principal so attributable multiplied by the PO Percentage with respect to such Discount Mortgage Loan. Such distributions will reduce the principal balance of the Class A-P Component corresponding to the Mortgage Loan Group of such Discount Mortgage Loans. In addition, on each Distribution Date prior to and including the Credit Support Depletion Date, the Class A-P Certificates also will be allocated principal, to the extent of amounts available to pay the Subordinated Optimal Principal Amount (without regard to clause (2) of the definition of such term) on such Distribution Date, in an amount (the "Class
A-P Shortfall Amount") generally equal to (i) the applicable PO Percentage of the principal portion of any Realized Loss with respect to a Discount Mortgage Loan other than an Excess Loss and (ii) the sum of amounts, if any, by which the amounts specified in clause (i) with respect to each prior Distribution
Date exceeded the amount actually distributed in respect thereof on such prior Distribution Date and not subsequently distributed to the Class A-P Certificates; provided, however, that such payments in respect of the Class
A-P Shortfall Amount will not cause a further reduction in the principal balance of the Class A-P Certificates. The aggregate of the amount payable to the Class A-P Certificates described in this paragraph is referred to herein as the "Class A-P Certificate Distribution Amount."

   Allocation of the Non-PO Class IA Optimal Principal Amount

   Except after the Credit Support Depletion Date, distributions in respect of principal will be made on each Distribution Date to the Class IA Certificates as described below. On each Distribution Date, the Non-PO Class IA Optimal Principal Amount (defined herein) will be distributed to the Class IA Certificateholders as follows:

   first, to the Class A-R Certificate until the principal balance of such Class has been reduced to zero;

   second, concurrently as follows,

     (A) 83.7271531797% to the Class IA-3 Certificates until the principal balance of such Class has been reduced to zero;

     (B)  16.2728468203% as follows:

          (a) first, to the Class IA-4 Certificates, up to the Class IA-4 Lockout Principal Distribution Amount (defined below);

          (b) second, sequentially to the Class IA-1 and Class IA-2 Certificates, in that order, until the principal balance of each such Class has been reduced to zero; and

          (c) third, to the Class IA-4 Certificates, until the principal balance of such Class has been reduced to zero.

   On any Distribution Date after the Credit Support Depletion Date, distributions of principal among the Classes of Class IA Certificates then outstanding will be made pro rata based upon their respective outstanding principal balances and not in accordance with the priorities set forth above.

   Allocation of the Non-PO Class IIA Optimal Principal Amount

   Except after the Credit Support Depletion Date, distributions in respect of principal will be made on each Distribution Date to the Class IIA Certificates as described below. On each Distribution Date, the Non-PO Class IIA Optimal Principal Amount (defined herein) will be distributed to such Class IIA Certificateholders as follows:

   first, on or following the Distribution Date on which the principal balance of the Class IIA-1 Certificates has been reduced to zero, to the Class A-R Certificate until the aggregate amount distributed to the Class A-R Certificate under this clause equals the excess, if any, of the aggregate amounts distributed to the Class IIA-1 Certificates from the Rounding Account over the aggregate amounts replenished to the Rounding Account (distributions under this clause will not reduce the principal balance of the Class A-R Certificates);

   second, to the Class IIA-15, Class IIA-16 and Class IIA-17 Certificates, pro rata based upon their outstanding principal balances, up to the Class IIA Lockout Principal Distribution Amount (defined below);

   third, on each Distribution Date from and after the Distribution Date in January 2007, to the Class IIA-1 Certificates, up to $15,000,000, until the principal balance of such Class has been reduced to zero;

   fourth, concurrently as follows:

     (A)  86.2513105025% as follows:

          (a) first, until the principal balance of each of the Class IIA-9, Class IIA-12 and Class IIA-18 Certificates has been reduced to zero concurrently as follows:

               (i)   75.2351755710% to the Class IIA-9 Certificates;

               (ii)  17.7076181008% to the Class IIA-10 Certificates;

               (iii) 6.1367011549% to the Class IIA-12 Certificates;

               (iv)  0.9205051732% to the Class IIA-18 Certificates;

          (b) second, to the Class IIA-13 Certificates, until the principal balance of such Class has been reduced to zero;

          (c) third, to the Class IIA-2 Certificates, until the principal balance of such Class has been reduced to zero;

          (d) fourth, to the Class IIA-3 Certificates, until the principal balance of such Class has been reduced to zero;

          (e) fifth, to the Class IIA-4 and Class IIA-5 Certificates, pro rata based upon their outstanding principal balances, until the principal balance of each such Class has been reduced to zero;

          (f) sixth, to the Class IIA-6 and Class IIA-7 Certificates, pro rata based upon their outstanding principal balances, until the principal balance of each such Class has been reduced to zero;

     (B) 11.2489482233% to the Class IIA-8 Certificates, until the principal balance of such Class has been reduced to zero;

     (C) 2.4997412742% to the Class IIA-10 Certificates, until the principal balance of such Class has been reduced to zero;

   fourth, to the Class IIA-1 Certificates, until the principal balance of such Class has been reduced to zero; and

   fifth, to the Class IIA-15, Class IIA-16 and Class IIA-17 Certificates, pro rata based upon their outstanding principal balances, until the principal balance of each such Class has been reduced to zero.

   On any Distribution Date after the Credit Support Depletion Date, distributions of principal among the Classes of Class IIA Certificates then outstanding will be made pro rata based upon their respective outstanding principal balances and not in accordance with the priorities set forth above; provided that for these purposes (x) the outstanding principal balance of the Class IIA-1 Certificates will be increased by the amount of any excess of the aggregate amounts distributed to the Class IIA-1 Certificates from the Rounding Account over the aggregate amounts replenished to the Rounding Account and (y) any increased distributions of principal to which the Class IIA-1 Certificates are entitled as a result of clause (x) shall be distributed to the Class A-R Certificate, but will not reduce the principal balance of the Class A-R Certificate as they will instead reduce the outstanding principal balance of the Class IIA-1 Certificates as determined under clause (x).

   The "Class IA-4 Lockout Principal Distribution Amount" for any Distribution Date will equal the sum of (I) the Class IA-4 Lockout Percentage of the amount with respect to Mortgage Group One which is referred to in clauses (a), (c) and (d) of the definition of Non-PO Class IA Optimal Principal Amount and (II) the Class IA-4 Lockout Prepayment Percentage of the amount with respect to Mortgage Group One which is referred to in clauses (b) and (e) of the definition of Non-PO Class IA Optimal Principal Amount.

   The "Class IA-4 Lockout Percentage" for any Distribution Date through December 2008 will equal 0% and for any Distribution Date thereafter will equal (I) the aggregate outstanding principal balance of the Class IA-4 Certificates divided by (II) the aggregate outstanding principal balance of the Class IA Certificates, in each case immediately prior to the Distribution Date, but in no event will the Class IA-4 Lockout Percentage exceed 100%.

   The "Class IA-4 Lockout Prepayment Percentage" will equal the product of (a) the Class IA-4 Lockout Percentage and (b) the Step Down Percentage.

   The "Class IIA Lockout Principal Distribution Amount" for any Distribution Date will equal the sum of (I) the Class IIA Lockout Percentage of the amount equal to the sum of (i) the amount with respect to Mortgage Group Two which is referred to in clauses (a), (c) and (d) of the definition of Non-PO Class IIA Optimal Principal Amount and (ii) the portion of the amount related to Mortgage Group Two which is referred to in clauses (a), (c) and (d) of the definition of Subordinated Optimal Principal Amount and (II) the Class IIA Lockout Prepayment Percentage of the amount equal to the sum of (i) the amount with respect to Mortgage Group Two which is referred to in clauses (b) and (e) of the definition of Non-PO Class IIA Optimal Principal Amount and (ii) the portion of the amount related to Mortgage Group Two which is referred to in clauses (b) and (e) of the definition of Subordinated Optimal Principal Amount.

   The "Class IIA Lockout Percentage" for any Distribution Date through December 2008 will equal 0% and for any Distribution Date thereafter will equal (I) the aggregate outstanding principal balance of the Class IIA-15, Class IIA-16 and Class IIA-17 Certificates divided by (II) the Non-PO Group Two Allocated Amount, in each case immediately prior to the Distribution Date, but in no event will the Class IIA Lockout Percentage exceed 100%.

   The "Class IIA Lockout Prepayment Percentage" will equal the product of (a) the Class IIA Lockout Percentage and (b) the Step Down Percentage.

   The "Step Down Percentage" for any Distribution Date will be the percentage indicated below:

      Distribution Date Occurring in                              Step Down Percentage
      ------------------------------                              --------------------
      January 2004 through December 2008 ......................              0%
      January 2009 through December 2009 ......................             30%
      January 2010 through December 2010 ......................             40%
      January 2011 through December 2011 ......................             60%
      January 2012 through December 2012 ......................             80%
      January 2013 and thereafter .............................            100%


   Principal distributions made on each Class of Certificates will be paid pro rata among the Certificates of such Class in accordance with their respective outstanding principal balances.

   The "Non-PO Class IA Optimal Principal Amount" and the "Non-PO Class IIA Optimal Principal Amount" (each, a "Non-PO Class A Optimal Principal Amount") mean generally as of any Distribution Date, an amount, not in excess of the applicable Non-PO Class A Principal Balance, equal to the sum of: (a) an amount equal to the applicable Non-PO Class A Percentage of the applicable Non-PO Percentage of the principal portion of all Monthly Payments whether or not received, which were due on the related Due Date on outstanding Mortgage Loans in the related Mortgage Group as of such Due Date; (b) an amount equal to the applicable Non-PO Class A Prepayment Percentage of the applicable Non-PO Percentage of all Principal Prepayments received during the related Principal Prepayment Period on Mortgage Loans in the related Mortgage Group;
(c) with respect to each Mortgage Loan in the related Mortgage Group not described in (d) below, an amount equal to the applicable Non-PO Class A Percentage of the applicable Non-PO Percentage of the sum of the principal portion of all insurance proceeds, condemnation awards and any other cash proceeds from a source other than the Mortgagor, to the extent required to be deposited in the Collection Account, which were received during the related Principal Prepayment Period, net of related unreimbursed servicing Advances and net of any portion thereof which, as to any Mortgage Loan in the related Mortgage Group, constitutes a late collection with respect to which an Advance has previously been made; (d) with respect to each Mortgage Loan in the related Mortgage Group which has become a Liquidated Mortgage Loan (defined below) during the calendar month preceding such Distribution Date, an amount equal to the lesser of (i) the applicable Non-PO Class A Percentage of the applicable Non-PO Percentage of an amount equal to the principal balance of such Mortgage Loan (net of Advances with respect to principal) as of the Due Date immediately preceding the date on which it became a

Liquidated Mortgage Loan and (ii) the applicable Non-PO Class A Prepayment Percentage of the applicable Non-PO Percentage of the net liquidation proceeds, if any, with respect to such Liquidated Mortgage Loan (net of any unreimbursed Advances); (e) with respect to each Mortgage Loan in the related Mortgage Group repurchased during the calendar month preceding such Distribution Date, an amount equal to the applicable Non-PO Class A Prepayment Percentage of the applicable Non-PO Percentage of the principal portion of the purchase price thereof (net of amounts with respect to which a distribution has previously been made to the applicable Class A Certificateholders); and
(f) while none of the Subordinated Certificates remains outstanding, the excess of the outstanding principal balance of the Class IA Certificates or Class IIA Certificates, as applicable (calculated after giving effect to reductions thereof on such Distribution Date with respect to amounts described in (a)-(e) above), over the Non-PO Allocated Amount for the related Mortgage Group.

   A "Liquidated Mortgage Loan" is a Mortgage Loan as to which the Servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan, whether from insurance proceeds, liquidation proceeds or otherwise, have been recovered.

   As of any Distribution Date, the "Non-PO Class IA Percentage" and the "Non-PO Class IIA Percentage" (each, a "Non-PO Class A Percentage") will equal a fraction, expressed as a percentage, the numerator of which is the applicable Non-PO Class A Principal Balance and the denominator of which is the applicable Non-PO Allocated Amount immediately prior to the Due Date in the month of such Distribution Date.

   The "Non-PO Class IA Principal Balance" and the "Non-PO Class IIA Principal Balance" (each, a "Non-PO Class A Principal Balance") mean, generally, as of any Distribution Date, (a) the applicable Non-PO Class A Principal Balance for the preceding Distribution Date less (b) amounts distributed to the applicable Non-PO Class A Certificateholders on such preceding Distribution Date allocable to principal (including Advances) and any losses allocated to the applicable Non-PO Class A Certificates; provided that (i) the Non-PO Class IA Principal Balance on the first Distribution Date will be the initial Non-PO Class IA Principal Balance, which is expected to be approximately $218,247,100, and the Non-PO Class IIA Principal Balance on the first Distribution Date will be the initial Non-PO Class IIA Principal Balance, which is expected to be approximately $264,513,000 and (ii) for purposes of determining the Non-PO Class IIA Principal Balance, distributions to the Class IIA-1 Certificates from amounts withdrawn from the Rounding Account shall be disregarded and amounts used to replenish the Rounding Account or distributed to the Class A-R Certificates under clause "first" under the heading "Allocation of the Non-PO Class IIA Optimal Principal Distribution Amount" shall be treated as amounts distributed to the Class IIA-1 Certificateholders allocable to principal.

   The "Non-PO Group One Allocated Amount" and the "Non-PO Group Two Allocated Amount" (each, a "Non-PO Allocated Amount") will be calculated as of any date by (i) multiplying the outstanding principal balance of each Mortgage Loan in the applicable Mortgage Group as of such date (giving effect to any Advances but prior to giving effect to any principal prepayments received with respect to such Mortgage Loan that have not been passed through to the Certificateholders) by the Non-PO Percentage with respect to such Mortgage Loan and (ii) summing the results.

   The "Non-PO Class IA Prepayment Percentage" and the "Non-PO Class IIA Prepayment Percentage" (each, a "Non-PO Class A Prepayment Percentage") mean, generally, as of any Distribution Date up to and including the Distribution Date in December 2008, 100%; as of any Distribution Date in the first year thereafter, the applicable Non-PO Class A Percentage plus 70% of the applicable Subordinated Percentage for such Distribution Date; as of any Distribution Date in the second year thereafter, the applicable Non-PO Class A Percentage plus 60% of the applicable Subordinated Percentage for such Distribution Date; as of any Distribution Date in the third year thereafter, the applicable Non-PO Class A Percentage plus 40% of the applicable Subordinated Percentage for such Distribution Date; as of any Distribution Date in the fourth year thereafter, the applicable Non-PO Class A Percentage plus 20% of the applicable Subordinated Percentage for such Distribution Date; and as of any Distribution Date after the fourth year thereafter, the applicable Non-PO Class A Percentage; provided that, if either Non-PO Class A Percentage as of any such Distribution Date is greater than the initial applicable Non-PO Class A Percentage, each Non-PO Class A Prepayment Percentage shall be 100%; and provided further that whenever the Non-PO Class A Percentage equals 0%, the Non-PO Class A Prepayment Percentage will equal 0%, and provided further, however, that no reduction of either Non-PO Class A Prepayment Percentage below the level in effect for the most recent period shall occur with respect to any

Distribution Date unless, as of the last day of the month preceding such Distribution Date, (i) the aggregate outstanding principal balance of Mortgage Loans with respect to both Mortgage Groups, each taken individually, delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Fund) does not exceed 50% of the related Subordinated Percentage of the Mortgage Pool Principal Balance with respect to the related Mortgage Group as of such date and (ii) cumulative Realized Losses with respect to both Mortgage Groups, each taken individually, do not exceed (a) 30% of the related Subordinated Amount as of the date of issuance of the Certificates (the "Original Subordinated Principal Balance") if such Distribution Date occurs in the year beginning with and including the fifth anniversary of the first Distribution Date, (b) 35% of the Original Subordinated Principal Balance if such Distribution Date occurs in the year beginning with and including the sixth anniversary of the first Distribution Date, (c) 40% of the Original Subordinated Principal Balance if such Distribution Date occurs in the year beginning with and including the seventh anniversary of the first Distribution Date, (d) 45% of the Original Subordinated Principal Balance if such Distribution Date occurs in the year beginning with and including the eighth anniversary of the first Distribution Date, and (e) 50% of the Original Subordinated Principal Balance if such Distribution Date occurs in the year beginning with and including the ninth anniversary of the first Distribution Date and thereafter.

   As of any Distribution Date, the "Mortgage Group One Subordinated Percentage" means the difference between 100% and the Non-PO Class IA Percentage, the "Mortgage Group Two Subordinated Percentage" means the difference between 100% and the Non-PO Class IIA Percentage, and each is a "Subordinated Percentage." As of any Distribution Date, the "Mortgage Group One Subordinated Prepayment Percentage" means the difference between 100% and the Non-PO Class IA Prepayment Percentage, the "Mortgage Group Two Subordinated Prepayment Percentage" means the difference between 100% and the Non-PO Class IIA Prepayment Percentage, and each is a "Subordinated Prepayment Percentage."

   Each of the Class IA Certificates and Class IIA Certificates individually is sometimes referred to herein as a "Certificate Group."

   Allocation of the Subordinated Optimal Principal Amount

   On each Distribution Date, distributions in respect of principal will be made to each Class of Subordinated Certificates up to an amount equal to the portion of the Subordinated Optimal Principal Amount (defined below) allocable to such Class, calculated as described below.

   The "Subordinated Optimal Principal Amount" means generally as of any Distribution Date, an amount, not in excess of the aggregate outstanding principal balance of the Subordinated Certificates, equal to (1) the sum of:
(a) an amount equal to the applicable Subordinated Percentage of the applicable Non-PO Percentage of the principal portion of all Monthly Payments whether or not received, which were due on the related Due Date on outstanding Mortgage Loans as of such Due Date; (b) an amount equal to the applicable Subordinated Prepayment Percentage of the applicable Non-PO Percentage of all principal prepayments received during the related Principal Prepayment Period;
(c) with respect to each Mortgage Loan not described in (d) below, an amount equal to the applicable Subordinated Percentage of the applicable Non-PO Percentage of the sum of the principal portion of all insurance proceeds, condemnation awards and any other cash proceeds from a source other than the Mortgagor, to the extent required to be deposited in the Collection Account, which were received during the related Principal Prepayment Period, net of related unreimbursed servicing Advances and net of any portion thereof which, as to any Mortgage Loan, constitutes a late collection with respect to which an Advance has previously been made; (d) with respect to each Mortgage Loan which has become a Liquidated Mortgage Loan during the related Principal Prepayment Period, an amount equal to the portion (if any) of the net liquidation proceeds with respect to such Liquidated Mortgage Loan (net of any unreimbursed Advances) that was not included in the Class A-P Certificate Distribution Amount or the Non-PO Class A Optimal Principal Amount with respect to such Distribution Date; and (e) with respect to each Mortgage Loan repurchased during the related Principal Prepayment Period, an amount equal to the applicable Subordinated Prepayment Percentage of the applicable Non-PO Percentage of the principal portion of the purchase price thereof (net of amounts with respect to which a distribution has previously been made to the Subordinated Certificateholders), minus (2) the Class A-P Shortfall Amount with respect to such Distribution Date.

   On each Distribution Date, the Subordinated Optimal Principal Amount will be allocated among the outstanding Classes of Subordinated Certificates entitled to receive distributions in respect thereof on such Distribution Date, as described in the second succeeding sentence. Each such Class will be allocated its pro rata portion of the Subordinated Optimal Principal Amount based upon the outstanding principal balances of all Classes of Subordinated Certificates entitled to distributions in respect of the Subordinated Optimal Principal Amount on such Distribution Date. On each Distribution Date, the Subordinated Optimal Principal Amount will be allocated among the following Classes of
Certificates: (i) any Class of Subordinated Certificates which has current Credit Support (defined herein) (before giving effect to any distribution of principal thereon on such Distribution Date) greater than or equal to the original Credit Support for such Class; (ii) the Class of Subordinated Certificates having the lowest numerical class designation of any outstanding Class of Subordinated Certificates which does not meet the criteria in (i) above; and (iii) the Class B-5 Certificates if all other outstanding Classes of Subordinated Certificates meet the criteria in (i) above or if no other Class of Subordinated Certificates is outstanding; provided, however, that no Class of Subordinated Certificates will receive any distribution in respect of the Subordinated Optimal Principal Amount on any Distribution Date if on such Distribution Date any Class of Subordinated Certificates having a lower numerical class designation than such Class fails to meet the criteria in (i) above. After the allocations in (i) through (iii) above, any remaining portion of the Subordinated Optimal Principal Amount shall be allocated to the Class of Subordinated Certificates having the lowest numerical class designation of any outstanding Class of Subordinated Certificates. For the purposes of (ii) above, the Class M Certificates will be deemed to have a lower numerical class designation than each Class of Class B Certificates.

   Each Class of Subordinated Certificates (other than the Class B-5 Certificates) will have the benefit of a level of credit support, expressed as a percentage of the aggregate outstanding principal balance of the Certificates ("Credit Support"). Credit Support for such Classes of Certificates will equal in each case the percentage obtained by dividing the aggregate outstanding principal balance of all Classes of Subordinated Certificates having higher numerical class designations than such Class by the aggregate outstanding principal balance of all outstanding Classes of Certificates (exclusive of the outstanding Class A-P Certificates) (for this purpose, the Class M Certificates shall be deemed to have a lower numerical class designation than each Class of Class B Certificates). Generally, the level of Credit Support for any Class will decrease to the extent Realized Losses are allocated to any Class of Subordinated Certificates having a higher numerical class designation and will increase to the extent that any Class or Classes of Certificates not subordinated to such Class receive a disproportionate portion of payments (including prepayments) of principal on the Mortgage Loans.

Distributions in Reduction of the Class IIA-1 Certificates

   General. As to distributions of principal among holders of Class IIA-1 Certificates prior to the Credit Support Depletion Date, Deceased Holders (defined below) will be entitled to first priority (up to a limit of approximately $25,000 as described below) and beneficial owners other than Deceased Holders ("Living Holders") will be entitled to second priority (up to a limit of approximately $10,000 as described below). Holders of the Class IIA-1 Certificates have the right to request that distributions of principal be made with respect to their Certificates on each Distribution Date on which distributions of principal are made with respect to such Class. All such requested distributions are subject to the priorities described below under "--Priority of Requested Distributions" and are further subject to the limitations that (i) they be made only in lots equal to $1,000 of initial principal balance and (ii) aggregate distributions on the Class IIA-1 Certificates on a Distribution Date will not exceed the portion of the Non-PO Class A Optimal Principal Amount allocated to the Class IIA-1 Certificates, on such Distribution Date (plus any amounts available from the Rounding Account (defined below)). To the extent that amounts available for distributions of principal on the Class IIA-1 Certificates on any Distribution Date exceed the aggregate requests by Deceased Holders and Living Holders of any such Class for principal distributions applicable to such Distribution Date, such excess amounts will be distributed to the holders of the Class IIA-1 Certificates, as applicable, at random, as described below under "--Mandatory Distributions of Principal on the Class IIA-1 Certificates."

   On each Distribution Date prior to the earlier of (i) the Credit Support Depletion Date or (ii) the first Distribution Date on which the aggregate remaining Scheduled Principal Balance of the Mortgage Loans is less than $1,000,000 on which amounts are available for distributions of principal on the Class IIA-1 Certificates, the aggregate amount allocable to such distributions will be rounded upward, as necessary, to an amount equal to an integral multiple of $1,000, except as provided below, in accordance with the priorities and limitations set forth herein. Such rounding will be accomplished on the first Distribution Date on which distributions of principal on the Class IIA-1 Certificates are made by withdrawing, from a non-interest bearing account to be established on the Closing Date with a $999.99 deposit by the Underwriter (the "Rounding Account"), the amount of funds, if any, needed to round the amount otherwise available for such distributions upward to the next higher integral multiple of $1,000. On each succeeding Distribution Date on which distributions of principal on the Class IIA-1 Certificates are to be made, the aggregate amount allocable to the Class IIA-1 Certificates will be applied first to replenish any funds withdrawn from the Rounding Account on the prior Distribution Date, and then the remainder of such allocable amount, if any, will be similarly rounded upward through another withdrawal from the Rounding Account and distributed as principal on the Class IIA-1 Certificates. This process will continue on each succeeding Distribution Date until the principal balance of the Class IIA-1 Certificates has been reduced to zero. Thus, the aggregate distribution made in reduction of the Principal Balance on the Class IIA-1 Certificates on each Distribution Date may be slightly more or less than would be the case in the absence of such rounding procedures, but such difference will be no more than $999.99 on such Distribution Date. The sum of all distributions of principal on the Class IIA-1 Certificates through any Distribution Date will never be less than the sum that would have been distributed in the absence of such rounding procedures.

   There is no assurance that a holder of a Class IIA-1 Certificate who has submitted a request for a principal distribution will receive such distribution at any particular time after such distribution is requested, since there can be no assurance that funds will be available for making principal distributions on the Class IIA-1 Certificates on any particular Distribution Date, or, even if funds are available for making such distributions, that such distributions with respect to the Class IIA-1 Certificates owned by any particular beneficial owner will be made. Also, due to the procedure for mandatory distributions described below, there can be no assurance that on any Distribution Date on which the funds available for distribution of principal on the Class IIA-1 Certificates exceed the aggregate amount of distributions requested by beneficial owners of such Class IIA-1 Certificates any particular beneficial owner will not receive a principal distribution from such excess funds even if such beneficial owner has not submitted a request for distribution. Thus, the timing of distributions of principal with respect to any particular Class IIA-1 Certificate is highly uncertain, and such distributions may be made earlier or later than the date that may be desired by a beneficial owner of such Certificate.

   Notwithstanding any provisions herein to the contrary, on each Distribution Date on and after the earlier to occur of (i) the Credit Support Depletion Date and (ii) the first Distribution Date on which the aggregate remaining Scheduled Principal Balance of the Mortgage Loans is less than $1,000,000, distributions of principal on the Class IIA-1 Certificates will be made pro rata among the holders of each such class of Certificates and will neither be made in integral multiples of $1,000 nor pursuant to requested distributions or mandatory distributions.

   Priority of Requested Distributions. Subject to the limitations described herein, including the order of the receipt of the request for distributions as described below under "Procedure for Requesting Distributions," beneficial owners of the Class IIA-1 Certificates have the right to request that distributions of principal on their respective Certificates be made. On each Distribution Date prior to the Credit Support Depletion Date on which distributions of principal on the Class IIA-1 Certificates are made, priority of payment will be given to beneficial owners for whom Class IIA-1 Certificate principal payment requests are in effect. DTC will honor requests in the following order of priority:

   First, DTC will honor requests submitted on behalf of Deceased Holders in the order of their receipt by DTC, until such requests have been honored in an amount up to $25,000 for each requesting Deceased Holder; and

   Second, DTC will honor requests submitted on behalf of Living Holders in the order of their receipt by DTC, until such requests have been honored in an amount up to $10,000 for each requesting Living Holder.

   Thereafter, DTC will honor requests submitted on behalf of each Deceased Holder as provided in step First up to a second $25,000 and requests submitted on behalf of each Living Holder as provided in step Second up to a second $10,000. This sequence of priorities will be repeated until all Class IIA-1 Certificates principal payment requests have been honored to the extent of amounts available in reduction of such Class IIA-1 Certificates. In no event will distributions to such Class exceed the amount of principal available for distribution to such Class on such Distribution Date. See "--Principal (Including Prepayments)--Allocation of the Class A Optimal Principal Amount" herein. In no event will the beneficial owner of a Class IIA-1 Certificate receive a distribution of principal in an amount greater than the principal balance of such Certificate.

   If the amount of principal available for payment on the Class IIA-1 Certificates on a given Distribution Date is insufficient to honor all requests, such requests will be honored on succeeding Distribution Dates as principal becomes available. A Class IIA-1 Certificate principal payment request submitted on behalf of a Living Holder who later dies will become entitled to the priority of a newly submitted request on behalf of a Deceased Holder. Such priority will be effective for each subsequent Distribution Date if DTC has received a certified copy of the death certificate for such Deceased Holder and any additional appropriate evidence of death and any requested tax waivers by the last Business Day of the preceding calendar month.

   Procedure for Requesting Distributions. A beneficial owner may request that distributions of principal on such beneficial owner's Class IIA-1 Certificate be made on a Distribution Date by delivering a written request therefor to the Participant or Indirect Participant that maintains such beneficial owner's account in such Class IIA-1 Certificates so that the request for such distribution is received by the Trustee on or before the Record Date for such Distribution Date. In the case of a request on behalf of a Deceased Holder, a certified copy of the death certificate and any additional appropriate evidence of death and any tax waivers are required to be forwarded to the Trustee under separate cover. Furthermore, such requests of Deceased Holders that are incomplete may not be honored by the Trustee and, if not honored, will lose their priority and must be requested. The Participant will in turn make the request of DTC (or, in the case of an Indirect Participant, such firm must notify the related Participant of such request, which Participant will make the request of DTC) on a form required by DTC and provided to the Participant. Upon receipt of such request, DTC will date and time stamp such request and forward such request to the Trustee. DTC may establish such procedures as it deems fair and equitable to establish the order of receipt of requests for such distributions received by it on the same day. Neither the Seller, the Servicer, nor the Trustee will be liable for any delay by DTC, any Participant or any Indirect Participant in the delivery of requests for distributions to the Trustee. Requests for distributions of principal forwarded to the Trustee from DTC after the Record Date for such Distribution Date and requests for distributions of principal received in a timely manner but not accepted with respect to a given Distribution Date, will be treated as requests for distributions of principal on the next succeeding Distribution Date and each succeeding Distribution Date thereafter until each request is accepted or is withdrawn as described below. Each request for distributions of principal on a Class IIA-1 Certificate submitted by a beneficial owner thereof will be held by the Trustee until such request has been accepted or has been withdrawn in writing, in the manner set forth below. The principal amount covered by such request will continue to bear interest at the related Certificate Rate through the last calendar day of the month preceding the month of such Distribution Date.

   With respect to Class IIA-1 Certificates for which beneficial owners have requested distributions on a particular Distribution Date on which distributions of principal on such Certificates are being made, the Trustee will notify DTC and the Participants prior to such Distribution Date whether, and the extent to which, such Class IIA-1 Certificates have been accepted for distributions. Participants and Indirect Participants holding Class IIA-1 Certificates are required to forward such notices to the beneficial owners of such Certificates. Class IIA-1 Certificates that have been accepted for a distribution will be due and payable on the applicable Distribution Date and will cease to bear interest after the last calendar day of the month preceding the month of such Distribution Date.

   Any beneficial owner of a Class IIA-1 Certificate who has requested a distribution may withdraw such request by so notifying in writing the Participant or Indirect Participant that maintains such beneficial owner's account. The Participant will forward the withdrawal, on a form required by DTC, to the Trustee. In the event that such account is maintained by an Indirect Participant, such Indirect Participant must notify the related Participant, which in turn must forward the withdrawal of such request in the manner required under the rules and regulations of DTC, to the Trustee. If such notice of withdrawal of a request for distribution has not been received by the Trustee on or before the Record Date for such Distribution Date, the previously made request for distribution will be irrevocable with respect to the making of distributions of principal on the Class IIA-1 Certificates on the applicable Distribution Date.

   Mandatory Distributions of Principal on the Class IIA-1 Certificates. To the extent, if any, that distributions of principal on the Class IIA-1
Certificates on a Distribution Date exceed the aggregate amount of distribution requests for such Class which have been received by DTC on or before the applicable Record Date, additional Class IIA-1 Certificates in lots equal to $1,000 will be selected to receive principal distributions in accordance with the then-applicable established random lot procedures of DTC, and the then-applicable established procedures of the Participants and Indirect Participants, which may or may not be by random lot. Investors may ask such Participants or Indirect Participants which allocation procedures they use. Participants and Indirect Participants holding Class IIA-1 Certificates selected for mandatory distributions of principal are required to provide notice of such mandatory distributions to the affected beneficial owners.

   Deceased Holder. A "Deceased Holder" is a beneficial owner of a Class IIA-1 Certificate who was living at the time such interest was acquired and whose executor or other authorized representative causes to be furnished to the Trustee a certified copy of the death certificate for such Deceased Holder and any additional evidence of death satisfactory to the Trustee and any tax waivers requested by the Trustee. Class IIA-1 Certificates beneficially owned by tenants by the entirety, joint tenants or tenants in common will be considered to be beneficially owned by a single owner. The death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the beneficial owner, and the Class IIA-1 Certificates so beneficially owned will be eligible for priority with respect to distributions of principal, subject to the limitations described herein. Class IIA-1 Certificates beneficially owned by a trust will be considered to be beneficially owned by each beneficiary of the trust to the extent of such beneficiary's beneficial interest therein, but in no event will a trust's beneficiaries collectively be deemed to be beneficial owners of a number of Class IIA-1 Certificates greater than the number of such Certificates of which such trust is the owner. The death of the beneficiary of a trust will be deemed to be the death of a beneficial owner of the Class IIA-1 Certificates beneficially owned by the trust to the extent of such beneficiary's beneficial interest in such trust. The death of an individual who was a tenant by the entirety, joint tenant or tenant in common in a tenancy that is the beneficiary of a trust will be deemed to be the death of the beneficiary of the trust. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interest in a Class IIA-1 Certificate will be deemed to be the death of the beneficial owner of such Class IIA-1 Certificate, regardless of the registration of the ownership, if such beneficial ownership interest can be established to the satisfaction of the Trustee. Expenses incurred by the Trustee in an effort to determine the beneficial ownership interest, including, without limitation, attorneys' fees, shall be paid by the beneficial owner. Such beneficial interest will be deemed to exist in typical cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gift to Minors Act and community property or other joint ownership arrangements between a husband and wife. Beneficial interest shall include the power to sell, transfer, or otherwise dispose of a Class IIA-1 Certificate and the right to receive the proceeds therefrom, as well as interest and distributions in reduction of principal balance payable with respect thereto. As used in this Prospectus Supplement, a request for a distribution of principal on a Class IIA-1 Certificate by a Deceased Holder shall mean a request by the personal representative, surviving tenant by the entirety, surviving joint tenant or surviving tenant in common of such Deceased Holder.

Additional Rights of the Class A-R Certificateholder

   The Class A-R Certificate will remain outstanding for so long as the Trust Fund shall exist, whether or not such Certificate is receiving current distributions of principal or interest. In addition to distributions of principal and interest distributable as described under "--Distributions to Certificateholders," the holder of the Class A-R Certificate will be entitled to receive (i) the amounts, if any, of the Available Distribution Amount remaining in the Certificate Account on any Distribution Date after distributions of principal and interest on the Certificates and amounts due to MBIA Insurance Corporation on such date and (ii) the proceeds of the assets of the Trust Fund, if any, remaining in the Trust Fund on the final Distribution Date for the Certificates, after distributions in respect of any accrued and unpaid interest on such Certificates, and after distributions in respect of principal have reduced the principal balances of the Certificates to zero and all amounts due to MBIA Insurance Corporation have been paid in full. It is not anticipated that there will be any material assets remaining in the Trust Fund at any such time or that any material distributions will be made with respect to the Class A-R Certificate at any time. See "Federal Income Tax Consequences--Income from Residual Certificates" in the Prospectus.

Subordinated Certificates and Shifting Interests

   The rights of the Class M Certificateholders to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the Class A Certificateholders and MBIA Insurance Corporation, and the rights of the holders of each Class of Class B Certificates to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the holders of the Class A Certificates and MBIA Insurance Corporation, the Class M Certificates, and each Class of Class B Certificates having a lower numerical class designation than such Class of Class B Certificates, each to the extent described below. The subordination provided by the Class M and Class B Certificates is intended to enhance the likelihood of regular receipt by the Class A Certificateholders of the full amount of monthly distributions due them and to protect the Class A Certificateholders against losses. The subordination provided by each Class of Class B Certificates is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates, the Class M Certificates, and each Class of Class B Certificates having a lower numerical class designation than such Class of Class B Certificates of the full amount of monthly distributions due them and to protect such Certificateholders against losses.

   On each Distribution Date payments to the Class A Certificateholders will be made prior to payments to the Class M and Class B Certificateholders, payments to the Class M Certificateholders will be made prior to payments to the Class
B Certificateholders, payments to the Class B-1 Certificateholders will be made prior to payments to the Class B-2 Certificateholders and the Non-Offered Class B Certificateholders and payments to the Class B-2 Certificateholders will be made prior to payments to the Non-Offered Class B Certificateholders. If on any Distribution Date on which the aggregate outstanding principal balance of the Class M and Class B Certificates is greater than zero and the Non-PO Class A Certificateholders are paid less than the Non-PO Class A
Optimal Principal Amount for such date, the interest of the Non-PO Class A Certificateholders in the Trust Fund will increase so as to preserve the entitlement of the Non-PO Class A Certificateholders to unpaid principal of the Mortgage Loans and interest thereon. This may have the effect of increasing the proportionate interest of the Non-PO Class A Certificateholders in the Trust Fund.

   The Non-PO Class A Certificateholders will be entitled to receive the Non-PO Class A Prepayment Percentage of the applicable Non-PO Percentage of the amount of principal prepayments and certain other unscheduled amounts of principal received on the Mortgage Loans as described above. This will have the effect of initially accelerating principal payments to the Non-PO Class A Certificateholders and reducing their proportionate interest in the Trust Fund and correspondingly increasing (in the absence of offsetting Realized Losses) the Credit Support of each Class of Subordinated Certificates having Credit Support. See "--Distributions to Certificateholders" and "--Principal (Including Prepayments)" above. Increasing the interest of the Class M and Class B Certificates in the Trust Fund relative to that of the Class A Certificates is intended to preserve the availability of the benefits of the subordination provided by the Class M and Class B Certificates.

   All Realized Losses on the Mortgage Loans (other than Excess Losses (defined below)) generally will be allocated first, to the Non-Offered Class B Certificates until the principal balance of the Non-Offered Class B Certificates has been reduced to zero; second, to the Class B-2 Certificates until the principal balance of the Class B-2 Certificates has been reduced to zero; third, to the Class B-1 Certificates until the principal balance of the Class B-1 Certificates has been reduced to zero; fourth, to the Class M Certificates until the principal balance of the Class M Certificates has been reduced to zero; and fifth, to the Non-PO Class A Certificates (allocated first to the Class IA Certificates until the aggregate principal balance of the Class IA Certificates has been reduced to zero and second to the Class IIA Certificates if such Realized Losses relate to Mortgage Group One or first to the Class IIA Certificates until the aggregate principal balance of the Class IIA Certificates has been reduced to zero and second to the Class IA Certificates if such Realized Losses relate to Mortgage Group Two) pro rata based upon their respective outstanding principal balances (or, in the case of the Class IA-2 Certificates, the lesser of the original principal balance or the outstanding principal balance of such Class) until the principal balance of the Non-PO Class A Certificates has been reduced to zero; provided, however, that any portion of any Realized Loss that would otherwise be allocated to the Class IIA-15 Certificates in accordance with this paragraph will instead be allocated to the Class IIA-16 Certificates until the principal balance of the Class IIA-16 Certificates has been reduced to zero and provided further, however, that if a Realized Loss occurs with respect to a Discount Mortgage Loan (A) the amount of such Realized Loss equal to the product of (i) the amount of such Realized Loss and (ii) the PO Percentage with respect to such Discount Mortgage Loan will be allocated to the Class A-P

Certificates if the Realized Loss occurred with respect to a Discount Mortgage Loan and (B) the remainder of such Realized Loss will be allocated as described above.

   A "Realized Loss" is generally the amount, if any, with respect to any defaulted Mortgage Loan which has been liquidated in accordance with the Agreement, by which the unpaid principal balance and accrued interest thereon at a rate equal to the Net Mortgage Rate exceeds the amount actually recovered by the Servicer with respect thereto (net of reimbursement of certain expenses) at the time such defaulted Mortgage Loan was liquidated.

   Excess Fraud Losses, Excess Bankruptcy Losses and Excess Special Hazard Losses (collectively, "Excess Losses") will be allocated to the Class A Certificates, the Class M Certificates and the Class B Certificates, pro rata based upon their respective outstanding principal balances (or, in the case of the Class IA-2 Certificates, the lesser of the original principal balance or the outstanding principal balance of such Class); provided, however, that the Class A Certificates related to the Mortgage Group in which the Excess Loss occurs will be allocated the portion of such Excess Losses that would otherwise be allocated to the Class A Certificates not related to such Mortgage Group; and provided, further, however, that the applicable PO Percentage of any Excess Losses on the Discount Mortgage Loans will be allocated to the related Class A-P Component.

   The aggregate amount of Realized Losses that may be allocated in connection with Special Hazard Losses (defined below) on the Mortgage Loans (the "Special Hazard Amount") to the Subordinated Certificates will initially be equal to approximately $5,000,032.00. As of each anniversary of the Cut-off Date, the Special Hazard Amount generally will be reduced, but not increased, to an amount equal to the lesser of (i) the Special Hazard Amount as of the previous anniversary of the Cut-off Date less the sum of all amounts allocated to the Certificates in respect of Special Hazard Losses on the Mortgage Loans since such previous anniversary or (ii) the Adjustment Amount. The "Adjustment Amount" with respect to each anniversary of the Cut-off Date will be equal to the greatest of (i) 1.00% multiplied by the aggregate outstanding principal balance of the Mortgage Loans, (ii) the aggregate outstanding principal balance of the Mortgage Loans secured by Mortgaged Properties located in the California postal zip code area in which the highest percentage of the Mortgage Loans are located and (iii) twice the outstanding principal balance of the Mortgage Loan having the largest outstanding principal balance, in each case as of such anniversary of the Cut-off Date.

   A "Special Hazard Loss" is a loss incurred in respect of any defaulted Mortgage Loan as a result of direct physical loss or damage to the Mortgaged Property, which is not insured against under the standard hazard insurance policy or blanket policy insuring against hazard losses which the Servicer is required to cause to be maintained on each Mortgage Loan. See "Servicing of the Mortgage Loans--Hazard Insurance" in the Prospectus.

   "Excess Special Hazard Losses" are Special Hazard Losses in excess of the Special Hazard Amount.

   The aggregate amount of Realized Losses incurred on defaulted Mortgage Loans as to which there was fraud in the origination of such Mortgage Loans ("Fraud Losses") which may be allocated to the Subordinated Certificates (the "Fraud Loss Amount") will initially be equal to approximately $5,000,032.00. As of any date of determination after the Cut-off Date, the Fraud Loss Amount generally will be equal to (X) prior to the third anniversary of the Cut-off Date an amount equal to 1.00% of the aggregate principal balance of all of the Mortgage Loans as of the Cut-off Date minus the aggregate amounts allocated to the Certificates with respect to Fraud Losses on the Mortgage Loans up to such date of determination and (Y) from the third to the fifth anniversary of the Cut-off Date, an amount equal to (1) 0.50% of the aggregate principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amounts allocated to the Certificates with respect to Fraud Losses on the Mortgage Loans since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date, the Fraud Loss Amount will be zero.

   "Excess Fraud Losses" are Fraud Losses in excess of the Fraud Loss Amount.

   The aggregate amount of Realized Losses which may be allocated in connection with Bankruptcy Losses on the Mortgage Loans (the "Bankruptcy Amount") to the Subordinated Certificates will initially be equal to approximately $100,000.
As of any date of determination, the Bankruptcy Amount will equal approximately

$100,000 less the sum of any amounts allocated to the Certificates for such losses up to such date of determination.

   A "Bankruptcy Loss" is a Deficient Valuation or a Debt Service Reduction. With respect to any Mortgage Loan, a "Deficient Valuation" is a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code. A "Debt Service Reduction" is any reduction in the amount which a Mortgagor is obligated to pay on a monthly basis with respect to a Mortgage Loan as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.

   "Excess Bankruptcy Losses" are Bankruptcy Losses in excess of the Bankruptcy Amount.

   Amounts actually paid at any time to the Class M and Class B
Certificateholders in accordance with the terms of the Agreement will not be subsequently recoverable from the Class M and Class B Certificateholders.

                      DESCRIPTION OF THE INSURANCE POLICY


   The following information has been supplied by MBIA Insurance Corporation (the "Insurer") for inclusion in this Prospectus Supplement. The Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the insurance policy and the Insurer set forth under the headings "Description of the Insurance Policy" and "Description of the Insurer" herein. Additionally, the Insurer makes no representation regarding the certificates or the advisability of investing in the certificates.

   The Insurer, in consideration of the payment of a premium and subject to the terms of the insurance policy, thereby unconditionally and irrevocably guarantees to any Class IIA-1 Certificateholder that an amount equal to each full and complete Insured Payment will be received from the Insurer by the Trustee or its successors, as trustee for the Class IIA-1 Certificateholders, on behalf of the Class IIA-1 Certificateholders, for distribution by the trustee to each Class IIA-1 Certificateholder of that Class IIA-1 Certificateholder's proportionate share of the Insured Payment.

   The Insurer's obligations under the insurance policy, with respect to a particular Insured Payment, will be discharged to the extent funds equal to the applicable Insured Payment are received by the trustee, whether or not those funds are properly applied by the trustee. Insured Payments will be made only at the time set forth in the insurance policy, and no accelerated Insured Payments will be made regardless of any acceleration of the Class IIA-1 Certificates, unless the acceleration is at the sole option of the Insurer.

   Notwithstanding the foregoing paragraph, the insurance policy does not cover shortfalls, if any, attributable to the liability of the trust, any REMIC or the trustee for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes). The insurance policy does not provide credit enhancement for any class of certificates other than the Class IIA-1 Certificates.

   The Insurer will pay any Insured Payment that is a Preference Amount on the business day following receipt on a business day by the Insurer's fiscal agent of the following:

   o a certified copy of the order requiring the return of a preference payment;

   o an opinion of counsel satisfactory to the Insurer that the order is final and not subject to appeal;

   o an assignment in a form that is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Class IIA-1 Certificateholder relating to or arising under the Class IIA-1 Certificates against the debtor which made the preference payment or otherwise with respect to the preference payment; and

   o appropriate instruments to effect the appointment of the Insurer as agent for the Class IIA-1 Certificateholder in any legal proceeding related to the preference payment, which instruments are in a form satisfactory to the Insurer;

provided that if these documents are received after 12:00 p.m., New York time, on that business day, they will be deemed to be received on the following business day. Payments by the Insurer will be disbursed to the receiver or the trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Class IIA-1 Certificateholder and not to any Class IIA-1 Certificateholder directly unless the Class IIA-1 Certificateholder has returned principal or interest paid on the Class IIA-1 Certificates to the receiver or trustee in bankruptcy, in which case that payment will be disbursed to the Class IIA-1 Certificateholder.

   The Insurer will pay any other amount payable under the insurance policy no later than 12:00 p.m., New York time, on the later of the Distribution Date on which the related Deficiency Amount is due or the third business day following receipt in New York, New York on a business day by U.S. Bank Trust National Association, as fiscal agent for the Insurer or any successor fiscal agent appointed by the Insurer of a notice from the trustee specifying the Insured Payment which is due and owing on the applicable Distribution Date, provided that if the notice is received after 12:00 p.m., New York time, on that business day, it will be deemed to be received on the following business day. If any notice received by the Insurer's fiscal agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the insurance policy, it will be deemed not to have been received by the Insurer's fiscal agent for the purposes of this paragraph, and the Insurer or the fiscal agent, as the case may be, will promptly so advise the trustee and the trustee may submit an amended notice.

   Insured Payments due under the insurance policy, unless otherwise stated therein, will be disbursed by the Insurer's fiscal agent to the trustee, on behalf of the Class IIA-1 Certificateholders, by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the trustee for the payment of the Insured Payment and legally available therefor.

   The fiscal agent is the agent of the Insurer only and the fiscal agent will in no event be liable to Class IIA-1 Certificateholders for any acts of the fiscal agent or any failure of the Insurer to deposit or cause to be deposited sufficient funds to make payments due under the insurance policy.

   Subject to the terms of the pooling and servicing agreement, the Insurer will be subrogated to the rights of each Class IIA-1 Certificateholder to receive payments under the Class IIA-1 Certificates to the extent of any payment by the Insurer under the insurance policy.

   As used in the insurance policy, the following terms shall have the following meanings:

   "Deficiency Amount" means (a) for any Distribution Date, (i) any shortfalls in amounts available in the Certificate Account to pay the Interest Accrual Amount plus any Interest Shortfall on the Class IIA-1 Certificates (in each case net of any interest shortfalls resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar state legislation) and (ii) if the Insurer so elects, the amount of any Realized Losses allocated to the Class IIA-1 Certificates on such Distribution Date and
(b) on the Distribution Date in January 2034, any shortfall in amounts available in the Certificate Account to pay the outstanding principal balance of the Class IIA-1 Certificates.

   "Insured Payment" means (a) as of any Distribution Date, any Deficiency Amount and (b) any Preference Amount.

   "Preference Amount" means any amount previously distributed to a Class IIA-1 Certificateholder on the Class IIA-1 Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

   Capitalized terms used in the insurance policy and not otherwise defined in the insurance policy shall have the meanings set forth in the pooling and servicing agreement as of the date of execution of the insurance policy, without giving effect to any subsequent amendment or modification to the pooling and servicing agreement unless such amendment or modification has been approved in writing by the Insurer.

   The insurance policy is not cancelable for any reason. The premium on the insurance policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the Class IIA-1 Certificates.

   The insurance policy is being issued under and pursuant to, and will be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

   The insurance provided by the insurance policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

                           DESCRIPTION OF THE INSURER


The Insurer

   MBIA Insurance Corporation (the "Insurer") is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company. MBIA Inc. is not obligated to pay the debts of or claims against the Insurer. The Insurer is domiciled in the State of New York and licensed to do business in and is subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The Insurer has three branches, one in the Republic of France, one in the Republic of Singapore and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Insurer, changes in control and transactions among affiliates. Additionally, the Insurer is required to maintain contingency reserves on its liabilities in specified amounts and for specified periods of time.

Financial Information About the Insurer

   The following documents filed by MBIA Inc. with the Securities and Exchange Commission are incorporated herein by reference:

     (1) MBIA Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002.

     (2) MBIA Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003.

   Any documents filed by MBIA Inc. pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Prospectus Supplement and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this Prospectus Supplement and to be a part hereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Prospectus Supplement, shall be deemed to be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

   The consolidated financial statements of the Insurer, a wholly owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 2002 and December 31, 2001 and for each of the three years in the period ended December 31, 2002, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 2002, and the consolidated financial statements of the Insurer and its subsidiaries as of September 30, 2003 and for the nine month periods ended September 30, 2003 and September 30, 2002 included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ended September 30, 2003, are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof.

   All financial statements of the Insurer and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing those documents.

   MBIA Inc. files annual, quarterly and special reports, information statements and other information with the Securities and Exchange Commission under File No. 1-9583. Copies of the Securities and Exchange Commission filings including

   o MBIA Inc.'s Annual Report on Form 10-K for the year ended December 31,
     2002,

   o MBIA Inc.'s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 are available

   o over the Internet at the Securities and Exchange Commission's web site at http://www.sec.gov;

   o at the Securities and Exchange Commission's public reference room in Washington, D.C.;

   o over the Internet at MBIA Inc.'s web site at http://www.mbia.com; and

   o at no cost, upon request to MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504. The telephone number of the Insurer is (914) 273-4545.

   The tables below present selected financial information of the Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities and generally accepted accounting principles:


                                              Statutory Accounting Practices
                                          --------------------------------------
                                          December 31, 2002   September 30, 2003
                                              (Audited)           (Unaudited)
                                          -----------------   ------------------
                                                       (In millions)
Admitted Assets ......................         $9,212               $9,885
Liabilities ..........................          6,054                6,357
Capital and Surplus ..................          3,158                3,528



                                              Generally Accepted Accounting
                                                        Principles
                                          --------------------------------------
                                          December 31, 2002   September 30, 2003
                                              (Audited)           (Unaudited)
                                          -----------------   ------------------
                                                      (In millions)
Assets ...............................         $10,588              $12,790
Liabilities ..........................           4,679                6,376
Shareholder's Equity .................           5,909                6,414


Financial Strength Ratings of the Insurer

   Moody's Investors Service, Inc. rates the financial strength of the Insurer "Aaa."

   Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., rates the financial strength of the Insurer "AAA."

   Fitch Ratings rates the financial strength of the Insurer "AAA."

   Each rating of the Insurer should be evaluated independently. The ratings reflect each respective rating agency's current assessment of the creditworthiness of the Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

   The above ratings are not recommendations to buy, sell or hold the Class IIA-1 Certificates, and the ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Class IIA-1 Certificates. The Insurer does not guaranty the market price of the Class IIA-1 Certificates nor does it guaranty that the ratings on the Class IIA-1 Certificates will not be revised or withdrawn.

                       FEDERAL INCOME TAX CONSIDERATIONS


   The Seller intends to cause elections to be made to treat the Trust Fund as multiple real estate mortgage investment conduits ("REMICs") in a tiered structure for federal income tax purposes. The Reserve Fund will not be an asset of any of the REMICs included in the Trust Fund. The Offered Certificates (other than the Class A-R Certificate) will constitute regular interests in a REMIC. The Class A-R Certificate will represent the sole class of residual interest in each of the REMICs.

   All Certificateholders (other than the holder of the Class A-R Certificate) will be required to use the accrual method of accounting with respect to interest income on the Certificates, regardless of their normal method of accounting. Holders of Offered Certificates that have original issue discount will be required to include amounts in income with respect to such Certificates in advance of the receipt of cash attributable to such income. It is anticipated that the Class IA-2, Class IA-X, Class A-P, Class IIA-11, Class IIA-14, Class IIA-X and Class B-2 Certificates will be issued with original issue discount for federal income tax purposes and that the Class IIA-1, Class IIA-2, Class IIA-3, Class IIA-4, Class IIA-5, Class IIA-6, Class IIA-7 and Class IIA-13 Certificates will be issued with de minimis original issue discount for federal income tax purposes. It is also anticipated that the Class IA-1, Class IA-3, Class IA-4, Class IIA-8, Class IIA-9, Class IIA-12, Class IIA-15, Class IIA-16, Class IIA-17 and Class IIA-18 Certificates will be issued at a premium for federal income tax purposes. It is unclear whether interest on the Class M and Class B-1 Certificates will be treated as "qualified stated interest" for federal income tax purposes. If such interest is treated as "qualified stated interest," it is anticipated that the Class M and Class B-1 Certificates will be issued at a premium for federal income tax purposes. If such interest is not treated as "qualified stated interest," it is anticipated that the Class M and Class B-1 Certificates will be issued with original issue discount for federal income tax purposes. Finally, it is anticipated that the Class IIA-10 Certificates will be issued at par for federal income tax purposes. The prepayment assumption that will be used in computing the amount and rate of accrual of original issue discount includible periodically will be 350% of PSA for the Class IA Certificates and 300% of PSA for the other Offered Certificates (other than the Class A-R Certificate). See "Prepayment and Yield Considerations." No representation is made that prepayments on the Mortgage Loans will occur at these rates or any other rate.

   The Offered Certificates will be treated as (i) assets described in section 7701(a)(19)(C) of the Code and (ii) "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, in each case to the extent described herein and in the Prospectus. Interest on the Offered Certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code to the same extent that income of the REMICs (treating them as a single REMIC for this purpose) is income described in section 856(c)(3)(B) of the Code; provided, however, that, if at least 95% of the assets of the REMICs (treating them as a single REMIC for this purpose) are "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, then all of the income on the Offered Certificates will be treated as "interest on obligations secured by mortgages on real property."

   The current backup withholding rate is 28%. This rate is scheduled to adjust for taxable years after 2010.

Class A-R Certificate

   The holder of the Class A-R Certificate must include the taxable income or loss of the REMICs in determining its federal taxable income. The Class A-R Certificate will remain outstanding for federal income tax purposes until there are no Certificates of any other Class outstanding. Prospective investors are cautioned that the Class A-R Certificateholder's REMIC taxable income and the tax liability thereon may exceed, and may substantially exceed, cash distributions to such holder during certain periods, in which event, the holder thereof must have sufficient alternative sources of funds to pay such tax liability. Furthermore, it is anticipated that all or a substantial portion of the taxable income of the REMICs includible by the holder of the Class A-R Certificate will be treated as "excess inclusion" income, resulting in (i) the inability of such holder to use net operating losses to offset such income from the REMICs, (ii) the treatment of such income as "unrelated business taxable income" to certain holders who are otherwise tax-exempt, and
(iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

   The Class A-R Certificate will be considered a "noneconomic residual interest," with the result that transfers thereof would be disregarded for federal income tax purposes if any significant purpose of the transferor was to impede the assessment or collection of tax. Accordingly, the transferee affidavit used for transfer of the Class A-R Certificate will require the transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to the Class A-R Certificate in excess of cash flows generated thereby, (iii) intends to pay taxes associated with holding the Class A-R Certificate as such taxes become due, (iv) will not cause income from the Class A-R Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer and (v) will not transfer the Class A-R Certificate to any person or entity that does not provide a similar affidavit. The transferor must certify in writing to the Trustee that, as of the date of the transfer, it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false. Additionally, the Class A-R Certificate generally may not be transferred to certain persons who are not U.S. Persons (as defined herein). See "Description of the Certificates--Restrictions on Transfer of the Class A-R Certificate" in this Prospectus Supplement and "Federal Income Tax Consequences--REMIC Certificates; --Income from Residual Certificates; --Taxation of Certain Foreign Investors; --Transfers of Residual Certificates" in the Prospectus.

   An individual, trust or estate that holds the Class A-R Certificate (whether such Certificate is held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, Servicing Fees on the Mortgage Loans and other administrative expenses of the Trust Fund in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. In addition, some portion of a purchaser's basis, if any, in the Class A-R Certificate may not be recovered until termination of the Trust
Fund. Furthermore, the federal income tax consequences of any consideration paid to a transferee on a transfer of the Class A-R Certificate are unclear. Recently proposed regulations would require a transferee of a noneconomic residual interest to recognize any fee received to induce such transferee to become a holder of such interest over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss in a manner that reasonably reflects the after-tax costs and benefits (without regard to such fee) of holding such interest. The proposed regulations provide two safe harbor methods that would satisfy this requirement. Under one method, the fee is recognized in accordance with the method of accounting, and over the same period, that the taxpayer uses for financial reporting purposes, provided that the fee is included in income for financial reporting purposes over a period that is not shorter than the period during which the applicable REMIC is expected to generate taxable income.
Under a second method, the fee is recognized ratably over the anticipated weighted average of the applicable REMIC (as determined under applicable Treasury regulations) remaining as of the date of acquisition of the noneconomic residual interest. The Internal Revenue Service may provide additional safe harbor methods in future guidance. Once a taxpayer adopts a particular method of accounting for such fees, the taxpayer generally may not change to a different method without consent of the Internal Revenue Service. Under the proposed regulations, if any portion of such a fee has not been recognized in full by the time the holder of a noneconomic residual interest disposes of such interest, then the holder must include the unrecognized portion in income at that time. The proposed regulations also provide that such a fee shall be treated as income from sources within the United States. The regulations are proposed to become effective for taxable years ending on or after the date the regulations are adopted as final regulations. It is not known whether the proposed regulations will become adopted as final regulations or, if they are adopted as final regulations, whether they will be adopted in their current form.

   Due to the special tax treatment of residual interests, the effective after-tax return of the Class A-R Certificate may be significantly lower than would be the case if the Class A-R Certificate were taxed as a debt instrument, or may be negative.

Tax Return Disclosure Requirements

   Recent Treasury pronouncements directed at abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Taxpayers are required to report certain information on Internal Revenue Service Form 8886 if they participate in a "reportable transaction." Holders that recognize a loss on a sale or exchange of Certificates for federal income tax purposes in excess of a specified threshold should consult with their tax advisors as to the need to file Internal Revenue Service Form 8886 with their federal income tax returns.

   For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences" in the Prospectus.

                              ERISA CONSIDERATIONS


   A fiduciary of an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), section 4975 of the Code, including an individual retirement account and a Keogh plan, or any provision of applicable federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), or any other person investing "plan assets" of any Plan, should carefully review with its legal advisors whether the purchase or holding of the Offered Certificates (other than the Class A-R Certificate) could give rise to a transaction prohibited or not otherwise permissible under ERISA, section 4975 of the Code or Similar Law. See "ERISA Considerations" in the Prospectus.

   Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their legal advisors with respect to the applicability of section 401(c) of ERISA and the final regulations thereunder.

   The Class A-R Certificate may not be purchased by or transferred to a Plan or any other person investing "plan assets" of any Plan. Accordingly, the following discussion does not purport to discuss any considerations under ERISA with respect to the purchase, acquisition or resale of the Class A-R Certificate and for purposes of the following discussion all references to the Offered Certificates are deemed to exclude the Class A-R Certificate.

   Prohibited Transaction Exemption 91-22, 56 Fed. Reg. 15933 (1991), as amended, granted by the U.S. Department of Labor (the "DOL") to UBS Securities LLC's predecessor in interest UBS Securities, Inc. (the "Exemption"), exempts the purchase and holding of the Offered Certificates by or with "plan assets" of a Plan from certain of the prohibited transaction provisions of section 406(a) of ERISA (and the excise taxes imposed by sections 4975(a) and (b) of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code) provided that certain conditions are met. Among the conditions are the following: (i) the Underwriter is the sole underwriter, or the manager or co-manager of the underwriting syndicate for such Offered Certificates, (ii) the Offered Certificates are rated in one of the three (or in the case of a Designated Transaction (defined herein), four) highest generic rating categories by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's") or Fitch, Inc. ("Fitch Ratings"),
(iii) the Offered Certificates are collateralized by, among other things, obligations that bear interest or are purchased at a discount and which are secured by single-family residential, multi-family residential or commercial real property (including obligations secured by leasehold interests on commercial real property), or fractional undivided interests in such obligations, (iv) the Offered Certificates are not subordinated to other Certificates of the Trust Fund (other than in the case of Designated Transactions), (v) the Plan is an "accredited investor" (as defined under Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended (the "Act")), (vi) the acquisition of the Offered Certificates by a Plan is on terms that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated third party, and (vii) the compensation to the Underwriter represents reasonable compensation, the proceeds to the Seller represent no more than the fair market value of the obligations securing such Offered Certificates and the sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith. The term "Designated Transaction" means a transaction in which the assets underlying the Certificates consist of single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are secured by single-family residential, multi-family residential, commercial real estate or leasehold interests therein. The Underwriter expects that the Offered Certificates will satisfy the conditions of the Exemption set forth above in clauses (i), (iii), (iv) and (vii) and will represent interests in a Designated Transaction. Whether the remaining conditions of the Exemption will be satisfied with respect to the Offered Certificates will depend on the circumstances at the time "plan assets" of a Plan are used to acquire such Certificates. In that connection, the Offered Certificates will, on the date of their original issue, satisfy the condition set forth in clause (ii).

   In addition, if certain additional conditions specified in the Exemption are met, the Exemption would provide relief from certain of the prohibited transaction provisions of section 406(b) of ERISA (and the excise taxes imposed by sections 4975(a) and (b) of the Code by reason of section 4975(c)(1)(E) of the Code) relating to possible self-dealing transactions by fiduciaries who have discretionary authority, or render investment advice for a fee, with respect to assets of Plans (other than a Plan sponsored by a member of the Restricted Group (defined herein)) used to purchase the Offered Certificates where the fiduciary (or its affiliate) is an obligor on the obligations or receivables held in the Trust Fund. The term "Restricted Group" means the following entities (or any affiliate of any such entity): (a) the Seller, (b) the Underwriter, (c) the Trustee, (d) the Servicer or (e) any obligor with respect to obligations or receivables included in the Seller constituting more than five percent of the aggregate unamortized principal balance of the assets in the Seller.

   Before purchasing an Offered Certificate, a fiduciary of a Plan or any other person investing "plan assets" of any Plan, should itself confirm that (a) the Offered Certificates constitute "securities" for the purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the fiduciary or other Plan investor should consider its general fiduciary obligations under ERISA in determining whether to purchase a Certificate on behalf of or with "plan assets" of a Plan.

   Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption, PTCE 83-1 (described in the Prospectus) or other exemptions, and the potential consequences to their specific circumstances prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

   The sale of Certificates to a Plan is in no respect a representation by the Seller or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

                            LEGAL INVESTMENT MATTERS


   The Class A and Class M Certificates offered hereby will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), for so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class B-1 and Class B-2 Certificates will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of the Class B-1 and Class B-2 Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Class B-1 and Class B-2 Certificates, may be subject to significant interpretive uncertainties.

   Except as to the status of the Class A and Class M Certificates as "mortgage related securities," no representations are made as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions. See "Legal Investment Matters" in the prospectus.

                                USE OF PROCEEDS

   Substantially all of the net proceeds to be received from the sale of the Offered Certificates will be applied by the Seller to the purchase price of the Mortgage Loans.

                                  UNDERWRITING


   Subject to the terms and conditions of the underwriting agreement, dated January 23, 2002, by and between the Seller and UBS Warburg LLC (predecessor of UBS Securities LLC) (the "Underwriter"), and the terms agreement, dated December 19, 2003, by and between the Seller and the Underwriter (together, the "Underwriting Agreement"), the Offered Certificates are being purchased from the Seller by the Underwriter.

   The Underwriting Agreement provides that the Underwriter's obligations thereunder are subject to certain conditions precedent. The Underwriter is committed to purchase all of the Offered Certificates if any such Certificates are purchased.

   The Underwriter has advised the Seller that it proposes to offer the Offered Certificates purchased by the Underwriter, from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter may effect such transactions by selling the Offered Certificates purchased by the Underwriter to or through dealers, and such dealers may receive from the Underwriter, for whom they act as agents, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters, and any discounts, concessions or commissions received by them, and any profit on the resale of the Offered Certificates by them, may be deemed to be underwriting discounts and commissions under the Act.

   The Underwriting Agreement provides that the Seller will indemnify the Underwriter against certain civil liabilities, including liabilities under the Act.

                                 EXPERT SECTION

   The consolidated balance sheets of MBIA Inc. and subsidiaries and MBIA Insurance Corporation and subsidiaries as of December 31, 2002 and December 31, 2001 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 2002, incorporated by reference in this prospectus supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                 LEGAL MATTERS


   Certain legal matters will be passed upon for the Seller by Morgan, Lewis & Bockius LLP, New York, New York and for the Underwriter by Cadwalader, Wickersham & Taft LLP, New York, New York. The material federal income tax consequences of the Certificates will be passed upon for the Seller by Morgan, Lewis & Bockius LLP.

                                    RATINGS

   It is a condition to the issuance of the Offered Certificates that the Class A Certificates be rated "Aaa" by Moody's and "AAA" by S&P and that the Class
M, Class B-1 and Class B-2 Certificates be rated at least "Aa2", "A2" and "Baa2", respectively, by Moody's and "AA", "A-" and "BBB-", respectively, by S&P.

   The ratings assigned by Moody's to mortgage pass-through certificates address the likelihood of the receipt by Certificateholders of all distributions to which such Certificateholders are entitled. The rating opinions of Moody's address the structural and legal issues and tax-related aspects associated with the Certificates, including the nature of the underlying mortgage loans. Moody's ratings on pass-through certificates do not represent any assessment of the likelihood that principal prepayments may differ from those originally anticipated nor do they address the possibility that, as a result of principal prepayments, Certificateholders may receive a lower than anticipated yield. The rating assigned by Moody's to the Class A-R Certificate only addresses the return of its principal balance and interest thereon at the stated rate.

   S&P's ratings on mortgage pass-through certificates address the likelihood of the receipt by Certificateholders of all distributions to which such Certificateholders are entitled. S&P's ratings take into consideration the credit quality of the mortgage pool including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream of the mortgage pool is adequate to make payments required under the certificates. S&P's ratings on mortgage pass-through certificates do not, however, constitute a statement regarding the frequency of prepayments on the mortgage loans. S&P's ratings do not address the possibility that investors may suffer a lower than anticipated yield.

   The ratings of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

   The Seller has not requested a rating of the Offered Certificates by any rating agency other than Moody's and S&P and the Seller has not provided information relating to the Certificates offered hereby or the Mortgage Loans to any rating agency other than Moody's and S&P. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if another rating agency rates such Certificates, what rating would be assigned to such Certificates by such rating agency. Any such unsolicited rating assigned by another rating agency to the Offered Certificates may be lower than the rating assigned to such Certificates by either, or both, of Moody's and S&P.

                             INDEX OF DEFINED TERMS



Accounts..................................................................  S-15
Act.......................................................................  S-92
Adjustment Amount.........................................................  S-85
Advance...................................................................  S-60
Agency & Trust Office.....................................................  S-60
Aggregate Subordinated Percentage.........................................  S-70
Agreement.................................................................  S-15
Available Distribution Amount.............................................  S-68
Bankruptcy Amount.........................................................  S-85
Bankruptcy Loss...........................................................  S-86
Book-Entry Certificates...................................................  S-63
Cede......................................................................  S-63
Certificate Account.......................................................  S-59
Certificate Group.........................................................  S-79
Certificate Owner.........................................................  S-63
Certificate Rate..........................................................  S-72
Certificateholders........................................................  S-35
Certificates..............................................................  S-71
Chase.....................................................................  S-58
Chase Manhattan Mortgage..................................................  S-15
Class A Certificates......................................................  S-70
Class A Percentage........................................................  S-62
Class A-P Certificate Distribution Amount.................................  S-75
Class A-P Shortfall Amount................................................  S-75
Class A-X Certificates....................................................  S-71
Class B Certificates......................................................  S-71
Class B-1 Percentage......................................................  S-62
Class B-2 Percentage......................................................  S-62
Class IA Certificates.....................................................  S-71
Class IA-2 Accretion Termination Date.....................................  S-74
Class IA-2 Accrual Amount.................................................  S-74
Class IA-4 Lockout Percentage.............................................  S-76
Class IA-4 Lockout Prepayment
  Percentage..............................................................  S-77
Class IA-4 Lockout Principal Distribution Amount..........................  S-76
Class IA-X Notional Amount................................................  S-73
Class IIA Certificates....................................................  S-71
Class IIA Lockout Percentage..............................................  S-77
Class IIA Lockout Prepayment Percentage...................................  S-77
Class IIA Lockout Principal Distribution Amount...........................  S-77
Class IIA-11 Notional Amount..............................................  S-72
Class IIA-14 Notional Amount..............................................  S-73
Class IIA-X Notional Amount...............................................  S-73
Class M Percentage........................................................  S-62
Clearstream Luxembourg....................................................  S-63
Code......................................................................  S-66
Collection Account........................................................  S-59
Compensating Interest.....................................................  S-59
Component.................................................................  S-71
Co-op Loan................................................................  S-21
Cooperative Units.........................................................  S-21
Credit Scores.............................................................  S-34
Credit Support............................................................  S-80
Credit Support Depletion Date.............................................  S-71
Cut-off Date..............................................................  S-15
Debt Service Reduction....................................................  S-86
Deceased Holder...........................................................  S-83
Deficient Valuation.......................................................  S-86
Definitive Certificates...................................................  S-66
Designated Transaction....................................................  S-92
Discount Mortgage Loans...................................................  S-71
Distribution Date.........................................................  S-67
DOL.......................................................................  S-92
DTC.......................................................................  S-63
Due Date..................................................................  S-16
ERISA.....................................................................  S-92
Euroclear.................................................................  S-63
Euroclear Operator........................................................  S-65
European Depositories.....................................................  S-63
Excess Bankruptcy Losses..................................................  S-86
Excess Fraud Losses.......................................................  S-85
Excess Losses.............................................................  S-85
Excess Special Hazard Losses..............................................  S-85
Exemption.................................................................  S-92
Final Scheduled Distribution Date.........................................  S-63
Financial Intermediary....................................................  S-64
Fitch Ratings.............................................................  S-92
Fraud Loss Amount.........................................................  S-85
Fraud Losses..............................................................  S-85
Group One Available Distribution Amount...................................  S-68
Group One Mortgage Loans..................................................  S-16
Group One Remittance Rate.................................................  S-71
Group One Subordinated Amount.............................................  S-74
Group Two Available Distribution Amount...................................  S-68
Group Two Mortgage Loans..................................................  S-16
Group Two Remittance Rate.................................................  S-71
Group Two Subordinated Amount.............................................  S-74
Insurer...................................................................  S-86
Interest Accrual Amount...................................................  S-72
Interest Accrual Period...................................................  S-73
Interest Shortfall........................................................  S-72
LIBOR Business Day........................................................  S-74
Liquidated Mortgage Loan..................................................  S-78
Living Holders............................................................  S-80
Modeling Assumptions......................................................  S-38
Monthly Payments..........................................................  S-16
Moody's...................................................................  S-92
Mortgage Group............................................................  S-15
Mortgage Group One Subordinated
  Percentage..............................................................  S-79


                                      S-96

Mortgage Group One Subordinated Prepayment Percentage.....................  S-79
Mortgage Group Two Subordinated
  Percentage..............................................................  S-79
Mortgage Group Two Subordinated Prepayment Percentage.....................  S-79
Mortgage Loan Schedule....................................................  S-58
Mortgage Loans............................................................  S-15
Mortgage Note.............................................................  S-15
Mortgage Pool.............................................................  S-15
Mortgage Rate.............................................................  S-72
Mortgaged Properties......................................................  S-15
Mortgagors................................................................  S-21
Net Mortgage Rate.........................................................  S-72
Non-Discount Mortgage Loans...............................................  S-71
Non-Offered Class B Certificates..........................................  S-71
Non-Offered Class B Percentage............................................  S-62
Non-PO Allocated Amount...................................................  S-78
Non-PO Class A Certificates...............................................  S-70
Non-PO Class A Optimal Principal Amount...................................  S-77
Non-PO Class A Percentage.................................................  S-78
Non-PO Class A Prepayment Percentage......................................  S-78
Non-PO Class A Principal Balance..........................................  S-78
Non-PO Class IA Optimal Principal Amount..................................  S-77
Non-PO Class IA Percentage................................................  S-62
Non-PO Class IA Prepayment Percentage.....................................  S-78
Non-PO Class IA Principal Balance.........................................  S-78
Non-PO Class IIA Optimal Principal Amount.................................  S-77
Non-PO Class IIA Percentage...............................................  S-62
Non-PO Class IIA Prepayment Percentage....................................  S-78
Non-PO Class IIA Principal Balance........................................  S-78
Non-PO Group One Allocated Amount.........................................  S-78
Non-PO Group Two Allocated Amount.........................................  S-78
Non-PO Percentage.........................................................  S-71
Non-recoverable Advance...................................................  S-60
Non-Supported Interest Shortfall..........................................  S-59
Offered Certificates......................................................  S-71
Original Subordinated Principal Balance...................................  S-79
Overcollateralized Group..................................................  S-70
Participant...............................................................  S-64

Plan......................................................................  S-92
PO Percentage.............................................................  S-71
Prepayment Interest Shortfall.............................................  S-59
Principal Prepayment Period...............................................  S-68
PSA.......................................................................  S-38
Rate Adjustment Date......................................................  S-73
Realized Loss.............................................................  S-85
Record Date...............................................................  S-67
Reference Bank Rate.......................................................  S-73
Relevant Depository.......................................................  S-63
REMICs....................................................................  S-90
Remittance Rate...........................................................  S-71
Reserve Fund..............................................................  S-72
Rounding Account..........................................................  S-81
Rules.....................................................................  S-64
S&P.......................................................................  S-92
Scheduled Principal Balance...............................................  S-73
Seller....................................................................  S-15
Servicer..................................................................  S-15
Servicer Remittance Date..................................................  S-59
Servicing Fee.............................................................  S-59
Servicing Fee Rate........................................................  S-59
Similar Law...............................................................  S-92
SMMEA.....................................................................  S-93
Special Hazard Amount.....................................................  S-85
Special Hazard Loss.......................................................  S-85
Step Down Percentage......................................................  S-77
Stripped Interest Rate....................................................  S-73
Subordinated Certificates.................................................  S-71
Subordinated Optimal Principal Amount.....................................  S-79
Subordinated Percentage...................................................  S-79
Subordinated Prepayment Percentage........................................  S-79
Subservicers..............................................................  S-15
Telerate Screen Page 3750.................................................  S-73
Trust Fund................................................................  S-15
Trustee...................................................................  S-15
U.S. Person...............................................................  S-67
Undercollateralized Group.................................................  S-70
Underwriter...............................................................  S-94
Underwriting Agreement....................................................  S-94

                                    ANNEX A:
                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES


      Except in certain limited circumstances, the globally offered Chase Mortgage Finance Trust, Multi-Class Mortgage Pass-Through Certificates, Series 2003-S15 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

   Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven-calendar-day settlement).

   Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset-backed certificate issues.

   Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Relevant Depositories of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

   A holder that is not a United States person (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holder meets certain requirements and delivers appropriate U.S. tax documents to the securities clearing organizations or their Participants.

Initial Settlement

   All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their Participants through their respective Relevant Depositories, which in turn will hold such positions in accounts as DTC Participants.

   Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset-backed certificate issues. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

   Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

   Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

   Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificate issues in same-day funds.

   Trading Between Clearstream Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

   Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream

Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depository, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Relevant Depository of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

   Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

   As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or Euroclear Participant's particular cost of funds.

   Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depository for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

   Trading Between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Relevant Depository, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depository, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.

   The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

   Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

        (a) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear account) in accordance with the clearing system's customary procedures;

        (b) borrowing the Global Securities in the United States from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

        (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

   A holder that is not a "United States person" within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry certificate through Clearstream Luxembourg, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Trustee or to the U.S. entity required to withhold tax (the "U.S. withholding agent") establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

     I.   the Trustee or the U.S. withholding agent receives a statement--

          (a) from the holder on Internal Revenue Service ("IRS") Form W-8BEN (or any successor form) that--

               (i) is signed by the certificateholder under penalty of perjury,

               (ii) certifies that such owner is not a United States person, and

               (iii) provides the name and address of the certificateholder, or

          (b) from a securities clearing organization, a bank or other financial institution that holds customers' securities in the ordinary course of its trade or business that--

               (i) is signed under penalty of perjury by an authorized representative of the financial institution,

               (ii) states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the certificateholder or that another financial institution acting on behalf of the certificateholder has received such IRS Form W-8BEN (or any successor form),

               (iii) provides the name and address of the certificateholder,
                     and

               (iv) attaches the IRS Form W-8BEN (or any successor form) provided by the certificateholder;

     II. the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Trustee or the U.S. withholding agent;

     III. the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Trustee or the U.S. withholding agent; or

     IV. the holder is a "nonwithholding partnership" and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Trustee or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the IRS (for example, "qualified intermediaries") may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Certificates.

   A holder holding book-entry certificates through Clearstream Luxembourg or Euroclear provides the forms and statements referred to above by submitting them to the person through which the holder holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number ("TIN"), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

   In addition, all holders holding book-entry certificates through Clearstream Luxembourg, Euroclear or DTC may be subject to backup withholding unless the holder:

     I. provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

     II. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

     III. is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

   This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not "United States persons" within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificates.

   The term "United States person" means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated also shall be considered United States persons.

   This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS






                       Chase Mortgage Finance Corporation

                                     Seller


                       Mortgage Pass-Through Certificates

                    (Issuable in Series by Separate Trusts)


|-----------------------------------------|       Each Trust--
|     You should carefully consider       |       o  will issue a series of mortgage pass-through
|     the risk factors beginning on       |          certificates, which will consist of one or more
|     page 4 of this prospectus.          |          classes of certificates; and
|                                         |       o  will own a pool consisting of one or more of the
|     Except as provided in the           |          following types of assets:
|     prospectus supplement, neither      |                 o    fixed or adjustable interest rate,
|     the certificates of any series      |                      conventional mortgage loans which are
|     nor the related underlying          |                      secured by a first lien on a one- to
|     mortgage loans will be insured      |                      four-family residential property,
|     or guaranteed by any                |                 o    mortgage-backed securities issued or
|     governmental agency or              |                      guaranteed by Ginnie
|     instrumentality.                    |                      Mae, Freddie Mac or Fannie Mae, and
|                                         |                 o    private label mortgage-backed securities,
|     The certificates of each series     |                 o    as well as other assets described in this
|     will represent interests in the     |                      prospectus or the accompanying prospectus
|     related trust only and will not     |                      supplement.
|     represent interests in or           |       Each Pool of Assets--
|     obligations of Chase Mortgage       |       o  will be sold to the related trust by Chase Mortgage
|     Finance Corporation or any of       |          Finance Corporation;
|     its affiliates.                     |       o  will be serviced by Chase Manhattan Mortgage
|                                         |          Corporation or any other entity that is identified in
|     This prospectus may be used to      |          the prospectus supplement as the servicer,
|     offer and sell any series of        |          individually or together with other servicers.
|     certificates only if                |
|     accompanied by the prospectus       |       Each Series of Certificates--
|     supplement for that series.         |       o  will represent interests in the related trust;
|-----------------------------------------|       o  may provide credit support for certain classes by
                                                     "subordinating" certain classes to other classes of
                                                     certificates; any subordinated classes will be
                                                     entitled to payment subject to the payment of more
                                                     senior classes and may bear losses before more senior
                                                     classes;
                                                  o  may be entitled to one or more of the other types of
                                                     credit enhancement described in this prospectus; and
                                                  o  will be paid only from the assets of the related
                                                     trust.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus or the accompanying prospectus supplement. Any representation to the contrary is a criminal offense.



               The date of this Prospectus is December 18, 2003.

            IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
              PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT


   Information is provided to you about the certificates in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of certificates, including, among other things:

   o the principal balances and/or interest rates of each class of certificates;

   o the timing and priority of payments of interest and principal for each class of certificates;

   o statistical and other information about the mortgage loans and other assets of the trust;

   o information about credit enhancement, if any, for each class of certificates; and

   o the ratings for each class of offered certificates.

   If the terms of a particular series of certificates vary between this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

   You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. No one has been authorized to provide you with different information. The certificates are not being offered in any state where the offer is not permitted. The seller does not claim the accuracy of the information in this prospectus or the accompanying prospectus upplement as of any date other than the dates stated on their respective covers.

   In this prospectus, the terms "seller," "we," "us" and "our" refer to Chase Mortgage Finance Corporation.

   This prospectus and the accompanying prospectus supplement include cross-references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus and the accompanying prospectus supplement identify the pages where those sections are located. In addition, an index of defined terms can be found beginning on page 75 of this prospectus and at the end of the accompanying prospectus supplement.

   The seller's principal executive office is located at 343 Thornall Street, Edison, New Jersey 08837, and the seller's telephone number is (732) 205-0600.

                               TABLE OF CONTENTS


SUMMARY INFORMATION...................................................         1
 The Trust Fund ......................................................         1
 Principal Parties ...................................................         1
 The Mortgage Loans ..................................................         1
 Agency Securities ...................................................         1
 Private Label Mortgage-Backed Securities ............................         1
 Distributions on the Certificates ...................................         1
 Credit Enhancement ..................................................         2
 ERISA Considerations ................................................         2
 Tax Status ..........................................................         3
 Legal Investment ....................................................         3
RISK FACTORS..........................................................         4
 Limited Liquidity for Certificates ..................................         4
 Limited Assets for Payment of Certificates ..........................         4
 Credit Enhancement is Limited in Amount
   and Coverage.......................................................         4
 Certificateholders Bear the Risk of Losses
   on the Mortgage Pool...............................................         4
 Rate of Prepayment on Mortgage Loans
   May Adversely Affect Average Lives
   and Yields on Certificates.........................................         5
DESCRIPTION OF THE CERTIFICATES.......................................         6
 General .............................................................         6
 Categories of Classes of Certificates ...............................         7
 Distributions of Principal and Interest .............................         7
 Categories of Classes of Certificates ...............................         9
 Certificates Evidencing Interests in
   Agency Securities or Private Label
   Mortgage-Backed Securities.........................................        12
THE TRUST FUND........................................................        13
MORTGAGE POOLS........................................................        14
AGENCY SECURITIES.....................................................        17
 Ginnie Mae Certificates .............................................        17
 The Mortgage Loans Underlying Ginnie
   Mae Certificates...................................................        18
 Ginnie Mae ..........................................................        18
 Fannie Mae Certificates .............................................        18
 The Mortgage Loans Underlying Fannie
   Mae Certificates...................................................        19
 Fannie Mae ..........................................................        20
 Freddie Mac Certificates ............................................        20
 The Mortgage Loans Underlying Freddie
   Mac Certificates...................................................        22
 Freddie Mac .........................................................        22
 Other Agency Securities .............................................        22
PRIVATE LABEL MORTGAGE-BACKED SECURITIES..............................        23
 General .............................................................        23
 The Mortgage Loans Underlying Private
   Label Mortgage-Backed Securities...................................        23

 Credit Support Relating to Private Label
   Mortgage-Backed Securities.........................................        24
 Additional Information ..............................................        24
CREDIT ENHANCEMENT....................................................        25
 General .............................................................        25
 Limited Guarantee of the Guarantor ..................................        25
 Subordination .......................................................        25
 Cross-Support .......................................................        26
 Pool Insurance ......................................................        26
 Special Hazard Insurance ............................................        28
 Bankruptcy Bond .....................................................        28
 Repurchase Bond .....................................................        29
 Guaranteed Investment Contracts .....................................        29
 Reserve Accounts ....................................................        29
 FHA Insurance and VA Guaranty .......................................        30
 Other Insurance and Guarantees ......................................        32
YIELD, MATURITY AND WEIGHTED
 AVERAGE LIFE CONSIDERATIONS .........................................        32
CHASE MORTGAGE FINANCE
 CORPORATION .........................................................        33
UNDERWRITING POLICIES.................................................        34
SERVICING OF THE MORTGAGE
 LOANS ...............................................................        35
 Collection and Other Servicing Procedures ...........................        35
 Private Mortgage Insurance ..........................................        36
 Hazard Insurance ....................................................        36
 Advances ............................................................        37
 Servicing and Other Compensation and
   Payment of Expenses................................................        38
 Resignation, Succession and
   Indemnification of the Servicer....................................        38
THE POOLING AND SERVICING
 AGREEMENT ...........................................................        39
 Assignment of Mortgage Loans;
   Warranties.........................................................        39
 Payments on Mortgage Loans; Collection
   Account............................................................        40
 Repurchase or Substitution ..........................................        40
 Certain Modifications and Refinancings ..............................        41
 Evidence as to Compliance ...........................................        42
 The Trustee .........................................................        42
 Reports to Certificateholders .......................................        43
 Events of Default ...................................................        43
 Rights Upon Event of Default ........................................        44
 Amendment ...........................................................        44
 Termination; Purchase of Mortgage Loans .............................        45
MATERIAL LEGAL ASPECTS OF THE
 MORTGAGE LOANS ......................................................        45
 General .............................................................        45
 Foreclosure .........................................................        46

 Right of Redemption .................................................        47
 Anti-Deficiency Legislation and Other Limitations on Lenders.........        47
 Consumer Protection Laws ............................................        48
 Enforceability of Due-on-Sale Clauses ...............................        48
 Applicability of Usury Laws .........................................        49
 Soldiers' and Sailors' Civil Relief Act .............................        49
 Late Charges, Default Interest and Limitations on Prepayment.........        50
 Environmental Considerations ........................................        50
 Forfeiture for Drug, RICO and Money Laundering Violations............        51
LEGAL INVESTMENT MATTERS..............................................        51
ERISA CONSIDERATIONS..................................................        53
FEDERAL INCOME TAX CONSEQUENCES ......................................        58
 General .............................................................        58
 REMIC Elections .....................................................        59
 REMIC Certificates ..................................................        59
 Tax Opinion .........................................................        59
 Status of Certificates. .............................................        59
 Income from Regular Certificates. ...................................        59
 Income from Residual Certificates. ..................................        63
 Sale or Exchange of Certificates. ...................................        65
 Taxation of Certain Foreign Investors. ..............................        65
 Transfers of Residual Certificates. .................................        66
 Servicing Compensation and Other REMIC Pool Expenses.................        69
 Reporting and Administrative Matters. ...............................        69
 Non-REMIC Certificates ..............................................        69
 Trust Fund as Grantor Trust. ........................................        69
 Status of the Certificates. .........................................        70
 Possible Application of Stripped Bond Rules..........................        70
 Taxation of Certificates if Stripped Bond Rules Do Not Apply.........        70
 Taxation of Certificates if Stripped Bond Rules Apply................        71
 Sales of Certificates. ..............................................        72
 Foreign Investors. ..................................................        72
 Reporting ...........................................................        72
 Backup Withholding ..................................................        73
PLAN OF DISTRIBUTION..................................................        73
USE OF PROCEEDS.......................................................        74
LEGAL MATTERS.........................................................        74
REPORTS TO CERTIFICATEHOLDERS.........................................        74
WHERE YOU CAN FIND MORE INFORMATION ..................................        74
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE ....................        74
INDEX OF DEFINED TERMS IN PROSPECTUS..................................        76

                              SUMMARY INFORMATION



This section briefly summarizes certain information from this prospectus. It does not contain all of the information that you need to consider in making your investment decision. To fully understand the terms of a series of certificates, you should read both this prospectus and the accompanying prospectus supplement in their entirety.


The Trust Fund

For each series of certificates, we will form a trust which will consist of one or more of the following types of assets: a pool of fixed or adjustable interest rate one- to four-family first lien mortgage loans, mortgage-backed securities issued or guaranteed by Ginnie Mae, Freddie Mac or Fannie Mae, or private label mortgage-backed securities. The certificates will represent beneficial ownership interests in the underlying trust fund assets. All payments to you will come only from the amounts received in connection with those assets. The trust fund will issue the certificates under a pooling and servicing agreement among the seller, the servicer and the trustee and/or such other entity or entities specified in the prospectus supplement. See "The Trust Fund," "The Pooling and Servicing Agreement" and "Description of the Certificates."

Principal Parties

   Issuer: With respect to each series of certificates, the issuer will be the trust created for that series.

   Seller: Chase Mortgage Finance Corporation, a Delaware corporation.

   Servicer: Chase Manhattan Mortgage Corporation, a New Jersey corporation, or such other entity or entities specified in the prospectus supplement, will service, and may act as master servicer with respect to, the mortgage loans included in the trust fund.

The Mortgage Loans

Each trust will own the related mortgage loans and certain other related property, as specified in the applicable prospectus supplement.

The mortgage loans in each trust fund:

o will be conventional, fixed or adjustable interest rate mortgage loans secured by first liens on one- to four- family residential properties;

o will have been acquired by the seller from Chase Manhattan Mortgage Corporation and/or such other entity or entities specified in the prospectus supplement; and

o will have been originated by Chase Manhattan Mortgage Corporation or an affiliate or will have been acquired by Chase Manhattan Mortgage Corporation directly or indirectly from other mortgage loan originators.

See "Mortgage Pools."

You should refer to the applicable prospectus supplement for the precise characteristics or expected characteristics of the mortgage loans and a description of the other property, if any, included in a particular trust fund.

Agency Securities

If specified in the Prospectus Supplement, a Trust Fund may include mortgage pass-through securities issued or guaranteed by the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, or the Government National Mortgage Association. See "Agency Securities."

You should refer to the applicable prospectus supplement for the precise characteristics or expected characteristics of the agency securities and a description of the other property, if any, included in a particular trust fund.

Private Label Mortgage-Backed Securities

If specified in the Prospectus Supplement, a Trust Fund may include private label mortgage-backed securities. See "Private Label Mortgage-Backed Securities."

You should refer to the applicable prospectus supplement for the precise characteristics or expected characteristics of the private label mortgage-backed securities and a description of the other property, if any, included in a particular trust fund.

Distributions on the Certificates

Distributions on the certificates entitled thereto will be made on the 25th day (or, if the 25th day is not a business day, the business day immediately following the 25th day) of each month or such other date specified in the prospectus supplement solely out of the payments received in respect of the assets of the related trust fund. The amount allocable to payments of principal and interest on any distribution date will be determined as specified in the prospectus supplement.

All distributions will be made pro rata to certificateholders of the class entitled thereto or by such other method as may be specified in the prospectus supplement. See "Description of the Certificates."

The aggregate original principal balance of the certificates will equal the aggregate distributions allocable to principal that such certificates will be entitled to receive. If specified in the prospectus supplement, the certificates of a series will have an aggregate original principal balance equal to the aggregate unpaid principal balance of the related mortgage loans as of the first day of the month of creation of the trust fund and will bear interest in the aggregate at a rate equal to the interest rate borne by the underlying mortgage loans, net of servicing fees payable to the servicer and any primary or sub-services of the mortgage loans and any other amounts (including fees payable to the servicer as master servicer, if applicable) specified in the prospectus supplement. See "Description of the Certificates-Distributions of Principal and Interest."

The rate at which interest will be passed through to holders of certificates entitled thereto may be a fixed rate or a rate that is subject to change from time to time, in each case as specified in the prospectus supplement. Any such rate may be calculated on a loan-by-loan, weighted average or other basis, in each case as described in the prospectus supplement. See "Description of the Certificates-Distributions of Principal and Interest."

Credit Enhancement

Subordination: A series of certificates may include one or more classes of senior certificates and one or more classes of subordinated certificates. The rights of the holders of subordinated certificates of a series to receive distributions will be subordinated to such rights of the holders of the senior certificates of the same series to the extent and in the manner specified in the applicable prospectus supplement.

Subordination is intended to enhance the likelihood of the timely receipt by the senior certificateholders of their proportionate share of principal and interest payments on the related mortgage loans and to protect them from losses. This protection will be effected by:

o the preferential right of the senior certificateholders to receive, prior to any distribution being made to the related subordinated certificates on each distribution date, current distributions on the related mortgage loans of principal and interest due them on each distribution date out of the funds available for distributions on such date;

o the right of such holders to receive future distributions on the mortgage loans that would otherwise have been payable to the holders of subordinated certificates; and/or

o the prior allocation to the subordinated certificates of all or a portion of losses realized on the underlying mortgage loans.

Other Types of Credit Enhancement: If we so specify in the applicable prospectus supplement, the certificates of any series, or any one or more classes of a series, may be entitled to the benefits of other types of credit enhancement, including but not limited to:

o    limited guarantee

o    mortgage pool insurance

o    special hazard insurance

o    mortgagor bankruptcy bond

o    repurchase bond

o    guaranteed investment contracts

o    reserve fund

o    cross-support

o    other insurance, guarantees and similar instruments or agreements

We will describe any credit enhancement in the applicable prospectus supplement.

ERISA Considerations

If you are a fiduciary of any employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, you should carefully review with your own legal advisors whether the purchase or holding of certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Internal Revenue Code of 1986, as amended. See "ERISA Considerations."

Tax Status

The treatment of the certificates for federal income tax purposes will depend on:

o whether a REMIC election is made with respect to a series of certificates; and

o if a REMIC election is made, whether the certificates are regular interests or residual interests.

See "Federal Income Tax Consequences."

Legal Investment

The applicable prospectus supplement will specify whether the class or classes of certificates offered will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the certificates. See "Legal Investment Matters" in this prospectus and in the applicable prospectus supplement.

                                  RISK FACTORS


   You should consider, among other things, the following factors in connection with the purchase of certificates.

Limited Liquidity for Certificates

   The liquidity for your certificates may be limited. You should consider that:

   o a secondary market for the certificates of any series may not develop, or if it does, it may not provide you with liquidity of investment, or it may not continue for the life of the certificates of any series; and

   o the certificates will not be listed on any securities exchange.

Limited Assets for Payment of Certificates

   Except for any related insurance policies and any reserve fund or credit enhancement described in the applicable prospectus supplement:

   o the assets included in the related trust fund will be the sole source of payments on the certificates of a series;

   o neither the certificates of any series nor the underlying mortgage loans will represent an interest in or obligation of Chase Mortgage Finance Corporation, Chase Manhattan Mortgage Corporation, or any of their affiliates; and

   o except as provided in the related prospectus supplement, neither the certificates of any series nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality.

Credit Enhancement is Limited in Amount and Coverage

   With respect to each series of certificates, credit enhancement may be provided in limited amounts to cover certain types of losses on the underlying mortgage loans. Credit enhancement will be provided in one or more of the forms referred to in this prospectus, including, but not limited to: subordination of other classes of certificates of the same series; a limited guarantee; a mortgage pool insurance policy; a special hazard insurance policy; mortgagor bankruptcy bond; a repurchase bond; guaranteed investment contracts; a reserve fund; cross-support; other insurance, guarantees, or similar instruments or agreements entered into with the entities, in the amounts, for the purposes and subject to the conditions specified in the prospectus supplement for that series.

   Regardless of the form of credit enhancement provided:

   o the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula; and

   o may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses.

   In the event losses exceed the amount of coverage provided by any credit enhancement, or if losses of a type not covered by any credit enhancement occur, such losses will be borne by the holders of the related certificates (or by certain classes).

Certificateholders Bear the Risk of Losses on the Mortgage Pool

   An investment in certificates evidencing interests in mortgage loans may be affected, among other things, by a decline in real estate values or changes in mortgage market rates. If the residential real estate market in the locale of properties securing the mortgage loans should experience an overall decline in property values such that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties in a particular mortgage pool, become equal to or greater than the value of mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. A decline in national or regional economic conditions could also cause an increase in rates of delinquencies, foreclosures and losses. To the extent that such losses are not covered by any subordination feature, applicable insurance policies or other credit enhancement, holders of the certificates of a series evidencing interests in such mortgage pool will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest of the defaulted mortgage loans. See "The Mortgage Pools."

Rate of Prepayment on Mortgage Loans May Adversely Affect Average Lives and Yields on Certificates

   The yield and average lives of the certificates of each series will depend in part on the rate of principal payment (including prepayments, liquidation due to defaults and mortgage loan repurchases) on the mortgage loans or the mortgage loans underlying the agency securities or private label mortgage-backed securities included in the trust fund. Prepayments on the mortgage loans may be influenced by a variety of economic, geographic, social and other factors, including the difference between the interest rates on the mortgage loans and prevailing mortgage rates (giving consideration to the cost of refinancing). In general, if mortgage interest rates fall below the interest rates on the mortgage loans, the rate of prepayment would be expected to increase (and the yields at which an investor in the certificates may be able to reinvest amounts received as payments on such investor's certificates may be lower than the yield on such certificates). Conversely, if mortgage rates rise above the interest rates on the mortgage loans, the rate of prepayment would be expected to decrease (and the amount of payments available to a certificateholder for reinvestment may be relatively low). Other factors affecting prepayment of mortgage loans include changes in housing needs, job transfers, unemployment and servicing decisions.

   The effect of prepayment rates upon the yield of the certificates will depend upon whether a particular certificate is purchased at a premium or at a discount. In particular:

   o the yield on classes of certificates entitling the holders thereof primarily or exclusively to payments of interest or primarily or exclusively to payments of principal will be extremely sensitive to the rate of prepayments on the related mortgage loans; and

   o the yield on certain classes of certificates may be relatively more sensitive to the rate of prepayment of specified mortgage loans than other classes of certificates.

   In addition, the yield to investors in classes of certificates will be adversely affected to the extent that losses on the mortgage loans in the related trust fund are allocated to such classes and may be adversely affected to the extent of unadvanced delinquencies on the mortgage loans in the related trust fund. The classes of certificates identified in the applicable prospectus supplement as subordinated certificates are more likely to be affected by delinquencies and losses than other classes of certificates.

                         DESCRIPTION OF THE CERTIFICATES

   The mortgage pass-through certificates (the "Certificates") of each series (each, a "Series") issued pursuant to a separate pooling and servicing agreement (each, an "Agreement") entered into among Chase Mortgage Finance Corporation (the "Seller"), Chase Manhattan Mortgage Corporation or any other entity identified in the Agreement as the Servicer (the "Servicer") and a commercial bank or trust company named in the Prospectus Supplement, as trustee (the "Trustee") for the benefit of holders of Certificates of that Series. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the trust fund relating to that Series (the "Trust Fund"). The Agreement will be substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus is a part, or in such similar form as will reflect the terms of a Series of Certificates described in the Prospectus Supplement. The following summaries describe the material provisions which may appear in each Agreement. The Prospectus Supplement for a Series of Certificates will describe any provision of the Agreement relating to such Series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Certificates and the applicable Prospectus Supplement. The Seller will provide any holder of certificates ("Certificateholder"), without charge, on written request a copy of the Agreement for any Series. Requests should be addressed to Chase Mortgage Finance Corporation, 343 Thornall Street, Edison, New Jersey 08837, Attention:
President. The Agreement relating to a Series of Certificates will be filed with the Securities and Exchange Commission in a report on Form 8-K within 15 days after the date of issuance of such Series of Certificates (the "Delivery Date").

   The Certificates of a Series will be entitled to payment only from the assets included in the Trust Fund related to such Series and will not be entitled to payments in respect of the assets included in any other Trust Fund established by the Seller. The Certificates will not represent obligations of the Seller, the Servicer or any of their affiliates and will not be insured or guaranteed by any governmental agency or any other person. The Seller's only obligations with respect to the Certificates will consist of its obligations pursuant to certain representations and warranties made by it. The Servicer's only obligations with respect to the Certificates will consist of its contractual servicing and/or master servicing obligations, including any obligation to make advances under certain limited circumstances specified herein of delinquent installments of principal and interest (adjusted to the applicable Remittance Rate (defined herein)), and its obligations pursuant to certain representations and warranties made by it.

   Except as specified in the Prospectus Supplement, the mortgage loans held by each Trust Fund (the "Mortgage Loans") will not be insured or guaranteed by any governmental entity or by any other person. To the extent that delinquent payments on or losses in respect of defaulted Mortgage Loans are not advanced by the Servicer or any other entity or paid from any applicable credit enhancement arrangement, such delinquencies may result in delays in the distribution of payments to the holders of one or more classes of Certificates, and such losses will be borne by the holders of one or more classes of Certificates.

General

   The Certificates of each Series will be issued in fully-registered form only. The minimum original certificate principal balance or notional principal balance that may be represented by a Certificate will be specified in the Prospectus Supplement. The original certificate principal balance of each Certificate will equal the aggregate distributions allocable to principal to which such Certificate is entitled. Distributions allocable to interest on each Certificate that is not entitled to distributions allocable to principal will be calculated based on the notional principal balance of such Certificate. The notional principal balance of a Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

   The Certificates of a Series will be transferable and exchangeable on a certificate register (the "Certificate Register") to be maintained at the corporate trust office of the Trustee for the related Series or such other office or agency maintained for such purposes by the Trustee in New York City (or at the office of the certificate registrar specified in the related Prospectus Supplement). No service charge will be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required.

Categories of Classes of Certificates

   Each Series of Certificates will be issued in a single class or in two or more classes. The Certificates of each class will evidence the beneficial ownership of (i) any distributions in respect of the assets of the Trust Fund that are allocable to principal, in the aggregate amount of the original certificate principal balance, if any, of such class of Certificates as specified in the Prospectus Supplement and (ii) any distributions in respect of the assets of the Trust Fund that are allocable to interest on the certificate principal balance or notional principal balance of such Certificates from time to time at the Certificate Rate, if any, applicable to such class of Certificates as specified in the Prospectus Supplement. If specified in the Prospectus Supplement, one or more classes of a Series of Certificates may evidence beneficial ownership interests in separate groups of assets included in the related Trust Fund.

   If specified in the Prospectus Supplement, the Certificates will have an aggregate original certificate principal balance equal to the aggregate unpaid principal balance of the Mortgage Loans as of the close of business on the first day of the month of creation of the Trust Fund (the "Cut-Off Date") after deducting payments of principal due on or before, and prepayments of principal received on or before, the Cut-Off Date and in the aggregate will bear interest equal to the weighted average of the Remittance Rates. The "Remittance Rate" will equal the rate of interest payable on each Mortgage Loan minus the Servicer's servicing fee, the servicing fee of any third party servicer of the Mortgage Loans and such other amounts (including fees payable to the Servicer as master servicer, if applicable) as are specified in the Prospectus Supplement. The Certificates may have an original certificate principal balance as determined in the manner specified in the Prospectus Supplement.

   Each class of Certificates that is entitled to distributions allocable to interest will bear interest at a fixed rate or a rate that is subject to change from time to time (a) in accordance with a schedule, (b) in reference to an index, or (c) otherwise (each, a "Certificate Rate"), in each case as specified in the Prospectus Supplement. One or more classes of Certificates may provide for interest that accrues, but is not currently payable ("Accrual Certificates"). With respect to any class of Accrual Certificates, if specified in the Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date (as defined below under "Distributions of Principal and Interest") will be added to the aggregate certificate principal balance of such class of Certificates on that Distribution Date.

   A Series of Certificates may include one or more classes entitled only to distributions (i) allocable to interest, (ii) allocable to principal (and allocable as between scheduled payments of principal and Principal Prepayments, as defined below) or (iii) allocable to both principal (and allocable as between scheduled payments of principal and Principal Prepayments) and interest. A Series of Certificates may consist of one or more classes as to which distributions will be allocated (i) on the basis of collections from designated portions of the assets of the Trust Fund, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or (iv) otherwise, in each case as specified in the Prospectus Supplement. The timing and amounts of such distributions may vary among classes, over time or otherwise, in each case as specified in the Prospectus Supplement.

   The taking of action with respect to certain matters under the Agreement, including certain amendments thereto, will require the consent of the holders of the Certificates. The voting rights allocated to each class of Certificates will be specified in the Prospectus Supplement. Votes may be allocated in different proportions among classes of Certificates depending on whether the Certificates of a class have a notional principal balance or a certificate principal balance.

Distributions of Principal and Interest

General.

   Distributions of principal and interest at the applicable Certificate Rate (if any) on the Certificates will be made to the extent of funds available from the related Trust Fund on the 25th day (or if such 25th day is not a business day, on the business day next following such 25th day) of each calendar month (each, a "Distribution Date"), commencing in the month following the issuance of the related Series, or on such other date as is specified in the Prospectus Supplement. Distributions will be made to the persons in whose names the Certificates are registered at the close of business on the dates specified in the Prospectus Supplement (each, a "Record Date"). Distributions will be made by check or money order mailed to the person entitled thereto at the address appearing in the Certificate Register or, if specified in the Prospectus Supplement, in the case of Certificates that are of a certain minimum denomination as specified in the Prospectus Supplement, upon written request by the Certificateholder, by wire transfer or by such other means as are agreed upon with the person entitled thereto; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

   Distributions allocable to principal and interest on the Certificates will be made by the entity specified in the Prospectus Supplement as the paying agent (the "Paying Agent") out of, and only to the extent of, funds in a separate account established and maintained under the Agreement for the benefit of holders of the Certificates of the related Series (the "Collection Account"), including any funds transferred from any Reserve Account. As between Certificates of different classes and as between distributions of principal (and, if applicable, between distributions of Principal Prepayments and scheduled payments of principal) and interest, distributions made on any Distribution Date will be applied as specified in the Prospectus Supplement. Distributions to any class of Certificates will be made pro rata to all Certificateholders of that class or by the other method described in the Prospectus Supplement. If so specified in the Prospectus Supplement, the amounts deposited into the Collection Account as described below under "The Pooling and Servicing Agreement-Payments on Mortgage Loans; Collection Account" will be invested in the eligible investments specified in the Agreement and all income or other gain from such investments will be deposited in the Collection Account and will be for the benefit of the Servicer or other entity specified in the Prospectus Supplement and subject to withdrawal from time to time.

   Distributions of Interest. Interest will accrue on the aggregate certificate principal balance (or, in the case of Certificates entitled only to distributions allocable to interest, the aggregate notional principal balance) of each class of Certificates entitled to interest from the date, at the Certificate Rate and for the periods (each, an "Interest Accrual Period") specified in the Prospectus Supplement. To the extent funds are available therefor, interest accrued during each Interest Accrual Period on each class of Certificates entitled to interest (other than a class of Accrual Certificates) will be distributable on the Distribution Dates specified in the Prospectus Supplement until the aggregate certificate principal balance of the Certificates of such class has been distributed in full or, in the case of Certificates entitled only to distributions allocable to interest, until the aggregate notional principal balance of such Certificates is reduced to zero or for the period of time designated in the Prospectus Supplement. Distributions of interest on each class of Accrual Certificates will commence only after the occurrence of the events specified in the Prospectus
Supplement. Prior to such time, the beneficial ownership interest of such class of Accrual Certificates in the Trust Fund, as reflected in the aggregate certificate principal balance of such class of Accrual Certificates, will increase on each Distribution Date by the amount of interest that accrued on such class of Accrual Certificates during the preceding Interest Accrual
Period but that was not required to be distributed to such class on such Distribution Date. Any such class of Accrual Certificates will thereafter accrue interest on its outstanding certificate principal balance as so adjusted.

   Distributions of Principal. The aggregate certificate principal balance of any class of Certificates entitled to distributions of principal generally will be the aggregate original certificate principal balance of such class of Certificates specified in the Prospectus Supplement, reduced by all distributions reported to the holders of such Certificates as allocable to principal, and, in the case of Accrual Certificates, as specified in the Prospectus Supplement, increased on each Distribution Date by all interest accrued but not then distributable on such Accrual Certificates. The Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Certificates entitled to distributions of principal.

   If so specified in the Prospectus Supplement, one or more classes of senior Certificates will be entitled to receive all or a disproportionate percentage of the payments or other recoveries of principal on a Mortgage Loan which are received in advance of their scheduled due dates and not accompanied by amounts of interest representing scheduled interest due after the month of such payments ("Principal Prepayments" or "Prepayments") in the percentages and under the circumstances or for the periods specified in the Prospectus Supplement. Any such allocation of Principal Prepayments to such class or classes of

Certificateholders will have the effect of accelerating the amortization of such Certificates while increasing the interests evidenced by the remaining Certificates in the Trust Fund.

Categories of Classes of Certificates

   The Certificates of any Series may be comprised of one or more Classes. Such Classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The Prospectus Supplement for a Series of Certificates may identify the Classes which comprise such Series by reference to the following categories or another category specified in the applicable Prospectus Supplement.

Categories of Classes                                                 Definition
---------------------                                                 ----------
                                                                      PRINCIPAL TYPES
"Accretion Directed" .......................................          A Class that receives principal payments
                                                                      from the accreted interest from specified
                                                                      Accrual Classes. An Accretion Directed Class
                                                                      also may receive principal payments from principal
                                                                      paid on the Mortgage Loans for the related Series.

"Component Certificates" ....................................         A Class consisting of "Components." The Components
                                                                      of a Class of Component Certificates may have different
                                                                      principal and/or interest payment characteristics but
                                                                      together constitute a single class and do not represent
                                                                      severable interests. Each Component of a Class of Component
                                                                      Certificates may be identified as falling into one or more of the categories in this chart

"Lockout Class" (sometimes also referred
   to as a "NAS Class") .....................................         A Class that is designed to receive no principal payments
                                                                      or a disproportionately small portion of principal payment from the first Distribution Date until a Distribution Date specified in the related Prospectus Supplement.

"Notional Amount Class" .....................................         A Class having no principal balance and bearing interest
                                                                      on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

"Planned Amortization Class" (also
   sometimes referred to as a "PAC").........................         A Class that is designed to receive principal payments using a pre-determined principal balance schedule derived by
                                                                      assuming two constant prepayment rates for the underlying
                                                                      Mortgage Loans. These two rates are the endpoints for the
                                                                      "structuring range" for the Planned Amortization Class. The
                                                                      Planned Amortization Classes in any Series of Certificates
                                                                      may be subdivided into different categories (e.g., Planned
                                                                      Amortization Class I ("PAC I") Planned Amortization Class II
                                                                      ("PAC II") and so forth) derived using different
                                                                      structuring ranges.




Categories of Classes                                                 Definition
---------------------                                                 ----------
"Scheduled Amortization Class" ..............................         A Class that is designed to receive principal payments
                                                                      using a pre-determined principal balance schedule but
                                                                      is not designated as a Planned Amortization Class or
                                                                      Targeted Amortization Class. The schedule is derived
                                                                      by assuming either two constant prepayment rates or a
                                                                      single constant prepayment rate for the underlying
                                                                      Mortgage Loans. In the former case, the two rates are
                                                                      the endpoints for the "structuring rate" for the
                                                                      Scheduled Amortization Class and such range generally
                                                                      is narrower than that for a Planned Amortization
                                                                      Class. Typically, the Support Class for the
                                                                      applicable Series of Certificates generally will
                                                                      represent a smaller percentage of the Scheduled
                                                                      Amortization Class than a Support Class generally
                                                                      would represent in relation to a Planned Amortization
                                                                      Class or a Targeted Amortization Class.

"Senior Certificates" .......................................         A Class that is entitled to receive payments of
                                                                      principal and interest on each Distribution Date
                                                                      prior to the Classes of Subordinated Certificates.

"Senior Support Certificates" ...............................         A Class of Senior Certificates that bears certain
                                                                      losses allocated to one or more Classes of Senior
                                                                      Certificates after the Classes of Subordinated
                                                                      Certificates are no longer outstanding.

"Sequential Pay Class" ......................................         Classes  that are entitled to receive principal payments
                                                                      in a prescribed sequence, that do not have predetermined
                                                                      principal balance schedules and that, in most cases,
                                                                      are entitled to receive payments of principal
                                                                      continuously from the first Distribution Date on
                                                                      which they receive principal until they are retired.
                                                                      A single Class that is entitled to receive principal
                                                                      payments before or after other Classes in the same
                                                                      Series of Certificates may be identified as a
                                                                      Sequential pay Class.

"Strip Class" ...............................................         A Class that is entitled to receive a constant
                                                                      proportion, or "strip," of the principal payments on
                                                                      the underlying Mortgage Loans.

"Mezzanine Certificates" ....................................         A Class that is entitled to receive payments of
                                                                      principal and interest on each Distribution Date
                                                                      after the Senior Certificates have received their
                                                                      full principal and interest entitlements and prior to
                                                                      any distributions of principal and interest on the
                                                                      Classes of Subordinated Certificates.

"Subordinated Certificates" .................................         A Class that is entitled to receive payments of
                                                                      principal and interest on each Distribution Date only
                                                                      after the Senior Certificates and Classes of
                                                                      Subordinated Certificates with higher priority of
                                                                      distributions, if any have received their full
                                                                      principal and interest entitlements.

Categories of Classes                                                 Definition
---------------------                                                 ----------
"Super Senior Certificates" .................................         A Class of Senior Certificates that will not bear its
                                                                      share of certain losses after the Classes of
                                                                      Subordinated Certificates are no longer outstanding
                                                                      for so long as one or more other specified Classes of
                                                                      Senior Certificates are outstanding.

"Support Class" (also sometimes referred
   to as a "Companion Class") ...............................         A Class that is entitled to receive principal payments
                                                                      on any Distribution Date only if scheduled payments
                                                                      have been made on specified Planned Amortization
                                                                      Classes, Targeted Amortization Classes and/or
                                                                      Scheduled Amortization Classes.

"Targeted Amortization Class" (also
   sometimes referred to as a "TAC") ........................         A Class that is designed to receive principal payments
                                                                      using a pre-determined principal balance schedule
                                                                      derived by assuming a single constant prepayment rate
                                                                      for the underlying Mortgage Loans.

                                                                      INTEREST TYPES

"Component Certificates" ....................................         A Class consisting of "Components." The Components of a
                                                                      Class of Component Certificates may have different
                                                                      principal and/or interest payment characteristics but
                                                                      together constitute a single class and do not
                                                                      represent severable interests. Each Component of a
                                                                      Class of Component Certificates may be identified as
                                                                      falling into one or more of the categories in this
                                                                      chart.

"Fixed Rate Class" ..........................................         A Class with an interest rate that is fixed throughout
                                                                      the life of the Class.

"Floating Rate Class" .......................................         A Class with an interest rate that resets periodically
                                                                      based upon a designated index and that varies
                                                                      directly with changes in such index.

"Inverse Floating Rate Class" ...............................         A Class with an interest rate that resets periodically
                                                                      based upon a designated index and that varies
                                                                      inversely with changes in such index and with changes
                                                                      in the interest rate payable on the related Floating
                                                                      Rate Class.

"Variable Rate Class" .......................................         A Class with an interest rate that resets periodically
                                                                      and is calculated by reference to the rate or rates

"Interest-Only Class" .......................................         A Class that is entitled to receive some or all of the
                                                                      interest payments made on the Mortgage Loans and
                                                                      little or no principal. Interest-Only Classes have
                                                                      either a nominal principal balance or a notional
                                                                      amount. A nominal principal balance represents actual
                                                                      principal that will be paid on the Class. It is
                                                                      referred to as nominal since it is extremely small
                                                                      compared to other Classes. A notional amount is the
                                                                      amount used as a reference to calculate the amount of
                                                                      interest due on an Interest-Only Class that is not
                                                                      entitled to any distributions in respect of
                                                                      principal.

"Principal-Only Class" ......................................         A Class that does not bear interest and is entitled to
                                                                      receive only distributions in respect of principal.




Categories of Classes                                                 Definition
---------------------                                                 ----------
"Accrual Class" .............................................         A Class that accretes the amount of accrued interest
                                                                      otherwise distributable on such Class, which amount
                                                                      will be added as principal to the principal balance
                                                                      of such Class on each applicable Distribution Date.
                                                                      Such accretion may continue until some specified
                                                                      event has occurred or until such Accrual Class is
                                                                      retired.

"Step-up Class" .............................................         A Class that bears interest at one or more higher, or
                                                                      "stepped-up" Certificate Rates for a period of time
                                                                      specified in the related Prospectus Supplement before
                                                                      resetting to a lower Certificate Rate that will
                                                                      remain fixed thereafter.

Certificates Evidencing Interests in Agency Securities or Private Label Mortgage-Backed Securities

   General. The Seller will cause the Agency Securities or Private Label Mortgage-Backed Securities (the "Underlying Securities") to be registered in the name of the Trustee or its nominee, and the Trustee concurrently will authenticate and deliver the Certificates. Each Underlying Security will be identified in a schedule appearing as an exhibit to the Agreement (the "Underlying Securities Schedule"), which will specify as to each Underlying Security the original principal amount and outstanding principal balance as of the Cut-Off Date, the annual pass-through rate and the maturity date.

   Unless otherwise specified in the related Prospectus Supplement or in the Agreement, the Seller will represent and warrant to the Trustee, among other things, that the information contained in the Underlying Securities Schedule is true and correct and that immediately prior to the transfer of the Underlying Securities to the Trustee, the Seller had good title to, and was the sole owner of, each Underlying Security and there had been no other sale or assignment thereof.

   Payments on the Underlying Securities. Except as otherwise provided in the related Prospectus Supplement, a Certificate Account meeting the requirements of the Agreement will be established in the name of the Trustee. The Trustee will deposit in the Certificate Account as received all payments on the Underlying Securities received in respect of periods after the Cut-Off Date.

   Distributions on the Certificates. Except as otherwise provided in the related Prospectus Supplement, on each Distribution Date, the Trustee will withdraw from the applicable Certificate Account and distribute to the Certificateholders of each Class either (i) the specified interest of such Class in the distributions on the pool of Underlying Securities times the aggregate of all amounts representing principal or interest, or both, on deposit in the Certificate Account as of the Distribution Date or any other date set forth in the related Prospectus Supplement, less the Servicing Fee and certain other amounts specified in the related Agreement, or (ii) in the case of a Series of Certificates comprised of Classes that have been assigned a Stated Balance and Certificate Rate, payments of interest and payments in reduction of the Stated Balance in the priority and amounts, and calculated in the manner, set forth in the related Prospectus Supplement.

   Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, one or more Classes or Sub-classes of which have been assigned a Stated Balance, distributions in reduction of the Stated Balance of such Certificates will be made on each Distribution Date for such Series to the Certificates of the holders of the Class or Sub-class then entitled to receive such Certificate distributions until the aggregate amount of such distributions has reduced the Stated Balance of such Certificates to zero. Allocation of distributions in reduction of the Stated Balance will be made to each Class or Sub-class of such Certificates in the order specified in the related Prospectus Supplement, which, if so specified in such Prospectus Supplement, may be concurrently. Unless otherwise specified in the related Prospectus Supplement, distributions in reduction of the Stated Balance of each Certificate of a Class or Sub-class then entitled to receive such distributions will be made pro rata among the Certificates of such Class or Sub-class.

   Unless otherwise specified in the related Prospectus Supplement, the maximum amount which will be distributed in reduction of Stated Balance to holders of Certificates of a Class or Sub-class then entitled thereto on any Distribution Date will equal, to the extent funds are available, the sum of
(i) the amount of the interest, if any, that has accrued but is not yet payable on the compound interest certificates of such Series from the prior Distribution Date (or since the date specified in the related Prospectus Supplement in the case of the first Distribution Date) (the "Accrual Remittance Amount"); (ii) the Certificate Distribution Amount; and (iii) to the extent specified in the related Prospectus Supplement, the applicable percentage of the Excess Cash Flow specified in such Prospectus Supplement.

   Unless otherwise specified in the related Prospectus Supplement, the "Certificate Distribution Amount" with respect to a Distribution Date will equal the amount, if any, by which the then outstanding Stated Balance of the Certificates of the related Classes or Sub-classes of such Series (before taking into account the amount of interest accrued on any Class or Sub-class of compound interest certificates of such Series to be added to the Stated Balance thereof on such Distribution Date) exceeds the Asset Value, as defined in the related Prospectus Supplement, of the Underlying Securities relating to such Series as of the end of the related due period specified in the related Prospectus Supplement.

   Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates one or more Classes or Sub-classes of which have been assigned a Stated Balance, "Excess Cash Flow" represents the excess of (i) the interest evidenced by such Classes or Sub-classes of Certificates in the distributions received on the Underlying Securities relating to such Series in the due period preceding a Distribution Date for such Series (and, in the case of the first due period, the amount deposited in the Certificate Account on the closing date for the sale of such Certificates), together with income from the reinvestment thereof, over (ii) the sum of all interest accrued, whether or not then payable, on the Certificates of such Classes or Sub-classes since the preceding Distribution Date (or since the date specified in the related Prospectus Supplement in the case of the first Distribution Date), the Certificate Distribution Amount for the then current Distribution Date and, if applicable, any payments made on any Certificates of such Class or Sub-class pursuant to any special distributions in reduction of Stated Balance during such due period.

   The stated balance (the "Stated Balance") of a Certificate of a Series at any time represents the maximum specified dollar amount (exclusive of interest at the related Certificate Rate) to which the holder thereof is entitled from the cash flow on the Underlying Securities for such Series, and will decline to the extent distributions in reduction of Stated Balance are received by such holder. The Original Stated Balance of each Class or Sub-class within a Series that has been assigned a Stated Balance will be specified in the related Prospectus Supplement.

   Special Distributions. To the extent specified in the Prospectus Supplement relating to a Series of Certificates one or more Classes or Sub-classes of which have been assigned a Stated Balance and have other than monthly Distribution Dates, such Classes or Sub-classes may receive special distributions in reduction of their Stated Balance ("Special Distributions") in any month, other than a month in which a Distribution Date occurs, if, as a result of principal prepayments on the mortgage loans underlying the Underlying Securities or low reinvestment yields, the Trustee determines, based on assumptions specified in the related Agreement, that the amount of cash anticipated to be on deposit in the Certificate Account on the next Distribution Date for such Series and available to be distributed to the holders of the Certificates of such Classes or Sub-classes may be less than the sum of (i) the interest scheduled to be distributed to the holders of the Certificates of such Classes or Sub-classes and (ii) the amount to be distributed in reduction of principal balance of such Certificates on such Distribution Date. Any such Special Distributions will be made in the same priority and manner as distributions in reduction of principal balance would be made on the next Distribution Date.

                                 THE TRUST FUND

   The Trust Fund for any Series of Certificates may include one or more of the following types of trust fund assets:

   o a mortgage pool of fixed or adjustable interest rate one- to four-family first lien mortgage loans,

   o mortgage-backed securities issued or guaranteed by Ginnie Mae, Freddie Mac or Fannie Mae ("Agency Securities"),

   o mortgage pass-through certificates representing a fractional undivided interest in mortgage loans or collateralized mortgage obligations secured by mortgage loans ("Private Label Mortgage-Backed Securities" or "PLMBS"), or

   o other assets described in this Prospectus or the accompanying Prospectus Supplement.

   Each Series of Certificates will evidence the interest specified in the related Prospectus Supplement in a separate Trust Fund. Certificateholders will have interests only in such Trust Fund, and will have no interest in the Trust Fund created with respect to any other Series of Certificates.

   Mortgage Loans, Agency Securities and Private Label Mortgage-Backed Securities will be purchased by the Seller or an affiliate in the open market or in privately negotiated transactions, including transactions with affiliates. The following is a brief description of the Mortgage Pools, Agency Securities and Private Label Mortgage-Backed Securities expected to be included in the Trust Fund.

   If specific information respecting the Mortgage Pools, Agency Securities or Private Label Mortgage-Backed Securities is not known to the Seller at the time the Certificates initially are offered, more general information of the nature described below will be provided in the Prospectus Supplement, and specific information will be set forth in a report of Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of the Certificates.

                                 MORTGAGE POOLS

   Each mortgage pool (a "Mortgage Pool") will consist of one- to four-family residential mortgage loans evidenced by promissory notes (each, a "Note") secured by first mortgages or first deeds of trust or other similar security instrument (each, a "Mortgage") creating a first lien on properties (each, a "Mortgaged Property"). When each Series of Certificates is issued, the Seller will cause the Mortgage Loans comprising each Mortgage Pool to be assigned to the Trustee for the benefit of the holders of the Certificates of that Series, and will receive the Certificates in exchange therefor. Certain Certificates evidencing interests in a Trust Fund may not form part of the offering made pursuant to this Prospectus and the related Prospectus Supplement.

   The Mortgaged Properties in each Mortgage Pool may consist of single-unit dwellings, two-, three- and four-unit detached, townhouse or rowhouse dwellings, condominium and planned-unit development ("PUD") units and such other types of homes or units as are described in the applicable Prospectus Supplement, and may include vacation and second homes and investment properties (i.e. one- to four-family properties owned for investment purposes and rented to generate income). The applicable Prospectus Supplement will contain information concerning the originators of the Mortgage Loans and the underwriting standards employed by such originators.

   All Mortgage Loans will (i) be secured by Mortgaged Properties located in one of the states of the United States or the District of Columbia, and (ii) be of one or more of the following types of Mortgage Loans:

   (1) Fully-amortizing Mortgage Loans, each with a 20- to 30-year ("30-Year") term at origination, interest (the "Mortgage Rate") at a fixed rate and level monthly payments over the term of the Mortgage Loan.

   (2) Fully-amortizing Mortgage Loans, each with a 10- to 15-year ("15-Year") term at origination, a fixed Mortgage Rate and level monthly payments over the term of the Mortgage Loan.

   (3) Adjustable-Rate Mortgage Loans ("ARMs" or "ARM Loans"), which may include loans providing for negative amortization.

   (4) Other types of Mortgage Loans as more fully described herein or in the related Prospectus Supplement.

   Mortgage Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "Primary Mortgage Insurance Policy"). The existence, extent and duration of any such coverage will be described in the applicable Prospectus Supplement. The "Loan-to-Value Ratio" is the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan to the lesser of (i) the sales price for such property at the time the Mortgage Loan is closed and
(ii) the appraised value of the Mortgaged Property at origination or, in the case of refinancings, the value set forth

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
in the appraisal, if any, obtained by the loan originator in connection with such refinancing. Each Mortgage Loan will also be covered by a Standard Hazard Insurance Policy, as described under "Servicing of the Mortgage Loans-Hazard Insurance" below.

   In addition, other credit enhancements acceptable to the rating agency (or agencies) rating the Certificates may be provided for coverage of certain risks of default or losses. See "Credit Enhancement" herein.

   If specified in the related Prospectus Supplement, a Mortgage Pool may contain Mortgage Loans subject to buy-down plans ("Buy-Down Mortgage Loans") pursuant to which the monthly payments made by the borrowers under the related Notes (each, a "Borrower") will be less than the scheduled monthly payments on the Buy-Down Mortgage Loan, the resulting difference to be drawn from an amount contributed by the seller of the property securing the mortgage (the "Mortgaged Property") or another source at the time of origination of the Buy- Down Mortgage Loan and placed in a trust or custodial account (the "Buy-Down Fund") (such amount hereinafter referred to as the "Buy-Down Reserve"). The applicable Prospectus Supplement or Current Report (as defined below) will contain information, with respect to any Buy-Down Mortgage Loans, concerning limitations on the interest rate payable by the Borrower initially, on annual increases in the interest rate, on the length of the buy-down period, and on the Buy-Down Fund. The repayment of a temporary Buy-Down Mortgage Loan is dependent on the ability of the Borrower to make larger monthly payments after the Buy-Down Reserves have been depleted and, for certain Buy-Down Mortgage Loans, while such funds are being depleted. The inability of the Borrower to make larger monthly payments may lead to a default on the Buy-Down Mortgage Loan or, if the Borrower is able to obtain refinancing on favorable terms, a prepayment of such loan. See "Yield, Maturity and Weighted Average Life Considerations."

   The Prospectus Supplement for a Series of Certificates may specify that the related Mortgage Pool contains Cash-Out Refinance Loans, GPM Loans, GEM Loans, Bi-Weekly Loans or Cooperative Loans.

   "Cash-Out Refinance Loans" are Mortgage Loans that have been used for refinancing for the purpose of removing equity from the related Mortgaged Properties.

   "GPM Loans" are Mortgage Loans which provide for fixed, level payments or graduated payments, with an amortization schedule (1) requiring the mortgagor's monthly installments of principal and interest to increase at a predetermined rate annually for a predetermined period after which the monthly installments become fixed for the remainder of the mortgage term, (2) providing for deferred payment of a portion of the interest due monthly during that period of time or
(3) providing for recoupment of the interest deferred through negative amortization, whereby the difference between the scheduled payment of interest on the mortgage note and the amount of interest actually accrued is added monthly to the outstanding principal balance of the mortgage note.

   "GEM Loans" are fixed rate, fully amortizing Mortgage Loans providing for monthly payments based on a 10- to 30-year amortization schedule, with further provisions for scheduled annual payment increases for a number of years with the full amount of those increases being applied to principal, and with further provision for level payments thereafter.

   "Bi-Weekly Loans" are fixed rate, conventional, fully amortizing Mortgage Loans secured by a first mortgage on one- to four-family residential properties that provide for payments of principal and interest by the Borrower once every two weeks.

   "Cooperative Loans" are Mortgage Loans which are evidenced by promissory notes secured by a lien on the shares issued by private, cooperative housing corporations ("Cooperatives") and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy individual housing units in a building owned by a Cooperative ("Cooperative Dwellings").

   The Prospectus Supplement for each Series of Certificates will specify the approximate aggregate principal balance of the related Mortgage Loans (within the percentage or dollar range specified therein). The Prospectus Supplement for each Series of Certificates will contain information regarding the Mortgage Loans that are expected to be included in the related Mortgage Pool, including among other things, information, as of the applicable Cut-Off Date and to the extent then specifically known to the Seller, as to (i) the aggregate principal balance of the Mortgage Loans, (ii) the aggregate principal balance or percentage by aggregate principal balance of Mortgage Loans secured by each type of property, (iii) the original terms to maturity of the Mortgage Loans,

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
(iv) the smallest and largest in principal balance at origination of the Mortgage Loans, (v) the earliest origination date and latest maturity date of the Mortgage Loans, (vi) the aggregate principal balance or percentage by aggregate principal balance of Mortgage Loans having Loan-to-Value Ratios at origination exceeding 80%, (vii) the Mortgage Rate or range of Mortgage Rates borne by the Mortgage Loans and (viii) the average outstanding principal balance of the Mortgage Loans. If specific information with respect to the Mortgage Loans is not known at the time the related Series of Certificates is initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Certificates (the "Current Report"). A copy of the Agreement with respect to a Series of Certificates will be attached to the related Current Report and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement.

   The Seller's assignment of the Mortgage Loans to the Trustee will be without recourse. The Seller or another party identified in the applicable Prospectus Supplement will make certain representations concerning the Mortgage Loans, including that no Mortgage Loan in a Mortgage Pool evidenced by Certificates will be more than one month delinquent as of the date of the initial issuance of the Certificates. For a description of other representations that will be made by the party specified in the applicable Prospectus Supplement concerning the Mortgage Loans, see "The Pooling and Servicing Agreement--Assignment of Mortgage Loans; Warranties." The Seller's obligations with respect to the Mortgage Loans will be limited to any representations and warranties made by it in, as well as its contractual obligations under, the Agreement for each Series of Certificates. These obligations consist primarily of the obligation under certain circumstances to repurchase or replace Mortgage Loans as to which there has been a material breach of the Seller's representations and warranties which materially and adversely affects the interests of the Certificateholders in a Mortgage Loan or to cure such breach, and of the obligation, under certain circumstances, to ensure the timely payment of premiums on certain insurance policies and bonds. See "The Pooling and Servicing Agreement--Assignment of Mortgage Loans; Warranties."

   In addition, to the extent specified in the applicable Prospectus Supplement, in the event of delinquencies in payments of principal and interest on the Mortgage Loans in any Mortgage Pool, the Servicer (or, if so indicated in the applicable Prospectus Supplement, another entity) will advance cash in amounts described herein under "The Pooling and Servicing Agreement--Advances" and "--Payments on Mortgage Loans; Collection Account." The Servicer is not required to make any advance that it determines in its good faith judgment not to be ultimately recoverable under any applicable policy of insurance ("Insurance Proceeds") or out of the proceeds of liquidation of a Mortgage Loan ("Liquidation Proceeds"). Each month, the Trustee (or such other paying agent as may be specified in the applicable Prospectus Supplement) will be obligated to remit to Certificateholders of each Series all amounts relating to the Mortgage Loans due to the Certificateholders to the extent such amounts have been collected or advanced by the Servicer or such other entity and remitted to the Trustee pursuant to the terms of the Agreement for such Series. See "Description of the Certificates--Distributions of Principal and Interest."

   There can be no assurance that real estate values will remain at present levels in the areas in which the Mortgaged Properties will be located. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, in a particular Mortgage Pool become equal to or greater than the value of the properties subject to the Mortgage Loans included in such Mortgage Pool, the actual rates of delinquencies, foreclosures and losses could be significantly higher than those now generally experienced in the mortgage lending industry. To the extent that such delinquencies, foreclosures and losses are not covered by applicable credit enhancements described in the relevant Prospectus Supplement, the losses resulting therefrom will be borne by holders of the Certificates of the Series evidencing interests in such Mortgage Pool. With respect to any Series as to which Subordinated Certificates (defined herein) shall have been issued, such losses will first be borne by the holders of Subordinated Certificates as a result and to the extent of the subordination in right of payment of the Subordinated Certificates to the senior Certificates and as a result of first allocating such losses to reduce the certificate principal balance of such Subordinated Certificates.

   Because the principal amounts of Mortgage Loans decline monthly as principal payments, including prepayments, are received, the fractional undivided interest in principal evidenced by each Certificate in a Series

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
multiplied by the aggregate principal balance of the Mortgage Loans in the related Mortgage Pool will decline correspondingly. The principal balance represented by a Certificate, therefore, ordinarily will decline over time.

                                AGENCY SECURITIES

Ginnie Mae Certificates

   The Ginnie Mae certificates will be "fully modified pass-through" mortgage-backed certificates issued and serviced by Ginnie Mae-approved issuers of Ginnie Mae certificates (the "Ginnie Mae Servicers") under the Ginnie Mae I and/or the Ginnie Mae II program. The full and timely payment of principal of and interest on the Ginnie Mae certificates is guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States of America. The Ginnie Mae certificates will be based on and backed by a pool of eligible mortgage loans and will provide for the payment by or on behalf of the Ginnie Mae Servicer to the registered holders of the Ginnie Mae certificates of monthly payments of principal and interest equal to the aggregated amount of the monthly constant principal and interest payments on each mortgage loan, less servicing and guarantee fees aggregating the excess of the interest on the mortgage loans over the Ginnie Mae certificate's pass- through rate. Each repayment to a holder of a Ginnie Mae certificate will include pass-through payments of any prepayments of principal of the mortgage loans underlying the Ginnie Mae certificate and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan.

   The Ginnie Mae certificates do not constitute a liability of, or evidence any recourse against, the Ginnie Mae Servicer, the depositor or any affiliate of the depositor, and the only recourse of a registered holder, such as the trustee or its nominee, is to enforce the guarantee of Ginnie Mae.

   Ginnie Mae approves the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement (the "Guaranty Agreement") between Ginnie Mae and the Ginnie Mae Servicer of the Ginnie Mae certificate. Pursuant to the Guaranty Agreement, the Ginnie Mae Servicer is required to advance its own funds in order to make timely payments of all amounts due on the Ginnie Mae certificate, whether or not the payments received by the Ginnie Mae Servicer on the underlying mortgage loans equal the amounts due on the Ginnie Mae certificate. If a Ginnie Mae Servicer is unable to make a payment as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of the Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae Servicer and the Ginnie Mae Servicer fails to notify and request Ginnie Mae to make a payment, the holder of the Ginnie Mae certificate has recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates, may proceed directly against Ginnie Mae under the terms of any Ginnie Mae certificate or the Guaranty Agreement relating to the Ginnie Mae certificate for any amounts that are not paid under the Ginnie Mae certificate.

   Monthly installment payments on a Ginnie Mae certificate will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the mortgage loans backing the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installment on the Ginnie Mae certificate is due. The monthly installments on the Ginnie Mae certificate will be paid each month to the trustee or its nominee as registered holder. In addition, any principal prepayments or any other early recovery of principal on the mortgage loans backing the Ginnie Mae certificate received during any month will be passed through to the registered holder of the Ginnie Mae certificate the following month.

   With respect to Ginnie Mae certificates issued under the Ginnie Mae I program, the Ginnie Mae Servicer must make scheduled monthly payments of principal and interest, plus pass-throughs of prepayments of principal and proceeds of foreclosures and other dispositions of the mortgage loans, to registered holders no later than the fifteenth day of each month. Ginnie Mae certificates issued under the Ginnie Mae II program provide for payments to be mailed to registered holders by the paying agent, no later than the twentieth day of each month. A further difference between the two programs is that, under the Ginnie Mae I program single issuer approach, an individual Ginnie Mae issuer assembles a pool of mortgages against which it issues and markets Ginnie Mae I certificates, while under the Ginnie Mae II program, multiple issuer pools may be formed through the aggregation of loan packages of more than one Ginnie Mae issuer. Under this option, packages submitted by various Ginnie Mae issuers for a particular issue date and interest rate are aggregated into a single pool that backs a single issue

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
of Ginnie Mae II certificates. However, single issuer pools may be formed under the Ginnie Mae II program as well.

The Mortgage Loans Underlying Ginnie Mae Certificates

   Unless otherwise specified in the Prospectus Supplement, mortgage loans underlying the Ginnie Mae certificates included in the Trust Fund for a Series will consist of housing loans insured by the FHA ("FHA Loans") and/or housing loans partially guaranteed by the VA ("VA Loans"), all of which are assumable by a purchaser. Ginnie Mae certificates securing a Series may be backed by level payment mortgage loans, Ginnie Mae Loans, GEM Loans, Buy-Down Mortgage Loans or adjustable rate mortgage loans or other mortgage loans eligible for inclusion in a Ginnie Mae certificate. The mortgage loans may be secured by manufactured homes, single family properties or multifamily properties.

   All mortgages underlying any Ginnie Mae certificate issued under the Ginnie Mae I program must have the same annual interest rate (except for pools of loans secured by manufactured homes). The annual interest rate on such Ginnie Mae certificate is equal to one-half percentage point less than the annual interest rate on the mortgage loans backing the Ginnie Mae certificate.

   Mortgages underlying a Ginnie Mae certificate issued under the Ginnie Mae II program may have annual interest rates that vary from each other by up to one percentage point. The annual interest rate on each Ginnie Mae II certificate is between one-half percentage point and one and one-half percentage points less than the highest annual interest rate on the mortgage loans included in the pool of mortgages backing the Ginnie Mae certificate.

   The Ginnie Mae certificates included in the Trust Fund for a Series may have other characteristics and terms different from those described above, so long as the Ginnie Mae certificates and underlying mortgage loans meet the criteria of each Rating Agency rating the Certificates of that Series. The Ginnie Mae certificates and underlying mortgage loans will be described in the Prospectus Supplement.

Ginnie Mae

   The Government National Mortgage Association ("Ginnie Mae") is a wholly owned corporate instrumentality of the United States of America. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes Ginnie Mae to guarantee the timely payment of the principal of and the interest on Ginnie Mae certificates, which are based on and backed by a pool of mortgages insured by the Federal Housing Administration ("FHA"), a division of the United States Department of Housing and Urban Development ("HUD") under the Housing Act or Title V of the Housing Act of 1949, or partially guaranteed by the Veterans Administration ("VA") under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38 of the United States Code, or by other eligible mortgage loans.

   Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts that may be required to be paid under any guaranty under this subsection." To meet its obligations under the guarantees, Ginnie Mae may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

Fannie Mae Certificates

   Fannie Mae certificates are either Guaranteed Mortgage Pass-Through Certificates, Stripped Mortgage Backed Securities or Guaranteed REMIC Pass-Through Certificates. Fannie Mae certificates represent fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Unless otherwise specified in the Prospectus Supplement, each pool consists of mortgage loans secured by a first lien on a one- to four-family residential property. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria set forth under the Fannie Mae purchase program.

   Fannie Mae guarantees to each holder of a Fannie Mae certificate that it will distribute amounts representing scheduled principal and interest (at the rate provided for by the Fannie Mae certificate) on the mortgage loans in the pool represented by the Fannie Mae certificate, whether or not received, and the holder's proportionate share

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
of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are neither backed by nor entitled to the full faith and credit of the United States of America. If Fannie Mae were unable to satisfy those obligations, distributions on Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquencies and defaults would affect monthly distributions on the Fannie Mae certificates and could adversely affect the payments on the Certificates of a Series secured by the Fannie Mae certificates.

   Unless otherwise specified in the Prospectus Supplement, Fannie Mae certificates evidencing interests in pools formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing GPM Loans or mortgage loans secured by multifamily projects) will be available in book-entry form only. Distributions of principal of and interest on each Fannie Mae certificate will be made by Fannie Mae on the twenty-fifth day of each month to the persons in whose names the Fannie Mae certificates are entered in the books of the Federal Reserve Bank of New York (or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions will be made by wire; with respect to Fannie Mae certificates issued in fully registered form, distributions will be made by check.

The Mortgage Loans Underlying Fannie Mae Certificates

   Unless otherwise specified in the Prospectus Supplement for a Series of Certificates, mortgage loans underlying Fannie Mae certificates in the Trust Fund for a Series will consist of:

   o fixed-rate level payment mortgage loans that are not insured or guaranteed by any governmental agency ("Conventional Loans");

   o fixed-rate level payment FHA Loans or VA Loans;

   o adjustable rate mortgage loans;

   o GEM Loans, Buy-Down Mortgage Loans or GPM Loans; and

   o mortgage loans secured by one- to four-family attached or detached residential housing units, including Cooperative Dwellings, or by multifamily properties.

   Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program. The original maturities of substantially all of the fixed rate level payment Conventional Loans are expected to be between either eight to 15 years or 20 to 30 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

   Fannie Mae Stripped Mortgage Backed Securities are issued by Fannie Mae in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and/or interest distributions (adjusted to the series pass-through rate) on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions (adjusted to the series pass-through rate) on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae Stripped Mortgage Backed Securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans. The Guaranteed REMIC Pass-Through Certificates are multiple-class pass-through certificates (representing beneficial interests in a pool consisting primarily of Fannie Mae or Ginnie Mae certificates) as to which Fannie Mae has elected REMIC status for federal income tax purposes.

   Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate (and the series pass-through rate payable with respect to a Fannie Mae Stripped Mortgage Backed Security) is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guarantee fee. Under a regular servicing option (pursuant to which the mortgagee or other servicer assumes the risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between .50 and 2.50 percentage points greater than

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
the annual interest rate for the Fannie Mae certificate (or the series pass-through rate payable with respect to a Fannie Mae Stripped Mortgage Backed Security), and, under a special servicing option (pursuant to which the mortgagee or other servicer is reimbursed by Fannie Mae for foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between .55 and 2.55 percentage points greater than the annual Fannie Mae certificate interest rate (or the series pass-through rate payable with respect to a Fannie Mae Stripped Mortgage Backed Security).

   The Trust Fund for a Series of Certificates may include Fannie Mae certificates having characteristics and terms different from those described above, so long as the Fannie Mae certificates and underlying mortgage loans meet the criteria of each Rating Agency rating the Series. The Fannie Mae certificates and underlying mortgage loans will be described in the Prospectus Supplement.

Fannie Mae

   Fannie Mae ("Fannie Mae") is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (12 U.S.C. Section 1716 et seq.). Fannie Mae was originally established in 1938 as a United States governmental agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

   Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase loans from any capital market investors that may not ordinarily invest in mortgage loans, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital- surplus to capital-short areas. In addition, Fannie Mae issues mortgage backed securities, primarily in exchange for pools of mortgage loans from lenders. See "Additional Information" for the availability of further information with respect to Fannie Mae and Fannie Mae certificates.

Freddie Mac Certificates

   The Freddie Mac certificates represent an undivided interest in a group of mortgages or participations in mortgages (a "PC Pool") purchased by Freddie Mac. Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement and may be issued under either Freddie Mac's "Cash Program" or "Guarantor Program" or may be Multiclass Mortgage Participation Certificates (Guaranteed) representing multiple classes of certificates of beneficial interest in a pool consisting primarily of Freddie Mac certificates.

   Under Freddie Mac's Cash Program, with respect to PC Pools formed prior to June 1, 1987, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. With respect to Freddie Mac certificates issued on or after that date, the maximum interest rate on the mortgage loans underlying the Freddie Mac certificates cannot exceed the pass-through rate on the Freddie Mac certificates by more than 200 basis points.

   Under this program, Freddie Mac purchases groups of whole mortgage loans from a number of sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which, when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance of the mortgage loans, an assumed term and a prepayment period as determined by Freddie Mac. No loan or participation is purchased by Freddie Mac at greater than 100% of the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a PC Pool for a Freddie Mac certificate issued under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a PC Pool based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. However, beginning with PC Pools formed on or after June 1, 1987, the range of interest rates on the mortgages in Cash Program PC Pools will not exceed 100 basis points.

   Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of

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
Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac. For Freddie Mac certificate groups formed under the Guarantor Program, the range between the lowest and highest annual interest rates on the mortgage loans in a PC Pool may not exceed 200 basis points, and beginning with PC Pools formed in December 1987 under the Guarantor Program, the range of the interest rates on the mortgage loans in a PC Pool will not exceed 100 basis points.

   The Freddie Mac certificates will be guaranteed by Freddie Mac as to the timely payment of interest at the applicable Freddie Mac certificate rate on the holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans, whether or not received. Freddie Mac also guarantees payment of principal on the underlying mortgage loans, without any offset or deduction, to the extent of the registered holder's pro rata share thereof, but does not, except with respect to "Scheduled Principal" Freddie Mac certificates issued under the Guarantor Program, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution.

   Pursuant to its guarantee, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than:

   o 30 days following foreclosure sale;

   o 30 days following payment of the claim by any mortgage insurer; or

   o 30 days following the expiration of any right of redemption.

   In any event, Freddie Mac must remit the guarantee amount no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgages that Freddie Mac has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

   Holders of Freddie Mac certificates are entitled to receive their pro rata shares of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, including repayments of principal resulting from acquisition by Freddie Mac of the real property securing the mortgage. Freddie Mac is required to remit to each holder its pro rata share of principal payments on the underlying mortgage loans, interest at an applicable Freddie Mac certificate rate and any other sums, such as prepayment fees, within 60 days of the date on which Freddie Mac is deemed to have received the payments.

   Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under this program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which, when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guarantee income as agreed upon between the seller and Freddie Mac.

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
   Freddie Mac certificates are not guaranteed by, and do not constitute debts or obligations of, either the United States of America or any Federal Home Loan Bank. If Freddie Mac were unable to satisfy those obligations, distributions on Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans, and, accordingly, delinquencies and defaults would affect monthly distributions on the Freddie Mac certificates and could adversely affect distributions on the Certificates of the related Series.

   Requests for registration of ownership of Freddie Mac certificates made on or before the last business day of a month are made effective as of the first day of that month. With respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, the Federal Reserve Bank of New York maintains book-entry accounts and makes payments of interest and principal each month to holders in accordance with the holders' instructions. The first payment to a holder of a Freddie Mac certificate will normally be received by the holder by the 15th day of the second month following the month in which the holder became a holder of the Freddie Mac certificate. Thereafter, payments will normally be received by the 15th day of each month.

The Mortgage Loans Underlying Freddie Mac Certificates

   Unless otherwise specified in the Prospectus Supplement, each PC Pool underlying the Freddie Mac certificates in the Trust Fund for a Series will consist of first lien, fixed-rate, fully amortizing, conventional residential mortgages or participation interests therein. Unless otherwise specified in the Prospectus Supplement, all of the mortgage loans evidenced by a Freddie Mac certificate are Conventional Loans and therefore do not have the benefit of any guarantee or insurance by, and are not obligations of, the United States of America. All mortgages purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act (as defined below).

   The Trust Fund for a Series may include Freddie Mac certificates having other characteristics and terms different from those described above, so long as the Freddie Mac certificates and the underlying mortgage loans meet the criteria of each Rating Agency rating the Certificates of the Series. The Freddie Mac certificates and underlying mortgage loans will be described in the Prospectus Supplement.

Freddie Mac

   The Federal Home Loan Mortgage Corporation ("Freddie Mac") is a corporate instrumentality of the United States of America created pursuant to an Act of Congress (Title III of the Emergency Home Finance Act of 1970, as amended, 12 U.S.C. ss.ss. 1451-1459) on July 24, 1970 (the "Freddie Mac Act"). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It provides an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac consists of the purchase of first lien, conventional, residential mortgage loans and participation interests in mortgage loans from mortgage lending institutions, and the resale of the whole loans and participations so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac certificates. In 1981, Freddie Mac initiated its Guarantor Program under which Freddie Mac purchases mortgages from sellers in exchange for Freddie Mac certificates representing interests in the mortgages so purchased. Transactions under the Guarantor Program have resulted in a significant increase in the volume of Freddie Mac's purchases of mortgages and sales of Freddie Mac certificates. All mortgage loans purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act. Freddie Mac is confined to purchasing, so far as is practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors. See "Additional Information" for the availability of further information with respect to Freddie Mac and Freddie Mac certificates.

Other Agency Securities

   If specified in the related Prospectus Supplement, a Trust Fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other governmental agencies or government-sponsored agencies. The characteristics of any other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other governmental agencies or government-sponsored

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
agencies will be described in that Prospectus Supplement. If so specified, a combination of different types of Agency Securities and Private Label Mortgage Backed Securities may be held in a Trust Fund.

                    PRIVATE LABEL MORTGAGE-BACKED SECURITIES

General

   The Trust Fund for a Series may consist of Private Label Mortgage-Backed Securities, which include:

   o mortgage pass-through certificates, evidencing an undivided interest in a pool of Mortgage Loans or Agency Securities; or

   o collateralized mortgage obligations secured by Mortgage Loans or Agency Securities.

   Private Label Mortgage-Backed Securities are issued pursuant to a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (a "PLMBS Agreement"). The seller/servicer of the underlying Mortgage Loans, or the issuer of the collateralized mortgage obligations, as the case may be, enters into the PLMBS Agreement with the trustee under the PLMBS Agreement (the "PLMBS Trustee"). The PLMBS Trustee or its agent, or a custodian, possesses the Mortgage Loans underlying the Private Label Mortgage-Backed Security. Mortgage Loans underlying a Private Label Mortgage-Backed Security are serviced by a servicer (the "PLMBS Servicer") directly or by one or more sub-servicers who may be subject to the supervision of the PLMBS Servicer. The PLMBS Servicer will generally be a Fannie Mae or Freddie Mac approved servicer and, if FHA Loans underlie the Private Label Mortgage-Backed Securities, will be approved by HUD as an FHA mortgagee.

   The issuer of the Private Label Mortgage-Backed Securities (the "PLMBS Issuer") will be a financial institution or other entity engaged generally in the business of mortgage lending; a public agency or instrumentality of a state, local or federal government; a limited purpose corporation or other entity organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to the trusts, and selling beneficial interests in the trusts; or one of the trusts. If specified in the Prospectus Supplement, the PLMBS Issuer may be an affiliate of the depositor. The obligations of the PLMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the Prospectus Supplement, the PLMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Label Mortgage-Backed Securities issued under the PLMBS Agreement. Additionally, although the Mortgage Loans underlying the Private Label Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Label Mortgage- Backed Securities themselves will not be so guaranteed.

   Distributions of principal and interest will be made on the Private Label Mortgage-Backed Securities on the dates specified in the Prospectus Supplement. The Private Label Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Label Mortgage-Backed Securities by the PLMBS Trustee or the PLMBS Servicer. The PLMBS Issuer or the PLMBS Servicer may have the right to repurchase assets underlying the Private Label Mortgage-Backed Securities after a certain date or under other circumstances specified in the Prospectus Supplement.

The Mortgage Loans Underlying Private Label Mortgage-Backed Securities

   The Mortgage Loans underlying the Private Label Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing Mortgage Loans or GEM Loans, GPM Loans, Buy-Down Mortgage Loans, Bi-Weekly Loans, ARMs, or Mortgage Loans having balloon or other irregular payment features. Mortgage Loans may be secured by single family properties, multifamily properties, manufactured homes, or, in the case of Cooperative Loans, by an assignment of the proprietary lease or occupancy agreement relating to a Cooperative Dwelling and the shares issued by the related cooperative. Except as otherwise specified in the Prospectus
Supplement:

   o no Mortgage Loan will have had a Loan-to-Value Ratio at origination in excess of 95%;

   o each Mortgage Loan secured by a Single Family Property and having a Loan-to-Value Ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy;

   o each Mortgage Loan will have had an original term to stated maturity of not less than 10 years and not more than 40 years;

   o no Mortgage Loan that was more than 89 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PLMBS Agreement;

   o each Mortgage Loan (other than a Cooperative Loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy); and

   o each Mortgage Loan (other than a Cooperative Loan or a Mortgage Loan secured by a manufactured home) will be covered by a title insurance policy.

Credit Support Relating to Private Label Mortgage-Backed Securities

   Credit support in the form of Reserve Funds, subordination of other private label mortgage-backed certificates issued under the PLMBS Agreement, letters of credit, mortgage insurance, hazard insurance and other insurance policies ("Insurance Policies") required to be maintained with respect to Certificates, Mortgage Loans, or Private Label Mortgage-Backed Securities or other types of credit support may be provided with respect to the Mortgage Loans underlying the Private Label Mortgage-Backed Securities or with respect to the Private Label Mortgage-Backed Securities themselves. The type, characteristics and amount of credit support will depend on certain characteristics of the Mortgage Loans and other factors and will have been established for the Private Label Mortgage-Backed Securities on the basis of requirements of the Rating Agency.

Additional Information

   The Prospectus Supplement for a Series of Certificates for which the Trust Fund includes Private Label Mortgage-Backed Securities will specify, to the extent material:

   o the aggregate approximate principal amount and type of the Agency Securities and Private Label Mortgage-Backed Securities to be included in the Trust Fund;

   o certain characteristics of the Agency Securities or Mortgage Loans that comprise the underlying assets for the Private Label Mortgage-Backed Securities including, (1) the payment features of Mortgage Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (2) the approximate aggregate principal balance, if known, of underlying Mortgage Loans insured or guaranteed by a governmental entity, (3) the servicing fee or range of servicing fees with respect to the Mortgage Loans, and (4) the minimum and maximum stated maturities of the underlying Mortgage Loans at origination;

   o the interest rate or range of interest rates of the Private Label Mortgage-Backed Securities;

   o the weighted average interest rate of the Private Label Mortgage-Backed Securities;

   o the PLMBS Issuer, the PLMBS Servicer and the PLMBS Trustee for the Private Label Mortgage-Backed Securities;

   o certain characteristics of credit support, if any, such as Reserve Funds, Insurance Policies, letters of credit or guarantees relating to the Mortgage Loans underlying the Private Label Mortgage-Backed Securities or to the Private Label Mortgage-Backed Securities themselves;

   o the terms on which the underlying Mortgage Loans for the Private Label Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Label Mortgage-Backed Securities; and

   o the terms on which Mortgage Loans may be substituted for those originally underlying the Private Label Mortgage-Backed Securities.

   If information of the type described above regarding the Private Label Mortgage-Backed Securities or Agency Securities is not known to the Seller at the time the Certificates are initially offered, approximate or more general information of the nature described above will be provided in the Prospectus Supplement and any additional information will be set forth in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days after the initial issuance of the Certificate.

                               CREDIT ENHANCEMENT

General

   Credit enhancement may be provided with respect to one or more classes of a Series of Certificates or with respect to the assets in the related Trust Fund. Credit enhancement may be in the form of a limited financial guarantee policy, limited guarantee or other similar instrument (a "Limited Guarantee") issued by an entity named in the Prospectus Supplement (the "Guarantor"), the subordination of one or more classes of the Certificates of such Series, the establishment of one or more reserve accounts, the use of a pool insurance policy, bankruptcy bond, special hazard insurance policy, repurchase bond, guaranteed investment contract or another method of credit enhancement described in the related Prospectus Supplement, or any combination of the foregoing. As described in the Prospectus Supplement, certain Mortgage Loans may be FHA insured or VA guaranteed Mortgage Loans. Any credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Certificateholders will bear their allocable share of the resulting deficiencies.

Limited Guarantee of the Guarantor

   If specified in the Prospectus Supplement, certain obligations of the Servicer under the related Agreement may be covered by a Limited Guarantee, limited in scope and amount, issued by the Guarantor. If so specified, the Guarantor may be obligated to take either or both of the following actions in the event the Servicer fails to do so: make deposits to the Collection Account (a "Deposit Guarantee"); or make advances (an "Advance Guarantee"). Any such Limited Guarantee will be limited in amount and a portion of the coverage of any such Limited Guarantee may be separately allocated to certain events. The scope, amount and, if applicable, the allocation of any Limited Guarantee will be described in the related Prospectus Supplement.

Subordination

   If so specified in the Prospectus Supplement, distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to one or more classes of Certificates of a Series (the "Subordinated Certificates") will instead be payable to holders of one or more other classes of such Series (the "Senior Certificates") under the circumstances and to the extent specified in the Prospectus Supplement. If specified in the Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Loans and losses on defaulted Mortgage Loans will be borne first by the various classes of Subordinated Certificates and thereafter by the various classes of Senior Certificates, in each case under the circumstances and subject to the limitations specified in the Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Loans over the lives of the Certificates or at any time, the aggregate losses in respect of defaulted Mortgage Loans which must be borne by the Subordinated Certificates by virtue of subordination and the amount of the distributions otherwise distributable to the subordinated Certificateholders that will be distributable to senior Certificateholders on any Distribution Date may be limited as specified in the Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Mortgage Loans or aggregate losses in respect of such Mortgage Loans were to exceed the total amounts payable and available for distribution to holders of Subordinated Certificates or, if applicable, were to exceed the specified maximum amount, holders of Subordinated Certificates could experience losses on the Certificates.

   In addition to or in lieu of the foregoing, if so specified in the Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Certificates on any Distribution Date may instead be deposited into one or more reserve accounts (a "Reserve Account") established by the Trustee. If so specified in the Prospectus Supplement, such deposits may be made on each Distribution Date for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of Senior Certificates or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the Prospectus Supplement. If so specified in the Prospectus Supplement, amounts on deposit in the Reserve Account may be released to the Servicer or the holders of any class of Certificates at the times and under the circumstances specified in the Prospectus Supplement.

   If specified in the Prospectus Supplement, one or more classes of Certificates may bear the risk of certain losses on defaulted Mortgage Loans not covered by other forms of credit enhancement prior to other classes of Certificates. Such subordination might be effected by reducing the certificate principal balance of the Subordinated Certificates on account of such losses, thereby decreasing the proportionate share of distributions allocable to such Certificates, or by another means specified in the Prospectus Supplement.

   If specified in the Prospectus Supplement, various classes of Senior Certificates and Subordinated Certificates may themselves be subordinate in their right to receive certain distributions to other classes of Senior Certificates and Subordinated Certificates, respectively, through a cross-support mechanism or otherwise.

   As between classes of Senior Certificates and as between classes of Subordinated Certificates, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the Prospectus Supplement. As between classes of Subordinated Certificates, payments to holders of Subordinated Certificates on account of delinquencies or losses and payments to any Reserve Account will be allocated as specified in the Prospectus Supplement.

Cross-Support

   If specified in the Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related Series of Certificates. In such case, credit enhancement may be provided by a cross-support feature which may require that distributions be made with respect to Certificates evidencing beneficial ownership of one or more asset groups prior to distributions to Subordinated Certificates evidencing a beneficial ownership interest in other asset groups within the same Trust Fund. The Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

   If specified in the Prospectus Supplement, the coverage provided by one or more forms of credit enhancement may apply concurrently to two or more separate Trust Funds. If applicable, the Prospectus Supplement will identify the Trust Funds to which such credit enhancement relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds.

Pool Insurance

   In order to decrease the likelihood that Certificateholders will experience losses in respect of the Mortgage Loans, if specified in the Prospectus Supplement, the Seller will obtain one or more pool insurance policies. Any such policies may be in lieu of or in addition to any obligations of the Seller or the Servicer in respect of the Mortgage Loans. Such pool insurance policy will, subject to the limitations described below and in the Prospectus Supplement, cover loss by reason of default in payments on the Mortgage Loans up to the amounts specified in the Prospectus Supplement or the Detailed Description and for the periods specified in the Prospectus Supplement. The Servicer will agree to use its best reasonable efforts to maintain in effect any such pool insurance policy and to present claims thereunder to the pool insurer on behalf of itself, the Trustee and the Certificateholders. The pool insurance policy, however, is not a blanket policy against loss, since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. The pool insurance policy, if any, will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, irrespective of the reason therefor. The related Prospectus Supplement will describe any provisions of a pool insurance policy that are materially different from those described below.

   Any pool insurance policy may provide that no claims may be validly presented thereunder unless (i) any required primary mortgage insurance policy is in effect for the defaulted Mortgage Loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Mortgaged Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Mortgaged Property, it has been restored to its condition (reasonable wear and tear excepted) at the Cut-Off Date; (iv) the insured has acquired good and merchantable title to the Mortgaged Property free and clear of liens, except certain permitted encumbrances; and (v) the Servicer has advanced foreclosure costs. Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the Mortgaged Property at a price equal to the Principal Balance thereof plus accrued and unpaid interest at the Mortgage Rate to the date of purchase and certain expenses incurred by the Servicer on behalf of the Trustee and the Certificateholders, or (b) to pay the amount by which the sum of the Principal Balance of the defaulted Mortgage Loan plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under any related primary mortgage insurance policy. If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the pool insurance policy, the Servicer will not be required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Servicer for its expenses, and (ii) that such expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the pool insurance policy or any primary mortgage insurance policy.

   In general, no pool insurance policy will insure (and many primary mortgage insurance policies may not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor or persons involved in the origination thereof, or (ii) failure to construct a Mortgaged Property in accordance with plans and specifications. If so specified in the related Prospectus Supplement, a failure of coverage attributable to one of the foregoing events might result in a breach of a representation of the Seller (or another party) and in such event might give rise to an obligation on the part of the Seller (or such other party) to purchase or replace the defaulted Mortgage Loan if the breach materially and adversely affects the interests of Certificateholders and cannot be cured.

   As specified in the Prospectus Supplement, the original amount of coverage under any pool insurance policy will be reduced over the life of the related Series of Certificates by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the Servicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. See "Material Legal Aspects of the Mortgage Loans--Foreclosure". Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by one or more classes of Certificateholders unless assumed by some other entity, if and to the extent specified in the Prospectus Supplement.

   Since any mortgage pool insurance policy may require that the property subject to a defaulted Mortgage Loan be restored to its original condition prior to claiming against the pool insurer, such policy may not provide coverage against hazard losses. The hazard policies concerning the Mortgage Loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than the full replacement cost of such losses. Even if special hazard insurance is applicable as specified in the Prospectus Supplement, no coverage in respect of special hazard losses will cover all risks, and the amount of any such coverage will be limited. See "Special Hazard Insurance" below.

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
As a result, certain hazard risks will not be insured against and will therefore be borne by Certificateholders, unless otherwise assumed by some other entity, as specified in the Prospectus Supplement.

Special Hazard Insurance

   In order to decrease the likelihood that Certificateholders will experience losses in respect of the Mortgage Loans, if specified in the Prospectus Supplement, the Seller will obtain one or more special hazard insurance policies with respect to the Mortgage Loans. Such a special hazard insurance policy will, subject to limitations described below and in the Prospectus Supplement, protect holders of Certificates from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not covered by the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under flood insurance policies, if any, covering the Mortgaged Properties, and (ii) loss from partial damage caused by reason of the application of the co-insurance clause contained in hazard insurance policies. See "Servicing of the Mortgage Loans--Hazard Insurance" below. Any special hazard insurance policy may not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the Mortgaged Property is located in a federally designated flood area), chemical contamination and certain other risks. Aggregate claims under each special hazard insurance policy may be limited to a specified percentage of the aggregate principal balance as of the Cut-Off Date of the Mortgage Loans. Any special hazard insurance policy may also provide that no claim may be paid unless hazard and, if applicable, flood insurance on the Mortgaged Property has been kept in force and other protection and preservation expenses have been paid by the Servicer.

   Subject to the foregoing limitations, any special hazard insurance policy may provide that, where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the Servicer, the special hazard insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the special hazard insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Servicer with respect to such property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair or replacement of the property will also reduce coverage by such amount. Restoration of the property with the proceeds described under clause (i) above will satisfy the condition under any pool insurance policy that the property be restored before a claim under such pool insurance policy may be validly presented with respect to the defaulted Mortgage Loan secured by such property. The payment described under clause (ii) above will render unnecessary presentation of a claim in respect of such Mortgage Loan under the related pool insurance policy. Therefore, so long as a pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or replacement or the unpaid principal balance of the Mortgage Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to Certificateholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and pool insurance policy.

Bankruptcy Bond

   In the event of a bankruptcy of a Borrower, the bankruptcy court may establish the value of the Mortgaged Property securing the related Mortgage Loan at an amount less than the then outstanding principal balance of such Mortgage Loan secured by such Mortgaged Property and could reduce the secured debt to such value. In such case, the holder of such Mortgage Loan would become an unsecured creditor to the extent of the difference between the outstanding principal balance of such Mortgage Loan and such reduced secured debt. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction in monthly payments required to be made by the Borrower. If so provided in the related Prospectus Supplement, the Servicer will obtain a bankruptcy bond or similar insurance contract (the "Bankruptcy Bond") for proceedings with respect to Borrowers under the Bankruptcy Code. Any such Bankruptcy Bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Mortgage Loan or a reduction by such court of the secured principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

   Any such Bankruptcy Bond will provide coverage in the aggregate amount specified in the related Prospectus Supplement. Such amount will be reduced by payments made under such Bankruptcy Bond in respect of the related Mortgage Loans, to the extent specified in the related Prospectus Supplement, and will not be restored.

   In lieu of a Bankruptcy Bond, the Servicer may obtain a Limited Guarantee to cover such bankruptcy-related losses.

Repurchase Bond

   If so specified in the related Prospectus Supplement, the Servicer will be obligated to purchase any Mortgage Loan (up to an aggregate dollar amount specified in the related Prospectus Supplement) for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of such Mortgage Loan. Such obligation may be secured by a surety bond or other instrument or mechanism guaranteeing payment of the amount to be paid by the Servicer.

Guaranteed Investment Contracts

   If so specified in the Prospectus Supplement, on or prior to the Delivery Date, the Trustee will enter into a guaranteed investment contract (a "GIC") pursuant to which all amounts deposited in the Collection Account, and if so specified the Reserve Accounts, will be invested by the Trustee and under which the issuer of the GIC will pay to the Trustee interest at an agreed rate per annum with respect to the amounts so invested.

Reserve Accounts

   If specified in the Prospectus Supplement, cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit, other instruments or obligations or a combination thereof in the aggregate amount specified in the Prospectus Supplement will be deposited by the Servicer on the Delivery Date in one or more Reserve Accounts established by the Trustee. Such cash and the principal and interest payments on such other instruments will be used to enhance the likelihood of timely payment of principal of, and interest on, or, if so specified in the Prospectus Supplement, to provide additional protection against losses in respect of, the assets in the related Trust Fund, to pay the expenses of the Trust Fund or for such other purposes specified in the Prospectus Supplement. Whether or not the Servicer has any obligation to make such a deposit, certain amounts to which the subordinated Certificateholders, if any, will otherwise be entitled may instead be deposited into the Reserve Account from time to time and in the amounts as specified in the Prospectus Supplement. Any cash in the Reserve Account and the proceeds of any other instrument upon maturity will be invested in "Eligible Investments," which will include obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities with eligible commercial banks and certain other Eligible Investments described in the Agreement. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. Any instrument deposited therein will name the Trustee, in its capacity as trustee for the holders of the related Certificates, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the Certificates. Additional information with respect to such instruments deposited in the Reserve Accounts will be set forth in the Prospectus Supplement.

   Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Account for distribution to the holders of Certificates for the purposes, in the manner and at the times specified in the Prospectus Supplement.

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FHA Insurance and VA Guaranty

   The benefits of the FHA insurance and VA guaranty are limited, as described below. To the extent that amounts payable under the applicable policy are insufficient to cover losses in respect of the related Mortgage Loan, any loss in excess of the applicable credit enhancement will be borne by securityholders.

   Under both the FHA and VA programs the servicer must follow certain prescribed procedures in submitting claims for payment. Failure to follow procedures could result in delays in receipt of the amount of proceeds collected in respect of any liquidated Mortgage Loan under the applicable FHA insurance or VA guaranty ("FHA/VA Claim Proceeds") and reductions in FHA/VA Claim Proceeds received.

   FHA, a division of HUD, is responsible for administering federal mortgage insurance programs authorized under the Housing Act, and the United States Housing Act of 1937, as amended. FHA Loans are insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program as well as to refinance an existing insured mortgage. These programs generally limit the principal amount of the mortgage loans insured. Mortgage loans originated prior to October 21, 1998, and insured by the FHA generally require a minimum down payment of approximately 3% to 5% of the acquisition cost, which includes the lesser of the appraised value or sales price, plus eligible closing costs, subject to a maximum loan-to-value ratio of approximately 97%. Mortgage loans originated on or after October 21, 1998, and insured by the FHA generally require a minimum cash investment of 3% of the lesser of the appraised value or sales price, subject to a maximum loan-to-value ratio (generally, approximately 97.75%) that is determined based on the loan amount and the state in which the mortgaged property is located.

   The monthly or periodic insurance premiums for FHA Loans will be collected by the servicer and paid to FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable upon foreclosure (or other acquisition or possession) and, in general, provide for conveyance of the mortgaged property to HUD. With respect to a defaulted FHA Loan, a servicer is limited in its ability to initiate foreclosure proceedings. If it is determined by a servicer or HUD that a default was caused by circumstances beyond the borrower's control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Relief may involve the reduction or suspension of the scheduled payments of principal and interest (the "Scheduled Payments") for a specified period, which payments are to be made up on or before the maturity date of the FHA Loan, or the rescheduling or other adjustment of payments due under the FHA Loan up to or beyond the scheduled maturity date. In addition, when a default caused by specified circumstances is accompanied by certain other factors, HUD may provide relief by making payments to a servicer in partial or full satisfaction of amounts due under the FHA Loan (which payments, under certain circumstances, are to be repaid by the borrower to HUD). With certain exceptions, at least three full installments must be due and unpaid under an FHA Loan before a servicer may initiate foreclosure proceedings.

   HUD terminated its assignment program for borrowers, effective April 25, 1996. Borrowers who did not request the assignment of their mortgages to HUD prior to that date are ineligible for consideration. Under this terminated program, HUD previously accepted assignment of defaulted mortgages and paid insurance benefits to lenders. The program was available only to eligible borrowers whose defaults were caused by circumstances beyond their control.

   On March 20, 1998, an Illinois Federal District Court in Ferrell v. United States Department of Housing and Urban Development, No. 73C 334 (N.D. Ill.), granted a preliminary injunction requiring HUD to reinstate the assignment program or an equivalent substitute. Plaintiffs in Ferrell have alleged that HUD is required to maintain the program pursuant to the terms of a prior court order. It is difficult to assess what effect, if any, the final outcome of the Ferrell litigation will have on FHA claim policies or procedures and what effect changes in these policies or procedures, if any are made, will have on the servicing of FHA Loans.

   HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Current practice is to pay claims in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The related

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servicer will be obligated to purchase any such debentures issued in satisfaction of a defaulted FHA Loan for an amount equal to the principal balance of the debenture.

   The amount of insurance benefits generally paid by FHA is equal to the unpaid principal balance of the defaulted mortgage loan, plus amounts necessary to reimburse the mortgagee for certain costs and expenses, less certain amounts received or retained by the mortgagee after default. When entitlement to insurance benefits results from foreclosure (or other means of acquiring possession) and conveyance to HUD, the mortgagee is compensated for no more than two-thirds of its foreclosure costs, and for interest accrued and unpaid from a date 60 days after the borrower's first uncorrected failure to perform any obligation or make any payment due under the FHA Loan and, upon assignment, interest from the date of assignment to the date of payment of the claim, in each case at the applicable HUD debenture interest rate, provided all applicable HUD requirements have been met.

   Although FHA insurance proceeds include accrued and unpaid interest on the defaulted FHA Loan, the amount of interest paid may be substantially less than accrued interest. As described above, FHA will reimburse interest at the applicable debenture interest rate, which will generally be lower than the Mortgage Rate on the related Mortgage Loan. Negative interest spread between the debenture interest rate and the Mortgage Rate, as well as the failure of FHA insurance to cover the first 60 days of accrued and unpaid interest and all foreclosure expenses as described above, could result in losses to securityholders. The interest payable may be curtailed if a servicer has not met FHA timing requirements for certain actions during the foreclosure and conveyance process. When a servicer exceeds the timing requirements and has not obtained an extension from FHA, FHA will pay interest only to the date the particular action should have been completed.

   VA Loans are partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, which permits a veteran (or, in certain instances, the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit or to refinance an existing guaranteed loan. The program requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal balance of the mortgage loan. At present, the maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan is 50% of the unpaid principal balance of a loan of $45,000 or less, $22,500 for any loan of more than $45,000 but less than $56,250, to the lesser of $36,000 or 40% of the principal balance of a loan of $56,251 to $144,000, and, for loans of more than $144,000, the lesser of 25% of the principal balance of the mortgage loan or $50,750.

   With respect to a defaulted VA guaranteed mortgage loan, the mortgagee is, absent exceptional circumstances, authorized to foreclose only after the default has continued for three months. Generally, a claim for the guarantee is submitted after foreclosure and after the filing with the VA by the mortgagee of a notice of election to convey the related mortgaged property to the VA.

   In instances where the net value of the mortgaged property securing a VA guaranteed mortgage loan is less than the unguaranteed portion of the indebtedness outstanding (including principal, accrued interest and certain limited foreclosure costs and expenses) on the related mortgage loan, the VA may notify the mortgagee that it will not accept conveyance of the mortgaged property (a "No-Bid"). In the case of a No-Bid, the VA will pay certain guaranty benefits to the mortgagee and the mortgagee will generally take title to and liquidate the mortgaged property. The guaranty benefits payable by the VA in the case of a No-Bid will be an amount equal to the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted mortgage loan. The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness (which may include accrued and unpaid interest and certain expenses of the mortgagee, including foreclosure expenses) up to the amount originally guaranteed.

   When the mortgagee receives the VA's No-Bid instructions with respect to a defaulted mortgage loan, the mortgagee has the right (but not the obligation) to waive or satisfy a portion of the indebtedness outstanding with respect to the defaulted mortgage loan by an amount that would cause the unguaranteed portion of the indebtedness (including principal, accrued interest and certain limited foreclosure costs and expenses) after giving effect to the reduction to be less than the net value of the mortgaged property securing the mortgage loan (a "Buydown"). In the case of a Buydown, the VA will accept conveyance of the mortgaged property and the mortgagee will suffer a loss to the extent of the indebtedness that was satisfied or waived in order to effect the

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Buydown, in addition to any other losses resulting from unreimbursed foreclosure costs and expenses and interest that may have accrued beyond the applicable VA cut- off date.

   In the event the VA elects a No-Bid, the amount paid by the VA cannot exceed the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted Mortgage Loan. The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness, as described above. As a result of these limitations, losses associated with defaulted VA Loans could be substantial.

Other Insurance and Guarantees

   If specified in the Prospectus Supplement, the related Trust Fund may also include insurance, guarantees or letters of credit for the purpose of (i) maintaining timely payments or providing additional protection against losses on the assets included in such Trust Fund, (ii) paying administrative expenses or
(iii) establishing a minimum reinvestment rate on the payments made in respect of such assets or principal payment rate on such assets. Such arrangements may include agreements under which Certificateholders are entitled to receive amounts deposited in various accounts held by the Trustee upon the terms specified in the Prospectus Supplement. Such arrangements may be in lieu of any obligation of the Servicer to advance delinquent installments in respect of the Mortgage Loans.

                    YIELD, MATURITY AND WEIGHTED AVERAGE LIFE
                                 CONSIDERATIONS

   The yields to maturity and weighted average lives of the Certificates will be affected primarily by the rate and timing of principal payments received on or in respect of the Mortgage Loans and mortgage loans underlying the Agency Securities or Private Label Mortgage-Backed Securities. Such principal payments will include scheduled payments as well as Principal Prepayments (including refinancings) and prepayments resulting from foreclosure, condemnation and other dispositions of the Mortgaged Properties (including amounts paid by insurers under applicable insurance policies), from purchase by the Seller of any Mortgage Loan as to which there has been a material breach of warranty or defect in documentation (or deposit of certain amounts in respect of delivery of a substitute Mortgage Loan), purchase by the Servicer of Mortgage Loans modified by it in lieu of refinancing thereof and from the repurchase by the Seller of all of the Mortgage Loans, Agency Securities or Private Label Mortgage-Backed Securities in certain circumstances. See "The Pooling and Servicing Agreement--Termination; Purchase of Mortgage Loans." The yield to maturity and weighted average lives of the Certificates may also be affected by the amount and timing of delinquencies and losses on the Mortgage Loans and mortgage loans underlying Agency Securities and Private Label Mortgage-Backed Securities. The yield, maturity and weighted average life considerations discussed herein are applicable to the Mortgage Loans included in a Trust Fund as well as to those mortgage loans underlying Agency Securities or Private Label Mortgage-Backed Securities.

   A number of social, economic, tax, geographic, demographic, legal and other factors may influence prepayments, delinquencies and losses. For a Trust Fund comprised of Mortgage Loans, these factors may include the age of the Mortgage Loans, the geographic distribution of the Mortgaged Properties, the payment terms of the Mortgages, the characteristics of the mortgagors, homeowner mobility, economic conditions generally and in the geographic area in which the Mortgaged Properties are located, enforceability of due-on-sale clauses, servicing decisions, prevailing mortgage market interest rates in relation to the interest rates on the Mortgage Loans, the availability of mortgage funds, the use of second or "home equity" mortgage loans by mortgagors, the availability of refinancing opportunities (including refinancing opportunities offered by Chase Manhattan Mortgage Corporation ("Chase Manhattan Mortgage") to existing Borrowers or to its affiliates), the use of the properties as second or vacation homes, the extent of the mortgagors' net equity in the Mortgaged Properties and, where investment properties are securing the Mortgage Loans, tax-related considerations and the availability of other investments. The rate of principal payment may also be subject to seasonal variations.

   The rate of principal prepayments on pools of conventional housing loans has fluctuated significantly in recent years. Generally, if prevailing interest rates were to fall significantly below the interest rates on the Mortgage Loans, the Mortgage Loans would be expected to prepay at higher rates than if prevailing rates were to

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remain at or above the interest rates on the Mortgage Loans. Conversely, if interest rates were to rise above the interest rates on the Mortgage Loans, the Mortgage Loans would be expected to prepay at lower rates than if prevailing rates were to remain at or below interest rates on the Mortgage Loans. The timing of changes in the rate of prepayments may significantly affect a Certificateholder's actual yield to maturity, even if the average rate of principal payments is consistent with a Certificateholder's expectation. In general, the earlier a prepayment of principal, the greater the effect on a Certificateholder's yield to maturity. As a result, the effect on a Certificateholder's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the related Series of Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal payments.

   To the extent described in the applicable Prospectus Supplement, the effective yields to Certificateholders will be lower than the yields produced by the interest rates on the Certificates because, while interest will accrue on each Mortgage Loan from the first day of each month, the distribution of such interest to Certificateholders will be made in the month following the month of accrual.

   When a Mortgage Loan prepays in full, the Borrower will generally be required to pay interest on the amount of prepayment only to the prepayment date. When a partial prepayment of principal is made on a Mortgage Loan, the Borrower generally will not be required to pay interest on the amount of the partial prepayment during the month in which such prepayment is made. In addition, a full or partial prepayment will not be required to be passed through to Certificateholders until the month following receipt.

   If and to the extent specified in the applicable Prospectus Supplement, under the Agreement, if a full or partial voluntary prepayment of a Mortgage Loan is made and does not include the full amount of interest on such Mortgage Loan which would have been due but for such prepayment to and including the end of the month in which the prepayment takes place, the servicer will be obligated to pay the interest thereon at the Remittance Rate from the date of prepayment through the end of such month (each such payment, a "Compensating Interest Payment"), provided that the aggregate of such Compensating Interest Payments by the Servicer with respect to any Distribution Date will not exceed the aggregate servicing fee to which the Servicer is entitled in connection with such Distribution Date. The Servicer will not be entitled to reimbursement for such Compensating Interest Payments. Consequently, to the extent the Servicer is so obligated, neither partial nor full Prepayments will reduce the amount of interest passed through to Certificateholders the following month from the amount which would have been passed through in the absence of such prepayments. If the Servicer is not obligated to make Compensating Interest Payments, or if such payments are insufficient to cover the interest shortfall, partial or full prepayments will reduce the amount of interest passed through to Certificateholders, as described in the applicable Prospectus Supplement.

   Factors other than those identified herein and in the Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Certificates. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Mortgage Loans at any time or over the lives of the Certificates.

   The Prospectus Supplement relating to a Series of Certificates will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such Certificates.

                       CHASE MORTGAGE FINANCE CORPORATION

   Chase Mortgage Finance Corporation (the "Seller"), was incorporated in the State of Delaware on December 4, 1986 as a wholly-owned, limited-purpose finance subsidiary of J.P. Morgan Chase & Co. The Seller maintains its principal office at 343 Thornall Street, Edison, New Jersey 08837. Its telephone number is (732) 205-0600.

   As described herein under "The Mortgage Pools," "Underwriting Policies," and "The Pooling and Servicing Agreement-Assignment of Mortgage Loans; Warranties" the only obligations, if any, of the Seller with respect to a Series of Certificates may be pursuant to certain limited representations and warranties and limited undertakings to repurchase or substitute Mortgage Loans under certain circumstances. The Seller will have no

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ongoing servicing obligations or responsibilities with respect to any Trust
Fund. The Seller does not have, nor is it expected in the future to have, any significant assets.

   As specified in the related Prospectus Supplement, the Servicer with respect to any Series of Certificates evidencing interests in Mortgage Loans may be an affiliate of the Seller. The Seller anticipates that it will acquire Mortgage Loans in the open market or in privately negotiated transactions, which may be through or from an affiliate.

   None of the Seller, J.P. Morgan Chase & Co., JPMorgan Chase Bank, Chase Manhattan Mortgage Corporation, nor any of their affiliates, will insure or guarantee the Certificates of any Series.

                              UNDERWRITING POLICIES

   Except as otherwise set forth in the related Prospectus Supplement, the Seller expects that the originator of a Mortgage Loan will have applied, in a standard procedure which complies with applicable federal and state laws and regulations, underwriting standards which are intended to evaluate the mortgagor's credit standing and repayment ability and the value and adequacy of the Mortgaged Property as collateral. FHA Loans and VA Loans will comply with the underwriting policies of FHA and VA, respectively. Except as described below or in the related Prospectus Supplement, the Seller believes that these policies were consistent with those utilized by mortgage lenders generally during the period of origination.

   Certain states where the Mortgaged Properties are located may have "anti-deficiency" laws requiring, in general, that lenders providing credit on one- to four-family properties look solely to the property for repayment in the event of foreclosure. The Seller expects that the underwriting standards applied with respect to the Mortgage Loans (including in states with anti- deficiency laws) will require that the underwriting officers be satisfied that the value of the property being financed, as indicated by an appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values. See "Material Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders." The general appreciation of real estate values experienced in the past has been a factor in limiting the general loss experience on conventional mortgage loans. There can be no assurance, however, that the past pattern of appreciation in value of the real property securing these loans will continue.

   The adequacy of a Mortgaged Property as security will be determined by appraisal. With respect to a Mortgage Loan made in connection with the Borrower's purchase of the Mortgaged Property, the "appraised value" is the lower of the purchase price or the amount determined by the appraiser. The appraiser must personally inspect the property and will prepare a report which customarily includes a market data analysis based on recent sales of comparable homes and, when deemed applicable, a replacement cost analysis based on the current cost of constructing a similar home.

   The Seller expects that each prospective Borrower will be required to complete an application which will include information with respect to the applicant's assets, liabilities, income, credit history, employment history and personal information, and furnish an authorization to apply for a credit report which summarizes the Borrower's credit history with local merchants and lenders and any record of bankruptcy. With respect to establishing the applicant's ability to make timely payments on the loans given his or her income and fixed obligations other than housing expenses, the Seller expects that each originator will have followed procedures generally acceptable to the Fannie Mae and Freddie Mac, except as otherwise described in this Prospectus or a Prospectus Supplement.

   The Seller will obtain representations and warranties from the seller of the Mortgage Loan (which may or may not be the originator) that the Mortgage Loan was originated in accordance with the underwriting guidelines described above or such other policies as the Seller may require from time to time. Any Mortgage Loan must be repurchased or substituted for by the seller, unless such Mortgage Loan is otherwise demonstrated to be includible in the Mortgage Pool to the satisfaction of the Seller. See "The Pooling and Servicing Agreement--Assignment of Mortgage Loans; Warranties."

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   The foregoing underwriting policies may be varied for particular Series of
Certificates to the extent set forth in the related Prospectus Supplement.

                         SERVICING OF THE MORTGAGE LOANS

   With respect to each Series of Certificates, the related Mortgage Loans will be serviced by Chase Manhattan Mortgage (or such other entity identified in the Prospectus Supplement), acting alone or, as master servicer, through one or more direct servicers. If Chase Manhattan Mortgage acts as master servicer with respect to a Series, the related Agreement will provide that Chase Manhattan Mortgage shall not be released from its obligations to the Trustee and Certificateholders with respect to the servicing and administration of the Mortgage Loans, that any servicing agreement entered into between Chase Manhattan Mortgage and a direct servicer will be deemed to be between Chase Manhattan Mortgage and the direct servicer alone and that the Trustee and the Certificateholders will have no claims, obligations, duties or liabilities with respect to any such agreement.

Collection and Other Servicing Procedures

   Subject to the terms of the Agreement, the Servicer generally will be obligated to service and administer the Mortgage Loans in accordance with the specific procedures set forth in the Fannie Mae Seller's Guide and Fannie Mae Servicing Guide, as amended or supplemented from time to time, and, to the extent such procedures are unavailable, in accordance with the mortgage servicing practices of prudent mortgage lending institutions.

   The Servicer will be responsible for using its best reasonable efforts to collect all payments called for under the Mortgage Loans and shall, consistent with each Agreement, follow such collection procedures as it deems necessary and advisable with respect to the Mortgage Loans. Consistent with the above, the Servicer, may, in its discretion, (i) waive any late payment charge and (ii) if a default on the related Mortgage Loan has occurred or is reasonably foreseeable, arrange with the mortgagor a schedule for the liquidation of a delinquency. In the event of any such arrangement the Servicer will be responsible for distributing funds with respect to such Mortgage Loan during the scheduled period in accordance with the original amortization schedule thereof and without regard to the temporary modification thereof.

   The Servicer will be obligated to use it best reasonable efforts to realize upon a defaulted Mortgage Loan in such manner as will maximize the payments to Certificateholders. In this regard, the Servicer may (directly or through a local assignee) sell the property at a foreclosure or trustee's sale, negotiate with the mortgagor for a deed in lieu of foreclosure or, in the event a deficiency judgment is available against the mortgagor or other person, foreclose against such property and proceed for the deficiency against the appropriate person. See "Material Legal Aspects of the Mortgage Loans-Anti-Deficiency Legislation and Other Limitations on Lenders" for a description of the limited availability of deficiency judgments. The amount of the ultimate net recovery (including the proceeds of any pool insurance or other guarantee), after reimbursement to the Servicer of its expenses incurred in connection with the liquidation of any such defaulted Mortgage Loan will be distributed to the related Certificateholders on the next Distribution Date following the month of receipt. If specified in the Prospectus Supplement, if such net recovery exceeds the Principal Balance of such Mortgage Loan plus one month's interest thereon at the Remittance Rate, the excess will be paid to the Servicer as additional servicing compensation. The Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of any Mortgaged Property unless it shall determine (i) that such restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Mortgaged Loan to Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through Liquidation Proceeds or Insurance Proceeds in respect of the related Mortgage Loan.

   If a Mortgaged Property has been or is about to be conveyed by the mortgagor, the Servicer will be obligated to accelerate the maturity of the Mortgage Loan, unless it reasonably believes it is unable to enforce that Mortgage Loan's "due-on-sale" clause under applicable law or such enforcement would adversely affect or jeopardize coverage under any related primary mortgage insurance policy or pool insurance policy. If it reasonably believes it may be restricted by law, for any reason, from enforcing such a "due-on- sale" clause, the Servicer, with the consent of the insurer under any insurance policy implicated thereby, may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note. Any fee collected by the

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
Servicer for entering into an assumption agreement will be retained by the Servicer as additional servicing compensation. For a description of circumstances in which the Servicer may be unable to enforce "due-on-sale" clauses, see "Material Legal Aspects of the Mortgage Loans-Enforceability of Due-on-Sale Clauses". In connection with any such assumption, the Mortgage Rate borne by the related Mortgage Note may not be decreased.

   The Servicer will maintain with one or more depository institutions one or more accounts into which it will deposit all payments of taxes, insurance premiums, assessments or comparable items received for the account of the mortgagors. Withdrawals from such account or accounts may be made only to effect payment of taxes, insurance premiums, assessments or comparable items, to reimburse the Servicer out of related collections for any cost incurred in paying taxes, insurance premiums and assessments or otherwise preserving or protecting the value of the Mortgages, to refund to mortgagors any amounts determined to be overages and to pay interest to mortgagors on balances in such account or accounts to the extent required by law.

Private Mortgage Insurance

   Each Agreement will obligate the Servicer to exercise its best reasonable efforts to maintain and keep in full force and effect a private mortgage insurance policy on all Mortgage Loans that have a Loan-to-Value Ratio in excess of 80%.

   A private mortgage insurance policy may provide that, as an alternative to paying a claim thereunder, the mortgage insurer will have the right to purchase the Mortgage Loan following the receipt of a notice of default, at a purchase price equal to the sum of the principal balance of the Mortgage Loan, accrued interest thereon and the amount of certain advances made by the Servicer with respect to the Mortgage Loan. The mortgage insurer may have such purchase right after the borrower has failed to make three scheduled monthly payments (or one payment if it is the first payment due on the Mortgage Loan) or after any foreclosure or other proceeding affecting the Mortgage Loan or the Mortgaged Property has been commenced. The proceeds of any such purchase will be distributed to Certificateholders on the applicable Distribution Date. A mortgage insurer may be more likely to exercise such purchase option when prevailing interest rates are low relative to the interest rate borne by the defaulted Mortgage Loan, in order to reduce the aggregate amount of accrued interest that the insurer would be obligated to pay upon payment of a claim.

Hazard Insurance

   The Servicer will cause to be maintained for each Mortgaged Property a standard hazard insurance policy. The coverage of such policy is required to be in an amount at least equal to the maximum insurable value of the improvements which are a part of such property from time to time or the principal balance owing on such Mortgage Loan from time to time, whichever is less. All amounts collected by the Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of property subject to the related Mortgage or property acquired by foreclosure or amounts released to the related mortgagor in accordance with the Servicer's normal servicing procedures) will be deposited in the Collection Account.

   In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers and, therefore, will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flow), nuclear reactions, pollution, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the property securing a Mortgage Loan is located in a federally designated flood area, the Agreement will require that flood insurance be maintained in an amount representing coverage not less than the least of (i) the principal balance owing on such Mortgage Loan from time to time, (ii) the maximum insurable value of the improvements which are a part of such property from time to time or (iii) the maximum amount of insurance which is available under

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
the Flood Disaster Protection Act of 1973, as amended. The Seller may also purchase special hazard insurance against certain of the uninsured risks described above. See "Credit Enhancement--Special Hazard Insurance."

   Most of the properties securing the Mortgage Loans will be covered by homeowners' insurance policies, which, in addition to the standard form of fire and extended coverage, provide coverage for certain other risks. These homeowners' policies typically contain a "coinsurance" clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the lesser of (i) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

   Since the amount of hazard insurance the Servicer is required to cause to be maintained on the improvements securing the Mortgage Loans declines as the principal balances owing thereon decrease, if the residential properties securing the Mortgage Loans appreciate in value over time, the effect of coinsurance in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property.

   The Servicer will cause to be maintained on any Mortgaged Property acquired upon foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value from time to time of the improvements which are a part of such property or (ii) the unpaid principal balance of the related Mortgage Loan at the time of such foreclosure or deed in lieu of foreclosure, plus accrued interest and the Servicer's good-faith estimate of the related liquidation expenses to be incurred in connection therewith.

   The Servicer may maintain, in lieu of causing individual hazard insurance policies to be maintained with respect to each Mortgage Loan, one or more blanket insurance policies covering hazard losses on the Mortgage Loans. The Servicer will pay the premium for such policy on the basis described therein and will pay any deductible amount with respect to claims under such policy relating to the Mortgage Loans.

Advances

   To the extent specified in the Prospectus Supplement, in the event that any Borrower fails to make any payment of principal or interest required under the terms of a Mortgage Loan, the Servicer will be obligated to advance the entire amount of such payment adjusted in the case of any delinquent interest payment to the applicable Net Mortgage Rate. This obligation to advance will be limited to amounts which the Servicer reasonably believes will be recoverable by it out of liquidation proceeds or otherwise in respect of such Mortgage Loan. The Servicer will be entitled to reimbursement for any such advance from related late payments on the Mortgage Loan as to which such advance was made. Furthermore, the Servicer will be entitled to reimbursement for any such advance
(i) from Liquidation Proceeds or Insurance Proceeds received if such Mortgage Loan is foreclosed prior to any payment to Certificateholders in respect of the repossession or foreclosure and (ii) from receipts or recoveries on all other Mortgage Loans or from any other assets of the Trust Fund, for all or any portion of such advance which the Servicer determines, in good faith, may not be ultimately recoverable from such liquidation or insurance proceeds (a "Nonrecoverable Advance"). Any Nonrecoverable Advance will be reimbursable out of the assets of the Trust Fund. The amount of any scheduled payment required to be advanced by the Servicer will not be affected by any agreement between the Servicer and a Borrower providing for the postponement or modification of the due date or amount of such scheduled payment. If specified in the Prospectus Supplement, the Trustee for the related Series will make advances of delinquent payments of principal and interest in the event of a failure by the Servicer to perform such obligation.

   Any such obligation to make advances may be limited to amounts due holders of certain classes of Certificates of the related Series or may be limited to specified periods or otherwise as specified in the Prospectus Supplement.


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Servicing and Other Compensation and Payment of Expenses

   The Servicer's primary compensation for its servicing activities will come from the payment to it, with respect to each interest payment on a Mortgage Loan, of all or a portion of the difference between the Mortgage Rate for such Mortgage Loan and the related Remittance Rate. In addition to its primary compensation, the Servicer will retain all assumption fees, late payment charges and other miscellaneous charges, all to the extent collected from Borrowers. In the event the Servicer is acting as master servicer under an Agreement, it will receive compensation with respect to the performance of its activities as master servicer.

   The Servicer generally will be responsible for paying all expenses incurred in connection with the servicing of the Mortgage Loans (subject to limited reimbursement as described under "The Pooling and Servicing Agreement-- Payments on Mortgage Loans; Collection Account"), including, without limitation, payment of any premium for any Advance Guarantee, Deposit Guarantee, Bankruptcy Bond, repurchase bond or other guarantee or surety, payment of the fees and the disbursements of the Trustee and the independent accountants, payment of the compensation of any direct servicers of the Mortgage Loans, payment of all fees and expenses in connection with the realization upon defaulted Mortgage Loans and payment of expenses incurred in connection with distributions and reports to Certificateholders. The Servicer may assign any of its primary servicing compensation in excess of that amount customarily retained as servicing compensation for similar assets.

Resignation, Succession and Indemnification of the Servicer

   The Agreement will provide that the Servicer may not resign from its obligations and duties as servicer or master servicer thereunder, except upon determination that its performance of such duties is no longer permissible under applicable law or with the consent of the Seller and all of the Certificateholders. No such resignation will become effective until the Trustee or a successor has assumed the Servicer's servicing obligations and duties under such Agreement. The Guarantor's obligations under any Advance Guarantee or Deposit Guarantee will, upon issuance thereof, be irrevocable, subject to certain limited rights of assignment as described in the Prospectus Supplement if applicable.

   The Agreement will provide that neither the Seller nor the Servicer nor, if applicable, the Guarantor, nor any of their respective directors, officers, employees or agents, shall be under any liability to the Trust Fund or the Certificateholders of the related Series for taking any action, or for refraining from taking any action, in good faith pursuant to such Agreement, or for errors in judgment; provided, however, that neither the Servicer nor, if applicable, the Guarantor, nor any such person, will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. The Agreement will also provide that the Seller, the Servicer and, if applicable, the Guarantor and their respective directors, officers, employees and agents are entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the Seller nor the Servicer nor, if applicable, the Guarantor is under any obligation to appear in, prosecute or defend any legal action which is not incidental to the Servicer's servicing responsibilities under such Agreement or the Guarantor's payment obligations under any Limited Guarantee, respectively, and which in its respective opinion may involve it in any expense or liability. Each of the Seller, the Servicer and, if applicable, the Guarantor may, however, in its respective discretion undertake any such action which it may deem necessary or desirable in respect of such Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Seller, the Servicer and, if applicable, the Guarantor, will be entitled to be reimbursed therefor from amounts deposited in the Collection Account.

   Any corporation into which the Servicer may be merged or consolidated or any corporation resulting from any merger, conversion or consolidation to which the Servicer is a party, or any corporation succeeding to the business of the Servicer, which assumes the obligations of the Servicer, will be the successor of the Servicer under each Agreement.

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
                       THE POOLING AND SERVICING AGREEMENT

   This Prospectus summarizes the material provisions of the Agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreement applicable to a particular Series of Certificates. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

Assignment of Mortgage Loans; Warranties

   At the time of issuance of each Series of Certificates, the Seller will cause the Mortgage Loans in the Trust Fund represented by that Series of Certificates to be assigned to the Trustee, together with all principal and interest due on or with respect to such Mortgage Loans, other than principal and interest due on or before the Cut-Off Date and Prepayments of principal received before the Cut-Off Date. The Trustee, concurrently with such assignment, will execute and deliver Certificates evidencing such Trust Fund to the Seller in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Agreement for that Series (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule will include, as to each Mortgage Loan, information as to the outstanding principal balance as of the close of business on the Cut-Off Date, as well as information respecting the Mortgage Rate, the current scheduled monthly payment, the number of months remaining until the stated maturity date of each Note and the location of the related Mortgaged Property.

   In addition, the Seller will, as to each Mortgage Loan, deliver to the Trustee (i) the Note, endorsed to the order of the Trustee by the holder/payee thereof without recourse; (ii) the "buy-down" agreement (if applicable); (iii) a Mortgage and Mortgage assignment meeting the requirements of the Agreement; (iv) all Mortgage assignments from the original holder of the Mortgage Loan, through any subsequent transferees to the transferee to the Trustee; (v) the original lender's title insurance policy, or other evidence of title, or if a policy has not been issued, a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company; (vi) as to each Mortgage Loan, an original certificate of Primary Mortgage Insurance Policy (or copy certified to be true by the originator) to the extent required under the applicable requirements for the Mortgage Pool; and (vii) such other documents as may be described in the applicable Prospectus Supplement. Except as expressly permitted by the Agreement, all documents so delivered are to be original executed documents; provided, however, that in instances where the original recorded document has been retained by the applicable jurisdiction or has not yet been returned from recordation, the Seller may deliver a photocopy containing a certification of the appropriate judicial or other governmental authority of the jurisdiction, and the Servicer shall cause the originals of each Mortgage and Mortgage assignment which is so unavailable to be delivered to the Trustee as soon as available.

   The Trustee will hold such documents for each Series of Certificates in trust for the benefit of all Certificateholders of such Series. The Trustee is obligated to review such documents for each Mortgage Loan within 270 days after the conveyance of the Mortgage Loan to it. If any document is found by the Trustee not to have been executed or received or to be unrelated to the Mortgage Loan identified in the Agreement, the Trustee will promptly notify the Seller. The Seller, or another party specified in the applicable Prospectus Supplement, will be required to cure such defect or to repurchase the Mortgage Loan or to provide a substitute Mortgage Loan. See "Repurchase or Substitution" below.

   In the Agreement for each Series, the Seller or another party described in the Agreement (the "Representing Party") will make certain representations and warranties with respect to the Mortgage Loans. The representations and warranties in each Agreement will generally include that (i) the information set forth in the Mortgage Loan Schedule is true and correct in all material respects at the date or dates with respect to which such information is furnished; (ii) each Mortgage constitutes a valid and enforceable first lien on the Mortgaged Property, including all improvements thereon (subject only to (A) the lien of current real property taxes and assessments, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and not adversely affecting the value of the Mortgaged Property and (C)

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
other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage); (iii) each Primary Mortgage Insurance Policy is in full force and effect, and (except where noted in the Agreement) each Mortgage Loan which has a Loan-to-Value Ratio greater than 80% is subject to a Primary Mortgage Insurance Policy; (iv) at the date of initial issuance of the Certificates, no Mortgage Loan was more than 30 days delinquent in payment, no Mortgage Loan had more than one delinquency in excess of 30 days during the preceding 12-month period; (v) at the time each Mortgage Loan was originated and, to the best knowledge of the Representing Party, at the date of initial issuance of the Certificates, there are no delinquent taxes, assessments or other outstanding charges affecting the Mortgaged Property; (vi) each Mortgage Loan was originated in compliance with and complied at the time of origination in all material respects with applicable laws, including usury, equal credit opportunity and disclosure laws; (vii) each Mortgage Loan is covered by a lender's title insurance policy insuring the priority of the lien of the Mortgage in the original principal amount of such Mortgage Loan, and each such policy is in full force and effect; and (viii) immediately prior to the assignment to the Trust Fund the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any lien, claim, charge, encumbrance or security interest of any kind.

   Upon the discovery or notice of a breach of any of such representations or warranties which materially and adversely affects the interests of the Certificateholders in a Mortgage Loan, the Seller or the applicable party will cure the breach or repurchase such Mortgage Loan or will provide a substitute Mortgage Loan in the manner described under "Repurchase or Substitution" below. This obligation to repurchase or substitute constitutes the sole remedy available to the Certificateholders or the Trustee for any such breach of representations and warranties.

   The Agreement for a Series of Certificates may provide that the Servicer may, at its sole option, purchase from the Trust Fund, at the price specified in the Agreement, any Mortgage Loan as to which the related Borrower has failed to make full payments as required under the related Note for three consecutive months.

Payments on Mortgage Loans; Collection Account

   It is expected that the Agreement for each Series of Certificates will provide that the Servicer will establish and maintain a Collection Account in the name of the Trustee for the benefit of the Certificateholders. The amount at any time credited to the Collection Account will be fully-insured to the maximum coverage possible or shall be invested in Permitted Investments, all as described in the applicable Prospectus Supplement. In addition, an account (a "Certificate Account") may be established for the purpose of making distributions to Certificateholders if and as described in the applicable Prospectus Supplement.

   The Servicer will deposit in the Collection Account, as described more fully in the applicable Prospectus Supplement, amounts representing the following collections and payments (other than in respect of principal of or interest on the Mortgage Loans due on or before the Cut-Off Date and Prepayments of principal received before the Cut-Off Date): (i) all installments of principal and interest on the applicable Mortgage Loans and any principal and/or interest required to be advanced by the Servicer that were due on the immediately preceding Due Date, net of servicing fees due the Servicer and other amounts, if any, specified in the applicable Prospectus Supplement; (ii) all amounts received in respect of such Mortgage Loans representing late payments of principal and interest to the extent such amounts were not previously advanced by the Servicer with respect to such Mortgage Loans, net of servicing fees due the Servicer; (iii) all Principal Prepayments (whether full or partial) on such Mortgage Loans received, together with interest calculated at the Mortgage Rate (net of servicing fees due the Servicer) to the end of the calendar month during which such Principal Prepayment shall have been received by the Servicer, to the extent received from the mortgagor or advanced by the Servicer, as described under "Servicing of the Mortgage Loans-Advances" herein; and (iv) any amounts received by the Servicer as Insurance Proceeds (to the extent not applied to the repair or restoration of the Mortgaged Property) or Liquidation Proceeds.

Repurchase or Substitution

   The Trustee will review the documents delivered to it with respect to the assets of the applicable Trust Fund within 270 days after execution and delivery of the related Agreement. If any document required to be delivered

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
by the Seller is not delivered or is found to be defective in any material respect, then within 90 days after notice of such defect, the Seller will (a) cure such defect, (b) remove the affected Mortgage Loan from the Trust Fund and substitute one or more other mortgage loans therefor or (c) repurchase the Mortgage Loan from the Trustee for a price equal to 100% of its Principal Balance plus interest thereon at the applicable Remittance Rate from the date on which interest was last paid by the applicable Borrower or Advanced by the Servicer to the first day of the month in which such purchase price is to be distributed to the related Certificateholders and the aggregate of any unreimbursed Advances. This repurchase and substitution obligation constitutes the sole remedy available to Certificateholders or the Trustee on behalf of Certificateholders against the Seller for a material defect in a document relating to a Mortgage Loan.

   The Seller will agree, within 90 days of the earlier of the discovery by the Seller or receipt by the Seller of notice from the Trustee or the Servicer of its discovery of any breach of any representation or warranty of the Seller set forth in the related Agreement with respect to the Mortgage Loans that materially and adversely affects the interests of the Certificateholders in a Mortgage Loan (a "Defective Mortgage Loan") or the value of a Mortgage Loan, to either (a) cure such breach in all material respects, (b) repurchase such Defective Mortgage Loan at a price equal to 100% of its Principal Balance plus interest thereon at the applicable Remittance Rate from the date on which interest was last paid by the applicable Borrower or Advanced by the Servicer to the first day of the month in which such purchase price is to be distributed to the related Certificateholders and the aggregate of any unreimbursed Advances or
(c) remove the affected Mortgage Loan from the Trust Fund and substitute one or more other mortgage loans or contracts therefor. This repurchase or substitution obligation will constitute the sole remedy available to Certificateholders or the Trustee on behalf of Certificateholders for any such breach.

   If so specified in the Prospectus Supplement for a Series where the Seller has acquired the related Mortgage Loans, in lieu of agreeing to repurchase or substitute Mortgage Loans as described above, the Seller may obtain such an agreement from the entity which sold such mortgage loans, which agreement will be assigned to the Trustee for the benefit of the holders of the Certificates of such Series. In such event, the Seller will have no obligation to repurchase or substitute mortgage loans if such entity defaults in its obligation to do so.

   If a mortgage loan is substituted for another Mortgage Loan as described above, the new mortgage loan will have the following characteristics, or such other characteristics as may be specified in the Prospectus Supplement: (i) a Principal Balance (together with any other new mortgage loan so substituted), as of the first Distribution Date following the month of substitution, after deduction of all payments due in the month of substitution, not in excess of the Principal Balance of the removed Mortgage Loan as of such Distribution Date (the amount of any difference, plus one month's interest thereon at the applicable Net Mortgage Rate, to be deposited in the Collection Account on the business day prior to the applicable Distribution Date), (ii) a Mortgage Rate not less than, and not more than one percentage point greater than, that of the removed Mortgage Loan, (iii) a remaining term to stated maturity not later than, and not more than one year less than, the remaining term to stated maturity of the removed Mortgage Loan, (iv) a Loan-to Value Ratio at origination not greater than that of the removed Mortgage Loan, and (v) in the reasonable determination of the Seller, be of the same type, quality and character (including location of the Mortgaged Property) as the removed Mortgage Loan (as if the defect or breach giving rise to the substitution had not occurred) and be, as of the substitution date, in compliance with the representations and warranties contained in the Agreement.

   If a REMIC election is to be made with respect to all or a portion of a Trust Fund, any such substitution will occur within two years after the initial issuance of the related Certificates.

Certain Modifications and Refinancings

   The Agreement will permit the Servicer to modify any Mortgage Loan upon the request of the related Borrower, and will also permit the Servicer to solicit such requests by offering Borrowers the opportunity to refinance their Mortgage Loans, provided in either case that the Servicer purchases such Mortgage Loan from the Trust Fund immediately following such modification. Any such modification may not be made unless the modification includes a change in the interest rate on the related Mortgage Loan to approximately a prevailing market rate. Any such purchase will be for a price equal to 100% of the Principal Balance of such Mortgage

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
Loan, plus accrued and unpaid interest thereon to the date of purchase at the applicable Remittance Rate, net of any unreimbursed advances of principal and interest thereon made by the Servicer. Such purchases may occur when prevailing interest rates are below the interest rates on the Mortgage Loans and Borrowers request (and/or the Servicer offers) modifications as an alternative to refinancings through other mortgage originators. If a REMIC election is made with respect to all or a portion of the related Trust Fund, the Servicer will indemnify the REMIC against liability for any prohibited transactions taxes and any related interest, additions or penalties imposed on the REMIC as a result of any such modification or purchase.

   The Agreement will provide that if the Servicer in its individual capacity agrees to refinance any Mortgage Loan as described above, such Mortgage Loan will be assigned to the Servicer by the Trustee upon certification that the Principal Balance of such Mortgage Loan and accrued and unpaid interest thereon at the Remittance Rate has been deposited in the Collection Account.

Evidence as to Compliance

   The Agreement will provide that a firm of independent public accountants will furnish to the Trustee on or before April 15 (or such other date as set forth in the Prospectus Supplement) of each year, beginning with April 15 (or such other date as set forth in the Prospectus Supplement) in the fiscal year which begins not less than three months after the date of the initial issue of Certificates, a statement as to compliance by the Servicer with certain standards relating to the servicing of the Mortgage Loans.

   The Agreement will also provide for delivery to the Trustee on or before April 15 (or such other date as set forth in the Prospectus Supplement) of each fiscal year, beginning with April 15 (or such other date as set forth in the Prospectus Supplement) in the fiscal year which begins not less than three months after the date of the initial issue of the Certificates, a statement signed by an officer of the Servicer to the effect that, to the best of such officer's knowledge, the Servicer has fulfilled its obligations under the Agreement throughout the preceding year or, if there has been a default in the fulfillment of any such obligation, describing each such default.

The Trustee

   Any commercial bank or trust company serving as Trustee may have normal banking relationships with the Seller and the Servicer. In addition, the Seller and the Trustee acting jointly will have the power and the responsibility for appointing co-trustees or separate trustees of all or any part of the Trust Fund relating to a particular Series of Certificates. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

   The Trustee will make no representations as to the validity or sufficiency of the Agreement, the Certificates (other than the signature and countersignature of the Trustee on the Certificates) or of any Mortgage Loan or related document, and will not be accountable for the use or application by the Seller or Servicer of any funds paid to the Seller or Servicer in respect of the Certificates or the related assets, or amounts deposited into the Collection Account. If no Event of Default has occurred, the Trustee will be required to perform only those duties specifically required of it under the Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform to the requirements of the Agreement.

   The Trustee may resign at any time, and the Seller may remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement, if the Trustee becomes insolvent or in such other instances, if any, as are set forth in the Agreement. Following any resignation or removal of the Trustee, the Seller will be obligated to appoint a successor Trustee, any such successor to be approved by the Guarantor if so specified in the Prospectus Supplement in the event that the Guarantor has issued any Limited Guarantee with respect to the Certificates. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.

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Reports to Certificateholders

   On each Distribution Date, the Servicer or the Paying Agent (as specified in the Agreement) will mail to Certificateholders and such other parties specified in the Agreement a statement prepared by it and generally setting forth, to the extent applicable to any Series, among other things:

      (i) The aggregate amount of the related distribution allocable to principal, separately identifying the amount allocable to each class;

      (ii) The amount of such distribution allocable to interest separately identifying the amount allocable to each class;

      (iii) The amount of servicing compensation received by the Servicer in respect of the Mortgage Loans during the month preceding the month of the Distribution Date;

      (iv) The aggregate certificate principal balance (or notional principal balance) of each class of Certificates after giving effect to distributions and allocations, if any, of losses on the Mortgage Loans on such Distribution Date;

      (v) The aggregate certificate principal balance of any class of Accrual Certificates after giving effect to any increase in such certificate principal balance that results from the accrual of interest that is not yet distributable thereon;

      (vi) The aggregate amount of any advances made by the Servicer included in the amounts distributed to Certificateholders on such Distribution Date;

      (vii) If any class of Certificates has priority in the right to receive Principal Prepayments, the amount of Principal Prepayments in respect of the Mortgage Loans; and

      (viii) The aggregate Principal Balance of Mortgage Loans which were delinquent as to a total of one, two or three or more installments of principal and interest or were in foreclosure.

   The Servicer will provide Certificateholders which are federally insured savings and loan associations, banks or insurance companies with certain reports and with access to information and documentation regarding the Mortgage Loans included in the Trust Fund sufficient to permit such entities to comply with applicable regulations of the Office of Thrift Supervision or other relevant regulatory authorities.

Events of Default

   Events of Default under the Agreement with respect to a Series of Certificates will consist of: (i) any failure by the Servicer in the performance of any obligation under the Agreement which causes any payment required to be made under the terms of the Certificates or the Agreement not to be timely made, which failure continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Seller, or to the Servicer, the Seller and the Trustee by Certificateholders representing not less than 25% of the Voting Rights of any class of Certificates; (ii) any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer in the Certificates or in the Agreement which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by Certificateholders representing not less than 25% of the Voting Rights of all classes of Certificates; (iii) the entering against the Servicer of a decree or order of a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, provided that any such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;
(iv) the consent by the Servicer to the appointment of a conservator, receiver, liquidator or liquidating committee in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; (v) the admission by the Servicer in writing of its inability to pay its debts generally as they become due, the filing by the Servicer of a petition to take advantage of any applicable insolvency or

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reorganization statute, the making of an assignment for the benefit of its creditors or the voluntary suspension of the payment of its obligations; and
(vi) notice by the Servicer that it is unable to make an Advance required to be made pursuant to the Agreement.

Rights Upon Event of Default

   As long as an Event of Default under the Agreement remains unremedied by the Servicer, the Trustee, or holders of Certificates evidencing interests aggregating more than 50% of such Certificates, may terminate all of the rights and obligations of the Servicer under the Agreement, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to similar compensation arrangements, provided that if the Trustee had no obligation under the Agreement to make advances of delinquent principal and interest on the Mortgage Loans upon the failure of the Servicer to do so, or if the Trustee had such obligation but is prohibited by law or regulation from making such advances, the Trustee will not be required to assume such obligation of the Servicer. The Servicer shall be entitled to payment of certain amounts payable to it under the Agreement, notwithstanding the termination of its activities as servicer. No such termination will affect in any manner the Guarantor's obligations under any Limited Guarantee, except that the obligation of the Servicer to make advances of delinquent payments of principal and interest (adjusted to the applicable Remittance Rate) will become the direct obligations of the Guarantor under the Advance Guarantee until a new servicer is appointed. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution with a net worth of at least $15,000,000 and is a Fannie Mae or Freddie Mac approved seller/servicer in good standing and, if the Guarantor has issued any Limited Guarantee with respect to the Certificates, approved by the Guarantor, to act as successor to the Servicer, as servicer, under such Agreement. In addition, if the Guarantor has issued any Limited Guarantee with respect to the related Series of Certificates, the Guarantor will have the right to replace any successor servicer with an institution meeting the requirements described in the preceding sentence. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Servicer under such Agreement.

   No holder of Certificates will have any right under the Agreement to institute any proceeding with respect to the Agreement, unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates of any class evidencing, in the aggregate, 25% or more of the interests in such class have made written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days after receipt of such notice, request and offer of indemnity has neglected or refused to institute any such proceedings. However, the Trustee is under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

   The Agreement may be amended by the Seller, the Servicer and the Trustee, and if the Guarantor has issued any Limited Guarantee with respect to the Certificates, with the consent of the Guarantor, but without Certificateholder consent, to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein, to take any action necessary to ensure continuing treatment of the Trust Fund as to which a REMIC election has been made, to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Internal Revenue Code of 1986, as amended (the "Code") or to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement; provided that such action will not, as evidenced by an opinion of counsel satisfactory to the Trustee, adversely affect in any material respect the interests of any Certificateholders of that Series or cause the Trust Fund to fail to qualify as a REMIC. The Agreement may also be amended by the Seller, the Servicer and the Trustee with the consent of holders of Certificates evidencing interests aggregating not less than 66 2/3% of all interests of each class affected by such amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such

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Agreement or of modifying in any manner the rights of Certificateholders of that
Series; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed in respect of any Certificate without the consent of the holder of such Certificate, (ii) change the percentage requirement for the Servicer to repurchase all remaining Mortgage Loans from the Trust Fund or
(iii) reduce the aforesaid percentage of Certificates, the holders of which are required to consent to any such amendment, without the consent of the holders of all Certificates of such affected class then outstanding.

Termination; Purchase of Mortgage Loans

   The obligations of the parties to the Agreement for each Series will terminate upon (i) the purchase of all the Mortgage Loans, Agency Securities or Private Label Mortgage-Backed Securities, as described in the applicable Prospectus Supplement or (ii) the later of (a) the distribution to Certificateholders of that Series of final payment with respect to the last outstanding Mortgage Loan, Agency Security or Private Label Mortgage-Backed Security, or (b) the disposition of all property acquired upon foreclosure or deed-in-lieu of foreclosure with respect to the last outstanding Mortgage Loan and the remittance to the Certificateholders of all funds due under the Agreement. In no event, however, will the trust created by an Agreement continue beyond the expiration of 21 years from the death of the survivor of the descendants living on the date of the Agreement of a specific person named in such Agreement. With respect to each Series, the Trustee will give or cause to be given written notice of termination of the Agreement to each Certificateholder, and the final distribution under the Agreement will be made only upon surrender and cancellation of the related Certificates at an office or agency specified in the notice of termination.

   As described in the applicable Prospectus Supplement, the Agreement for each Series may permit, but not require, the Seller, the Servicer or another party to purchase from the Trust Fund for such Series all remaining Mortgage Loans, Agency Securities, Private Label Mortgage-Backed Securities and all property acquired in respect of such assets, at a price described in the Prospectus Supplement, subject to the condition that the aggregate outstanding principal balance of the Mortgage Loans, Agency Securities or Private Label Mortgage-Backed Securities for such Series at the time of purchase shall be less than a percentage of the aggregate principal balance at the Cut-Off Date specified in the Prospectus Supplement. The exercise of such right will result in the early retirement of the Certificates of that Series.

                  MATERIAL LEGAL ASPECTS OF THE MORTGAGE LOANS

   The following discussion contains summaries of the material legal aspects of mortgage loans.

General

   The Mortgages will be either deeds of trust or mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of filing with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and homeowner or the land trustee or the trustee of an inter vivos revocable trust (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/homeowner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. In the case of an inter vivos revocable trust, there are three parties because title to the property is held by the trustee under the trust instrument of which the home occupant is the primary beneficiary; at origination of a mortgage loan, the primary beneficiary and the trustee execute a mortgage note and the trustee executes a mortgage or deed of trust, with the primary beneficiary agreeing to be bound by its terms. Although a deed of trust is similar to a mortgage, a deed of trust normally has three parties, the borrower/homeowner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are

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governed by the law of the state in which the real property is located, as well as by federal law, the express provisions of the deed of trust or mortgage and, in some cases, the directions of the beneficiary.

Foreclosure

   Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower- trustor and any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lien holders. The borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

   Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings are often not protested by any of the parties defendant. However, when the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of judicial foreclosure, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

   A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. In either event, the amounts expended are added to the balance due on the junior loan, and the rights of the junior mortgagee may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those Mortgage Loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.

   In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust, accrued and unpaid interest and expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

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   In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that the lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property.

   Some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

Right of Redemption

   In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right that must be exercised prior to a foreclosure sale, should be distinguished from statutory rights of redemption. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation and Other Limitations on Lenders

   Anti-Deficiency Statutes

   Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

   Bankruptcy Laws

   In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies in connection with the collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 plan of reorganization to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and

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reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

   Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified if the borrower has filed a petition under Chapter 11 or Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. If the borrower has filed a petition under Chapter 13, federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured solely by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorneys' fees, if specifically provided for, and costs to the extent the value of the security exceeds the debt.

   Tax Liens

   The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of the mortgage. This may have the effect of delaying or interfering with the enforcement of rights with respect to a defaulted Mortgage Loan.

Consumer Protection Laws

   Substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws and their implementing regulations include the federal Truth in Lending Act (and Regulation Z), Real Estate Settlement Procedures Act (and Regulation X), Equal Credit Opportunity Act (and Regulation B), Fair Credit Billing Act, Fair Credit Reporting Act, Fair Housing Act, as well as other related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, the originators' failure to comply with certain requirements of the federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors rescinding the mortgage loans against either the originators or assignees.

   For Truth in Lending violations, one of the remedies available to the borrowers under certain affected non-purchase money mortgage loans is rescission, which, if elected by the borrower, would serve to cancel the loan and merely require the borrower to pay the principal balance of the mortgage loan, less a credit for interest paid, closing costs and prepaid finance charges.

   The Seller or another Representing Party will represent in the Agreement that all applicable laws, including the Truth in Lending Act, were complied with in connection with origination of the Mortgage Loans. In the event that such representation is breached in respect of any Mortgage Loan in a manner that materially and adversely affects Certificateholders, the Seller or such Representing Party will be obligated to repurchase the affected Mortgage Loan at a price equal to the unpaid principal balance thereof plus accrued interest as provided in the Agreement or to substitute a new mortgage loan in place of the affected Mortgage Loan.

Enforceability of Due-on-Sale Clauses

   Unless the Prospectus Supplement indicates otherwise, all of the Mortgage Loans will contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of a loan if the borrower sells, transfers, or conveys the property. The enforceability of these clauses was the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions contained in the Garn-St Germain Act and

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regulations promulgated by Office of Thrift Supervision (the "OTS"), as successor to the Federal Home Loan Bank Board. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

   Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the OTS which preempt state law restrictions on the enforcement of due-on-sale clauses.

   The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act (including federal savings and loan associations and federal savings banks) may not exercise a due-on- sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of three years or less and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act by the Federal Home Loan Bank Board as succeeded by the OTS also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. If interest rates were to rise above the interest rates on the Mortgage Loans, then any inability of the Servicer to enforce due-on- sale clauses may result in the Trust Fund including a greater number of loans bearing below-market interest rates than would otherwise be the case, since a transferee of the property underlying a Mortgage Loan would have a greater incentive in such circumstances to assume the transferor's Mortgage Loan. Any inability of the Servicer to enforce due-on-sale clauses may affect the average life of the Mortgage Loans and the number of Mortgage Loans that may be outstanding until maturity.

Applicability of Usury Laws

   Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

   Under the Agreement for each Series of Certificates, the Seller will represent and warrant to the Trustee that the Mortgage Loans have been originated in compliance in all material respects with applicable state laws, including usury laws.

Soldiers' and Sailors' Civil Relief Act

   Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination for such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service ordered to federal duty with the military. Because the Relief Act applies to borrowers who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability for the Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application for the Relief Act will be allocated on a pro rata basis to the Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

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   Under the applicable Agreement, the Servicer will not be required to make deposits to the Collection Account for a Series of Certificates in respect of any Mortgage Loan as to which the Relief Act has limited the amount of interest the related borrower is required to pay each month, and Certificateholders will bear such loss.

Late Charges, Default Interest and Limitations on Prepayment

   Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

Environmental Considerations

   Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

   The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "Conservation Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

   Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. Such cleanup costs may be substantial. It is possible that such cleanup costs could become a liability of a Trust Fund and reduce the amounts otherwise distributable to the holders of the related Series of Certificates. Moreover, certain federal statutes and

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certain states by statute impose a lien for any cleanup costs incurred by such state on the property that is the subject of such cleanup costs (an "Environmental Lien"). All subsequent liens on such property generally are subordinated to Environmental Liens. In the latter states, the security interest of the Trustee in a related parcel of real property that is subject to such an Environmental Lien could be adversely affected.

   Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the Seller nor any replacement Servicer will be required by any Agreement to undertake any such evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The Seller does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any foreclose on related real property or accept a deed-in- lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to Certificateholders of the related Series.

   Except as otherwise specified in the applicable Prospectus Supplement, at the time the Mortgage Loans were originated, no environmental assessment or a very limited environment assessment of the Mortgaged Properties will have been conducted.

Forfeiture for Drug, RICO and Money Laundering Violations

   Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act ("RICO"), the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

   In the event of a forfeiture proceeding, a lender may be able to avoid forfeiture of its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                            LEGAL INVESTMENT MATTERS

   The Prospectus Supplement for each Series of Certificates will specify, which, if any, of the classes of Certificates offered thereby will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). The appropriate characterization of those Certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Certificates, may be subject to interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

   Generally, only classes of Certificates that (i) are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations and (ii) are part of a Series evidencing interests in a Trust Fund consisting of mortgage loans secured by first liens on real estate and originated by certain types of originators as specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. As "mortgage related securities", such classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United

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
States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities.

   Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, Certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state- regulated entities in those types of Certificates. Accordingly, the investors affected by such legislation will be authorized to invest in Certificates qualifying as "mortgage related securities" only to the extent provided in such legislation.

   SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "residential mortgage-related securities." As so defined, "residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities and residual interests in mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities. The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities and Derivative Activities," and Thrift Bulletin 73a (December 18,
2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Certificates.

   All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

   Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Certificates, as certain Series or classes may be deemed to be unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

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
   The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying", and with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

   Except as to the status of certain Certificates as "mortgage related securities," no representation is made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates. All investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                              ERISA CONSIDERATIONS

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose requirements on employee benefit plans (including retirement plans and arrangements, collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) subject to ERISA or the Code (collectively, "Plans") and on persons who are fiduciaries with respect to such Plans. Among other things, ERISA requires that, in general, the assets of a Plan subject to ERISA be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plan. ERISA also imposes certain duties on persons who are fiduciaries with respect to a Plan. Under ERISA, any person who exercises any discretionary authority or control respecting the management or disposition of the assets of a Plan or who provides investment advice with respect to the assets of a Plan for a fee generally is considered to be a fiduciary of such Plan. Accordingly, before authorizing the investment of the assets of a Plan, a fiduciary should consider (i) whether the investment is for the exclusive benefit of Plan participants and beneficiaries, (ii) whether the investment satisfies the applicable diversification requirements, (iii) whether the investment is in accordance with the governing Plan documents and instruments, and (iv) whether the investment is prudent, considering the nature of the investment. Fiduciaries should also consider ERISA's prohibition on improper delegation of control over, or responsibility for, the assets of a Plan. In addition to the imposition by ERISA of general fiduciary standards of conduct, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("Parties in Interest") and impose additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan.

   The United States Department of Labor (the "DOL") has issued regulations concerning the definition of what constitutes the assets of a Plan (DOL Reg.
Section 2510.3-101). Under these regulations, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the investing Plan in certain circumstances. Under the regulations, an "equity" interest is any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. In such a case, the fiduciary making such an investment for the Plan could be deemed to have delegated its asset management responsibility, the underlying assets and properties could be subject to the reporting and disclosure requirements of ERISA, and transactions involving the underlying assets and properties could be subject to the fiduciary responsibility requirements of ERISA and the prohibited transaction provisions of Title I of ERISA, Section 4975 of the Code or provisions of federal, state or local law substantially similar to the foregoing provisions of ERISA and the Code ("Similar Law"). Certain exceptions to the DOL regulations may apply in the case of a Plan's investment in the Certificates, but it cannot be predicted in advance whether such exceptions will apply due to the factual nature of the conditions to be met. Accordingly, because the Mortgage Loans may be deemed Plan assets of each Plan that purchases Certificates, an investment in the Certificates by a Plan could give rise to a prohibited transaction under Title I of ERISA, Section 4975 of the Code or Similar Law unless a statutory or administrative exemption applies.

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
   The DOL has issued final regulations under Section 401(c) of ERISA describing a safe harbor for insurers that issued certain nonguaranteed policies supported by their general accounts to Plans, and under which an insurer would not be considered an ERISA fiduciary with respect to its general account by virtue of a Plan's investment in such a policy. In general, to meet the safe harbor, an insurer must (i) disclose certain specified information to investing Plan fiduciaries initially and on an annual basis, (ii) allow Plans to terminate or discontinue a policy on 90 days' notice to the insurer, and to elect, without penalty, either a lump-sum payment or annual installment payments over a ten-year period, with interest, and (iii) give Plans written notice of "insurer-initiated amendments" 60 days before the amendments take effect.

   DOL Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1") exempts from the prohibited transaction rules of ERISA and Section 4975 of the Code certain transactions relating to the servicing and operation of residential mortgage pool investment trusts and the direct or indirect sale, exchange, transfer and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTCE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans involving the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by either first or second mortgages, or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans. A "mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans.

   PTCE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of (A) one percent of the aggregate principal balance of all covered pooled mortgage loans or (B) one percent of the principal balance of the largest covered mortgage; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor (other than generally in the event of a default by the pool sponsor which causes the pool trustee to assume duties of the sponsor pursuant to the terms of the pooling and servicing agreement); and (iii) a limitation on the amount of the payments retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the mortgage pool.

   Although the Trustee for any Series of Certificates will be unaffiliated with the Servicer, there can be no assurance that the first or third conditions of PTCE 83-1 referred to above will be satisfied with respect to any Certificates. In addition, the nature of a trust fund's assets or the characteristics of one or more classes of a related Series of Certificates may not be included within the scope of PTCE 83-1 or any other class exemption under ERISA.

   In the case of any Plan with respect to which the Seller, the Servicer, the insurer or the trustee is a fiduciary, PTCE 83-1 will apply only if, in addition to the other requirements: (i) the initial sale, exchange or transfer of certificates is expressly approved by an independent fiduciary who has authority to manage and control those Plan assets being invested in certificates; (ii) the Plan pays no more for the certificates than would be paid in an arm's-length transaction; (iii) no investment management, advisory or underwriting fee, sales commission or similar compensation is paid to the Seller with regard to the sale, exchange or transfer of certificates to the Plan; (iv) the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and (v) at least 50% of the aggregate amount of certificates is acquired by persons independent of the Seller, the Servicer, the insurer and the trustee. Before purchasing certificates in reliance on PTCE 83-1, a fiduciary of a Plan should confirm that the trust fund is a "mortgage pool," that the certificates constitute "mortgage pool pass-through certificates" and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of any other prohibited transaction exemptions, the Plan fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan in reliance on PTCE 83-1.

   The DOL has issued to each of a number of underwriters of mortgage and asset-backed securities an individual prohibited transaction exemption (the "Exemption"), each of which was amended by Prohibited

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
Transaction Exemption ("PTE") 97-34, PTE 2000-58 and PTE 2002-41, and which is applicable to certificates which meet its requirements whenever the underwriter or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent. The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied. These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving) pools of enumerated categories of assets (including single and multi-family residential mortgage loans, home equity loans or receivables, and manufactured housing loans and the purchase, sale and holding of certificates which represent beneficial ownership interests in the assets of such trusts.

   The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the certificates to be eligible for exemptive relief thereunder. First, the acquisition of certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the assets held by the trust fund must be fully secured (other than one-to-four family residential mortgage loans, manufactured housing loans or receivables and home equity loans or receivables backing certain types of certificates, as described below (referred to collectively as "loans")). Third, unless the certificates are issued in Designated Transactions (as defined below) and are backed by fully-secured loans, they may not be subordinated. Fourth, the certificates at the time of acquisition by the Plan must generally be rated in one of the three (or in the case of Designated Transactions, four) highest generic rating categories by Standard & Poor's Ratings Services, A Division of The McGraw-Hill Companies, Inc., Moody's Investors Services, Inc. or Fitch, Inc (each, a "Rating Agency"). Fifth, the trustee generally cannot be an affiliate of any member of the Restricted Group (as defined below), other than the underwriter. Sixth, (i) the sum of all payments made to, and retained by, the underwriters must represent not more than reasonable compensation for underwriting the certificates; (ii) the sum of all payments made to, and retained by, the Seller pursuant to the assignment of the loans to the related trust fund must represent not more than the fair market value of such loans; and
(iii) the sum of all payments made to, and retained by, the master servicer and any servicer must represent not more than reasonable compensation for such person's services under the agreement and reimbursement of such person's reasonable expenses in connection therewith. Seventh, (i) the investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools, (ii) certificates evidencing interests in such other investment pools must have been rated in one of the three (or in the case of Designated Transactions, four) highest generic rating categories by one of the Rating Agencies for at least one year prior to a Plan's acquisition of certificates, and (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of certificates. Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended. "Designated Transaction" means a transaction in which the assets underlying the certificates consist of single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are secured by single family residential, multi-family residential, commercial real estate or leasehold interests therein. "Restricted Group" means, with respect to a class of Certificates: (i) the underwriter; (ii) the Seller; (iii) the Servicer; (iv) the insurer; (v) the trustee; (vi) the counterparty in any Swap (as defined below) held as an asset of the trust fund; and (vii) any obligor with respect to loans constituting more than 5% of the aggregate unamortized principal balance of the loans held in the trust fund as the date of the initial issuance of the Certificates.

   The Exemption was amended by PTE 97-34 to extend exemptive relief to certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the certificates are transferred to the trust fund within a specified period following the closing date (the "DOL Pre- Funding Period") instead of requiring that all such loans be either identified or transferred on or before the closing date. The relief is available provided that the following conditions are met. First, the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the certificates being offered must not exceed twenty-five percent (25%). Second, all loans transferred after the closing date (referred to as "additional loans") must meet the same terms and conditions for eligibility as the original loans used to create the trust fund, which terms and conditions have been approved by the Rating Agency. Third, the transfer of such additional loans to the trust fund during the DOL Pre-Funding Period must not result in the certificates receiving a lower credit rating from the Rating Agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial insurance of the certificates by the trust fund. Fourth, solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for all of the loans in the trust fund at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate for the loans which were transferred to the trust fund on the closing date. Fifth, either (i) the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the seller or (ii) an independent accountant retained by the seller must provide the seller with a letter (with copies provided to the Rating Agency, the underwriter and the trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the offering documents or the agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date. Sixth, the DOL Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the agreement or an event of default occurs under the agreement. Seventh, amounts transferred to any Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre- funding may be invested only in investments which are permitted by the Rating Agency, and
(i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States) or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the Rating Agency. Finally, certain disclosure requirements must be met.

   PTE 2000-58 amended the Exemption to make the acquisition of certificates by Plans in an initial offering or in a secondary market transaction, the holding or transfer of certificates and the servicing, management and operation of the trust fund and its assets on or after November 13, 2000 eligible for exemptive relief to a broader range of certificates. Prior to such amendment, the Exemption generally permitted Plans to purchase only unsubordinated certificates rated within the highest three generic rating categories backed by secured collateral.

   In the case where the certificates are backed by trust fund assets which are residential, home equity, multi-family or commercial loans which are Designated Transactions, the amendment permits the certificates issued by the trust fund in such transactions to be rated in one of the highest four generic rating categories by a Rating Agency and to be subordinated. In addition, one subset of Designated Transactions, residential (one-to-four family) and home equity loans and manufactured housing loans, may be less than fully secured, provided that
(a) the rights and interests evidenced by certificates issued in such Designated Transactions are not subordinated to the rights and interests evidenced by securities of the same trust fund, (b) such certificates have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories, and (c) any loan included in the corpus or assets of the trust fund is secured by collateral whose fair market value on the closing date of the Designated Transaction is at least equal to 80% of the sum of (i) the outstanding principal balance due under the loan which is held by the trust fund and (ii) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the trust fund) which are secured by the same collateral.

   In the event that certificates do not meet the requirements of the Exemption solely because they are subordinate certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase certificates pursuant to Section III of PTCE 95-60 which permits insurance company general accounts (as defined in PTCE 95-60) to purchase such certificates if they otherwise meet all of the other requirements of the Exemption.

   PTE 2000-58 also permits an interest-rate swap to be an asset of a trust fund which issues certificates acquired by Plans in an initial offering or in the secondary market on or after November 13, 2000 and clarifies the requirements regarding yield supplement agreements. An interest-rate swap or, if purchased by or on behalf of the trust fund, an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted trust fund asset if it: (a) is an "eligible Swap;" (b) is with an "eligible counterparty;" (c) is purchased by a "qualified plan investor;" (d) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap;" and (e) permits the trust fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the Servicer or Seller.

   An "eligible Swap" is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of certificates

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
to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index, with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate"); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of certificates to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount"); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged"); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of certificates are fully repaid; and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirement described above or the prohibition against leveraging.

   An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the certificates, which is one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable rating Agency.

   A "qualified plan investor" is a Plan or Plans where the decision to buy such class of certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the certificates, and such fiduciary is either (i) a "qualified professional asset manager" under PTCE 84-14, (ii) an "in-house asset manager" under PTCE 96-23 or (iii) has total assets (both Plan and non- Plan) under management of at least $100 million at the time the certificates are acquired by the Plan.

   In "rating dependent Swaps" (where the rating of a class of certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the Servicer must, within the period specified under the Swap Agreement: (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of certificates with a term of more than one year). In the event that the Servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of certificates held by a Plan which involves such a ratings dependent Swap.

   "Non-ratings dependent Swaps" (those where the rating of the certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the Servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the trust fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

   An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust fund) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the

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EYS Agreement may only be held as an asset of the trust fund with respect to certificates purchased by Plans on or after April 7, 1998 if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust fund and an eligible counterparty and (f) it has an Allowable Notional Amount.

   If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of certificates by a Plan. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a certificates on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For these purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the loans in the trust fund provided that (i) the Plan is not an Excluded Plan,
(ii) each Plan's investment in each class of certificates does not exceed 25% of the outstanding certificates in the class, (iii) after the Plan's acquisition of the certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in certificates of a trust fund containing assets which are sold or serviced by the same entity, and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of certificates and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group.

   Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA's requirements. Accordingly, the assets of such plans may be invested in securities without regard to the ERISA considerations described above, subject to the provisions of Similar Law. Any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

   Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Certificates must make its own determination as to the availability of any other prohibited transaction exemptions, including PTE 83-1 and the Exemption. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

   Any Plan proposing to invest in Certificates should consult with its counsel to confirm that such investment will not result in a prohibited transaction and will satisfy the other requirements of ERISA and the Code. The sale of Certificates to a Plan is in no respect a representation by any party that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

                         FEDERAL INCOME TAX CONSEQUENCES

General

   The following discussion represents the opinion of Morgan, Lewis & Bockius LLP as to the material federal income tax consequences of purchasing, owning and disposing of Certificates. It does not address special rules which may apply to particular types of investors. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. It is recommended that investors consult their own tax advisors regarding the Certificates.

   For purposes of this discussion, unless otherwise specified, the term "Owner" will refer to the beneficial owner of a Certificate.

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REMIC Elections

   Under the Internal Revenue Code of 1986, as amended (the "Code"), an election may be made to treat the Trust Fund related to each Series of Certificates (or segregated pools of assets within the Trust Fund) as a "real estate mortgage investment conduit" ("REMIC") within the meaning of Section 860D(a) of the Code. If one or more REMIC elections are made, the Certificates of any class will be either "regular interests" in a REMIC within the meaning of Section 860G(a)(1) of the Code ("Regular Certificates") or "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code ("Residual Certificates"). The Prospectus Supplement for each Series of Certificates will indicate whether an election will be made to treat the Trust Fund as one or more REMICs, and if so, which Certificates will be Regular Certificates and which will be Residual Certificates.

   If a REMIC election is made, the Trust Fund, or each portion thereof that is treated as a separate REMIC, will be referred to as a "REMIC Pool". If the Trust Fund is comprised of two REMIC Pools, one will be an "Master REMIC" and one a "Subsidiary REMIC". The assets of the Subsidiary REMIC will consist of the Mortgage Loans and related Trust Fund assets. The assets of the Master REMIC will consist of all of the regular interests issued by the Subsidiary REMIC.

   The discussion below under the heading "REMIC Certificates" considers Series for which a REMIC election will be made. Series for which no such election will be made are addressed under "Non-REMIC Certificates".

REMIC Certificates

   The discussion in this section applies only to a Series of Certificates for which a REMIC election is made.

Tax Opinion.

   Qualification as a REMIC requires ongoing compliance with certain conditions. Upon the issuance of each Series of Certificates for which a REMIC election is made, Morgan, Lewis & Bockius LLP, counsel to the Seller, will deliver an additional opinion, dated as of the date of such issuance, that with respect to each such Series of Certificates, under then existing law and assuming compliance by the Seller, the Servicer and the Trustee for such Series with all of the provisions of the related Agreement (and such other agreements and representations as may be referred to in such opinion), each REMIC Pool will be a REMIC, and the Certificates of such Series will be treated as either Regular Certificates or Residual Certificates.

Status of Certificates.

   The Certificates will be:

   o assets described in Code Section 7701(a)(19)(C) (relating to the qualification of certain corporations, trusts, or associations as real estate investment trusts); and

   o "real estate assets" under Code Section 856(c)(5)(B) (relating to real estate interests, interests in real estate mortgages, and shares or certificates of beneficial interests in real estate investment trusts), to the extent the assets of the related REMIC Pool are so treated. Interest on the Regular Certificates will be "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that the income of the REMIC Pool is so treated. If at all times 95% or more of the assets of the REMIC Pool qualify under the foregoing Code sections, the Certificates (and income thereon) will so qualify in their entirety.

   The rules described in the two preceding paragraphs will be applied to a Trust Fund consisting of two REMIC Pools as if the Trust Fund were a single REMIC holding the assets of the Subsidiary REMIC.

Income from Regular Certificates.

   General. Except as otherwise provided in this tax discussion, Regular Certificates will be taxed as newly originated debt instruments for federal income tax purposes. Interest, original issue discount and market discount accrued on a Regular Certificate will be ordinary income to the Owner. All Owners must account for interest

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
income under the accrual method of accounting, which may result in the inclusion of amounts in income that are not currently distributed in cash.

   Except as otherwise noted, the discussion below is based upon regulations adopted by the Internal Revenue Service applying the original issue discount rules of the Code (the "OID Regulations").

   Original Issue Discount. Certain Regular Certificates may have "original issue discount." An Owner must include original issue discount in income as it accrues, without regard to the timing of payments.

   The total amount of original issue discount on a Regular Certificate is the excess of its "stated redemption price at maturity" over its "issue price." The issue price for any Regular Certificate is the price (including any accrued interest) at which a substantial portion of the class of Certificates including such Regular Certificate are first sold to the public. In general, the stated redemption price at maturity is the sum of all payments made on the Regular Certificate, other than payments of interest that (i) are unconditionally and actually payable at least annually over the entire life of the Certificates and
(ii) are based on a single fixed rate or variable rate (or certain combinations of fixed and variable rates). Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any Class of Regular Certificates will be treated as qualified stated interest, in which case all such interest would be included in the Regular Certificate's stated redemption price at maturity. The stated redemption price at maturity of a Regular Certificate always includes its original principal amount, but generally does not include distributions of stated interest, except in the case of Accrual Certificates, and, as discussed below, Interest Only Certificates. An "Interest Only Certificate" is a Certificate entitled to receive distributions of some or all of the interest on the Mortgage Loans or other assets in a REMIC Pool and that has either a notional or nominal principal amount. Special rules for Regular Certificates that provide for interest based on a variable rate are discussed below in "Income from Regular Certificates--Variable Rate Regular Certificates".

   With respect to an Interest Only Certificate, the stated redemption price at maturity is likely to be the sum of all payments thereon, determined in accordance with the Prepayment Assumption (as defined below). In that event, Interest Only Certificates would always have original issue discount. Alternatively, in the case of an Interest Only Certificate with some principal amount, the stated redemption price at maturity might be determined under the general rules described in the preceding paragraph. If, applying those rules, the stated redemption price at maturity were considered to equal the principal amount of such Certificate, then the rules described below under "Premium" would apply. The Prepayment Assumption is the assumed rate of prepayment of the Mortgage Loans used in pricing the Regular Certificates. The Prepayment Assumption will be set forth in the related Supplement.

   Under a de minimis rule, original issue discount on a Regular Certificate will be considered zero if it is less than 0.25% of the Certificate's stated redemption price at maturity multiplied by the Certificate's weighted average maturity. The weighted average maturity of a Regular Certificate is computed based on the number of full years (i.e., rounding down partial years) each distribution of principal (or other amount included in the stated redemption price at maturity) is scheduled to be outstanding. The schedule of such distributions should be determined in accordance with the Prepayment Assumption.

   The Owner of a Regular Certificate must include in income the original issue discount that accrues for each day on which the Owner holds such Certificate, including the date of purchase, but excluding the date of disposition. The original issue discount accruing in any period equals:

     PV End + Dist - PV Beg

Where:

   o PV End = present value of all remaining distributions to be made as of the end of the period;

   o Dist = distributions made during the period includible in the stated redemption price at maturity; and

   o PV Beg = present value of all remaining distributions as of the beginning of the period.

   The present value of the remaining distributions is calculated based on (i) the original yield to maturity of the Regular Certificate, (ii) events (including actual Prepayments) that have occurred prior to the end of the period and (iii) the Prepayment Assumption. For these purposes, the original yield to maturity of a Regular

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Certificate will be calculated based on its issue price, assuming that the
Certificate will be prepaid in all periods in accordance with the Prepayment Assumption, and with compounding at the end of each accrual period used in the formula.

   Assuming the Regular Certificates have monthly Distribution Dates, discount would be computed under the formula generally for the one-month periods (or shorter initial period) ending on each Distribution Date. The original issue discount accruing during any accrual period is divided by the number of days in the period to determine the daily portion of original issue discount for each day.

   The daily portions of original issue discount will increase if prepayments on the underlying Mortgage Loans exceed the Prepayment Assumption and decrease if prepayments are slower than the Prepayment Assumption (changes in the rate of prepayments having the opposite effect in the case of an Interest Only Certificate). If the relative principal payment priorities of the classes of Regular Certificates of a Series change, any increase or decrease in the present value of the remaining payments to be made on any such class will affect the computation of original issue discount for the period in which the change in payment priority occurs.

   If original issue discount computed as described above is negative for any period, the Owner generally will not be allowed a current deduction for the negative amount but instead will be entitled to offset such amount only against future positive original issue discount from such Certificate.

   Acquisition Premium. If an Owner of a Regular Certificate acquires such Certificate at a price greater than its "adjusted issue price," but less than its remaining stated redemption price at maturity, the daily portion for any day (as computed above) is reduced by an amount equal to the product of (i) such daily portion and (ii) a fraction, the numerator of which is the amount by which the price exceeds the adjusted issue price and the denominator of which is the sum of the daily portions for such Regular Certificate for all days on and after the date of purchase. The adjusted issue price of a Regular Certificate on any given day is its issue price, increased by all original issue discount that has accrued on such Certificate and reduced by the amount of all previous distributions on such Certificate of amounts included in its stated redemption price at maturity.

   Market Discount. A Regular Certificate may have market discount (as defined in the Code). Market discount equals the excess of the adjusted issue price of a Certificate over the Owner's adjusted basis in the Certificate. The Owner of a Certificate with market discount must report ordinary interest income, as the Owner receives distributions on the Certificate of principal or other amounts included in its stated redemption price at maturity, equal to the lesser of (a) the excess of the amount of those distributions over the amount, if any, of accrued original issue discount on the Certificate or (b) the portion of the market discount that has accrued and not previously been included in income. Also, such Owner must treat gain from the disposition of the Certificate as ordinary income to the extent of any accrued, but unrecognized, market discount. Alternatively, an Owner may elect in any taxable year to include market discount in income currently as it accrues on all market discount instruments acquired by the Owner in that year or thereafter. An Owner may revoke such an election only with the consent of the Internal Revenue Service.

   In general terms, market discount on a Regular Certificate may be treated, at the Owner's election, as accruing either (a) on the basis of a constant yield (similar to the method described above for accruing original issue discount) or
(b) alternatively, either (i) in the case of a Regular Certificate issued without original issue discount, in the ratio of stated interest distributable in the relevant period to the total stated interest remaining to be distributed from the beginning of such period (computed taking into account the Prepayment Assumption) or (ii) in the case of a Regular Certificate issued with original issue discount, in the ratio of the amount of original issue discount accruing in the relevant period to the total remaining original issue discount at the beginning of such period. An election to accrue market discount on a Regular Certificate on a constant yield basis is irrevocable with respect to that Certificate.

   An Owner may be required to defer a portion of the deduction for interest expense on any indebtedness that the Owner incurs or maintains in order to purchase or carry a Regular Certificate that has market discount. The deferred amount would not exceed the market discount that has accrued but not been taken into income. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized.

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   Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is de minimis under a rule similar to that described above in the fourth paragraph under "Original Issue Discount". Owners should consult their own tax advisors regarding the application of the market discount rules as well as the advisability of making any election with respect to market discount.

   Discount on a Regular Certificate that is neither original issue discount nor market discount, as defined above, must be allocated ratably among the principal payments on the Certificate and included in income (as gain from the sale or exchange of the Certificate) as the related principal payments are made (whether as scheduled payments or prepayments).

   Premium. A Regular Certificate, other than an Accrual Certificate or, as discussed above under "Original Issue Discount", an Interest Only Certificate, purchased at a cost (net of accrued interest) greater than its principal amount is considered to be purchased at a premium. The Owner may elect under Code
Section 171 to amortize such premium under the constant yield method, using the Prepayment Assumption. To the extent the amortized premium is allocable to interest income from the Regular Certificate, it is treated as an offset to such interest rather than as a separate deduction. An election made by an Owner would apply to all its debt instruments and may not be revoked without the consent of the Internal Revenue Service.

   Special Election to Apply OID Rules. In lieu of the rules described above with respect to de minimis discount, acquisition premium, market discount and premium, an Owner of a Regular Certificate may elect to accrue such discount, or adjust for such premium, by applying the principles of the OID rules described above. An election made by a taxpayer with respect to one obligation can affect other obligations it holds. Owners should consult with their tax advisors regarding the merits of making this election.

   Retail Regular Certificates. For purposes of the original issue and market discount rules, a repayment in full of a Retail Certificate that is subject to payment in units or other increments, rather than on a pro rata basis with other Retail Certificates, will be treated in the same manner as any other prepayment.

   Variable Rate Regular Certificates. The Regular Certificates may provide for interest that varies based on an interest rate index. The OID Regulations provide special rules for calculating income from certain "variable rate debt instruments" (or "VRDIs"). A debt instrument must meet certain technical requirements to qualify as a VRDI, which are outlined in the next paragraph. Under the regulations, income on a VRDI is calculated by (1) creating a hypothetical debt instrument that pays fixed interest at rates equivalent to the variable interest, (2) applying the original issue discount rules of the Code to that fixed rate instrument, and (3) adjusting the income accruing in any accrual period by the difference between the assumed fixed interest amount and the actual amount for the period. In general, where a variable rate on a debt instrument is based on an interest rate index (such as LIBOR), a fixed rate equivalent to a variable rate is determined based on the value of the index as of the issue date of the debt instrument. In cases where rates are reset at different intervals over the life of a VRDI, adjustments are made to ensure that the equivalent fixed rate for each accrual period is based on the same reset interval.

   A debt instrument must meet a number of requirements in order to qualify as a VRDI. A VRDI cannot be issued at a premium above its principal amount that exceeds a specified percentage of its principal amount (15% or if less, 1.5% times its weighted average life). As a result, Interest Only Certificates will never be VRDIs. Also, a debt instrument that pays interest based on a multiple of an interest rate index is not a VRDI if the multiple is less than or equal to
0.65 or greater than 1.35, unless, in general, interest is paid based on a single formula that lasts over the life of the instrument. A debt instrument is not a VRDI if it is subject to caps and floors, unless they remain the same over the life of the instrument or are not expected to change significantly the yield on the instrument. Variable rate Regular Certificates other than Interest Only Certificates may or may not qualify as VRDIs depending on their terms.

   In a case where a variable rate Regular Certificate does not qualify as a VRDI, it will be treated under the OID Regulations as a contingent payment debt instrument. The Internal Revenue Service has issued final regulations addressing contingent payment debt instruments, but such regulations are not applicable by their terms to REMIC regular interests. Until further guidance is forthcoming, one method of calculating income on such a Regular Certificate that appears to be reasonable would be to apply the principles governing VRDIs outlined above.

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   Subordinated Certificates. Certain Series of Certificates may contain one or more classes of Subordinated Certificates. In the event there are defaults or delinquencies on the related Mortgage Loans, amounts that otherwise would be distributed on a class of Subordinated Certificates may instead be distributed on other more senior classes of Certificates. Since Owners of Regular Certificates are required to report income under an accrual method, Owners of Subordinated Certificates will be required to report income without giving effect to delays and reductions in distributions on such Certificates attributable to defaults or delinquencies on the Mortgage Loans, except to the extent that it can be established that amounts are uncollectible. As a result, the amount of income reported by an Owner of a subordinated Certificate in any period could significantly exceed the amount of cash distributed to such Owner in that period. The Owner will eventually be allowed a loss (or be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Loans. Such a loss could in some circumstances be a capital loss. Also, the timing and amount of such losses or reductions in income are uncertain. Owners of Subordinated Certificates should consult their tax advisors on these points.

Income from Residual Certificates.

   Taxation of REMIC Income. Owners of Residual Certificates in a REMIC Pool ("Residual Owners") must report ordinary income or loss equal to their pro rata shares (based on the portion of all Residual Certificates they own) of the taxable income or net loss of the REMIC. Such income must be reported regardless of the timing or amounts of distributions on the Residual Certificates.

   The taxable income of a REMIC Pool is determined under the accrual method of accounting in the same manner as the taxable income of an individual taxpayer. Taxable income is generally gross income, including interest and original issue discount income, if any, on the assets of the REMIC Pool and income from the amortization of any premium on Regular Certificates, minus deductions. Market discount (as defined in the Code) with respect to Mortgage Loans, other debt obligations or REMIC regular interests held or treated for federal income tax purposes as held by a REMIC Pool is recognized in the same fashion as if it were original issue discount. Deductions include interest and original issue discount expense on the Regular Certificates, reasonable servicing fees attributable to the REMIC Pool, other administrative expenses and amortization of any premium on assets of the REMIC Pool. As previously discussed, the timing of recognition of "negative original issue discount," if any, on a Regular Certificate is uncertain; as a result, the timing of recognition of the corresponding income to the REMIC Pool is also uncertain.

   If the Trust Fund consists of a Master REMIC and a Subsidiary REMIC, the OID Regulations provide that the regular interests issued by the Subsidiary REMIC to the Master REMIC will be treated as a single debt instrument for purposes of the original issue discount provisions. A determination that these regular interests are not treated as a single debt instrument would have a material adverse effect on the Owners of Residual Certificates issued by the Subsidiary REMIC.

   A Residual Owner may not amortize the cost of its Residual Certificate. Taxable income of the REMIC Pool, however, will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's initial basis in its assets, and such basis will include the issue price of the Residual Certificates (assuming the issue price is positive). Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificate over its life. The period of time over which such issue price is effectively amortized, however, may be longer than the economic life of the Residual Certificate. The issue price of a Residual Certificate is the price at which a substantial portion of the class of Certificates including the Residual Certificate are first sold to the public (or if the Residual Certificate is not publicly offered, the price paid by the first buyer).

   A subsequent Residual Owner must report the same amounts of taxable income or net loss attributable to the REMIC Pool as an original Owner. No adjustments are made to reflect the purchase price.

   Losses. A Residual Owner that is allocated a net loss of the REMIC Pool may not deduct such loss currently to the extent it exceeds the Owner's adjusted basis (as defined in "Sale or Exchange of Certificates" below) in its Residual Certificate. A Residual Owner that is a U.S. person (as defined below in "Taxation of Certain Foreign Investors"), however, may carry over any disallowed loss to offset any taxable income generated by the same REMIC Pool.


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   Excess Inclusions. A portion of the taxable income allocated to a Residual
Certificate is subject to special tax rules. That portion, referred to as an "excess inclusion," is calculated for each calendar quarter and equals the excess of such taxable income for the quarter over the daily accruals for the quarter. The daily accruals equal the product of (i) 120% of the federal long-term rate under Code Section 1274(d) for the month which includes the Closing Date (determined on the basis of quarterly compounding and properly adjusted for the length of the quarter) and (ii) the adjusted issue price of the Certificate at the beginning of such quarter. The adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Certificate, plus the amount of daily accruals on the Certificate for all prior quarters, decreased (but not below zero) by any prior distributions on the Certificate. If the aggregate value of the Residual Certificates is not considered to be "significant," then to the extent provided in Treasury regulations, a Residual Owner's entire share of REMIC taxable income will be treated as an excess inclusion. The regulations that have been adopted under Code Sections 860A through 860G (the "REMIC Regulations") do not contain such a rule.

   Excess inclusions generally may not be offset by unrelated losses or loss carryforwards or carrybacks of a Residual Owner. In addition, for all taxable years beginning after August 20, 1996, and unless a Residual Owner elects otherwise for all other taxable years, the alternative minimum taxable income of a Residual Owner for a taxable year may not be less than the Residual Owner's excess inclusions for the taxable year and excess inclusions are disregarded when calculating a Residual Owner's alternative minimum tax operating loss deduction.

   Excess inclusions are treated as unrelated business taxable income for an organization subject to the tax on unrelated business income. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, regulated investment company or certain other pass-through entities are Residual Owners, a portion of the distributions made by such entities may be treated as excess inclusions.

   Distributions. Distributions on a Residual Certificate (whether at their scheduled times or as a result of prepayments) generally will not result in any taxable income or loss to the Residual Owner. If the amount of any distribution exceeds a Residual Owner's adjusted basis in its Residual Certificate, however, the Residual Owner will recognize gain (treated as gain from the sale or exchange of its Residual Certificate) to the extent of such excess. See "Sale or Exchange of Certificates" below.

   Prohibited Transactions; Special Taxes. Net income recognized by a REMIC Pool from "prohibited transactions" is subject to a 100% tax and is disregarded in calculating the REMIC Pool's taxable income. In addition, a REMIC Pool is subject to federal income tax at the highest corporate rate on "net income from foreclosure property." A 100% tax also applies to certain contributions to a REMIC Pool made after it is formed. It is not anticipated that any REMIC Pool will (i) engage in prohibited transactions in which it recognizes a significant amount of net income, (ii) receive contributions of property that are subject to tax, or (iii) derive a significant amount of net income from foreclosure property that is subject to tax.

   Negative Value Residual Certificates. The federal income tax treatment of any consideration paid to a transferee on a transfer of a Residual Certificate is unclear. Such a transferee should consult its tax advisor. The preamble to the REMIC Regulations indicates that the Internal Revenue Service may issue future guidance on the tax treatment of such payments.

   In addition, on December 23, 1996, the Internal Revenue Service released final regulations under Code Section 475 relating to the requirement that a dealer mark certain securities to market. These regulations provide that a REMIC residual interest that is acquired on or after January 4, 1995 is not a "security" for the purposes of Section 475 of the Code, and thus is not subject to the mark to market rules.

   The method of taxation of Residual Certificates described in this section can produce a significantly less favorable after-tax return for a Residual Certificate than would be the case if the Certificate were taxable as a debt instrument. Also, a Residual Owner's return may be adversely affected by the excess inclusions rules described above. In certain periods, taxable income and the resulting tax liability for a Residual Owner may exceed any distributions it receives. In addition, a substantial tax may be imposed on certain transferors of a Residual Certificate and certain Residual Owners that are "pass-thru" entities. See "Transfers of Residual Certificates" below. Investors should consult their tax advisors before purchasing a Residual Certificate.

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Sale or Exchange of Certificates.

   An Owner will recognize gain or loss upon sale or exchange of a Regular or Residual Certificate equal to the difference between the amount realized and the Owner's adjusted basis in the Certificate. The adjusted basis in a Certificate will equal the cost of the Certificate, increased by income previously recognized, and reduced (but not below zero) by previous distributions, and by any amortized premium in the case of a Regular Certificate, or net losses allowed as a deduction in the case of a Residual Certificate.

   Except as described below, any gain or loss on the sale or exchange of a Certificate held as a capital asset will be capital gain or loss and will be long-term, or short-term depending on whether the Certificate has been held for more than one year, or one year or less. Such gain or loss will be ordinary income or loss (i) for a bank or thrift institution, and (ii) in the case of a Regular Certificate, (a) to the extent of any accrued, but unrecognized, market discount, or (b) to the extent income recognized by the Owner is less than the income that would have been recognized if the yield on such Certificate were 110% of the applicable federal rate under Code Section 1274(d).

   A Residual Owner should be allowed a loss upon termination of the REMIC Pool equal to the amount of the Owner's remaining adjusted basis in its Residual Certificates. Whether the termination will be treated as a sale or exchange (resulting in a capital loss) is unclear.

   Except as provided in Treasury regulations, the wash sale rules of Code
Section 1091 (relating to the disallowance of losses on the sale or disposition of certain stock or securities) will apply to dispositions of a Residual Certificate where the seller of the interest, during the period beginning six months before the sale or disposition of the interest and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any REMIC residual interest, or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a residual interest.

Taxation of Certain Foreign Investors.

   Regular Certificates. A Regular Certificate held by an Owner that is a non-U.S. person (as defined below), and that has no connection with the United States other than owning the Certificate, will not be subject to U.S. withholding or income tax with respect to the Certificate provided such Owner
(i) is not a "10-percent shareholder", related to the issuer, within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation, related to the issuer, described in Code Section 881(c)(3)(C), and (ii) provides an appropriate statement, signed under penalties of perjury, identifying the Owner and stating, among other things, that the Owner is a non-U.S. person. If the Owner is a partnership or other type of pass-through entity that is not treated as the beneficial owner of the income with respect to the Certificate, the Owner generally must receive the statement described in the previous sentence from the Owner's partners or other beneficial owners of the income with respect to the Certificate and may be required to forward such statements to the Trustee. If these conditions are not met, a 30% withholding tax will apply to interest (including original issue discount) unless an income tax treaty reduces or eliminates such tax or unless the interest is effectively connected with the conduct of a trade or business within the United States by such Owner. In the latter case, such Owner will be subject to United States federal income tax with respect to all income from the Certificate at regular rates then applicable to U.S. taxpayers (and in the case of a corporation, possibly also the "branch profits tax").

   The term "non-U.S. person" means any person other than a U.S. person. A U.S. person is a citizen or resident of the United States, a corporation, or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

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   Residual Certificates. A Residual Owner that is a non-U.S. person, and that has no connection with the United States other than owning a Residual Certificate, will not be subject to U.S. withholding or income tax with respect to the Certificate (other than with respect to excess inclusions) provided that
(i) the conditions described in the second preceding paragraph with respect to Regular Certificates are met and (ii) in the case of a Residual Certificate in a REMIC Pool holding Mortgage Loans, the Mortgage Loans were originated after July 18, 1984. Excess inclusions are subject to a 30% withholding tax in all events (notwithstanding any contrary tax treaty provisions) when distributed to the Residual Owner (or when the Residual Certificate is disposed of). The Code grants the Treasury Department authority to issue regulations requiring excess inclusions to be taken into account earlier if necessary to prevent avoidance of tax. The REMIC Regulations do not contain such a rule. The preamble thereto states that the Internal Revenue Service is considering issuing regulations concerning withholding on distributions to foreign holders of residual interests to satisfy accrued tax liability due to excess inclusions.

   With respect to a Residual Certificate that has been held at any time by a non-U.S. person, the Trustee (or its agent) will be entitled to withhold (and to pay to the Internal Revenue Service) any portion of any payment on such Residual Certificate that the Trustee reasonably determines is required to be withheld. If the Trustee (or its agent) reasonably determines that a more accurate determination of the amount required to be withheld from a distribution can be made within a reasonable period after the scheduled date for such distribution, it may hold such distribution in trust for the Residual Owner until such determination can be made.

   Special tax rules and restrictions that apply to transfers of Residual Certificates to and from non-U.S. persons are discussed in the next section.

Transfers of Residual Certificates.

   Special tax rules and restrictions apply to transfers of Residual Certificates to disqualified organizations or foreign investors, and to transfers of noneconomic Residual Certificates.

   Disqualified Organizations. In order to comply with the REMIC rules of the Code, the Agreement will provide that no legal or beneficial interest in a Residual Certificate may be transferred to, or registered in the name of, any person unless (i) the proposed purchaser provides to the Trustee an "affidavit" (within the meaning of the REMIC Regulations) to the effect that, among other items, such transferee is not a "disqualified organization" (as defined below), is not purchasing a Residual Certificate as an agent for a disqualified organization (i.e., as a broker, nominee, or other middleman) and is not an entity that holds REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (a "Book-Entry Nominee") and
(ii) the transferor states in writing to the Trustee that it has no actual knowledge that such affidavit is false.

   If, despite these restrictions, a Residual Certificate is transferred to a disqualified organization, the transfer may result in a tax equal to the product of (i) the present value of the total anticipated future excess inclusions with respect to such Certificate and (ii) the highest corporate marginal federal income tax rate. Such a tax generally is imposed on the transferor, except that if the transfer is through an agent for a disqualified organization, the agent is liable for the tax. A transferor is not liable for such tax if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

   A disqualified organization may hold an interest in a REMIC Certificate through a "pass-thru entity" (as defined below). In that event, the pass-thru entity is subject to tax (at the highest corporate marginal federal income tax rate) on excess inclusions allocable to the disqualified organization. However, such tax will not apply to the extent the pass-thru entity receives affidavits from record holders of interests in the entity stating that they are not disqualified organizations and the entity does not have actual knowledge that the affidavits are false; provided that all partners of an "electing large partnership" (as defined in the Code) are deemed to be disqualified organizations for purposes of such tax.

   For these purposes, (i) "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, certain organizations that are exempt from taxation under the Code (including tax on excess

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inclusions) and certain corporations operating on a cooperative basis, and (ii)
"pass-thru entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a pass-thru entity as a nominee for another will, with respect to that interest, be treated as a pass-thru entity.

   Foreign Investors. Under the REMIC Regulations, a transfer of a Residual Certificate to a non-U.S. person that will not hold the Certificate in connection with a U.S. trade or business will be disregarded for all federal tax purposes if the Certificate has "tax avoidance potential." A Residual Certificate has tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that:

   (i) for each excess inclusion, the REMIC will distribute to the transferee residual interest holder an amount that will equal at least 30 percent of the excess inclusion, and

   (ii) each such amount will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual.

   A transferor has such reasonable expectation if the above test would be met assuming that the REMIC's Mortgage Loans will prepay at each rate between 50 percent and 200 percent of the Prepayment Assumption.

   The REMIC Regulations also provide that a transfer of a Residual Certificate from a non-U.S. person to a U.S. person (or to a non-U.S. person that will hold the Certificate in connection with a U.S. trade or business) is disregarded if the transfer has "the effect of allowing the transferor to avoid tax on accrued excess inclusions."

   In light of these provisions, the Agreement provides that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. person, unless (i) such person holds the Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI, or (ii) the transferee delivers to both the transferor and the Trustee an opinion of nationally recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer will not be disregarded for federal income tax purposes.

   Noneconomic Residual Certificates. Under the REMIC Regulations, a transfer of a "noneconomic" Residual Certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. If such a transfer is disregarded, the transferor will continue to be treated as the owner of the Residual Certificate and will therefore be liable for any taxes due in respect of the daily portions of income allocable to such Residual Certificate.

   A Residual Certificate (including a Certificate with significant value at issuance) is noneconomic unless, at the time of the transfer, (i) the present value of the expected future distributions on the Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions on the Certificate, at or after the time at which taxes on the anticipated excess inclusions accrue, in an amount sufficient to pay the accrued taxes.

   A significant purpose to impede the assessment or collection of tax exists where the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. The Treasury Department recently adopted final regulations setting forth the requirements of a safe harbor under which a transfer of a noneconomic Residual Certificate is presumed to be a valid transfer that will be respected for federal income tax purposes. To be respected under the safe harbor:

   (i) the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts when they become due and find no significant evidence to indicate that the transferee will not continue to pay its debts as they come due (the "reasonable investigation requirement");

   (ii) the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the Residual Certificate the transferee may incur tax liabilities in excess of the

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cash flow from the Residual Certificate and that the transferee intends to pay taxes associated with holding the Residual Certificate as they become due;

   (iii) the transferee must represent that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer (together with the representation described in the preceding bullet point, the "transferee representation requirement"); and

   (iv) the transfer must satisfy either the "asset test" or the "formula test".

   A transfer satisfies the "asset test" if the following three conditions are satisfied:

   (i) for financial reporting purposes, the transferee's gross assets exceed $100 million and its net assets exceed $10 million at the time of the transfer and at the close of both of the transferee's two preceding fiscal years, excluding certain related party obligations and certain assets held with a principal purpose of satisfying this requirement;

   (ii) the transferee is a domestic C corporation (other than a tax-exempt corporation, regulated investment company, real estate investment trust, REMIC or cooperative) that will not hold the Residual Certificate through a foreign permanent establishment (an "Eligible Corporation") and that agrees in writing that any subsequent transfer of the Residual Certificate will be to an Eligible Corporation and will satisfy the asset test and the other requirements for the subsequent transfer to satisfy the safe harbor; and

   (iii) a reasonable person would not conclude, based on the facts and circumstances known to the transferor (including any payment actually made to the transferee), that the taxes associated with the Residual Certificate will not be paid.

   A transfer satisfies the "formula test" if the transfer is not a direct or indirect transfer of the Residual Certificate to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a domestic transferee, and if the present value of the anticipated tax liabilities associated with holding the noneconomic Residual Certificate does not exceed the sum of:

   (i) the present value of any consideration given to the transferee to acquire the interest;

   (ii) the present value of the expected future distributions on the interest; and

   (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

   For purposes of the computations under the formula test, the transferee generally is assumed to pay tax at the highest rate of tax specified in section 11(b)(1) of the Code. However, if the transferee has been subject to the alternative minimum tax under section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then the tax rate specified in section 55(b)(1)(B) may be used in lieu of the highest rate specified in section 11(b)(1). Further, present values generally are computed using a discount rate equal to the federal short-term rate prescribed by section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee. In some situations, satisfaction of the formula test would require the transferor of a noneconomic residual interest to pay more consideration to the transferee than would otherwise be the case.

   All transfers of Residual Certificates will be subject to certain restrictions under the Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will include requirements that (i) the transferor represent to the Trustee that it has conducted an investigation of the transferee and made the findings needed to satisfy the reasonable investigation requirement, (ii) the proposed transferee provides to the Trustee the representations needed to satisfy the transferee representation requirement and (iii) the proposed transferee agrees that it will not transfer the Residual Certificate to any person unless that person agrees to comply with the same restrictions on future transfers. Prior to purchasing a Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the foregoing rules, which would result in the retention of tax liability by such purchaser.

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Servicing Compensation and Other REMIC Pool Expenses.

   Under Code Section 67, an individual, estate or trust is allowed certain itemized deductions only to the extent that such deductions, in the aggregate, exceed 2% of the Owner's adjusted gross income, and such a person is not allowed such deductions to any extent in computing its alternative minimum tax liability. Under Treasury regulations, if such a person is an Owner of a REMIC Certificate, the REMIC Pool is required to allocate to such a person its share of the servicing fees and administrative expenses paid by a REMIC together with an equal amount of income. Those fees and expenses are deductible as an offset to the additional income, but subject to the 2% floor.

   In the case of a REMIC Pool that has multiple classes of Regular Certificates with staggered maturities, fees and expenses of the REMIC Pool would be allocated entirely to the Owners of Residual Certificates. However, if the REMIC Pool were a "single-class REMIC" as defined in applicable Treasury regulations, such deductions would be allocated proportionately among the Regular and Residual Certificates.

Reporting and Administrative Matters.

   Annual reports will be made to the Internal Revenue Service, and to Holders of record of Regular Certificates, and Owners of Regular Certificates holding through a broker, nominee or other middleman, that are not excepted from the reporting requirements, of accrued interest, original issue discount, information necessary to compute accruals of market discount, information regarding the percentage of the REMIC Pool's assets meeting the qualified assets tests described above under "Status of Certificates" and, where relevant, allocated amounts of servicing fees and other Code Section 67 expenses. Holders not receiving such reports may obtain such information from the related REMIC by contacting the person designated in IRS Publication 938. Quarterly reports will be made to Residual Holders showing their allocable shares of income or loss from the REMIC Pool, excess inclusions, and Code Section 67 expenses.

   The Trustee will sign and file federal income tax returns for each REMIC Pool. To the extent allowable, the Trustee will act as the tax matters person for each REMIC Pool. Each Owner of a Residual Certificate, by the acceptance of its Residual Certificate, agrees that the Trustee will act as the Owner's agent in the performance of any duties required of the Owner in the event that the Owner is the tax matters person.

   An Owner of a Residual Certificate is required to treat items on its federal income tax return consistently with the treatment of the items on the REMIC Pool's return, unless the Owner owns 100% of the Residual Certificate for the entire calendar year or the Owner either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The Internal Revenue Service may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC Pool, in a manner to be provided in Treasury regulations, the name and address of such other person and other information.

Non-REMIC Certificates.

   The discussion in this Section applies only to a Series of Certificates for which no REMIC election is made.

Trust Fund as Grantor Trust.

   Upon issuance of each Series of Certificates, Morgan, Lewis & Bockius LLP, counsel to the Seller, will deliver an additional opinion, dated as of the date of such issuance, to the effect that, under then current law, assuming compliance by the Seller, the Servicer and the Trustee with all the provisions of the Agreement (and such other agreements and representations as may be referred to in the opinion), the Trust Fund will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

   Under the grantor trust rules of the Code, each Owner of a Certificate will be treated for federal income tax purposes as the owner of an undivided interest in the Mortgage Loans (and any related assets) or other assets included in the Trust Fund. The Owner will include in its gross income, gross income from the portion of the Mortgage Loans or other assets allocable to the Certificate, and may deduct its share of the expenses paid by the Trust Fund that are allocable to the Certificate, at the same time and to the same extent as if it had directly

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purchased and held such interest in the Mortgage Loans or other assets and had directly received payments thereon and paid such expenses. If an Owner is an individual, trust or estate, the Owner will be allowed deductions for its share of Trust Fund expenses (including reasonable servicing fees) only to the extent that the sum of those expenses and the Owner's other miscellaneous itemized deductions exceeds 2% of adjusted gross income, and will not be allowed to deduct such expenses for purposes of the alternative minimum tax. Distributions on a Certificate will not be taxable to the Owner, and the timing or amount of distributions will not affect the timing or amount of income or deductions relating to a Certificate.

Status of the Certificates.

   The Certificates, other than Interest Only Certificates, will be:

   o "real estate assets" under Code Section 856(c)(5)(B) (relating to the qualification of certain corporations, trusts, or associations as real estate investment trusts); and

   o assets described in Section 7701(a)(19)(C) of the Code (relating to real estate interests, interests in real estate mortgages, and shares or certificates of beneficial interests in real estate investment trusts), to the extent the assets of the Trust Fund are so treated. Interest income from such Certificates will be "interest on obligations secured by mortgages on real property" under Code Section 856(c)(3)(B) to the extent the income of the Trust Fund qualifies under that section. An "Interest Only Certificate" is a Certificate which is entitled to receive distributions of some or all of the interest on the Mortgage Loans or other assets in a REMIC Pool and that has either a notional or nominal principal amount. Although it is not certain, Certificates that are Interest Only Certificates should qualify under the foregoing Code sections to the same extent as other Certificates.

Possible Application of Stripped Bond Rules.

   In general, the provisions of Section 1286 of the Code (the "Stripped Bond Rules") apply to all or a portion of those Certificates where there has been a separation of the ownership of the rights to receive some or all of the principal payments on (i) a Mortgage Loan held by the Trust Fund, (ii) a REMIC regular interest held by the Trust Fund, (iii) a mortgage loan or REMIC regular interest held by an entity that is treated for federal income tax purposes as a grantor trust and in which the Trust Fund holds an equity interest or (iv) a debt instrument other than a Mortgage Loan held by the Trust Fund (any mortgage loan, REMIC regular interest or debt instrument described in any of clauses (i) through (iv), an "Underlying Debt Obligation") from the right to receive some or all of the related interest payments. Certain Non-REMIC Certificates may be subject to these rules either because they represent specifically the right to receive designated portions of the interest or principal paid on the Underlying Debt Obligations, or because the servicing fee is determined to be excessive (each, a "Stripped Certificate").

   Each Stripped Certificate will be considered to have been issued with original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, which may be prior to the receipt of the cash attributable to such income. For these purposes, under original issue discount regulations, each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. The Internal Revenue Service has indicated that with respect to certain mortgage loans, original issue discount would be considered zero either if (i) the original issue discount did not exceed an amount that would be eligible for the de minimis rule described above under "REMIC Certificates-Income From Regular Certificates-Original Issue Discount", or (ii) the annual stated rate of interest on the mortgage loan was not more than 100 basis points lower than on the loan prior to its being stripped. In either such case the rules described above under "REMIC Certificates--Income From Regular Certificates--Market Discount" (including the applicable de minimis rule) would apply with respect to the mortgage loan.

Taxation of Certificates if Stripped Bond Rules Do Not Apply.

   If the Stripped Bond Rules do not apply to a Certificate, then the Owner will be required to include in income its share of the interest payments on the Underlying Debt Obligation held by the Trust Fund in accordance with its tax accounting method, except that where the Underlying Debt Obligation is a REMIC

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regular interest the accrual method must be used. The Owner must also account for discount or premium on the Underlying Debt Obligation if it is considered to have purchased its interest in the Underlying Debt Obligation at a discount or premium. An Owner will be considered to have purchased an interest in each Underlying Debt Obligation at a price determined by allocating its purchase price for the Certificate among the assets held by the Trust Fund in proportion to their fair market values at the time of purchase. It is likely that discount on Underlying Debt Obligations that are not REMIC regular interests would be considered to accrue and premium would be amortized, as described below, based on an assumption that there will be no future prepayments of the Mortgage Loans, and not based on a reasonable prepayment assumption. Legislative proposals which are currently pending would, however, generally require a reasonable prepayment assumption.

   Discount. The treatment of any discount relating to an Underlying Debt Obligation will depend on whether the discount is original issue discount or market discount. Discount at which an Underlying Debt Obligation is purchased will be original issue discount only if the Underlying Debt Obligation itself has original issue discount; the issuance of Certificates is not considered a new issuance of a debt instrument that can give rise to original issue discount. An Underlying Debt Obligation will be considered to have original issue discount if the greater of the amount of points charged to the Borrower, or the amount of any interest foregone during any initial teaser period, exceeds 0.25% of the stated redemption price at maturity times the number of full years to maturity, or if interest is not paid at a fixed rate or a single variable rate (disregarding any initial teaser rate) over the life of the Underlying Debt Obligation. It is not anticipated that the amount of original issue discount, if any, accruing on the Underlying Debt Obligation in each month will be significant relative to the interest paid currently on the Underlying Debt Obligation, but there can be no assurance that this will be the case.

   In the case of an Underlying Debt Obligation that is considered to have been purchased with market discount that exceeds a de minimis amount (generally, 0.25% of the stated redemption price at maturity times the number of whole years to maturity remaining at the time of purchase), the Owner will be required to include in income in each month the amount of such discount that has accrued through such month and not previously been included in income, but limited to the amount of principal on the Underlying Debt Obligation that is received by the Trust Fund in that month. In the case of Underlying Debt Obligations that provide for monthly principal payments, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount accrues. Any market discount that has not previously been included in income will be recognized as ordinary income if and when the Underlying Debt Obligation is paid in full. For a more detailed discussion of the market discount rules of the Code, see "REMIC Certificates-- Income from Regular Certificates--Market Discount" above.

   In the case of market discount that does not exceed a de minimis amount, the Owner will be required to allocate ratably the portion of such discount that is allocable to an Underlying Debt Obligation among the principal payments on the Underlying Debt Obligation and to include the discount in ordinary income as the related principal payments are made (whether as scheduled payments or prepayments).

   Premium. In the event that an Underlying Debt Obligation is purchased at a premium, the Owner may elect under Section 171 of the Code to amortize such premium under a constant yield method based on the yield of the Underlying Debt Obligation to such Owner, provided that such Underlying Debt Obligation was originated after September 27, 1985. Premium allocable to an Underlying Debt Obligation originated on or before that date should be allocated among the principal payments on the Underlying Debt Obligation and allowed as an ordinary deduction as principal payments are made (whether as scheduled payments or prepayments).

Taxation of Certificates if Stripped Bond Rules Apply.

   If the Stripped Bond Rules apply to a Certificate, income on the Certificate will be treated as original issue discount and will be included in income as it accrues under a constant yield method. More specifically, for purposes of applying the original issue discount rules of the Code, the Owner will likely be taxed as if it had purchased a newly issued, single debt instrument providing for payments equal to the payments on the interests in the Underlying Debt Obligation allocable to the Certificate, and having original issue discount equal to the excess of the sum of such payments over the Owner's purchase price for the Certificate (which would be treated as the issue price). The amount of original issue discount income accruing in any taxable year will be computed as described above under "REMIC Certificates-- Income from Regular Certificates--Original Issue Discount". It is

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possible, however, that the calculation must be made using as the Prepayment
Assumption an assumption of zero prepayments. If the calculation is made assuming no future prepayments, then the Owner would be allowed to deduct currently any negative amount of original issue discount produced by the accrual formula.

   Different approaches could be applied in calculating income under the Stripped Bond Rules. For example, a Certificate could be viewed as a collection of separate debt instruments (one for each payment allocable to the Certificate) rather than a single debt instrument. Also, in the case of an Interest-Only Certificate, it could be argued that certain proposed regulations governing contingent payment debt obligations apply. It is recommended that Owners consult their own tax advisors regarding the calculation of income under the Stripped Bond Rules.

Sales of Certificates.

   A Certificateholder that sells a Certificate will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted tax basis in the Certificate. In general, such adjusted basis will equal the Certificateholder's cost for the Certificate, increased by the amount of any income previously reported with respect to the Certificate and decreased (but not below zero) by the amount of any distributions received thereon, the amount of any losses previously allowable to such Owner with respect to such Certificate and any premium amortization thereon. Any such gain or loss would be capital gain or loss if the Certificate was held as a capital asset, subject to the potential treatment of gain as ordinary income to the extent of any accrued but unrecognized market discount under the market discount rules of the Code, if applicable.

Foreign Investors.

   Except as described in the following paragraph, an Owner that (i) is not a U.S. person (as defined under "REMIC Certificates--Taxation of Foreign Investors" above), (ii) is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a Certificate and (iii) is not actually or constructively the holder of a 10% or greater interest in the issuer of the Underlying Debt Obligation or a controlled foreign corporation with respect to which the issuer of the Underlying Debt Obligation is a related person (all within the meaning of the Code) will not be subject to United States income or withholding tax in respect of a Certificate (assuming the Underlying Debt Obligation was originated after July 18, 1984), if the Owner provides an appropriate statement, signed under penalties of perjury, identifying the Owner and stating, among other things, that the Owner is not a U.S. person. If the Owner is a partnership or other type of pass-through entity that is not treated as the beneficial owner of the income with respect to the Certificate, the requirements of the preceding sentence must also be satisfied by the Owner's partners or other beneficial owners of the income with respect to the Certificate and the Owner generally must receive the statement described in the previous sentence from the Owner's partners or other beneficial owners of the income with respect to the Certificate and may be required to forward such statements to the Trustee. If these conditions are not met, a 30% withholding tax will apply to interest (including original issue discount) unless an income tax treaty reduces or eliminates such tax or unless the interest is effectively connected with the conduct of a trade or business within the United States by such Owner. Income effectively connected with a U.S. trade or business will be subject to United States federal income tax at regular rates then applicable to U.S. taxpayers (and in the case of a corporation, possibly also the branch profits tax).

   In the event the Trust Fund or a grantor trust in which the Trust Fund owns an interest acquires ownership of real property located in the United States in connection with a default on an Underlying Debt Obligation, then any rental income from such property allocable to an Owner that is not a U.S. person generally will be subject to a 30% withholding tax. In addition, any gain from the disposition of such real property allocable to an Owner that is not a U.S. person may be treated as income that is effectively connected with a U.S. trade or business under special rules governing United States real property interests. The Trust Fund may be required to withhold tax on gain realized upon a disposition of such real property by the Trust Fund at a 35% rate.

Reporting

   Tax information will be reported annually to the Internal Revenue Service and to Holders of Certificates that are not excluded from the reporting requirements.

Backup Withholding

   Distributions made on a Certificate and proceeds from the sale of a Certificate to or through certain brokers may be subject to a "backup" withholding tax of 30% (which rate is scheduled to adjust in the future as a result of recent U.S. tax legislation) unless, in general, the Owner of the Certificate complies with certain procedures or is a corporation or other person exempt from such withholding. Any amounts so withheld from distributions on the Certificates would be refunded by the Internal Revenue Service or allowed as a credit against the Owner's federal income tax.

                              PLAN OF DISTRIBUTION

   The Seller may sell Certificates of each Series to or through underwriters (the "Underwriters") by a negotiated firm commitment underwriting and public reoffering by the Underwriters, and also may sell and place Certificates directly to other purchasers or through agents. The Seller intends that Certificates will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular Series of Certificates may be made through a combination of such methods.

   The distribution of the Certificates may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

   If so specified in the Prospectus Supplement relating to a Series of Certificates, the Seller or any affiliate thereof may purchase some or all of one or more classes of Certificates of such Series from the Underwriter or Underwriters at a price specified in such Prospectus Supplement. Such purchaser may thereafter from time to time offer and sell, pursuant to this Prospectus, some or all of such Certificates so purchased directly, through one or more underwriters to be designated at the time of the offering of such Certificates or through broker-dealers acting as agent and/or principal. Such offering may be restricted in the manner specified in such Prospectus Supplement and may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

   In connection with the sale of the Certificates, Underwriters may receive compensation from the Seller or from the purchasers of Certificates for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the Certificates of a Series to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the Underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the Certificates of a Series may be deemed to be Underwriters and any discounts or commissions received by them from the Seller and any profit on the resale of the Certificates by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended (the "Act"). Any such Underwriters or agents will be identified, and any such compensation received from the Seller will be described, in the applicable Prospectus Supplement.

   It is anticipated that the underwriting agreement pertaining to the sale of any Series or class of Certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all such Certificates if any are purchased.

   Under agreements which may be entered into by the Seller, Underwriters and agents who participate in the distribution of the Certificates may be entitled to indemnification by the Seller against certain liabilities, including liabilities under the Act.

   If so indicated in the Prospectus Supplement, the Seller will authorize Underwriters or other persons acting as the Seller's agents to solicit offers by certain institutions to purchase the Certificates from the Seller pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational charitable institutions and others, but in all cases such institutions must be approved by the Seller. The obligation of any purchaser under any such contract will be subject to the condition that the purchaser of the offered Certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject from purchasing such Certificates. The Underwriters and such other agents will not have responsibility in respect of the validity or performance of such contracts.

   The Underwriters may, from time to time, buy and sell Certificates, but there can be no assurance that an active secondary market will develop and there is no assurance that any market, if established, will continue.

                                 USE OF PROCEEDS

   Substantially all of the net proceeds from the sale of each Series of Certificates will be applied by the Seller to the purchase price of the Mortgage Loans underlying the Certificates of such Series.

                                  LEGAL MATTERS

   Certain legal matters in connection with the Certificates offered hereby, including certain federal income tax matters, will be passed upon for the Seller by Morgan, Lewis & Bockius LLP, New York, New York.

                          REPORTS TO CERTIFICATEHOLDERS

   The Servicer will provide to the holders of Certificates of each Series, annually and on each Distribution Date, reports concerning the Trust Fund related to such Certificates. See "The Pooling and Servicing Agreement-- Reports to Certificateholders". The Servicer will file with the Commission such reports with respect to the Trust Fund for a Series of Certificates as are required under the Exchange Act and the rules and regulations of the Commission thereunder until the completion of the reporting period required by Rule 15d-1 under the Exchange Act.

                       WHERE YOU CAN FIND MORE INFORMATION

   The Seller filed a registration statement (the "Registration Statement") relating to the Certificates with the Securities and Exchange Commission (the "SEC" or the "Commission"). This Prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

   Copies of the Registration Statement may be obtained from the Public Reference Room of the Commission, Washington, D.C. 20549 upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices, 450 Fifth Street N.W., Washington, D.C. 20549 or at the regional offices of the Commission located at Suite 1300, 233 Broadway, New York, New York 10279 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Seller has filed the Registration Statement, including all exhibits, through the EDGAR system and therefore such materials should be available by logging onto the Commission's Web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the officers referred to above. Copies of any documents incorporated into this Prospectus by reference will be provided, at no cost, to each person to whom a Prospectus is delivered, upon written or oral request directed to the Seller at 343 Thornall Street, Edison, New Jersey 08837, telephone number (732) 205-0600.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   The SEC allows the Seller to "incorporate by reference" information it files with the SEC, which means that the Seller can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus. Information that the Seller files later with the SEC will automatically update the information in this Prospectus. In all cases, you should rely on the later information rather than on any different information included in this Prospectus or the accompanying Prospectus

Supplement. The Seller incorporates by reference any future annual, monthly and special SEC reports filed by or on behalf of the Trust until the termination of the offering of the Certificates.

   As a recipient of this Prospectus, you may request a copy of any document the Seller incorporates by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling the Seller at 343 Thornall Street, Edison, New Jersey 08837, telephone number (732) 205-0600.

                      INDEX OF DEFINED TERMS IN PROSPECTUS

15-Year .................................................................. 14
1998 Policy Statement .................................................... 52
30-Year .................................................................. 14
Accretion Directed .......................................................  9
Accrual Certificates .....................................................  7
Accrual Class ............................................................ 12
Accrual Remittance Amount ................................................ 13
Act ...................................................................... 73
Advance Guarantee ........................................................ 25
Agency Securities ........................................................ 13
Agreement ................................................................  6
Allowable Interest Rate .................................................. 57
Allowable Notional Amount ................................................ 57
ARM Loans ................................................................ 14
ARMs ..................................................................... 14
Average Interest Rate .................................................... 56
Bankruptcy Bond .......................................................... 28
Bi-Weekly Loans .......................................................... 15
Book-Entry Nominee ....................................................... 66
Borrower ................................................................. 15
Buydown .................................................................. 31
Buy-Down Fund ............................................................ 15
Buy-Down Mortgage Loans .................................................. 15
Buy-Down Reserve ......................................................... 15
Cash-Out Refinance Loans ................................................. 15
CERCLA ................................................................... 50
Certificate Account ...................................................... 40
Certificate Distribution Amount .......................................... 13
Certificate Rate .........................................................  7
Certificate Register .....................................................  6
Certificateholder ........................................................  6
Certificates .............................................................  6
Chase Manhattan Mortgage ................................................. 32
Code ..................................................................... 44
Collection Account .......................................................  8
Commission ............................................................... 74
Companion Class .......................................................... 11
Compensating Interest Payment ............................................ 33
Component Certificates ...................................................  9
Components ...............................................................  9
Conservation Act ......................................................... 50
Conventional Loans ....................................................... 19
Cooperative Dwellings .................................................... 15
Cooperative Loans ........................................................ 15
Cooperatives ............................................................. 15
Current Report ........................................................... 16
Cut-Off Date .............................................................  7
Defective Mortgage Loan .................................................. 41
Delivery Date ............................................................  6
Deposit Guarantee ........................................................ 25
Designated Transaction ................................................... 55


Distribution Date ........................................................  7
DOL ...................................................................... 53
DOL Pre-Funding Period ................................................... 55
EDGAR .................................................................... 74
Eligible Corporation ..................................................... 68
Eligible Investments ..................................................... 29
Environmental Lien ....................................................... 51
ERISA .................................................................... 53
Excess Cash Flow ......................................................... 13
Exemption ................................................................ 54
EYS Agreement ............................................................ 57
Fannie Mae ............................................................... 20
FHA ...................................................................... 18
FHA Loans ................................................................ 18
FHA/VA Claim Proceeds .................................................... 30
Fixed Rate Class ......................................................... 11
Floating Rate Class ...................................................... 11
Freddie Mac .............................................................. 22
Freddie Mac Act .......................................................... 22
Garn-St Germain Act ...................................................... 48
GEM Loans ................................................................ 15
GIC ...................................................................... 29
Ginnie Mae ............................................................... 18
Ginnie Mae Servicers ..................................................... 17
GPM Loans ................................................................ 15
Guarantor ................................................................ 25
Guaranty Agreement ....................................................... 17
Housing Act .............................................................. 18
HUD ...................................................................... 18
Insurance Policies ....................................................... 24
Insurance Proceeds ....................................................... 16
Interest Accrual Period ..................................................  8
Interest Only Certificate ................................................ 70
Interest-Only Class ...................................................... 11
Inverse Floating Rate Class .............................................. 11
Leveraged ................................................................ 57
Limited Guarantee ........................................................ 25
Liquidation Proceeds ..................................................... 16
Loan-to-Value Ratio ...................................................... 14
Lockout Class ............................................................  9
Master REMIC ............................................................. 59
Mezzanine Certificates ................................................... 10
Mortgage ................................................................. 14
Mortgage Loan Schedule ................................................... 39
Mortgage Loans ...........................................................  6
Mortgage Pool ............................................................ 14
Mortgage Rate ............................................................ 14
Mortgaged Property ....................................................... 14
NAS Class ................................................................  9
NCUA ..................................................................... 52
No-Bid ................................................................... 31


Nonrecoverable Advance ................................................... 37
Non-SMMEA Certificates ................................................... 51
Note ..................................................................... 14
Notional Amount Class ....................................................  9
OCC ...................................................................... 52
OID Regulations .......................................................... 60
OTS ...................................................................... 49
PAC ......................................................................  9
PAC I ....................................................................  9
PAC II ...................................................................  9
Parties in Interest ...................................................... 53
Paying Agent .............................................................  8
PC Pool .................................................................. 20
Planned Amortization Class ...............................................  9
Plans .................................................................... 53
PLMBS .................................................................... 14
PLMBS Agreement .......................................................... 23
PLMBS Issuer ............................................................. 23
PLMBS Servicer ........................................................... 23
PLMBS Trustee ............................................................ 23
Prepayments ..............................................................  8
Primary Mortgage Insurance Policy ........................................ 14
Principal Prepayments ....................................................  8
Principal-Only Class ..................................................... 11
Private Label Mortgage-Backed Securities ................................. 14
PTCE 83-1 ................................................................ 54
PUD ...................................................................... 14
Rating Agency ............................................................ 55
Record Date ..............................................................  8
Registration Statement ................................................... 74
Regular Certificates ..................................................... 59
Relief Act ............................................................... 49
REMIC .................................................................... 59
REMIC Pool ............................................................... 59
REMIC Regulations ........................................................ 64
Remittance Rate ..........................................................  7
Representing Party ....................................................... 39
Reserve Account .......................................................... 26


Residual Certificates .................................................... 59
Residual Owners .......................................................... 63
Restricted Group ......................................................... 55
RICO ..................................................................... 51
Scheduled Amortization Class ............................................. 10
Scheduled Payments ....................................................... 30
SEC ...................................................................... 74
Seller ...................................................................  6
Senior Certificates ...................................................... 10
Senior Support Certificates .............................................. 10
Sequential Pay Class ..................................................... 10
Series ...................................................................  6
Servicer .................................................................  6
Similar Law .............................................................. 53
SMMEA .................................................................... 51
Special Distributions .................................................... 13
Stated Balance ........................................................... 13
Step-up Class ............................................................ 12
Strip Class .............................................................. 10
Stripped Bond Rules ...................................................... 70
Stripped Certificate ..................................................... 70
Subordinated Certificates ................................................ 10
Subsidiary REMIC ......................................................... 59
Super Senior Certificates ................................................ 11
Support Class ............................................................ 11
Swap ..................................................................... 56
Swap Agreement ........................................................... 56
TAC ...................................................................... 11
Targeted Amortization Class .............................................. 11
Title V .................................................................. 49
Trust Fund ...............................................................  6
Trustee ..................................................................  6
Underlying Securities .................................................... 12
Underlying Securities Schedule ........................................... 12
Underwriters ............................................................. 73
VA ....................................................................... 18
VA Loans ................................................................. 18
Variable Rate Class ...................................................... 11
VRDIs .................................................................... 62


                           $497,253,110 (Approximate)



                 Chase Mortgage Finance Trust, Series 2003-S15
                                     Issuer



                       Chase Mortgage Finance Corporation
                                     Seller



                      Chase Manhattan Mortgage Corporation
                                    Servicer



                               [GRAPHIC OMITTED]




        Multi-Class Mortgage Pass-Through Certificates, Series 2003-S15



                         _____________________________

                             PROSPECTUS SUPPLEMENT
                         _____________________________


UBS Investment Bank                                 Edward D. Jones & Co., L.P.



You should rely on the information contained or incorporated by reference in this prospectus supplement and the attached prospectus. We have not authorized anyone to provide you with different information.

We are not offering these certificates in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of these certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus supplement and prospectus until March 18, 2004.



                               December 19, 2003